                                                                    EXHIBIT 99.2

         THIS DISCLOSURE STATEMENT IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE DEBTORS AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE HAS APPROVED A DISCLOSURE STATEMENT UNDER SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE. THIS PROPOSED DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL ONLY AND HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                    ) CHAPTER 11
                                          )
FLEMING COMPANIES, INC., ET AL.,(1)       )
                                          ) CASE NO. 03-10945 (MFW)
                        DEBTORS.          ) HONORABLE MARY F. WALRATH
                                          ) (JOINTLY ADMINISTERED)
                                          )

     THIRD AMENDED DISCLOSURE STATEMENT IN SUPPORT OF DEBTORS' AND OFFICIAL
          COMMITTEE OF UNSECURED CREDITORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING SUBSIDIARIES UNDER
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                                 IMPORTANT DATES

-        Date by which Ballots must be received: [______], 2004

- Date by which objections to Confirmation of the Plan must be filed and served: [_____], 2004

-        Hearing on Confirmation of the Plan: [_______________], 2004

-        First Substantial Contribution Claims Bar Date: [_____], 2004

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE THIRD AMENDED JOINT PLAN OF REORGANIZATION. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT.

------------------

(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

KIRKLAND & ELLIS LLP
James H. M. Sprayregen, P.C. (ARDC No. 6190206)
Richard L. Wynne (CA Bar No. 120349)
Janet S. Baer (ARDC No. 6182994)
Geoffrey A. Richards (ARDC No. 6230120)
Shirley S. Cho (CA Bar No. 192616)
200 East Randolph Drive
Chicago, IL 60601-6436
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

PACHULSKI, STANG, ZIEHL, YOUNG,
JONES & WEINTRAUB P.C.
Laura Davis Jones (Bar No. 2436)
Ira D. Kharasch (CA Bar No. 109084)
Robert M. Saunders (CA Bar No. 226172)
Scotta E. McFarland (Bar No. 4184)
Christopher J. Lhulier (Bar No. 3850)
919 North Market Street, Sixteenth Floor, P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier No. 19801)
Telephone: (302) 652-4100
Facsimile: (302) 652-4400

Co-Counsel for the Debtors and Debtors-in-Possession
Dated: May 11, 2004

         THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE ("PLAN") AS WELL AS CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE FINANCIAL INFORMATION SUMMARIES AND OTHER DOCUMENTS ATTACHED HERETO OR INCORPORATED BY REFERENCE HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE PLAN.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY CANADIAN SECURITIES ADMINISTRATOR ("CSA") OR ANY STOCK EXCHANGE, NOR HAS THE SEC, ANY CSA OR ANY STOCK EXCHANGE PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         MOREOVER, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT OR LIABILITY, A STIPULATION OR A WAIVER BUT RATHER SHOULD BE CONSTRUED AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

         THE DEBTORS MAKE THE STATEMENTS AND PROVIDE THE FINANCIAL INFORMATION CONTAINED HEREIN AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE HEREOF UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE SHOULD THEREFORE CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ALL PERSONS DESIRING SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

         NO PARTY IS AUTHORIZED TO PROVIDE TO ANY OTHER PARTY ANY INFORMATION CONCERNING THE PLAN OTHER THAN THE CONTENTS OF THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN THOSE SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS SHOULD NOT RELY ON ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN AND IN THE PLAN.

         THE DEBTORS' MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED.

         UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO "DOLLARS" OR "$" SHALL BE DEEMED TO REFER TO UNITED STATES DOLLARS.

         ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT THAT ARE NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN.

                                TABLE OF CONTENTS

I.       SUMMARY................................................................................................       1
         A.       Plan Overview.................................................................................       2
                  1.       Purpose - Reorganization.............................................................       2
                  2.       Substantive Consolidation............................................................       2
                  3.       Creation of Core-Mark Newco, the PCT and the RCT.....................................       2
                  4.       Summary of Plan Treatment............................................................       3
                  5.       Executory Contracts and Unexpired Leases.............................................      10
         B.       Voting and Confirmation.......................................................................      10
         C.       Risk Factors..................................................................................      10
         D.       Disclaimer....................................................................................      10
                  1.       Read This Disclosure Statement And The Plan Carefully................................      10

II.      RECOMMENDATIONS........................................................................................      12
         A.       The Debtors, the Creditors' Committee, and the OCRC Strongly Recommend That You Vote
                  In Favor Of The Plan..........................................................................      12

III.     VOTING ON AND CONFIRMATION OF THE PLAN.................................................................      12
         A.       Deadline for Voting For or Against the Plan...................................................      12
         B.       Confirmation Hearing For The Plan.............................................................      13
         C.       Any Objections To Confirmation Of The Plan....................................................      13
         D.       Questions About The Disclosure Statement, Plan Or Ballots.....................................      14

IV.      ORGANIZATION AND ACTIVITIES OF THE DEBTORS.............................................................      16
         A.       Operations....................................................................................      16
         B.       Debt Structure................................................................................      16
                  1.       Debt.................................................................................      16
                  2.       Secured Debt.........................................................................      16
                  3.       Unsecured Debt.......................................................................      17
                  4.       Trade Debt...........................................................................      17
                  5.       PBGC Debt............................................................................      18
                  6.       Potential Environmental Liabilities..................................................      18
         C.       Pre-Petition Operational Restructuring Efforts................................................      18

V.       THE CASES..............................................................................................      19
         A.       Events Leading to the Chapter 11 Cases........................................................      19
         B.       The Auction and Sale Process For the Wholesale Distribution Assets and Plans for
                  Fleming Convenience Assets....................................................................      19
                  1.       Auction and Sale Process for Wholesale Distribution Assets...........................      19
                  2.       Operations of Fleming Convenience Businesses and Plans for Assets....................      20
         C.       Significant Case Events.......................................................................      20
                  1.       Summary of Significant Motions.......................................................      20
                  2.       Retention of Professionals...........................................................      24
                  3.       Appointment of Creditors' Committee and Retention of Professionals...................      24
                  4.       Asset Sales and Other Dispositions...................................................      25
                  5.       Debtor in Possession Operating Reports...............................................      28
                  6.       Pending Litigation And The Automatic Stay............................................      28
                  7.       Claims Bar Date and Review Process...................................................      40

VI.      SUMMARY OF THE PLAN OF REORGANIZATION..................................................................      42
         A.       Overview of Chapter 11........................................................................      42
         B.       Generally.....................................................................................      43
                  1.       Structure of Reorganizing Plan.......................................................      43
                  2.       Creation of Core-Mark Newco..........................................................      43

                  3.       Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers
                           of Funds Among the Debtors and the Reorganized Debtors...............................      44
                  4.       Tranche B Loan.......................................................................      44
                  5.       Sale of Assets.......................................................................      44
         C.       Classification And Treatment Of Claims And Equity Interests...................................      45
                  1.       Summary of Unclassified Claims.......................................................      45
                  2.       Classification and Treatment of Classified Claims....................................      47
         D.       Additional Provisions Governing Reclamation Claims............................................      51
         E.       Special Provision Governing Unimpaired Claims.................................................      52
         F.       Acceptance And Rejection Of The Plan..........................................................      52
                  1.       Voting Classes.......................................................................      52
                  2.       Acceptance by Impaired Classes.......................................................      52
                  3.       Presumed Acceptance of Plan..........................................................      52
                  4.       Presumed Rejection of Plan...........................................................      52
                  5.       Non-Consensual Confirmation..........................................................      52
         G.       Plan Implementation...........................................................................      52
                  1.       Substantive Consolidation............................................................      52
                  2.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.......      57
                  3.       Cancellation of Old Notes, Old Stock and Other Equity Interests......................      57
                  4.       Issuance of New Securities; Execution of Related Documents...........................      58
                  5.       Restructuring Transactions...........................................................      58
                  6.       Corporate Governance, Directors and Officers, and Corporate Action...................      58
                  7.       Reclamation Claims...................................................................      59
                  8.       The PCT..............................................................................      61
                  9.       RCT..................................................................................      65
         H.       Creation of Professional Fee Escrow Account...................................................      66
         I.       Executory Contracts...........................................................................      66
                  1.       Assumption/Rejection of Executory Contracts and Unexpired Leases.....................      66
                  2.       Claims Based on Rejection of Executory Contracts or Unexpired Leases.................      66
                  3.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed................      67
                  4.       Indemnification of Directors, Officers and Employees.................................      67
                  5.       Compensation and Benefit Programs....................................................      67
                  6.       Insured Claims.......................................................................      67
         J.       Distributions.................................................................................      73
                  1.       Distributions for Claims Allowed as of the Effective Date............................      73
                  2.       Distributions by Core-Mark Newco, the PCT and the RCT................................      73
                  3.       Interest on Claims...................................................................      73
                  4.       Compliance with Tax Requirements/Allocations.........................................      74
         K.       Delivery of Distributions and Undeliverable or Unclaimed Distributions........................      74
                  1.       Delivery of Distributions in General.................................................      74
                  2.       Undeliverable Distributions..........................................................      74
                  3.       Distribution Record Date.............................................................      75
                  4.       Timing and Calculation of Amounts to be Distributed..................................      75
                  5.       Minimum Distribution.................................................................      75
                  6.       Setoffs..............................................................................      75
                  7.       Old Notes............................................................................      75
                  8.       Failure to Surrender Canceled Instruments............................................      76
                  9.       Lost, Stolen, Mutilated or Destroyed Debt Securities.................................      76
                  10.      Share Reserve........................................................................      76
                  11.      Settlement of Claims and Controversies...............................................      76
         L.       Resolution of Disputed Claims.................................................................      76
                  1.       Prosecution of Objections to Claims..................................................      76
                  2.       Estimation of Claims.................................................................      77
                  3.       Payments and Distributions on Disputed Claims........................................      77
                  4.       Allowance of Claims..................................................................      77

                  5.       Controversy Concerning Impairment....................................................      77
         M.       Retention Of Jurisdiction.....................................................................      77
         N.       Release, Injunctive And Related Provisions....................................................      79
                  1.       Subordination........................................................................      79
                  2.       MUTUAL RELEASES BY RELEASEES.........................................................      79
                  3.       RELEASES BY HOLDERS OF CLAIMS........................................................      79
                  4.       INDEMNIFICATION......................................................................      80
                  5.       EXCULPATION..........................................................................      80
                  6.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS..............................      80
                  7.       INJUNCTION...........................................................................      80
                  8.       Police and Regulatory Powers.........................................................      81
                  9.       Impact of Plan on Pending Litigation; Pension Plans..................................      81
                  10.      Consideration for Releases, Indemnification and Exculpation..........................      83
         O.       Special Provisions Regarding Reclamation Claims...............................................      84
                  1.       TLV Reclamation Claims...............................................................      84
                  2.       Non-TLV Reclamation Claims...........................................................      84
                  3.       General Unsecured Claims of Reclamation Creditors....................................      84
                  4.       Expected Reconciliation Rules of RCT.................................................      85
                  5.       Surplus Contingency from RCT.........................................................      85
         P.       Conditions Precedent to Plan Consummation.....................................................      85
         Q.       Conditions Precedent to Occurrence of the Effective Date......................................      85
         R.       Waiver of Conditions..........................................................................      86
         S.       Effect of Non-occurrence of Conditions to Occurrence of the Effective Date....................      86
         T.       Severability Of Plan Provisions...............................................................      87
         U.       Miscellaneous Provisions......................................................................      87
                  1.       Effectuating Documents, Further Transactions and Corporation Action..................      87
                  2.       Dissolution of Committee.............................................................      87
                  3.       Payment of Statutory Fees............................................................      87
                  4.       Modification of Plan.................................................................      87
                  5.       Revocation of Plan...................................................................      87
                  6.       Environmental Liabilities............................................................      88
                  7.       Successors and Assigns...............................................................      88
                  8.       Reservation of Rights................................................................      88
                  9.       Section 1146 Exemption...............................................................      88
                  10.      Further Assurances...................................................................      88
                  11.      Service of Documents.................................................................      88
                  12.      Filing of Additional Documents.......................................................      89
                  13.      Transactions on Business Days........................................................      89
                  14.      Post-Effective Date Fees and Expenses................................................      89
                  15.      Conflicts............................................................................      89
                  16.      Term of Injunctions or Stays.........................................................      90
                  17.      Entire Agreement.....................................................................      90
                  18.      Closing of the Chapter 11 Cases......................................................      90

VII.     DEBTORS' RETAINED CAUSES OF ACTION.....................................................................      91
         A.       Maintenance of Causes of Action...............................................................      91
         B.       Preservation of Causes of Action..............................................................      91
         C.       Preservation of All Causes of Action Not Expressly Settled or Released........................      94

VIII.    FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST....................................................      95
         A.       Feasibility of the Plan.......................................................................      95
         B.       Best Interests Test...........................................................................      98
                  1.       Generally............................................................................      98
                  2.       Debtors' Best Interests Test.........................................................      98
         C.       Estimated Valuation of the Reorganized Debtors................................................      99
         D.       Confirmation Without Acceptance by All Impaired Classes: The `Cramdown' Alternative...........     102

IX.      IMPORTANT CONSIDERATIONS AND RISK FACTORS..............................................................     103
         A.       The Debtors Have No Duty To Update............................................................     103
         B.       No Representations Outside The Disclosure Statement Are Authorized............................     103
         C.       Information Presented Is Based On The Debtors' Books And Records, And No Audit Was
                  Performed.....................................................................................     103
         D.       All Information Was Provided by Debtors And Was Relied Upon By Professionals..................     103
         E.       Projections And Other Forward Looking Statements Are Not Assured, And Actual Results
                  Will Vary.....................................................................................     103
                  1.       Claims Could Be More Than Projected..................................................     103
                  2.       Projections..........................................................................     103
         F.       This Disclosure Statement Was Not Approved By The Securities And Exchange Commission..........     104
         G.       No Legal Or Tax Advice Is Provided To You By This Disclosure Statement........................     104
         H.       No Admissions Made............................................................................     104
         I.       No Waiver Of Right To Object Or Right To Recover Transfers And Estate Assets..................     104
                  1.       Business Factors and Competitive Conditions..........................................     104
                  2.       Access to Financing and Trade Terms..................................................     105
                  3.       Market for New Securities............................................................     105
                  4.       Impact of Interest Rates.............................................................     106
         J.       Bankruptcy Law Risks and Considerations.......................................................     106
                  1.       Confirmation of the Plan is Not Assured..............................................     106
                  2.       The Plan May Be Confirmed Without the Approval of All Creditors Through
                           So-Called "Cramdown".................................................................     106
                  3.       The Effective Date Might Be Delayed or Never Occur...................................     106
                  4.       The Projected Value of Estate Assets Might Not Be Realized...........................     106
                  5.       Allowed Claims in the Various Classes May Exceed Projections.........................     107
         K.       Tax Considerations............................................................................     107

X.       EFFECT OF CONFIRMATION.................................................................................     108
         A.       Binding Effect of Confirmation................................................................     108
         B.       Vesting Of Assets Free And Clear Of Liens, Claims And Interests...............................     108
         C.       Good Faith....................................................................................     108
         D.       Discharge of Claims...........................................................................     108
         E.       Judicial Determination of Discharge...........................................................     108

XI.      CERTAIN SECURITIES LAW CONSIDERATIONS..................................................................     109
         A.       Exemptions from Registration under Securities Act.............................................     109
         B.       Applicability Of Certain Canadian Securities Laws.............................................     109

XII.     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN...............................................     111
         A.       Certain U.S. Federal Income Tax Consequences To U.S. Holders Of Claims And Equity
                  Interests.....................................................................................     111
                  1.       Consequences to Holders of Prepetition Lenders' Secured Claims.......................     112
                  2.       Consequences to Holders of Other Secured Claims that are not Class 1(B)
                           Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims....................     112
                  3.       Consequences to Holders of TLV Reclamation Claims....................................     112
                  4.       Consequences to Holders of Non-TLV Reclamation Claims................................     112
                  5.       Consequences to Holders of General Unsecured Claims (Other Than Convenience
                           Claims)..............................................................................     113
                  6.       Consequences to Holders of Equity Interests..........................................     114
                  7.       Receipt of Interests in PCT and in the RCT...........................................     114
                  8.       Treatment of Subsequent Distributions on New Common Stock............................     115
                  9.       Accrued Interest, Market Discount and Capital Losses.................................     115
         B.       Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Claims....................     116
         C.       Certain U.S. Federal Income Tax Consequences To Reorganized Debtors...........................     117
                  1.       Transfer of Business Assets..........................................................     117

                  2.       Cancellation of Indebtedness and Reduction of Tax Attributes.........................     118
                  3.       Limitation of Net Operating Loss Carryovers and Other Tax Attributes.................     118
         D.       Backup Withholding............................................................................     119

XIII.    CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN...........................     120
         A.       General.......................................................................................     120
         B.       Settlement of Debt............................................................................     120
         C.       Resident Holders..............................................................................     120
                  1.       is or is deemed to be a resident of Canada; and......................................     120
                  2.       deals at arm's length and is not affiliated with the Debtors (a "Resident
                           Holder").............................................................................     121
         D.       Non-Resident Holders..........................................................................     121
                  1.       is not and is not deemed to be a resident of Canada;.................................     121
                  2.       deals at arm's length and is not affiliated with the Debtors; and....................     121
                  3.       does not use or hold and is not deemed to use or hold the indebtedness in
                           carrying on a business in Canada (a "Non-Resident Holder")...........................     121
         E.       Interests in PCT and the RCT..................................................................     121
                  1.       Resident Holders.....................................................................     121
                  2.       Non-Resident Holders.................................................................     122

XIV.     ALTERNATIVES TO PLAN...................................................................................     123
         A.       Liquidation Under Chapter 7...................................................................     123
         B.       Dismissal.....................................................................................     123
         C.       Alternative Plan..............................................................................     123

XV.      CONCLUSION.............................................................................................     124

EXHIBITS
Exhibit 1 Plan
Exhibit 2 Solicitation Order
Exhibit 3 Financial Information and Projections
          3A -- Chapter 11 Emergence Balance Sheet
          3B -- Core Mark Newco Financial Projections
          3C -- PCT Financial Projections
          3D -- RCT Financial Projections
Exhibit 4 Best Interests Analysis
Exhibit 5 None
Exhibit 6 CUSIP Numbers of Old Notes
Exhibit 7 Exit Facility Commitment Letter
Exhibit 8 Tranche B Put Agreement
Exhibit 9 Draft PCT Agreement
Exhibit 10 None
Exhibit 11 None Exhibit 12 Draft RCT Agreement
Exhibit 13 Revised Term Sheet

I.       SUMMARY

         On the Petition Date, the following companies filed petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favor Concepts, Ltd.; Fleming Foods Management Co., O.K., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc. Collectively, these entities are referred to herein as the "Debtors."

         The Debtors are operating their businesses and managing their properties as debtors and debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         As of the Petition Date, the Debtors were one of the largest distributors of consumable goods in the United States, supplying food, food-related and general merchandise products to approximately 45,000 retail locations throughout the continental United States, Hawaii, Western Canada, and the Caribbean, with distribution centers throughout the country. As of the Petition Date, the Debtors employed over 15,000 people.

         As of the Petition Date, the Debtors' distribution business operated within two overall lines of business -- (i) wholesale grocery distribution (the "Wholesale Distribution Business"), which supplied a full line of products to grocery stores, discount stores, supercenters and specialty retailers, and (ii) convenience store wholesale distribution ("Fleming Convenience"), which supplied (and continues to supply) products to traditional convenience retailers. The majority of Fleming Convenience is operated under the corporate name of Core-Mark International, Inc. and its subsidiaries Core-Mark Interrelated Companies, Inc., Core-Mark Mid Continent Inc., Minter-Weisman Co., and Head Distributing Co., and the Debtors' other related convenience store operations. Pursuant to section 363 of the Bankruptcy Code, the Bankruptcy Court approved the sale of the Wholesale Distribution Business to C&S Acquisition, LLC (C&S), which sale closed on August 23, 2003 and generated an initial net amount of $237 million and is expected to generate additional sums in the future for the Debtors' estates. The sale to C&S did not include or otherwise affect the assets of Fleming Convenience. By the proposed Third Amended Joint Plan of Reorganization (the "Plan"), the Debtors seek to reorganize their operations around Fleming Convenience.

         The Debtors' third line of business, consisting of retail operations, has been discontinued, and the Debtors have either sold or closed all of their retail grocery stores.

         Chapter 11 of the Bankruptcy Code allows a debtor to sponsor a plan of reorganization that proposes how to dispose of a debtor's assets and treat claims against, and interests in, such debtor. A plan of reorganization typically may provide for a debtor-in-possession to reorganize by continuing to operate, to liquidate by selling assets of the estate or to implement a combination of both. As mentioned above, the Plan is a reorganizing plan.

         WHY YOU ARE RECEIVING THIS DOCUMENT

         The Bankruptcy Code requires that the party proposing a chapter 11 plan of reorganization prepare and file with the Bankruptcy Court a document called a "disclosure statement." THIS DOCUMENT IS THE DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") FOR THE PLAN. THE DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE.

         PLEASE NOTE THAT ANY TERMS NOT SPECIFICALLY DEFINED IN THIS DISCLOSURE STATEMENT HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN, AND ANY CONFLICT ARISING THEREFROM SHALL BE GOVERNED BY THE PLAN.

         This Disclosure Statement summarizes the Plan's content and provides information relating to the Plan and the process the Bankruptcy Court will follow in determining whether to confirm the Plan. The Disclosure Statement also discusses the events leading to the Debtors' filing their Chapter 11 Cases, describes the main events that have occurred in the Debtors' Chapter 11 Cases, and, finally, summarizes and analyzes the Plan. The Disclosure Statement also describes certain potential U.S. and Canadian Federal income tax consequences to Holders of Claims and Equity Interests, voting procedures and the confirmation process.

         THE BANKRUPTCY CODE REQUIRES A DISCLOSURE STATEMENT TO CONTAIN "ADEQUATE INFORMATION" CONCERNING THE PLAN. IN OTHER WORDS, A DISCLOSURE STATEMENT MUST CONTAIN SUFFICIENT INFORMATION TO ENABLE PARTIES WHO ARE AFFECTED BY THE PLAN TO VOTE INTELLIGENTLY FOR OR AGAINST THE PLAN OR OBJECT TO THE PLAN, AS THE CASE MAY BE. THE BANKRUPTCY COURT HAS REVIEWED THIS DISCLOSURE STATEMENT AND HAS DETERMINED THAT IT CONTAINS ADEQUATE INFORMATION AND MAY BE SENT TO YOU TO SOLICIT YOUR VOTE ON THE PLAN.

         All Creditors should carefully review both the Disclosure Statement and the Plan before voting to accept or reject the Plan. Indeed, Creditors should not rely solely on the Disclosure Statement but should also read the Plan. Moreover, the Plan provisions will govern if there are any inconsistencies between the Plan and the Disclosure Statement.

         A.       Plan Overview

                  1.       Purpose - Reorganization

                  The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors as a whole. If the Plan is not confirmed, the Debtors believe that they will be forced either to file an alternate liquidating plan of reorganization or to liquidate under Chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Debtors' unsecured creditors would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims. See Article VIII hereof and the Liquidation Values set forth in the Best Interest Test analysis attached hereto as Exhibit 4.

                  2.       Substantive Consolidation

                  On the Effective Date, each of the Debtors' estates will be substantively consolidated pursuant to section 105(a) of the Bankruptcy Code for the limited purposes of allowance, treatment and distributions under the Plan. As a result of the substantive consolidation, on the Effective Date, all property, rights and claims of the Debtors shall be deemed pooled for purposes of allowance, treatment and distributions under the Plan. See Section VI.F.1 hereof.

                  3.       Creation of Core-Mark Newco, the PCT and the RCT

                  The Plan will provide for the reorganization of the Debtors centered around the Fleming Convenience business through the formation of a new entity, Core-Mark Newco, as outlined in more detail in Section VI.B.2 herein. Additionally, the Debtors' remaining assets and liabilities will be transferred to (i) the PCT, which will have the responsibility for liquidating such assets, pursuing causes of action and reconciling and paying claims, as outlined in more detail in Section VI.G.8 herein and (ii) the RCT which will have certain responsibilities and rights with respect to Reclamation Creditors and otherwise as outlined in more detail in Section VI.G.9. herein.

                  4.       Summary of Plan Treatment

   UNCLASSIFIED
      CLAIMS                                PLAN TREATMENT
------------------     ---------------------------------------------------------
Administrative         Subject to the provisions of sections 330(a) and 331 of
Claims:(2)             the Bankruptcy Code, each Holder of an Allowed
                       Administrative Claim, including Holders of Allowed
                       Approved Trade Creditor Lien Claims, but excluding Claims
                       for Professional Fees, will be paid the full unpaid
                       amount of such Allowed Administrative Claim in Cash (i)
                       on the Effective Date or as soon as practicable
                       thereafter, or (ii) if such Administrative Claim is
                       Allowed after the Effective Date, as soon as practicable
                       after the date such Claim is Allowed, or (iii) upon such
                       other terms as may be agreed upon by such Holder and the
                       applicable Reorganized Debtor or otherwise upon an order
                       of the Bankruptcy Court; provided that Allowed
                       Administrative Claims including Allowed Approved Trade
                       Creditor Lien Claims representing obligations incurred in
                       the ordinary course of business or otherwise assumed by
                       the Debtors or Reorganized Debtors pursuant hereto will
                       be assumed on the Effective Date and paid or performed by
                       the applicable Reorganized Debtor when due in accordance
                       with the terms and conditions of the particular
                       agreements governing such obligations.

                       Except as provided in the Plan, Holders of Administrative
                       Claims that arose on or before October 31, 2003 to which the First Administrative Bar Date did not apply and Holders of Administrative Claims that arose after October
                       31, 2003 that have not been paid as of the Effective
                       Date, must file an Administrative Claim by the Second
                       Administrative Bar Date. If an Administrative Claim is not timely filed by the First Administrative Bar Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property.(3) The foregoing requirements to file
                       Administrative Claims by the relevant bar date shall not apply to the (i) Administrative Claims of Professionals retained pursuant to sections 327, 328 and 363 of the Bankruptcy Code; (ii) expenses of members of the Official
                       Committee of Unsecured Creditors and the Official
                       Committee of Reclamation Creditors; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) Intercompany
                       Claims between Debtors and their affiliates; and (vi)
                       Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The
                       Debtors, PCT Representative

------------------

(2) Includes any claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the petition date of preserving the estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed pursuant to sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise for the period commencing on the petition date and ending on the effective date of the Plan; and (c) all fees and charges assessed against the estates pursuant to Chapter 123 of Title 28 United States Code, 28 U.S.C. Sections 1911 through 1930. This excludes Reclamation Claims.

(3) Those professionals not retained by the Debtors, the Committee or the OCRC under section 327 or 363 of the Bankruptcy Code filing a Claim for fees alleged to be beneficial or necessary towards completion of the Chapter 11 Cases as outlined in section 330 of the Bankruptcy Code, or any other party making a Claim for fees for allegedly making a substantial contribution under section 503(b) of the Bankruptcy Code, are bound by the First and Second Substantial Contribution Claims' Bar Dates.

   UNCLASSIFIED
      CLAIMS                                PLAN TREATMENT
------------------     ---------------------------------------------------------
                       and the RCT Representative, as applicable, reserve the
                       right to seek an extension of such time to object.

                       All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow
                       Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date.

                       Except as otherwise provided by Court order for a specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 or 363 of the Bankruptcy Code for services rendered prior to the Confirmation Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objection to the Claims of Professionals shall be filed on or before thirty (30) days after the date of the filing of the application for final compensation. Any liability for Professional Fees above the amount of the Professional Fee Escrow Account which fees are awarded to a professional not retained by the Debtors, the Committee or the OCRC under sections 327 or 363 of the Bankruptcy Code for services alleged to be necessary or beneficial toward completion of the case as outlined in section 330 of the Bankruptcy Code or to any other party in allegedly making a substantial contribution under section 503(b) of the Bankruptcy Code or otherwise, shall be a liability of the PCT and shall be paid by the PCT as an Administrative Claim.(4)

                       ALLOWED ADMINISTRATIVE CLAIMS WHICH SHALL BE PAID IN FULL
                       UNDER THE PLAN ARE CURRENTLY ESTIMATED TO BE IN THE RANGE
                       OF $96 TO 125 MILLION AS OF THE EFFECTIVE DATE.

Priority Tax           In full satisfaction, settlement, release, and discharge
Claims                 of, and in exchange for, each Allowed Priority Tax Claim
                       that is due and payable on or prior to the Effective
                       Date:

                       (a) if payment of the Allowed Priority Tax Claim is not secured or guaranteed by a surety bond or other similar undertaking, commencing on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim plus simple interest on any outstanding balance from the Effective
                       Date calculated at the interest rate available on ninety
                       (90) day United States Treasuries on the Effective
                       Date(5), in quarterly deferred Cash payments over a period not to exceed six years after the date of assessment of the tax on which such Claim is based, unless the Debtor and Holder mutually agree to a different treatment or as otherwise ordered by the Court.

                       (b) if payment of the Allowed Priority Tax Claim is secured or guaranteed by a surety bond or other similar undertaking, the Holder of the Allowed Priority Tax Claim shall be required to seek payment of its Claim from the surety in the first instance and only after exhausting all right to payment from its surety bond or other similar undertaking shall the Holder be permitted

------------------

(4) The Professional Fee Escrow Account shall be held and administered by Core-Mark Newco, and any excess amount remaining in the Professional Fee Escrow Account after all appropriate Professional Fee Claims have been paid shall be retained by Core-Mark Newco.

(5) The financial projections attached as Exhibit 3 assume an interest rate of 5%.

   UNCLASSIFIED
      CLAIMS                                PLAN TREATMENT
------------------     ---------------------------------------------------------
                       to seek payment from the Debtors under this Plan as a
                       holder of an Allowed Priority Tax Claim and the
                       remainder, if any, owing on an Allowed Claim after
                       deducting all payments received from the surety shall be
                       treated as outlined in paragraph (a) above.

                       To the extent the surety pays the Allowed Priority Tax
                       Claim in full, the Priority Tax Claim shall be extinguished. The surety's Claim against the Debtors for reimbursement is not entitled to be paid as a Priority
                       Tax Claim hereunder. To the extent the surety holds no security for its surety obligations, it shall have a Class 6 Claim and shall be paid in accordance with section III.B.9. of the Plan. To the extent the surety holds security for its surety obligations, the surety shall have a Class 3(A) Claim under the Plan and be paid in accordance with section III.B.4. of the Plan.

                       ALLOWED PRIORITY TAX CLAIMS, WHICH SHALL BE PAID IN FULL
                       UNDER THE PLAN, ARE CURRENTLY ESTIMATED TO BE IN THE
                       RANGE OF $11 TO 13 MILLION AS OF THE EFFECTIVE DATE.(6)

DIP Claims             On the Effective Date, or as soon as practicable
                       thereafter, each Holder of an Allowed DIP Claim shall be
                       paid in full in Cash in full satisfaction, settlement,
                       release and discharge of and in exchange for each and
                       every Allowed DIP Claim, unless such Holder consents to
                       other treatment.

                       ALLOWED DIP CLAIMS, WHICH ARE COMPRISED OF LETTERS OF
                       CREDIT OUTSTANDING AND WHICH SHALL BE PAID IN FULL UNDER
                       THE PLAN, ARE CURRENTLY ESTIMATED TO BE IN THE RANGE OF
                       $25 TO 30 MILLION, AS OF THE EFFECTIVE DATE.

                                                 PLAN TREATMENT
CLASS           CLAIM                               OF CLASS
-----    -------------------    ------------------------------------------------
1(A)     Other Priority         In full satisfaction, settlement, release, and
         Non-Tax Claims         discharge of, and in exchange for, each Allowed
                                Other Priority Non-Tax Claim that is due and
                                payable on or prior to the Effective Date, on
                                the Effective Date or as soon as practicable
                                thereafter, the Holder of such Claim shall be
                                paid the principal amount of such Claim unless
                                the Holder consents to other treatment. THE
                                CLASS IS UNIMPAIRED AND IS DEEMED TO ACCEPT.

                                ALLOWED CLASS 1 CLAIMS, WHICH SHALL BE PAID IN
                                FULL UNDER THE PLAN, ARE CURRENTLY ESTIMATED TO
                                BE IN THE RANGE OF $6 TO 15 MILLION AS OF THE
                                EFFECTIVE DATE.

1(B)     Property Tax Claims    In full satisfaction, settlement, release, and
                                discharge of, and in exchange for, each Allowed
                                Property Tax Claim that is due and payable on or
                                prior to the Effective Date, commencing on the
                                Effective Date or as soon as practicable
                                thereafter, the Holder of such Allowed Property
                                Tax Claim shall be paid the principal amount of
                                such Claim plus simple interest on any
                                outstanding balance from the Effective Date
                                calculated at the interest rate available on
                                ninety (90) day United States Treasuries on the
                                Effective Date, in quarterly deferred Cash
                                payments over a period not to exceed six years
                                after the date of assessment of the tax on which
                                such Claim is based, unless the Debtor and
                                Holder mutually agree to a different treatment.
                                THE CLASS IS IMPAIRED AND ENTITLED TO VOTE.

                                ALLOWED PROPERTY TAX CLAIMS, WHICH SHALL BE PAID
                                IN FULL UNDER THE PLAN, ARE CURRENTLY ESTIMATED
                                TO BE IN THE RANGE OF $5 TO 6 MILLION AS OF THE
                                EFFECTIVE DATE.

  2      Pre-Petition           On the Effective Date, or as soon as practicable
         Lenders' Secured       thereafter unless such Holder consents to other
                                treatment, each Holder of an Allowed
                                Pre-Petition Lenders'

------------------

(6) This estimate does not include account payable and accrued liabilities incurred in the ordinary course of business and carried through the Effective Date by Core-Mark Newco.

                                                 PLAN TREATMENT
CLASS           CLAIM                               OF CLASS
-----    -------------------    ------------------------------------------------
         Claims                 Secured Claim shall be paid in full in Cash and
                                shall either (i) assign its liens in the
                                Debtors' assets to the lender under the Exit
                                Financing Facility or (ii) assign its liens in
                                the Debtors' assets to Core-Mark Newco which
                                liens as assigned shall have the same validity
                                and priority as such liens held by the Holders
                                of the Class 2 Claims. The Exit Financing
                                Facility and the Tranche B Loan shall not be
                                secured by the assets transferred to the PCT or
                                the RCT. THE CLASS IS UNIMPAIRED AND IS DEEMED
                                TO ACCEPT.

                                ALLOWED CLASS 2 CLAIMS, WHICH SHALL BE PAID IN
                                FULL UNDER THE PLAN, ARE CURRENTLY ESTIMATED TO
                                BE $200 TO 220 MILLION AS OF THE EFFECTIVE DATE.

  3

3(A)     Other Secured          On the Effective Date or as soon as practicable
         Claims that are not    thereafter, each Holder of an Allowed Other
         Class 1(B) Claims      Secured Claim that is not a Class 1(B) Claim
                                (e.g. PMSI Holders, equipment financing lenders,
                                etc.) shall receive one of the following
                                treatments, at the Debtors' option, such that
                                they shall be rendered unimpaired pursuant to
                                section 1124 of the Bankruptcy Code: (i) the
                                payment of such Holder's Allowed Other Secured
                                Claim in full, in Cash; (ii) payment of the sale
                                or disposition proceeds of the property securing
                                such Allowed Other Secured Claim to the extent
                                of the value of the Holder's interest in such
                                property; or (iii) the surrender to the Holder
                                of the property securing such Claim. THE CLASS
                                IS UNIMPAIRED AND IS DEEMED TO ACCEPT.

                                ALLOWED CLASS 3(A) CLAIMS ARE CURRENTLY
                                ESTIMATED TO BE IN THE RANGE OF $750,000 TO $2
                                MILLION AS OF THE EFFECTIVE DATE.

3(B)     TLV Reclamation        On the Effective Date, or as soon as practicable
         Claims                 thereafter, the RCT, shall issue the Class 3B
                                Preferred Interests in favor of the Holders of
                                Allowed TLV Reclamation Claims in the estimated
                                aggregate amount of such Allowed Claims under
                                the terms and conditions outlined in the Revised
                                Term Sheet (with the interests to be reissued as
                                such Claims are Allowed by Final Order or
                                settlement) and grant a first priority lien to
                                such Holders on the RCT Assets entitling each
                                Holder of an Allowed TLV Reclamation Claim to
                                its Ratable Proportion of the RCT Assets up to
                                the total amount of each Holders' Allowed TLV
                                Reclamation Claim, in full satisfaction,
                                settlement, release and discharge of each
                                Allowed TLV Reclamation Claim against the RCT
                                Assets. Reconciliation of Class 3(B) Claims
                                shall be done in accordance with section III.C.
                                of the Plan. The Class 3B Preferred Interests
                                shall earn interest which shall begin to accrue
                                60 days after the Effective Date at the Wall
                                Street Journal listed prime rate.

                                As additional security for the Class 3B
                                Preferred Interests, Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

                                THE CLASS IS IMPAIRED AND ENTITLED TO VOTE.

                                ASSUMING THE TREATMENT OUTLINED IN THE REVISED
                                TERM SHEET IS APPROVED BY THE COURT, ALLOWED
                                CLASS 3(B) CLAIMS ARE CURRENTLY ESTIMATED TO BE
                                IN THE RANGE OF $43 TO $60 MILLION AS OF THE
                                EFFECTIVE DATE PRIOR TO GIVING EFFECT TO ANY OF
                                THE DEDUCTIONS ASSERTED BY THE DEBTORS WHICH
                                SHALL BE TRANSFERRED TO THE RCT AND WILL BE PAID
                                IN FULL UNDER THE PLAN BY THE RCT OR CORE-MARK
                                NEWCO AS OUTLINED IN THE REVISED TERM SHEET.

                                                 PLAN TREATMENT
CLASS           CLAIM                               OF CLASS
-----    -------------------    ------------------------------------------------
3(C)     DSD Trust Claims       Each Holder of an Allowed DSD Trust Claim shall
                                be paid in full satisfaction, settlement,
                                release and discharge of each Allowed DSD Trust
                                Claim in Cash their Ratable Proportion of the
                                DSD Settlement Fund as outlined in the DSD
                                Settlement Agreement. THE CLASS IS IMPAIRED AND
                                ENTITLED TO VOTE. THE DSD SETTLEMENT FUND SHALL
                                BE IN THE AMOUNT OF $17.5 MILLION.

  4      PACA/PASA              In full satisfaction, settlement, release, and
         Claims:(7)             discharge of, and in exchange for, each Allowed
                                PACA/PASA Claim that is due and payable on or
                                prior to the Effective Date, on the Effective
                                Date or as soon as practicable thereafter, the
                                Holder of such Claim shall be paid the principal
                                amount of such Claim unless the Holder consents
                                to other treatment. THE CLASS IS UNIMPAIRED AND
                                IS DEEMED TO ACCEPT.

                                ALLOWED CLASS 4 CLAIMS, WHICH SHALL BE PAID IN
                                FULL UNDER THE PLAN, ARE CURRENTLY ESTIMATED TO
                                BE IN THE RANGE OF $8 TO $14 MILLION AS OF THE
                                EFFECTIVE DATE.

------------------

(7) Includes claims asserted pursuant to the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a et seq. ("PACA"), the Packers and Stockyard Act, 7 U.S.C. Section 181 et seq. ("PASA"), or state statutes or similar import.

                                                 PLAN TREATMENT
CLASS           CLAIM                               OF CLASS
-----    -------------------    ------------------------------------------------
 5       Non-TLV Reclamation    On the Effective Date, or as soon as practicable
         Claims                 thereafter, the RCT, shall issue the Class 5
                                Preferred Interests in favor of the Holders of
                                Allowed Non-TLV Reclamation Claims in the
                                estimated aggregate amounts of their Allowed
                                Claims under the terms and conditions outlined
                                in the Revised Term Sheet (with the interests to
                                be reissued as such Claims are Allowed by Final
                                Order or settlement) and grant a second priority
                                lien on the RCT Assets entitling each Holder to
                                its Ratable Proportion of the RCT Assets after
                                (i) all Class 3(B) Claims are paid in full; and
                                (ii) Core-Mark Newco is reimbursed for its
                                payment under the TLV Guaranty. Reconciliation
                                of the Class 5 Claims shall be done in
                                accordance with Section III.C. of the Plan.

                                As additional security for the Class 5 Preferred
                                Interests Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

                                THE CLASS IS IMPAIRED AND ENTITLED TO VOTE.

                                ASSUMING THE TREATMENT OUTLINED IN THE REVISED
                                TERM SHEET AND THE PLAN IS APPROVED BY THE
                                COURT, ALLOWED CLASS 5 CLAIMS ARE CURRENTLY
                                ESTIMATED TO BE IN THE RANGE OF $62-$90 MILLION
                                AS OF THE EFFECTIVE DATE PRIOR TO GIVING EFFECT
                                TO ANY OF THE DEDUCTIONS ASSERTED BY THE
                                DEBTORS. HOLDERS OF CLASS 5 CLAIMS WILL BE PAID
                                A RATABLE PROPORTION OF THEIR ALLOWED NON-TLV
                                RECLAMATION CLAIM, UP TO THE FULL AMOUNT OF
                                THEIR ALLOWED NET NON-TLV RECLAMATION CLAIMS BY
                                THE RCT OR CORE-MARK NEWCO AS OUTLINED IN THE
                                DISCLOSURE STATEMENT, THE REVISED TERM SHEET AND
                                THE REVISED TERM SHEET. FURTHER, IN THE EVENT
                                THE RCT HAS PROCEEDS FOR DISTRIBUTION AFTER
                                SATISFACTION OF ALL ALLOWED TLV RECLAMATION
                                CLAIMS AND NET NON-TLV RECLAMATION CLAIMS AND
                                REPAYMENT TO CORE-MARK NEWCO OF ADVANCES UNDER
                                THE TLV OR NON-TLV GUARANTEES, THE HOLDERS OF
                                ALLOWED CLASS 5 CLAIMS SHALL BE ENTITLED TO BE
                                PAID THEIR PRO RATA SHARE OF THE REMAINING RCT
                                ASSETS UP TO THE FULL AMOUNT OF THEIR NON-TLV
                                RECLAMATION CLAIMS.

                                                 PLAN TREATMENT
CLASS           CLAIM                               OF CLASS
-----    -------------------    ------------------------------------------------
  6      General Unsecured      On the Effective Date, or as soon as practicable
         Claims other than      thereafter, each Holder of an Allowed General
         Convenience Claims     Unsecured Claim other than Convenience Claims,
                                shall be paid in full satisfaction, settlement,
                                release, and discharge of and in exchange for
                                each and every Allowed General Unsecured Claim
                                other than Convenience Claims, at the Debtors'
                                option, in one or a combination of the following
                                manners: (i) issuance of a Ratable Proportion of
                                the New Common Stock subject to dilution from
                                the issuance of warrants to the Tranche B
                                Lenders and through the Management Incentive
                                Plan; and/or (ii) in the event the Debtors, with
                                the consent of the Creditors Committee, elect to
                                sell some or all of their assets as outlined
                                herein, a Ratable Proportion of Cash remaining
                                from the sale of such assets after all of the
                                Allowed Unclassified Claims and Claims of
                                Holders in Classes 1 through 5 have been
                                satisfied in full.

                                As additional consideration, each Holder of an Allowed General Unsecured Claim shall be entitled to a Ratable Proportion of excess proceeds, if any, available from the PCT after payment by the PCT of all Claims and obligations required to be made by the PCT under the Plan or the PCT Agreement. Pursuant to the Revised Term
                                Sheet, the RCT shall pay any excess proceeds, if available, after payment of all Claims and obligations of the RCT, to the PCT.

                                THE CLASS IS IMPAIRED AND IS ENTITLED TO VOTE.

                                ALLOWED CLASS 6 CLAIMS ARE CURRENTLY ESTIMATED
                                TO BE IN THE RANGE OF $2.6-$3.2 BILLION AS OF
                                THE EFFECTIVE DATE. BASED ON THIS ESTIMATED
                                RANGE OF ALLOWED CLAIMS AND THE ESTIMATED VALUE
                                OF THE NEW COMMON STOCK, THE HOLDERS OF CLASS 6
                                CLAIMS SHALL BE RECEIVING STOCK IN CORE-MARK
                                NEWCO WITH A VALUE EQUAL TO APPROXIMATELY 4% TO
                                7% OF THE ALLOWED AMOUNT OF EACH SUCH HOLDERS'
                                CLAIM(8).

  7      Convenience Claims     On or as soon as practicable after the Effective
                                Date, each Holder of an Allowed Class 7 Claim
                                shall receive, in full and final satisfaction of
                                such claim, a cash distribution equal to 10% of
                                the amount of its Class 7 Claim, provided
                                however, the aggregate amount of such Allowed
                                Class 7 Claims shall not exceed $10,000,000. If
                                the aggregate amount of the Allowed Class 7
                                Claims exceeds $10,000,000, each Holder of an
                                Allowed Class 7 Claim shall receive its Ratable
                                Proportion of $1,000,000. THE CLASS IS IMPAIRED
                                AND IS ENTITLED TO VOTE.

                                ALLOWED CLASS 7 CLAIMS ARE CURRENTLY ESTIMATED
                                TO BE IN THE RANGE OF $5-$10 MILLION AS OF THE
                                EFFECTIVE DATE.

  8      Equity Interests:      Receives no distribution and are canceled.

                                THE CLASS IS FULLY IMPAIRED AND DEEMED TO
                                REJECT.

  9      Intercompany Claims    Receives no distribution and are canceled.

                                THE CLASS IS FULLY IMPAIRED AND DEEMED TO
                                REJECT.

 10      Other Securities       Receives no distribution and are cancelled and
         Claims and Interests   discharged. THE CLASS IS FULLY IMPAIRED AND
                                DEEMED TO REJECT.

                  THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE BANKRUPTCY COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON ALL CLAIM AND EQUITY INTEREST HOLDERS.

------------------

(8) Holders of Senior Notes shall receive a higher recovery due to their contractual seniority to the Holders of Senior Subordinated Notes. Holders of Senior Notes shall receive stock in Core-Mark Newco with a value equal to approximately 11.5% of the Allowed amount of such Holder's Claim.

                  5.       Executory Contracts and Unexpired Leases

                  Immediately prior to the Confirmation Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (i) have been previously rejected or assumed by Order of the Bankruptcy Court, (ii) are subject to a pending motion to reject or assume or (iii) are specifically listed on the Assumption Schedule to be filed with the Court 15 days prior to the Voting Deadline. The Debtors, with the consent of the Creditors' Committee, reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add Executory Contracts or Leases or remove Executory Contracts or Leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule after the Confirmation Date, and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

         B.       Voting and Confirmation

         Each Holder of a Claim in Classes 1(B), 3(B), 3(C), 5, 6 and 7 will be entitled to vote either to accept or reject the Plan. Classes 1(B), 3(B), 3(C), 5, 6 and 7 shall have accepted the Plan if: (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing scheduled to commence on [_________], 2004 before the Bankruptcy Court. Notwithstanding the foregoing, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan and reserve the right to do so with respect to any other rejecting Class or to modify the Plan in accordance with Article XIII.D of the Plan.

         Article III of this Disclosure Statement specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established [_________], 2004, (the "Voting Record Date") as the date for determining which Holders of Claims are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims as of the Voting Record Date who are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims who receive a return envelope addressed to their bank, brokerage firm or other Nominee, or any agent thereof, (each, a "Nominee") should allow sufficient time for the Nominee to receive their votes, process them on a Master Ballot and forward them to the Solicitation Agent before the Voting Deadline, as defined below.

         The Debtors have engaged the Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The "Solicitation Agent" is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, California 90245, (888) 909-0100 (toll free).

         C.       Risk Factors

         Prior to deciding whether and how to vote on the Plan, each Holder of a Claim should consider carefully all of the information in this Disclosure Statement and should particularly consider the Risk Factors described in Article IX hereof.

         D.       Disclaimer

                  1.       Read This Disclosure Statement And The Plan Carefully

         All creditors are urged to carefully read this Disclosure Statement, with all attachments and enclosures, in its entirety, in order to formulate an informed opinion as to the manner in which the Plan affects their Claims against the Debtors and to determine whether to vote to accept the Plan.

         You should also read the Plan carefully and in its entirety. The Disclosure Statement contains a summary of the Plan for your convenience, but the terms of the Plan, itself, supersede and control the summary.

         In formulating the Plan, the Debtors relied on financial data derived from their books and records. The Debtors therefore represent that everything stated in this Disclosure Statement is true to the best of their knowledge. We nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.

         The discussion in this Disclosure Statement regarding the Debtors may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "believe," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The liquidation analyses, distribution projections and other information are estimates only, and the timing and amounts of actual distributions to creditors may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

         NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT IS, OR SHALL BE DEEMED TO BE, AN ADMISSION OR STATEMENT AGAINST INTEREST BY THE DEBTORS FOR PURPOSES OF ANY PENDING OR FUTURE LITIGATION MATTER OR PROCEEDING.

         ALTHOUGH THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS HAVE ASSISTED IN PREPARING THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS AND ACCOUNTING DATA FOUND IN THE BOOKS AND RECORDS OF THE DEBTORS, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF. THE ATTORNEYS, ACCOUNTANTS, ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS SHALL HAVE NO LIABILITY FOR THE INFORMATION IN THIS DISCLOSURE STATEMENT.

         THE DEBTORS AND THEIR PROFESSIONALS ALSO HAVE MADE A DILIGENT EFFORT TO IDENTIFY IN THIS DISCLOSURE STATEMENT AND IN THE PLAN PENDING LITIGATION CLAIMS AND PROJECTED CAUSES OF ACTION AND OBJECTIONS TO CLAIMS. HOWEVER, NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED CAUSE OF ACTION OR OBJECTION TO CLAIM IS, OR IS NOT, IDENTIFIED IN THIS DISCLOSURE STATEMENT OR THE PLAN. THE DEBTORS, THE REORGANIZED DEBTORS, THE PCT, OR THE RCT, AS APPLICABLE, MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE LITIGATION CLAIMS AND PROJECTED CAUSES OF ACTION AND OBJECTIONS TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT OR THE PLAN IDENTIFIES ANY SUCH CLAIMS, CAUSES OF ACTION OR OBJECTIONS TO CLAIMS.

II.   RECOMMENDATIONS

      A. The Debtors, the Creditors' Committee, and the OCRC Strongly Recommend That You Vote In Favor Of The Plan

      The Debtors and the Creditors' Committee strongly recommend that you vote in favor of the Plan. Your vote on the Plan is important. Nonacceptance of the Plan may result in protracted delays, a chapter 7 liquidation or the confirmation of another less favorable chapter 11 plan. These alternatives may not provide for distribution of as much value to Holders of Allowed Claims as does the Plan. The Debtors and the Creditors' Committee believe that unsecured creditors will receive a greater distribution under the Plan than they would in a chapter 7 liquidation, as more fully discussed in "Alternatives to the Plan - Liquidation Under Chapter 7" below.

      The OCRC believes the Plan, which incorporates the Revised Term Sheet, is in the best interest of Reclamation Creditors, and the OCRC encourages those creditors holding Class 3(B) and Class 5 Reclamation Claims to vote in favor of the Plan.

III.  VOTING ON AND CONFIRMATION OF THE PLAN

      A.    Deadline for Voting For or Against the Plan

      If one or more of your Claims is in a voting Class, the Debtors' solicitation agent, Bankruptcy Management Corporation ("Solicitation Agent"), has sent you one or more individual Ballots, with return envelopes (WITHOUT POSTAGE ATTACHED) for voting to accept or reject the Plan. The Debtors and Creditors' Committee urge you to accept the Plan by completing, signing and returning the enclosed Ballot(s) in the return envelope(s) (WITH POSTAGE AFFIXED BY YOU) to the Solicitation Agent as follows:

            If by hand delivery/courier:       If by U.S. mail:

            Bankruptcy Management Corporation  Bankruptcy Management Corporation
            1330 E. Franklin Avenue            P.O. Box 900
            El Segundo, CA 90245               El Segundo, CA 90245-0900
            Attn: Fleming Solicitation Agent   Attn: Fleming Solicitation Agent

OR, IF YOU BENEFICIALLY OWN OLD NOTES THROUGH A NOMINEE OR OTHER RECORD HOLDER, SUCH AS A BANK, BROKERAGE FIRM OR ANY OTHER AGENT THEREOF AND YOU RECEIVED THIS DISCLOSURE STATEMENT DIRECTLY FROM SUCH NOMINEE, THEN YOU SHOULD RETURN YOUR BALLOT TO SUCH NOMINEE. YOU SHOULD ALLOW FOR ENOUGH TIME SO THAT THE NOMINEE CAN RECEIVE YOUR VOTE, REFLECT IT ON A MASTER BALLOT AND RETURN THE MASTER BALLOT TO THE SOLICITATION AGENT BEFORE THE VOTING DEADLINE.

      TO BE COUNTED, THE SOLICITATION AGENT MUST RECEIVE YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON [_____], 2004 (THE "VOTING DEADLINE"), UNLESS THE BANKRUPTCY COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL NOT BE COUNTED. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE DEBTORS AND THE CREDITORS' COMMITTEE.

      Detailed voting instructions are printed on and/or accompany each Ballot. Any Ballot and Master Ballot sent by mail must be received by the Solicitation Agent no later than 5:00 p.m. Eastern Time on the Voting Deadline. Any Ballot or Master Ballot received after the Voting Deadline, shall not be counted, subject to the discretion of the Debtors and the Creditors' Committee. Any Ballot or Master Ballot sent by any other means must be physically received by the Solicitation Agent or a Nominee, as the case may be, by the Voting Deadline or it shall not be counted. Any unsigned Ballot or any Ballot that has no original signature, including any Ballot received by facsimile or other electronic means, or any Ballot with only a photocopy of a signature shall not be counted. Any Ballot that is not clearly marked as voting for or against the Plan, or marked as both voting for and against the Plan, shall not be counted. Any Ballot that is properly completed and timely received shall not be counted if such Ballot was sent in error to, or by, the voting party, because the voting party did not have a Claim that was entitled to be voted in the relevant Voting Class as of the Voting Record Date. A Beneficial Holder (but not an entity voting acting in a fiduciary capacity and on behalf of more than one Beneficial Holder, such as a Nominee) that is voting more than one Claim in a Voting Class must vote all of its Claims within a particular Voting Class either to accept or to reject the Plan and may not split its vote in the same Voting Class, and thus, any Ballot (or Ballots in the same Voting Class) of a Beneficial Holder that partially rejects and partially accepts the Plan shall be deemed as accepting the Plan. Whenever a Holder of a Claim in a Voting Class casts more than one Ballot voting the same Claim prior to the Voting Deadline, the last Ballot physically received by the Solicitation Agent or a Nominee, as the case may be, prior to the Voting Deadline shall be deemed to reflect the voter's intent and thus shall supersede and replace any prior cast Ballot(s), and any prior cast Ballot(s), shall not be counted. The Debtors, in consultation with the Committee, without notice, subject to contrary order of the Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice. Such determinations will be disclosed in the voting report and any such determination by the Debtors and the Committee shall be subject to de-novo review by the Court.

      The Debtors and the Creditors' Committee filed their Third Amended Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy Code [DOCKET NO. __]; and the Bankruptcy Court has entered the Solicitation Order requested thereby, which, among other things, approved the voting procedures addressed herein. You should carefully read the Solicitation Order, which is annexed hereto as Exhibit 2. It establishes, among other things: (a) the deadlines, procedures and instructions for voting to accept or reject the Plan; (b) the Voting Record Date, which is [____________], 2004 (c) the applicable standards for tabulating Ballots; (d) the deadline for filing objections to Confirmation of the Plan; and (e) the date and time of the Confirmation Hearing (also set forth below).

      The Solicitation Order should be referred to if you have any questions concerning the procedures described herein. If there are any inconsistencies or ambiguities between this Disclosure Statement and the Solicitation Order, the Solicitation Order will control.

      THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS AS A WHOLE. THE DEBTORS AND THE CREDITORS' COMMITTEE THEREFORE RECOMMEND THAT ALL HOLDERS OF CLAIMS SUBMIT BALLOTS TO ACCEPT THE PLAN.

      B.    Confirmation Hearing For The Plan

      The Bankruptcy Court has set a hearing on the Confirmation of the Plan (the "Confirmation Hearing") to consider objections to Confirmation, if any, commencing at 10:30 A.M., PREVAILING EASTERN TIME on JULY 9, 2004, in the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned, from time to time, without notice, other than an announcement of an adjourned date at such hearing or an adjourned hearing, or by posting such continuance on the Court's docket.

      C.    Any Objections To Confirmation Of The Plan

      Any responses or objections to Confirmation of the Plan must be in writing (with proposed changes to the Plan being marked for changes, i.e., blacklined against the Plan), and must be filed with the Clerk of the Bankruptcy Court with a copy to the Court's Chambers, together with a proof of service thereof, and served on counsel for the Debtors, counsel for the Committee and the Office of United States Trustee ON OR BEFORE _________ __, 2004 AT 5:00 P.M., PREVAILING EASTERN TIME. Bankruptcy Rule 3020 governs the form of any such objection.

COUNSEL ON WHOM OBJECTIONS MUST BE SERVED ARE:

Counsel for the Debtors:                                      Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
Kirkland & Ellis LLP                                          919 N. Market Street, Sixteenth Floor
200 E. Randolph Drive                                         Post Office Box 8705
Chicago, Illinois 60601                                       Wilmington, Delaware 19899-8705 (Courier 19801)
Attn: Geoffrey A. Richards, Esq.                              Attn: Laura Davis Jones, Esq.
      Janet S. Baer, Esq.                                           Christopher J. Lhulier, Esq.

Counsel for the United States Trustee
Office of the United States Trustee
844 N. King Street, Second Floor
Wilmington, Delaware 19801
Attn: Joseph McMahon, Esq.

Counsel for the Official Committee of Unsecured Creditors     Pepper Hamilton LLP
Milbank, Tweed, Hadley & McCloy                               100 Renaissance Center
1 Chase Manhattan Plaza                                       Detroit, Michigan 48243
New York, New York 10005                                      Attn: I. William Cohen, Esq.
Attn: Dennis Dunne, Esq.                                            Robert Hertzberg, Esq.
      Paul S. Aronzon, Esq.

Counsel for the Official Committee of Reclamation Creditors   Klehr Harrison Harvey Branzburg & Ellers LLP
Piper Rudnick LLP                                             260 South Broad Street
6225 Smith Avenue                                             Philadelphia, PA 19102
Baltimore, MD 21209-3600                                      Attn: Morton R. Branzburg, Esq.
Attn: Mark J. Friedman, Esq.

      D.    Questions About The Disclosure Statement, Plan Or Ballots

      You may address any questions you have about this Disclosure Statement, the Plan or your Ballot(s) to general bankruptcy counsel for the Debtors:

                  Evan R. Gartenlaub, Esq.
                  Kirkland & Ellis LLP
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Tel.: (312) 861-2000
                  Fax:  (312) 861-2200

Unsecured creditors may also address any questions they may have to counsel for the Creditors' Committee:

Dennis Dunne, Esq.                               Dennis S. Kayes, Esq.
Milbank, Tweed, Hadley & McCloy                  Pepper Hamilton LLP
1 Chase Manhattan Plaza                          100 Renaissance Center
New York, New York 10005                         Detroit, Michigan 48243
Tel:   (212) 530-5000                            Tel:   (313) 259-7110
Fax:   (212) 530-5219                            Fax:   (313) 259-7926
Email: ddunne@milbank.com                        Email: kayesd@pepperlaw.com

Reclamation creditors may address any questions they may have to counsel for the
OCRC:

Counsel for the Official Committee of Reclamation Creditors
Piper Rudnick LLP
6225 Smith Avenue
Baltimore, MD 21209-3600
Attn: Mark J. Friedman, Esq.
(410) 580-4153 (410) 580-3001 (fax)
m.friedman@piperrudnick.com

IV.   ORGANIZATION AND ACTIVITIES OF THE DEBTORS

      A.    Operations

      As of the Petition Date, Fleming, together with its Debtor and non-debtor affiliates, was an industry leading distributor of consumable packaged goods in the United States. The Debtors' distribution business for both the Wholesale Distribution Business and the Convenience Business involved purchasing, receiving, warehousing, selecting, loading, delivering and distributing a wide variety of consumable items including groceries, meat, dairy, delicatessen products and packaged goods, as well as a variety of general merchandise such as health and beauty care items. As of the Petition Date, the Debtors' distribution network operated through 50 distribution centers. In 2002, the average number of stock - keeping units, or SKUs, carried in the Debtors' wholesale distribution centers ranged from 6,000 to 19,000 based on the size and focus of the specific distribution center. The Wholesale Distribution Business assets were sold during the course of the Chapter 11 Cases as outlined below.

      Largely independent of its distribution segment, certain of the Debtor entities also maintained retail operations. As of the Petition Date, the retail segment operated approximately 100 stores under the Food 4 Less, Rainbow and yes!LESS(R) trade names, serving primarily middle and lower income consumers. The Debtors' retail establishments were concentrated in Texas, Arizona, Minnesota, New Mexico, Northern California, Utah, Wisconsin and Louisiana. The Debtors' retail operations have been discontinued, and all of the retail stores have since been sold or closed.

      The Debtors' corporate headquarters are located in Lewisville, Texas, with accounting and information technology operations located in Oklahoma City, Oklahoma. The corporate headquarters of Fleming Convenience, which is a premier distributor of food and consumer products for convenience stores in North America, are located in San Francisco, California.

      B.    Debt Structure

            1.    Debt

            The Debtors, and their non-debtor subsidiaries, historically have generated some of the cash necessary to finance operations by incurring certain debt obligations primarily through bank loans and through the issuance of a series of notes under indentures from time to time. Accordingly, the Debtors are party to prepetition financing arrangements including secured bank debt arising under a credit facility and obligations arising under a series of unsecured indentures. Each of the foregoing types of indebtedness is described more fully below.

            2.    Secured Debt

            On June 18, 2002, Fleming entered into a $975 million secured credit facility with a syndicate of banks agented by Deutsche Bank Trust Company Americas and JPMorgan Chase Bank (the "Pre-Petition Lenders") to refinance the then existing $850 million credit agreement. Under the terms of the Pre-Petition Credit Agreement, the Pre-Petition Lenders made loans and advances to Fleming and issued or caused to be issued letters of credit on Fleming's behalf. The loans and advances were secured by first-priority security interests and liens on all or substantially all of the then existing and after-acquired accounts receivable, inventory, instruments and chattel paper evidencing accounts receivable (or into which any accounts receivable have been, or hereafter are, converted), securities, limited liability company interests, partnership interests, security entitlements, financial assets and investment property, and all proceeds and products of any and all of the foregoing (the "Prepetition Collateral"). The Prepetition Collateral includes all of the proceeds of the Prepetition Collateral existing before and after the commencement of these Cases.

            As of the Petition Date, Fleming's entire obligation to the Pre-Petition Lenders under the Pre-Petition Credit Agreement totaled approximately $604 million. Of this entire obligation, $219 million was outstanding under the revolving loan, $239 million was outstanding under the term loan, and $146 million was outstanding under certain letters of credit issued on Fleming's account. Subsequent to the Petition Date, an automatic step up provision in a letter of credit resulted in an increase of exposure in one letter of credit in an amount of $5 million. After such step up, the outstanding pre-petition indebtedness totaled $609 million, including $151 million of pre-petition letters of credit. Of the $609 million outstanding on the Petition Date, approximately $28 million is expected to be outstanding in funded debt on the Effective Date and approximately $79 million is expected to be outstanding in prepetition letters of credit, which are supported by approximately $60 million of cash collateral as of January 29, 2004. See Section V.C.1b herein.

            On April 24, 2003, the Bankruptcy Court approved an interim "bridge" debtor in possession loan facility of $50 million from the Pre-Petition Lenders (Docket No. 565), and on May 7, 2003, the Bankruptcy Court approved a final debtor in possession loan facility of $150 million (Docket No. 743). Both the interim DIP Credit Facility and the DIP Credit Facility are subject to borrowing base requirements and are secured by virtually all of the Debtors' assets on a superpriority basis. The DIP Credit Facility is paid off except for approximately $25 million in outstanding letters of credit.

            3.    Unsecured Debt

            Prior to the Petition Date, Fleming issued a series of unsecured notes under indentures. Each of these notes is guaranteed by the Fleming subsidiaries.

            Outstanding obligations under these indentures are as follows:

      -     10 1/8% SENIOR NOTES DUE IN 2008.

      Under an Indenture dated as of March 15, 2001, Fleming issued its 10 1/8% senior notes due in 2008 in a principal amount of $355 million.

      -     9 1/4% SENIOR NOTES DUE IN 2010.

      Under an Indenture dated as of June 18, 2002, Fleming issued its 9 1/4% senior notes due in 2010 in a principal amount of $200 million.

      -     10 5/8% SENIOR SUBORDINATED NOTES DUE IN 2007 (TWO TRANCHES).

      Under an Indenture dated as of October 15, 2001, Fleming issued two series of 10 5/8% senior subordinated notes due in 2007 in a principal amount of $400 million.

      -     5 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE IN 2009.

      Under an Indenture dated as of March 15, 2001, Fleming issued 5 1/4% convertible senior subordinated notes due in 2009 in a principal amount of $150 million. The holders of these notes may elect to convert these notes into the common stock of Fleming at an initial conversion price of $30.27 per share, subject to adjustment under certain circumstances as described in the Indenture.

      -     9 7/8% SENIOR SUBORDINATED NOTES DUE IN 2012.

      Under an Indenture dated as of April 15, 2002, Fleming issued its 9 7/8% senior subordinated notes due in 2012 in a principal amount of $260 million.

      Attached as EXHIBIT 6 is a listing of all known CUSIP numbers corresponding to the above notes.

            4.    Trade Debt

            Debtors' businesses involve the resale of goods that are purchased from third party vendors.

            The Debtors transacted business with vendors that are typically the sole suppliers of uniquely branded products for which there are no viable substitutes, such as food products from major food distributors, including, but not limited to, ConAgra Foods, Kraft and Nestle (collectively, the "Merchandise Suppliers"). In addition to the Merchandise Suppliers, the Debtors rely on other vendors to support their core business functions by way of administrative and ancillary support, such as production of advertising circulars for goods distributed.

            The Debtors also contracted with transportation vendors to support their core business of distributing food and consumer products from their warehouses across the country to their customers in some 45,000 retail locations.

            5.    PBGC Debt

            As of the Petition Date, the Debtors sponsored five tax qualified defined benefit pension plans. With respect to each of these plans, the Pension Benefit Guaranty Corporation (the "PBGC") has filed Administrative Claims for missed minimum funding contributions, unfunded benefit liabilities and missed PBGC premium payments. The PBGC estimates that its claims total approximately $400 million. The Debtors dispute both the categorization and amounts of these claims. The Debtors believe that most, if not all, of the claims are General Unsecured Claims and that the entire General Unsecured Claim will be substantially less than the PBGC estimate. Benefits under four of the pension plans have been frozen for a number of years, and benefits under the fifth plan were frozen as of December 31, 2003. The Debtors commenced distress termination application proceedings for all five pension plans, on October 31, 2003, in order to relieve themselves of future funding obligations towards these plans. On February 12, 2004, by agreement between Fleming and the PBGC, the PBGC became the Trustee of the Fleming Companies, Inc. Pension Plan (the "Fleming Pension Plan") and the Fleming Pension Plan was terminated as of January 1, 2004. Discussions between the Debtors and the PBGC with respect to the Debtors' other four pension plans (the "Existing Pension Plans") have resulted in a global settlement and compromise of the PBGC Claims that has been agreed to by the Debtors, the PBGC and the Creditors Committee. The terms of the global settlement and compromise are discussed in section VI.N.9. herein.

            Notwithstanding this outcome, the Debtors cannot provide any assurance that the Existing Pension Plans will not be terminated after the Effective Date.

            6.    Potential Environmental Liabilities

            Core Mark Newco and the Reorganized Debtors will continue to comply post-Effective Date with environmental requirements, including any remediation requirements, applicable to facilities it will own or operate post-Effective Date. The Debtors have no known environmental remediation liabilities at such facilities other than certain ongoing remediation activities related to underground tanks at several facilities as to which C&S has yet to determine whether it will assume, assign or reject the Leases for those facilities. The Debtors are aware of a few Claims that have been asserted against them for prepetition environmental liabilities which, if Allowed, will be treated as Class 6 Claims under the Plan.

      C.    Pre-Petition Operational Restructuring Efforts

      Prior to the filing of these Chapter 11 Cases, the Debtors attempted several cost-cutting measures designed to increase their competitiveness and focus on their core competencies, including consolidating distribution operations, reducing overhead and operating expenses by centralizing functions at the Debtors' headquarters in Dallas, Texas, and by selling their retail grocery operations.

V.    THE CASES

      A.    Events Leading to the Chapter 11 Cases

      Both the wholesale food distribution and retail food industries are highly competitive. Generally, the consumable goods industry is marked by bulk sales with low profit margins. Consequently, even the slightest price changes have significant economic implications. Given the recent instability of the national economy, the Debtors' businesses have suffered greatly.

      In February 2003, Kmart Corporation, then the largest customer of the Debtors' Wholesale Distribution Business, moved in its chapter 11 case in the Northern District of Illinois to reject its supply agreement with Fleming. In 2002, Kmart accounted for approximately twenty percent (20%) of Fleming's net sales, and Kmart listed Fleming as its single largest supplier of food and consumable products in its bankruptcy pleadings, accounting for in excess of $3.0 billion of total sales per annum.

      The subsequent termination of the Kmart supply agreement as well as the disputes over the amount of Fleming's claim for damages exacerbated existing liquidity issues. In addition, the negative marketplace perceptions lead to tightening of the credit terms offered to the Debtors by their suppliers which, in turn, directly led to decreased liquidity.

      Given the Debtors' liquidity crises, the Debtors attempted to renegotiate with their Pre-Petition Lenders and Agents to reach an agreement to amend the terms of the Pre-Petition Credit Facility in order to provide liquidity and to avoid Debtors' default under the Pre-Petition Credit Agreement. The Debtors were unsuccessful in renegotiating that amendment prior to the Petition Date.

      Furthermore, the Debtors were unable to meet a March 28, 2003 deadline for the filing of their Form 10-K Annual Report with the SEC. On the Petition Date, the Debtors were obligated to make a scheduled $18 million interest payment to the holder of the 10 1/8% Senior Notes, which the Debtors did not make. The Debtors filed for bankruptcy protection under Chapter 11 of title 11 of the United States Code on April 1, 2003 (the "Petition Date").

      B. The Auction and Sale Process For the Wholesale Distribution Assets and Plans for Fleming Convenience Assets

            1.    Auction and Sale Process for Wholesale Distribution Assets

            Certain of the Debtors(9) began an auction process after the Petition Date for the sale of the assets of the Wholesale Distribution Business. C&S Wholesale Grocers, Inc., a Vermont corporation ("C&S"), placed the largest initial bid and became the "stalking horse" bidder in the auction process. Solicitations were sent out, but no other qualified bids were received pursuant to the bidding procedures order dated July 18, 2003.

            The Bankruptcy Court approved the asset purchase agreement with C&S (the "C&S Purchase Agreement") by its sale order dated August 15, 2003. The C&S transaction closed August 23, 2003. Pursuant to the C&S Purchase Agreement, C&S, its affiliates or third parties designated by C&S had the option to have the Debtors acquire or reject certain assets of the Wholesale Distribution Business and had the option to assume and assign or reject contracts related to the Wholesale Distribution Business on a continual basis over a six-month option period. Such option period expired on February 23, 2004.

------------------------
(9) Fleming, Fleming Transportation Service, Inc., Fleming International Ltd., Piggly Wiggly Company, RFS Marketing Services, Inc., Fleming Foods Of Texas L.P., Fleming Foods Management Co., L.L.C., ABCO Food Group, Inc., ABCO Markets, Inc. and ABCO Realty Corp.

            2.    Operations of Fleming Convenience Businesses and Plans for
                  Assets

            The Fleming Convenience businesses are one of two national wholesale distribution businesses serving the convenience retail industry in the United States and Western Canada and the second largest in North America. The Fleming Convenience businesses, headquartered in South San Francisco, California, provide distribution and logistics services as well as value-added programs to over 19,500 customer locations (many customers own multiple locations) of a variety of store formats including traditional convenience retailers, mass merchandisers, drug stores, liquor stores, specialty stores and other stores that carry convenience packaged goods.

            Fleming Convenience operates 22 high velocity distribution centers servicing 38 states and five Canadian provinces that have a total of 2.6 million square feet of total warehouse space. Fleming Convenience supplies a broad line of approximately 55,800 stock-keeping units ("SKUs") including cigarettes and tobacco products as well as dry, frozen and chilled food products, health and beauty care products ("HBC") and general merchandise products. Fleming Convenience also offers a broad array of value-added information and data services that enable customers to more effectively manage product movement as well as merchandising and sales functions.

            Pursuant to the Plan, the Debtors intend to restructure around the Fleming Convenience business as outlined in more detail in section VI.G.5 herein.

      C.    Significant Case Events

            1.    Summary of Significant Motions

            The following summarizes significant motions that have been filed in the Chapter 11 Cases. You can view these motions at www.bmccorp.net/fleming or from the Bankruptcy Court's docket.

                  a.    Post-Petition Financing

                  Debtors' Emergency Motion for (A) Interim and Final Approval of Post-Petition Financing, Under 11 U.S.C. Sections 105, 361, 362, 363 and 364, Fed. R. Bankr. P. 2002, 4001(b), 4001(c) and 9014, and Del. Bankr. LR 4001-2,
(B) Approving Terms of Trade Credit Program, and (C) Scheduling Final Hearing Pursuant to Bankruptcy Rule 4001(c) (Docket No. 16). The Debtors received postpetition financing from the Post-Petition Lenders. Pursuant to the terms of the credit agreement, the Post-Petition Lenders were granted super-priority liens on substantially all of the Debtors' assets. The Debtors do not currently owe any amounts under the postpetition credit agreement except for approximately $24.6 million in outstanding letters of credit. See Final Order Authorizing (I) Post-Petition Financing Pursuant to 11 U.S.C. Section 364 and Bankruptcy Rule 4001(c); (II) Use of Cash Collateral Pursuant to 11 U.S.C. Section 363 and Bankruptcy Rules 4001(b) and (d); (III) Grant of Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363; and (IV) Approving Secured Inventory Trade Credit Program and Granting of Subordinate Liens, Pursuant to 11 U.S.C. Sections 105 and 364(c)(3) and Rule 4001(c) (Docket No. 743).

                  b.    Pay-Down of Pre-Petition Loans

                  Joint Motion of Debtors and Pre-Petition Agents for Authorization, Pursuant to Sections 363 and 105 of the Bankruptcy Code, to Pay Amounts to the Pre-Petition Agents on Behalf of the Pre-Petition Lenders (Docket No. 4011). On October 10, 2003, the Debtors and the Pre-Petition Lenders filed this motion to pay down $325 million of the Pre-Petition Lenders' Secured Claims. After two contested hearings, the Bankruptcy Court approved the motion, thus reducing the amount of the Pre-Petition Lenders' Secured Claims from $609 million to $228 million. The total amount of the Pre-Petition Lenders Secured Claims is presently $144.38 million based on other paydowns that have subsequently been allowed. (see, e.g., Replacement DIP Financing below.) See Order Approving Joint Motion of Debtors and Pre-Petition Agents for Authorization, to Pay Amounts to the Pre-Petition Agents on Behalf of the Pre-Petition Lenders (Docket No. 4776).

                  c.    Replacement DIP Financing

                  Debtors' Motion For An Order (I) (A) Authorizing Debtors To Obtain Replacement Post-Petition Financing Under 11 U.S.C. Section 364 And Bankruptcy Rule 4001(C) And Del.Bankr. LR 4001-2 And Assign The Existing Secured Lenders' Liens To The Replacement Lenders, And (B) Authorizing Debtors To Pay Certain Commitment And Related Fees And Expenses Relating To The Replacement Post-Petition Financing, (II) Granting Adequate Protection Pursuant To 11 U.S.C.
Section 361 And 363; And (III )Authorizing Debtors To Repay Certain Outstanding Obligations Under The Pre-Petition Credit Agreement And The Post-Petition Loan Agreement (Docket No. 5034). On December 16, 2003, the Debtors filed this motion to enter into a $250 million replacement DIP facility in order to pay down the Pre-Petition Lenders and for other relief. After contested hearings on February 17, 2004 and March 3, 2004, the Court approved the Debtors' request to pay down the Pre-Petition Lenders $50 million. The Debtors withdrew their request as to the remainder of the motion and have not entered into a replacement DIP facility.

                  d.    Cash Management Motion

                  Motion for Order (A) Authorizing (i) Maintenance of Existing Bank Accounts, (ii) Continued Use of Existing Business Forms, (iii) Continued Use of Existing Cash Management System and (iv) Existing Investment Practices (Docket No. 16). The Bankruptcy Court granted the Debtors' request to continue to utilize the same centralized cash management system, bank accounts and investment practices, among other things, after the Petition Date that had been in use before the Petition Date in order to effectuate a seamless transition into Chapter 11. The Bankruptcy Court entered the Final Order (A) Authorizing
(i) Maintenance of Existing Bank Accounts, (ii) Continued Use of Existing Business Forms, (iii) Continued Use of Existing Cash Management System and (iv) Existing Investment Practices on April 22, 2003 (Docket No. 562).

                  e.    Employee Wages and Benefits Motion

                  Motion of Debtors an Order Pursuant to Sections 105 and 363(b) of the Bankruptcy Code (I) Authorizing the Payment of Employee Obligations and
(II) Authorizing Institutions to Honor and Process Checks and Transfers Related to Such Obligations (Docket No. 15). The Bankruptcy Court granted the Debtors' request to pay certain employee obligations arising before the Petition Date, including: wages, salaries, commissions and other compensation, severance (subject to certain conditions precedent as set forth in docket no. 1697), vacation, other paid leave, federal and state withholding taxes, payroll taxes and medical benefits up to specified dollar amounts and upon the terms as set forth in the orders approving components of the motion. See Various Orders re Wage Motion (Docket Nos. 70, 557, 741, 1352, 1492, 1493, 1697). Although the
Debtors sought authority to pay obligations arising in the prepetition period for the Senior Executive Retirement Program ("SERP"), Senior Executive Relocation Program, Aim High Program, Incentive Programs, Fleming Pension Plan and Core-Mark Pension Plan, this request was ultimately withdrawn.

                  f.    Employee Stay Program

                  Motion of Debtors for an Order Pursuant to Section 105 and 363(b) of the Bankruptcy Code Authorizing the Debtors to Implement Wholesale and Convenience Business Employee Stay Program (Docket No. 1852). The Bankruptcy Court granted the Debtors' request to pay $12,000,000 to those certain eligible employees of Fleming Convenience and Debtors' Wholesale Distribution Business as an incentive to stay in the Debtors' employ during its critical stage of selling the Wholesale Distribution Business and to preserve the value of those assets. See Order Pursuant to Section 105 and 363(b) of the Bankruptcy Code Authorizing the Debtors to Implement Wholesale and Convenience Business Employee Stay Program (Docket No. 2079).

                  g.    Critical Trade Motion

                  Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Terms (Docket No. 11). The Bankruptcy Court granted the Debtors' request to pay $100,000,000 to certain vendors with outstanding pre-petition claims deemed critical to the Debtors' operations upon the restoration of customary trade terms and the execution of the Critical Trade

Agreement, as defined in that Motion and Order. See Order Granting Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Term (Docket No. 733).

                  h.    Junior Trade Lien

                  Supplement to Motion for Order Authorizing the Granting of Junior Trade Lien Status to Critical Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Terms (Docket No. 297). In connection with the critical trade vendor motion discussed above, the Bankruptcy Court granted the Debtors' request to provide a junior trade lien to vendors who provided trade terms to the Debtors after the Petition Date. Pursuant to the terms of that motion and order and the terms of the Final DIP Order, vendors who hold Reclamation Claims were also entitled to participate in the junior trade lien program. See Order Granting Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Term (Docket No. 733). The Debtors' Post-Petition Lenders consented to the granting of the junior trade liens as set forth in the Final DIP Order. See Docket No. 743.

                  i.    Pre-Petition Tax Motion

                  Motion of Debtors for Order Authorizing Payment of Prepetition Taxes and Authorizing the Use of Existing Bonds to Pay Prepetition Taxes (Docket No. 697). The Debtors obtained approval to pay up to $49,000,000 on account of sales/use, tobacco and excise taxes arising before the Petition Date. See Order Authorizing Debtors to Pay Prepetition Taxes (Docket No. 1067).

                  j.    Equity Bar Trading Motion

                  Emergency Motion for an Interim Order Under 11 U.S.C.
Sections 105(a), 362(a)(3), and 541 Limiting Trading in Equity Securities of the Debtors (Docket No. 937). The Debtors filed this motion on an emergency basis requesting that the Bankruptcy Court institute procedures to prohibit, without the consent of the Debtors or the Bankruptcy Court, sales and other transfers of the outstanding common stock of Fleming by Substantial Equityholders (those owning equity securities of any of the Debtors with an aggregate fair market value equal to or greater than 5% of the fair market value of the common stock of Fleming as defined in the motion). The Debtors requested this relief in order to guard against an unplanned change in control for purposes of section 382 of the Internal Revenue Code, which could limit the Debtors' ability to use net operating losses in the future. The Bankruptcy Court granted this motion and entered a final order on May 20, 2003. See Order Under 11 U.S.C. Sections 105(a), 362(a)(3), and 541 Limiting Trading in Equity Securities of the Debtors (Docket No. 978).

                  k.    PACA/PASA Claims Motion

            Motion for Authority to Pay Prepetition Claims Under the Perishable Agricultural Commodities Act and the Packers and Stockyard Act (Docket No. 12). Prior to the Petition Date, certain of the Debtors' vendors (i) sold goods to the Debtors that such vendors assert are covered by the Perishable Agricultural Commodities Act ("PACA") and/or by state statutes of similar effect, including the Minnesota Wholesale Produce Dealers Act (the "PACA Claims") and/or (ii) sold livestock or other similar goods to the Debtors which they assert are covered by the Packers and Stockyard Act ("PASA") and/or state statutes of similar effect (the "PASA Claims"). Therefore, the Debtors filed a Motion for Authority to Pay Prepetition Claims Under the Perishable Agricultural Commodities Act and the Packers and Stockyard Act (Docket No. 12). On May 6, 2003, the Bankruptcy Court entered the Order Requiring Segregation of Funds to Cover Certain PACA Claims and Authorizing Procedure for Reconciliation and Payment of Valid Claims Under the Perishable Agricultural Commodities and the Packers and Stockyard Act (the "PACA/PASA Order") (Docket No. 725). Since that time, the Debtors have filed (a) their Report of Claims (Docket No. 1505) and (b) their First through Seventh Supplemental Reports of Claims (Docket Nos. 1992, 3210, 3695, 4088, 4613, 5605 and 6779, respectively) (collectively, the "Supplemental Reports"). To date, approximately

$56.4(10) million in PACA Claims have been asserted in these Cases. Of the asserted PACA Claims, the Debtors have paid (or are scheduled to pay pursuant to a pending PACA Report) $42.6 million and $3.6 million has been disallowed pursuant to the PACA/PASA Order. In addition, with respect to $13.4 million of the asserted PACA Claims, the Debtors are seeking to disallow such claims as invalid PACA Claims, but the applicable claimants are contesting such disallowance. The remaining $300,000 of PACA Claims have not been reconciled on a final basis. The Debtors' next Supplemental PACA Report is scheduled to be filed on March 16, 2004. The Debtors do not believe there are any valid PASA Claims in these Cases.

                  l.    Reclamation Related Matters

                  Motion of Debtors for an Order, Under 11 U.S.C. Sections 105(a), 503(b) and 546(c): (a) Establishing Procedure for Treatment of Reclamation Claims and (b) Prohibiting Third Parties from Interfering with Delivery of Debtors' Goods (Docket No. 8). The Debtors anticipated that a number of vendors would seek reclamation Claims against the Debtors and otherwise interfere with the delivery of goods after receiving notice of the commencement of these Chapter 11 Cases. Therefore, in the Motion of Debtors for an Order Under 11 U.S.C. Sections 105(a), 503(b) and 546(c): (a) Establishing Procedure for Treatment of Reclamation Claims and (b) Prohibiting Third Parties from Interfering with Delivery of Debtors' Goods (Docket No. 8), the Debtors requested a procedure by which reclamation claimants could proceed against the Debtors' goods. The Bankruptcy Court entered the Order (the "Reclamation Procedures Order") Under 11 U.S.C. Sections 105(a) 503(b), 546(c) and 546(g),
(a) Establishing Procedure for Treatment of Reclamation Claims and (b) Prohibiting Third Parties from Interfering with Delivery of Debtors' Goods on April 22, 2003 (Docket No. 559). On July 21, 2003, the Debtors filed their Motion For Entry Of An Order With Respect To The Reclamation Claims Filed In The Debtors' Cases [Docket No. 2050] (the "Initial Reclamation Motion") pursuant to the Reclamation Procedures Order.

                  On November 25, 2003, the Debtors filed their Combined Amended Reclamation Report and Motion to Determine that Reclamation Claims are Valueless (the "Amended Report and Motion") (Docket No. 4596).(11) The Amended Report and Motion consisted of two parts. In Part I of the Amended Report and Motion, the Debtors sought the entry of an order that provides that the Reclamation Claims other than Approved Trade Creditor Reclamation Lien Claims are General Unsecured Claims that are not entitled to any priority under section 546(c) of the Bankruptcy Code. Part II of the Amended Report and Motion included detail regarding the Debtors' reconciliation of the reclamation claims that have been filed. On December 12, 2003, the Bankruptcy Court, however, declined to hear the motion and directed the Debtors to file separate adversary proceedings against each reclamation claimant.

                  On or about January 31, 2004, the Debtors filed 576 reclamation complaints (the "Reclamation Complaints"). The Debtors also filed a motion (the "Consolidation Motion") to consolidate the Reclamation Complaints to determine common legal issues arising from the reclamation claims. The response date on the Consolidation Motion for all reclamation defendants was February 25, 2004, and the reply date was March 3, 2004. The answer date for the Reclamation Complaints has been extended by agreement to June 1, 2004 and the hearing on the Consolidation Motion is currently scheduled for May 25, 2004.

                  On February 2, 2004, the Court, on request of various reclamation claimants, ordered the appointment of an Official Committee of Reclamation Creditors ("OCRC") for the purpose of negotiating with the Debtors with respect to the proposed Chapter 11 Plan. On February 13, 2004, the United States Trustee appointed the members of the OCRC. The members currently are: The Procter & Gamble Distributing Company, Mead

------------------------
(10) All numbers in this paragraph have been rounded to the nearest hundred thousand. Exact figures are contained in the Supplemental Reports.

(11) The Amended Report and Motion amends and supercedes the Initial Reclamation Motion, and the Debtors have sought leave of court to withdraw the Initial Reclamation Motion.

Johnson Nutritionals, Swift Company, DelMonte Corporation, Sara Lee Corp. and The Clorox Sales Company. The OCRC was permitted by the Bankruptcy Court to intervene as a party in the Reclamation Adversary Proceedings.

                  On May 3, 2004, the Debtors, the Committee, and the OCRC signed a term sheet which outlines an agreement in principle to resolve objections to the Plan and Disclosure Statement related to the treatment of Reclamation Claims (the "Revised Term Sheet"). Pursuant to the Revised Term Sheet, the Debtors shall establish a Reclamation Creditors Trust for the primary benefit of the Reclamation Claim Holders to be funded by the Debtors with at least $3 million in Cash as well as deductions, over-wires, preference claims, Causes of Action and other rights of the Debtors against holders of Reclamation Claims all as more specifically provided in the Revised Term Sheet, a copy of which is attached hereto as Exhibit 13. Further, certain guarantees from Core-Mark Newco are provided. The Revised Term Sheet also calls for the stay of the Reclamation Adversary Proceedings pending the Effective Date of the Plan.

                  m.    Schedules and Statements

                  The Debtors filed their respective schedules of assets and liabilities and statement of financial affairs (the "Schedules") with the Bankruptcy Court on July 1, 2003. The Schedules can be reviewed at the office of the Clerk of the Bankruptcy Court for the District of Delaware or can be obtained on the website www.bmccorp.net/fleming.

            2.    Retention of Professionals

            At various times through the Chapter 11 Cases, the Bankruptcy Court has approved the retention of certain professionals to represent and assist the Debtors in connection with the Chapter 11 Cases. These professionals were intimately involved with the negotiation and development of the Plan. These professionals include, among others: AP Services, LLC, crisis managers for the Debtors (Docket No. 1698); Kirkland & Ellis LLP, co-counsel for Debtors (Docket No. 740); Pachulski, Stang, Ziehl Young, Jones & Weintraub, P.C., co-counsel for the Debtors (Docket No. 852); and The Blackstone Group, L.P., financial advisors to the Debtors (Docket No. 1692).

            The Bankruptcy Court also approved requests to retain other professionals to assist the Debtors in ongoing specialized matters. These professionals include, but are not limited to: McAfee & Taft, special corporate counsel for the Debtors (Docket No. 1028); Ernst & Young LLP, inside auditor and tax accountant for the Debtors (Docket No. 219); Baker, Botts, LLP, special corporate and securities counsel for the Debtors (Docket No. 1241); PricewaterhouseCoopers, LLP, forensic accountants for the audit committee of the Board of Directors of the Debtors (Docket No. 732); Rider Bennett, LLP, special labor relations and business litigation counsel for the Debtors (Docket No.
1065); and Kekst and Company, public relations and corporate communications consultant to the Debtors (Docket No. 1380).

            The Bankruptcy Court also approved requests to retain real-estate professionals to assist the Debtors in their disposition efforts. These professionals include, but are not limited to: Dovebid, Inc., auctioneers for the sale of residual assets (Docket No. 1359); The Food Partners, retail grocery financial advisor to the debtors (Docket No. 1691); Retail Consulting Services, Inc./Staubach Retail Services, Inc., exclusive real estate consultants to the debtors (Docket No. 1361); DMC Real Estate, Inc., realtors for the Debtors (Docket No. 3948); and Keen Realty, LLP, special real estate consultant to the Debtors (Docket No. 2161).

            3.    Appointment of Creditors' Committee and Retention of
                  Professionals

            On April 16, 2003, the United States Trustee appointed the following unsecured creditors to the Committee: (a) Bank One Trust Company, N.A., as Indenture Trustee; (b) Apollo Management V, L.P.; (c) Northeast Investors Trust;
(d) Kraft Foods; (e) Nestle USA; (f) ConAgra Foods, Inc; and (g) Pension Benefit Guaranty Corporation. The ex officio members of the committee are S.C. Johnson and the Bank of New York.

            The Bankruptcy Court also approved the retention of the following professionals to represent and assist the Committee in connection with these Chapter 11 Cases: Pepper Hamilton, LLP, co-counsel to the Official

Unsecured Committee of Creditors (Docket No. 1415); Milbank, Tweed, Hadley & McCloy, LLP, co-counsel to the Official Committee of Unsecured Creditors (Docket No. 2155); KPMG, LLP, accountants and restructuring advisors to the Official Committee of Unsecured Creditors (Docket No. 1356); and Compass SRP Associates, LLP, advisors to the Official Committee of Unsecured Creditors (Docket No.
2155).

            The Bankruptcy Court also approved the retention of Piper Rudnick LLP and Klehr Harrison Harvey Branzburg & Ellers LLP as co-counsel (Docket Nos. 7728 and 7729, respectively) and J.H. Cohn LLP, as accounts and advisors (Docket No. 7730) to the OCRC.

            4.    Asset Sales and Other Dispositions

            The Debtors have filed several motions for the sale of disposal of the Debtor's assets as follows:

                  a.    Sale of Debtors' Wholesale Distribution Business

                  On or about July 11, 2003, the Debtors filed their Motion For Order (A) Approving Asset Purchase Agreement With C&S Wholesale Grocers, Inc. And C&S Acquisition LLC, (B) Authorizing (I) Sale Of Substantially All Of Selling Debtors' Assets Relating To The Wholesale Distribution Business To Purchaser Or Its Designee(s) Or Other Successful Bidder(s) At Auction, Free And Clear Of All Liens, Claims, Encumbrances And Interests And (II) Assumption And Assignment Of Certain Executory Contracts, License Agreements And Unexpired Leases, And (C) Granting Related Relief (Docket No. 1906). This motion sought the sale of substantially all of the Wholesale Distribution Business, which supplied a full line of products to grocery stores, discount stores, supercenters and specialty retailers. The winning bidder was determined to be C&S Acquisition, LLC, whose bid was an estimated $400 million. After three days of hearings, the Bankruptcy Court entered an order approving the sale on August 15, 2003 (Docket No. 3142) and the transaction was closed on August 23, 2003.

                  b.    FSA Reserve

                  In the order approving the sale of the Debtors' Wholesale Distribution Business to C&S, which order was entered by the Bankruptcy Court on August 15, 2003 (Docket No. 3142), the Debtors were required to set aside $75 million as an "adequate protection reserve" for those qualifying creditors' Offset Rights (as defined in the C&S asset purchase agreement) only if those creditors (i) had asserted or joined in a demand for adequate protection by a date certain in connection with the Wholesale Distribution Business sale; (ii) were parties to facility standby agreements that were rejected; and (iii) were parties to promissory notes or forgiveness notes that the Bankruptcy Court determined were not executory contracts or integrated parts of executory contracts.

                  By motion dated September 12, 2003 (Docket No. 3667), the Debtors sought to reduce the amount of the FSA Reserve by $40 million to reflect the correct amount of note balances outstanding. The motion was granted, and an order was entered on December 23, 2003 (Docket No. 5224) allowing the Debtors to reduce the FSA Reserve and further allowing the Debtors to reduce the FSA Reserve by any settlements made on note balances. Currently, the FSA Reserve is approximately $29 million. Upon approval of pending settlements of note balances, the Debtors estimate that the amount of the FSA Reserve will be reduced to approximately $20 million.

                  c.    Sale of California Stores

                  On November 13, 2002, Fleming, Richmar and Save Mart entered into an asset purchase agreement for the sale of twenty-eight (28) Food-4-Less grocery stores located in California (the "California Stores") for an aggregate purchase price of $105 million plus inventory at cost (subject to certain purchase price adjustments). Due to the inability to receive the timely approval of the transaction by the Federal Trade Commission (the "FTC"), however, closing of the sale of all 28 stores never occurred. In late January 2003, the FTC permitted the parties to break the California Stores transaction into two parts, one involving the sale of nineteen (19) of the California Stores with a value of approximately $71 million plus inventory and the second involving the sale of nine (9) stores with a value, at that time, of approximately $34 million plus inventory. The parties closed the nineteen (19) store transaction in late January 2003.

                  On or about May 12, 2003, the Debtors filed a motion in these Chapter 11 Cases seeking to convey their interests in the remaining nine (9) stores and certain contracts and leases to two (2) buyers for an aggregate purchase price of approximately $27 million plus inventory (Docket No. 817). The Bankruptcy Court entered its orders approving this motion and the sale to each buyer on June 4, 2003 (Docket Nos. 1375 & 1377).

                  d.    Sale of Rainbow Food Retail Grocery Stores

                  On or about May 12, 2003, the Debtors filed their Debtors' Motion For Order Authorizing: (A) Sale Of 31 Rainbow Food Retail Grocery Stores' Assets Free And Clear Of All Liens, Claims, Interests And Encumbrances; And (B) Assumption And Assignment Of Acquired Contracts And Leases (Docket No. 816). This Motion sought to sell the assets used in the operation of thirty-one (31) of the Rainbow Food retail grocery stores. The aggregate purchase price was approximately $44 million plus inventory. The Bankruptcy Court entered an order approving this motion on June 4, 2003 (Docket No. 1362).

                  e.    Sale of Pharmacy Assets

                  On or about April 15, 2003, the Debtors filed their Emergency Motion For An Order Authorizing Sale Of Pharmacy Assets Located At Seven Of The Debtors' Stores (Docket No. 323). This motion sought the sale of the Debtors' drug inventory, prescription files and related assets located at seven (7) of the Debtors' stores to two (2) bidders for approximately $1.5 million. The Bankruptcy Court entered an order approving this motion on April 21, 2003 (Docket No. 556).

                  f.    Sale of Fleming-Owned Real Property Under Auction

                  On or about September 12, 2003, the Debtors filed their "Debtors' Motion For Order: (A) Authorizing and Scheduling an Auction for the Sale of Certain of the Debtors' Real Property; (B) Approving the Terms and Conditions of Such Auction, Including Bidding Procedures Related Thereto; and
(C) Approving Assignment Procedures For Affected Unexpired Leases" (Docket No.
3666). This motion sought, among other things, approval of bidding procedures for the sale of certain real property owned by the Debtors and the assignment of the Debtors' rights under certain real property leases. The real property subject to these proposed sales and assignments consisted of certain of the Debtors' assets not associated with the Wholesale Distribution Business and therefore not associated with the C&S Purchase Agreement.

                  At a hearing on October 2, 2003, the Bankruptcy Court approved the motion and authorized the Debtors to proceed with an auction, upon the terms described within the motion, on October 14, 2003. On October 14, 2003, the auction was held, and the Debtors identified the highest and best bidders for each of the real property locations subject to the auction. On October 24, 2003, the Bankruptcy Court entered an order approving the sale or assignment, as applicable, of the auctioned properties to the highest and best bidders identified by the Debtors at the auction (Docket No. 4205). The gross proceeds received by the Debtors as a result of the auction were approximately $4.8 million.

                  g.    Sale of Fleming-Owned Real Property Not Under Auction

                  Pursuant to the "Order Establishing Procedures for the sale of Real Estate And Personal Property Located Therein" under Sections 363(b), 363(f) and 1146(c) of the Bankruptcy Code (the "Expedited Procedures For The Sale Of Real Estate And Personal Property), entered May 22, 2003 (Docket No. 1016), the Debtors may sell free and clear of all mortgages, liens, claims, interests and encumbrances (Liens) certain real property and personal property contained therein at the highest price offered, with all valid Liens to be satisfied from the net proceeds of the sales without further order of the Court, but subject to approval by the Notice Parties (as defined in the order) under a 5 business day notice period. The gross proceeds received by the Debtors to-date as a result of these sales are approximately $9.2 million.

                  h. Order Authorizing Store Closing Sales and Abandonment of Assets re Closing Locations

                  Pursuant to the "Order Authorizing The Debtor To Conduct Store Closing Sales Pursuant To Section 363 Of The Bankruptcy Code And Abandon Inconsequential Assets Related To The Closing Locations" (the "Store Closing Sale Order"), entered on May 21, 2003 (Docket No. 1014), the Debtors are authorized to conduct store closing sales free and clear of liens in the ordinary course of business pursuant to a procedure whereby the Debtors give notice of any store closing sale, and the Debtors may consummate the sale without further order of the Court if there are no objections. Pursuant to this procedure, the Debtors may also give notice of abandonment of assets at the closed locations. If no timely objections are filed, the Debtors may abandon the assets without further order of the Court.

                  i. Order Authorizing Sale or Abandonment of Assets of De Minimis Value

                  Pursuant to the "Order Pursuant To Sections 363(b), 363(f), 554(a) And 1146(c) Of The Bankruptcy Code Authorizing And Approving Expedited Procedures For The Sale Or Abandonment Of The Debtors' De Minimis Assets" (the "De Minimis Sale Order"), entered May 21, 2003 (Docket No. 1018), the Debtors may sell free and clear of liens various assets, including customer lists and accounts receivable that are past due and owing to the Debtors, remaining inventory in retail stores, tractors, trailers, furniture, fixtures and other excess warehouse and supermarket equipment such as coolers, refrigeration compressor systems, shelving, generators and material handling equipment (e.g. stock carts, pallet jacks and fork lifts), and assets of de minimis value to the Debtors, such as notes owing to the Debtors and franchise rights (which may include the Debtors' rights under trademark licenses of de minimis value to the Debtors), that relate to the Debtors' abandoned, or to be abandoned, relationships with retail grocery store businesses.

                  Depending on whether the assets to be sold or abandoned have a value under $2.5 million or a value between $2.5 million and $6.5 million, different notice periods apply. Under both procedures, if no timely objection is filed, the Debtors may file a Certificate of No Objection and consummate the sale after entry of the order.

                  j.    Order Authorizing Sale of Obsolete and Other Excess
                        Inventory

                  Pursuant to the "Order Under 11 U.S.C. Sections 105(a),
363(b) And 363(f) Granting Authority To Debtors To Dispose Of Obsolete And Other Excess Inventory Free And Clear Of Any Existing Liens, Claims And Interests" (the "Excess Inventory Sale Order"), entered on May 20, 2003 (Docket No. 1031), the Debtors may sell free and clear of liens certain excess inventory. Prior to accepting any bid to sell excess inventory to a diverter or liquidator, the Debtors must give the Committee and the Lenders written notice of its intention to accept such bid at least five (5) days prior to accepting the bid.

                  k.    Order Approving Going Out of Business ("GOB") Sale

                  Under the Order Approving GOB Procedures In Connection With The Final Dip Order, (Final Order Authorizing (I) Post-Petition Financing Pursuant to 11 U.S.C. Section 364 and Bankruptcy Rule 4001(c); (II) Use of Cash Collateral pursuant to 11 U.S.C. Section 363 and Bankruptcy Rule 4001(b) and
(d); (III) Grant of

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

Adequate Protection Pursuant to 11 U.S.C. Sections 361 and 363; and (IV) Approving Secured Inventory Trade Credit Program and Granting of Subordinate Liens, Pursuant to 11 U.S.C. Sections 105 and 364(c)(3) and Rule 4001 (c) (Docket No. 743)) entered May 20, 2003 (Docket No. 1030), the Debtors are entitled, under certain circumstances, to vacate and surrender certain premises, as well as abandon assets located in the premises. On the surrender date, the lease is deemed rejected unless the Debtors have filed a specific notice to assume the lease.

            5.    Debtor in Possession Operating Reports

            Consistent with the operating guidelines and reporting requirements established by the United States Trustee (the "Guidelines") in these Chapter 11 Cases, the Debtors have satisfied their initial reporting requirements, have filed their first twelve Monthly Operating Reports(12) and will continue to file such Monthly Operating Reports as required by the Guidelines. Each Monthly Operating Report includes for the relevant period, among other things, (a) information regarding the Debtors' cash receipts and disbursements, (b) an income statement (prepared on an accrual basis), (c) a balance sheet (prepared on an accrual basis), (d) a statement regarding the status of the Debtor's post-petition taxes and (e) a statement regarding the status of accounts receivable reconciliation and aging.

            6.    Pending Litigation And The Automatic Stay

                  a.    Directors' & Officers' Litigation

                  In re Fleming Companies Inc. Securities and Derivative Litigation, United States District Court for the Eastern District of Texas, Texarkana Division, Case No. MDL 1530. During 2002, a number of securities class action cases were commenced by and on behalf of persons who purchased Fleming's publicly traded securities. The actions named Fleming and certain of Fleming's directors and officers as defendants and sought damages under either or both of the Securities Exchange Act of 1934 (the "Exchange Act") and the Securities Act of 1933 (the "Securities Act"). Various parties to those actions asked the Judicial Panel on Multidistrict Litigation (the "JPML") to consolidate that litigation, then consisting of 14 separately filed cases, in a single court. On June 25, 2003, the JPML issued an order directing that all of those actions be transferred to the Eastern District of Texas, Texarkana Division, for coordinated or consolidated pretrial proceedings. During the same time period, two derivative actions were filed on Fleming's behalf, seeking damages from various of Fleming's directors and officers for alleged violations of securities laws. Those derivative actions have been, or are in the process of being, administratively closed or dismissed without prejudice.

                  On February 20, 2003, while the JPML proceedings were pending, a class action generally captioned Massachusetts State Carpenters Pension Fund, etc. v. Fleming Companies, Inc., et al., was filed in the 160th District Court, Dallas County, Texas, and thereafter removed to the United States District Court for the Northern District of Texas, Dallas Division, as Case No. 3-03CV0460-P. That action named Fleming, various of Fleming's directors and officers, Lehman Brothers, Inc., Deutsche Bank Securities, Inc., Wachovia Securities, Morgan Stanley & Co., Inc., and Deloitte & Touche, L.L.P., as defendants, and sought damages under the Securities Act. Subsequently, on April 17, 2003, an identical action (except for the elimination of Fleming as a defendant) was commenced in the Eastern District of Texas, Texarkana Division, as Case No. 03-CV-83, where it could be, and ultimately was, consolidated with the Fleming securities litigation pending in that Court. Meanwhile, the District Court for the Northern District of Texas denied the plaintiffs' motion to dismiss that action without prejudice.

------------------------
(12) The Debtors have filed the following Monthly Operating Reports which Reports can be obtained from the court's docket in these cases: 4/1/03 - 4/19/03 [Docket No. 3102]; 4/20-03 - 5/19/03 [Docket No. 3103]; 5/18/03 -
      6/14/03 [Docket No. 3214]; 6/15/03 - 7/12/03 [Docket No. 3373]; 7/13/03 -
      8/9/03 [Docket No. 3754]; 8/10/03 - 9/6/03 [Docket No. 4139 amended by
      Docket No. 5106]; 9/17/03-10/4/03 [Docket No. 4979]; 10/5/03-11/1/03
      [Docket No. 5112]; 11/2/03-11/30/03 [Docket No. 5720]; 12/1/03-12/31/03
      [Docket No. 6776 amended by Docket No. 6969]; and 1/1/04-1/31/04 [Docket No. 7188]; and 2/1/04 - 2/29-04 [Docket No. 7612].

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

Ultimately, the action was transferred to the Eastern District of Texas where it, too, was consolidated with the litigation pending in that district.

                  On June 27, 2003, eighty individual plaintiffs commenced an action against various present and former directors and officers of Fleming and against Deloitte & Touche, L.L.P. That action, captioned Rick Fetterman, et al.,
v. Mark Hansen, et al., United States District Court for the Northern District of Texas, Dallas Division, Case No. 3:03-CV-1435 (L), sought damages for alleged violations of the Exchange Act and certain Texas securities statutes. The JPML has transferred that case to the Eastern District of Texas as a "tag-along" case, and it has been consolidated with the other cases pending in that district.

                  On August 28, 2003, sixty-three individual plaintiffs commenced an action against various present and former directors and officers of Fleming and against Deloitte & Touche, L.L.P. That action, captioned Christopher
L. Doucet, et al. v. Mark Hansen, et al., United States District Court for the Northern District of Texas, Dallas Division, Case No. 3-03-CV-1950 H, sought damages for alleged violations of the Exchange Act and certain Louisiana securities statutes and under theories of fraud, misrepresentation and conspiracy. A "tag along" notice has been filed with the JPML, but the case has not yet been transferred to the Eastern District of Texas for consolidated or coordinated pretrial proceedings in that court.

                  See Article VI.N.9. herein for a discussion of the effects the Plan and certain provisions therein will have on the directors and officers litigation.

                  b.    SEC Investigation

                  The lawsuits described above encompass allegations dealing with accounting, financial reporting and other disclosures and claim that Fleming falsely inflated its securities prices by means of accounting fraud and false public statements about its business operations and profit. Shortly after the first lawsuit was filed, the Wall Street Journal published an article on September 5, 2002, citing examples where Fleming allegedly had taken certain aggressive deductions against its suppliers.

                  These events prompted an informal inquiry by the SEC. On November 13, 2002, Fleming announced that the SEC had initiated an informal inquiry related to Fleming's vendor trade practices, the presentation of second quarter 2001 adjusted earnings per share data in Fleming's second quarter 2001 and 2002 earnings press releases, Fleming's accounting for drop-ship sales transactions with an unaffiliated vendor in Fleming's discontinued retail operations, and its calculation of comparable store sales in its discontinued retail operations.

                  The SEC converted the informal inquiry into a formal investigation on February 13, 2003. The formal investigation has focused on whether any persons or entities engaged in any acts, transactions, practices or courses of business which operated or would operate as a fraud or a deceit upon purchasers of Fleming securities or upon other persons in violation of the federal securities laws. Fleming has answered questions submitted by the SEC and has produced documents to the SEC. The SEC has interviewed several current and former employees of Fleming as well as third parties. Fleming continues to be in discussions with the SEC and intends to continue to fully cooperate with the SEC. Kraft Foods, Dean Food and Frito-Lay recently announced they have been notified that the SEC is considering filing charges against those companies in connection with their business dealings with Fleming, including whether employees of those companies aided Fleming in accelerating revenue improperly.

                  After receiving notice of the informal SEC inquiry, Fleming undertook an independent investigation related to the same topics. The Audit and Compliance Committee of the Board of Directors of Fleming ("Audit Committee") engaged independent legal counsel and independent accounting consultants to assist in connection with the independent investigation. The independent investigation included a review of transactions that occurred during the 2000, 2001 and 2002 time periods. These periods are the subject of the SEC investigation. The scope of the independent investigation included the original topics identified by the SEC as well as issues related to the timing of recording revenue, documentation of certain vendor transactions and certain initiatives undertaken for the purpose of increasing reported income.

                  On April 17, 2003, Fleming issued a press release (the "April 17 Release") announcing that it would have to restate its 2001 annual and quarterly financial statements and 2002 quarterly financial statements previously filed with the SEC and that it would revise its previously announced 2002 fourth quarter and annual financial results. Fleming announced that the restatements and revisions reflected significant business issues and developments affecting it, including the recent termination of Fleming's supply agreement with Kmart and events leading to Fleming's voluntary Chapter 11 bankruptcy filing on April 1, 2003, as well as adjustments identified in connection with the continuing independent investigation by the Audit Committee into certain accounting and disclosure issues.

                  The April 17 Release also reported that the restatements of the results for the full-year 2001 and the first three quarters of 2002 would reduce the pre-tax financial results from continuing operations for such periods by an aggregate amount of not more than $85 million and that the restatements would mainly correct the timing of when certain vendor transactions are recognized and the balance of certain reserve accounts.

                  The April 17 Release also announced that Fleming would have to revise its previously announced 2002 fourth quarter and annual financial results to reflect a loss from continuing operations. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Fleming announced that it expected to record a non-cash adjustment to continuing operations for a full impairment of goodwill currently valued at approximately $645 million, due to an overall decrease in the value of Fleming. In accordance with SFAS No. 144, Fleming also announced that it would record an additional impairment charge to discontinued operations of approximately $90 million related to retail store operations held for sale, due to a reduction in the net realizable value of such operations. In accordance with SFAS No. 109, Fleming announced that it had determined that it would record a non-cash charge against continuing operations in the fourth quarter of 2002 relating to its deferred tax assets in the range of $275-325 million, due to uncertainties as to whether net operating losses would be utilized against future tax payments. Fleming also announced that its fourth quarter 2002 pre-tax loss from continuing operations would be increased by expenses totaling not more than $80 million as a result of a number of factors, including increased vendor payback rates, the Kmart contract cancellation and corrections identified as a result of the Audit Committee's independent investigation.

                  Finally, Fleming announced on April 17, 2003, that it would early adopt EITF 02-16, Accounting by a Reseller for Cash Consideration Received from a Vendor, retroactive to the beginning of fiscal year 2002. This rule requires cash consideration received from a vendor to be recorded as an adjustment to the prices for the vendor's products and therefore characterized as a reduction of cost of sales when recognized in the customer's income statement. Fleming announced that the 2002 effect of adopting EITF 02-16 was expected to reduce the pre-tax loss from 2002 annual results in the range of $5-15 million, although the cumulative effect that would be recorded as of the beginning of 2002 was expected to be an expense of not more than $45 million.

                  In a Form 12b-25 filed by Fleming with the SEC on June 4, 2003, Fleming announced that its 2000 annual financial statements previously filed with the SEC would require restatement. The June 4th announcement stated that it expected the related restatements of the results for the full-year 2000 to reduce consolidated pre-tax financial results for such period by an aggregate amount of not more than $2 million, reflecting an increase in 2000 pre-tax loss from continuing operations of not more than $6 million and a decrease in 2000 pre-tax loss from discontinued operations of not more than $4 million. As stated in the June 4th announcement, those restatements would principally correct the timing of when certain vendor transactions were recognized and would reflect other adjustments and corrections identified as a result of the Audit Committee's independent investigation.

                  c.    Labor-Related Claims

                  During the prepetition and post-petition period, the Debtors had several labor-related claims filed against them by individual employees and/or union representatives for grievance/arbitration claims for vacation, pay, health and welfare payments, severance pay and discrimination claims, the majority of which the Debtors believe, if allowed, will be General Unsecured Claims.

                  In connection with the wind-down of their Wholesale Distribution Business, the Debtors closed several facilities in various states, including Wisconsin, for which there are currently claims pending by the

Wisconsin Department of Workforce Development for claims under Section 109.07 of the Wisconsin Statutes based on insufficient notice of the facility closings.

                  In addition, except as set forth in the Benefits Schedule, the Debtors will have withdrawn from all "multiemployer plans" (as such term in defined in Section 3(37) of ERISA) prior to the Effective Date. As a result, several multiemployer benefit plans have filed proofs of claims against the Debtors' estates. The Debtors propose to treat these claims as General Unsecured Claims.

                  d.    Significant Prepetition Litigation

                        (1) DiGiorgio Corp. v. Fleming Companies, Inc., et al., United States District Court for the District of New Jersey, Case No. 02-2887-DMC. DiGiorgio alleged that Fleming breached a non-compete agreement with respect to supplying certain grocery items in Connecticut, New York and parts of New Jersey. DiGiorgio sought injunctive relief and an unspecified amount of damages and requested an audit of Fleming's books and an order extending the term of the non-compete agreement beyond its scheduled June 2004 expiration date. Fleming denied that it breached the agreement and, additionally, claimed that the non-compete agreement was invalid because it was unreasonably broad. Finally, Fleming asserted that even if there were an enforceable agreement that had been breached, DiGiorgio's damages, if any, were nominal. On April 1, 2003, the court granted DiGiorgio's motion for a preliminary injunction and prohibited Fleming from, among other things, engaging in wholesale distribution of meat, dairy, deli, frozen meats, frozen dairy and frozen deli products for retail sale within the Amended Restricted Territory. On April 23, 2003, the Bankruptcy Court lifted the automatic stay to permit Fleming to appeal and/or pursue other actions regarding the order granting the preliminary injunction, and on April 30, 2003, Fleming filed its notice of appeal to the United States Court of Appeals for the Third Circuit. The parties reached a global settlement in the bankruptcy case resolving all their disputes, including the issues raised in this litigation. The settlement was approved by the Bankruptcy Court on November 25, 2003.

                        (2) Harvest Logistics, Inc. and Iceworks Logistics, Inc. v. Fleming Companies, Inc., United States District Court for the Northern District of Texas, Case No. 301-CV1813-L. After the parties mutually agreed to terminate Harvest's five-year written warehouse management contract for a Ft. Wayne facility and Iceworks' five-year oral warehouse management contract for a Grand Rapids perishable produces facility in August 2001, those entities sued Fleming for breach of contract, alleged anticipatory repudiation of Fleming's obligation to pay future management fees, unjust enrichment and quantum meruit. Plaintiffs claimed that they were owed $6,000,000 for unreimbursed expenses and $10,000,000 for five years of future management fees. Fleming denied Harvest's and Iceworks' claims and asserted counterclaims against them for breach of contract and against their parent entity, Tibbett & Britten Group North America, Inc., for failure to properly supervise performance of those agreements. Fleming alleged that Harvest and Iceworks were corporate shells and alter egos of Tibbett & Britten and sought damages of approximately $5,600,000, subsequently reduced to $3,900,000. Discovery has been completed, and the case was set for trial in June 2003. Fleming moved for summary judgment on the Harvest and Iceworks' claims for alleged anticipatory repudiation of Fleming's obligation to pay future

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

                              management fees, and Harvest and Iceworks cross-moved for summary judgment on Fleming's claim that they were corporate shells and alter egos of Tibbett & Britten. The automatic stay that has been imposed when Fleming commenced its chapter 11 case was lifted to permit the parties to brief these motions. Thereafter, the parties reached an agreement in principle that Fleming will dismiss with prejudice its claims against Tibbett & Britten (but not against Harvest and Iceworks), and Harvest and Iceworks will dismiss with prejudice their claims against Fleming insofar as those claims pertains to loss of future management fees, but not as to claimed unreimbursed expenses. This agreement in principle will result in the withdrawal of the cross-motions for summary judgment, which no longer will be necessary.

                        (3) SuperValu, Inc. and SuperValu Holdings, Inc. v. Rainbow Food Group, Inc. H. Brooks & Co., LLC and Fleming Companies, Inc., Second Judicial District Court, Ramsey County, Minnesota, Case No. C4-02-4394. SuperValu alleged that Rainbow had used Rainbow's broker, H. Brooks, to obtain SuperValu's ads and used the information in those ads to undercut Cub Foods prices or to reschedule promotions. SuperValu asserted claims of misappropriation of trade secrets and tortious interference with prospective business advantage and sought injunctive relief, unspecified compensatory and punitive damages and attorneys' fees. Rainbow and Fleming denied SuperValu's claims and asserted counterclaims for misappropriation of trade secrets and confidential information, tortious interference with contract, unfair competition and tortious employee raiding stemming from SuperValu's wrongful raiding of former Rainbow associates and subsequent use of confidential information possessed by those associates, and claims for unlawful restraint of trade and violation of the Minnesota antitrust monopolization of food products statute. Rainbow and Fleming sought injunctive relief, unspecified actual and treble damages, interest and attorneys' fees. The parties agreed to a confidential settlement prior to commencement of the Chapter 11 Cases, and consummated that settlement after the Petition Date.

                        (4) Home Depot v. Ronald Griffin and Fleming Companies, Inc., Court of Chancery of the State of Delaware, Case No. 19649-NC. Griffin, a former employee of Home Depot, was hired by Fleming. Home Depot alleged that Griffin breached his agreement not to solicit Home Depot employees and that Fleming tortiously interfered with Griffin's non-solicitation agreement and sought compensatory damages in excess of $6,000,000 (including $1,000,000 in Griffin's stock option gains), plus attorneys' fees totaling more than $300,000. Griffin and Fleming denied the allegations, Fleming has tendered Griffin's defense to its directors' and officers' liability insurance carrier. The parties have reached a settlement in principle in this case, although they continue to work out the language of a final settlement agreement and any settlement is subject to approval of the Bankruptcy Court.

                        (5) Fleming Companies, Inc. v. Clark Retail Enterprises, Inc., American Arbitration Association Case No. 51 181 00447 01; In re Clark Retail Enterprises, Inc., United States Bankruptcy Court for the Eastern District of Illinois, Case No. 02-40045 (JHS). Fleming asserted that Clark committed to at least $80,000,000 annually in non-cigarette purchases under a five-year supply agreement and that such commitment induced Fleming to enter into the agreement and to agree

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

                              to provide over $40,000,000 in incentive payments over the five-year term of the agreement. Fleming sought to rescind the agreement due to Clark's failure to make the requisite non-tobacco purchases. Clark requested termination of the agreement due to Fleming's unilateral modification of contract terms in alleged breach of the agreement. Fleming agreed to the requested termination. Fleming sought damages, including the reimbursement of the approximately $8,000,000 unamortized portion of the $12,000,000 incentive payment it made to Clark, plus more than $20,000,000 for Fleming's start-up warehousing and other costs. Clark replaced Fleming with a new supplier and claimed related damages in excess of $5,000,000, including lost "benefit of the bargain" resulting from termination of the agreement. The dispute was scheduled for mandatory arbitration, but all proceedings were stayed when Clark filed its liquidating chapter 11 case in October 2002. Fleming filed a $31,600,000 proof of claim in the Clark chapter 11 case. Just before the commencement of the Chapter 11 Cases, Clark sought to lift the stay in its own chapter 11 case to proceed with the arbitration. All proceedings were stayed when Fleming filed its bankruptcy case. The parties have settled their matter by agreeing to mutual releases. The Bankruptcy Court approved the settlement by order entered February 13, 2004.

                        (6) Russell Stover Candies, Inc., et al. v. Fleming Companies, Inc., United States District court for the Western District of Missouri, Case No. 01-1022-CV-W-3. Stover commenced an action against Fleming based upon Fleming's distribution of Stover candy that allegedly had become heat damaged while in Fleming's custody. Ultimately, Stover and Fleming entered into a settlement agreement resolving the litigation, subject to full performance of the settlement. A dispute arose over the manner in which a term of the settlement agreement was to be interpreted. Stover asserted that Fleming was required to pay an additional $737,000 under the agreement. On February 28, 2003, the parties filed cross motions for summary judgment. The matter was submitted to the court, and the parties engaged in settlement negotiations, and those motions were pending when Fleming commenced bankruptcy. On September 15, 2003, the court dismissed the summary judgment motions without prejudice to their being reset if and when the parties obtain relief from the automatic stay in the Fleming bankruptcy case.

                        (7) Bank of New York v. Fleming Companies, Inc., New York Supreme Court, Erie County, Index No. 2001-9864. One of the principals of Avery's Markets, a grocery store operator supplied by Fleming, owned real property subject to a mortgage to Bank of New York ("BONY"). The mortgage contained an assignment of rents clause. Fleming leased the property and subleased the premises to Avery's. The principal defaulted on the BONY mortgage, Avery's and its principals filed bankruptcy cases and BONY foreclosed on its mortgage. Five years later BONY sued Fleming to enforce its assignment of rents rights and to collect approximately $203,000. Fleming asserted defenses of setoff, improper exercise of the assignment of rents clause and laches. The parties filed and argued cross-motions for summary judgment. The Chapter 11 Cases were commenced before those motions were decided, and all proceedings in the case are now stayed.

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

                        (8) Wayne Berry v. Fleming Companies, Inc., et al, USDC Hawaii No. 01 00446 SPK-LEK. Wayne Berry, designer of certain software used by Fleming at its Kapolei, Hawaii facilities to track freight, sued Fleming for copyright infringement. Fleming denied the allegations, and the matter went to trial. On March 6, 2003, the jury found in favor of Fleming on all claims but one. With regard to the claim on which the jury found in Berry's favor, the jury awarded damages of $98,250 and found that Fleming had willfully infringed. Post-trial motions were still pending when the bankruptcy petition was filed on April 1, 2003, staying the proceedings.

                        (9) Duane D. Betterman v. Fleming Companies Inc., State of Wisconsin, Court of Appeals District III, County of Douglas (Case No. 02-2617). After a jury trial, judgment was entered in favor of Betterman in January 2002. Betterman was awarded damages totaling $555,666. On October 24, 2002, Fleming appealed to the Wisconsin Court of Appeals. The Wisconsin Court of Appeals affirmed the judgment in favor of Betterman. Fleming does not anticipate any further appeals.

                  e. Significant postpetition litigation outside of Bankruptcy Court

                        (1) Fleming Companies, Inc. v. Baker Petrolite Corporation and Baker Hughes, Inc., 15th Judicial District Court, Lafayette Parish, Louisiana, 20036373. Fleming filed suit against defendants alleging their contamination of certain real property owned by Fleming in Broussard, Louisiana. Defendants owned adjacent property whose soil and groundwater became contaminated from defendants' operations and contaminated Fleming's property. Fleming subsequently sold the property, postpetition. The purchase required a $1 million reduction in the sale price due to the contamination. Fleming filed suit alleging claims of trespass, negligence, nuisance and strict liability against defendants to recover the diminution in property value. This lawsuit is currently pending.

                        (2) Chouteau I-35 Development, L.L.C. v. Fleming Companies, Inc. and Kirsten Richesson, Circuit Court of Clay County, Liberty, Missouri. This proceeding involved the liquidation of Fleming's ownership interest in a joint venture. Specifically, I-35 and Fleming established a joint venture in 1998 to own and develop a shopping center. Fleming alleged that I-35 took every possible action to prevent a sale of the property and forced Fleming to pursue attempts to sell the property by dissolving the entity and liquidating the assets as well as preparing pleadings necessary to foreclose on a mortgage loan Fleming extended to the joint venture. I-35 alleged that Fleming sought a quick repayment of its outstanding loan balance in a postpetition fire sale and that Fleming had no right under the operating agreement to sell the shopping center without first meeting certain prerequisites. The Bankruptcy Court granted relief from stay on or about December 15, 2003, to allow both parties to litigate outside of Bankruptcy Court. I-35 initiated a lawsuit against Fleming in the Circuit Court of Clay County. This matter was settled on or about January 30, 2004. The terms of the settlement agreement are, generally, that Fleming and I-35 agreed to sell the property for $10,550,000, that I-35 would receive $720,000, the parties further waived and released each other from all claims, and agreed that they would then dissolve the joint venture and wind up its affairs.

                  f. Significant Adversary Proceedings Filed in the Debtors' Chapter 11 Cases

                        (1) Reclamation related adversary proceedings. As described in section V.C.1.l. above, on November 25, 2003, the Debtors filed the Amended Report and Motion in connection with Reclamation Claims. In relevant part, the Amended Report and Motion sought the entry of an order that provides that the Reclamation Claims are General Unsecured Claims that are not entitled to any priority (administrative or otherwise) and that such Claims may not be asserted as secured claims. The Bankruptcy Court, however, declined to hear the motion and directed Fleming to file separate adversary proceedings against each and every Reclamation Claimant. Accordingly, the Debtors have filed approximately 575 such adversary proceedings against reclamation claimants seeking a judicial determination that the Reclamation Claims are General Unsecured Claims that are not entitled to any priority. In addition to the declaratory relief sought in each such adversary proceeding, the Debtors asserted additional causes of action or defenses, if applicable, that related to any particular Reclamation Claimant. Many of the 575 adversary proceedings include causes of actions related to preferential transfers, other avoidance powers, set off rights or actions based on breach of contract. The OCRC has been granted the right by the Court to intervene in the adversary proceedings.

                        (2) Adversary Proceedings against surety companies. Fleming initiated a number of adversary proceedings in these Chapter 11 Cases against surety companies. Below is a summary of each such adversary proceeding.

                              (a) Fleming Companies, Inc. v. Hartford Fire Insurance Company and Hartford Casualty Insurance Company, 03-60185. This Adversary Proceeding was commenced on December 23, 2003 to recover alleged preferences in the sum of $12,644,152 from Hartford Fire Insurance Company and Hartford Casualty Insurance Company (together, "Hartford"). On January 19, 2004, Hartford filed an answer denying all liability and raising a number of affirmative defenses.

                              (b) Fleming Companies, Inc. v. RLI Insurance Company, 03-60186. This Adversary Proceeding was commenced on December 23, 2003 to recover alleged preferences in the sum of $15,000,000 from RLI Insurance Company. The parties negotiated a settlement, and on January 21, 2004, the Bankruptcy Court entered its Order Granting Debtors' Motion Pursuant To 11 U.S.C. Section 105(a) and Fed. R. Bankr. P. 9019 For Approval Of Compromise With RLI Insurance Company. This adversary proceeding was dismissed with prejudice on February 17, 2004.

                              (c)   Fleming Companies, Inc. v. Travelers
                                    Casualty and Surety Company of America,
                                    03-60187. This Adversary Proceeding was
                                    commenced on December 23, 2003 to recover alleged preferences in the sum of $4,100,000 from Travelers Casualty and Surety Company of America ("Travelers"). On February 6, 2004, Travelers filed an answer denying all liability and raising a number of affirmative defenses.

                              (d) Fleming Companies, Inc. v. Westchester Fire Insurance Company, 03-60188. This Adversary Proceeding was commenced on December 23, 2003 to recover alleged preferences in the sum of $11,000,000 from Westchester Fire Insurance Company. The parties negotiated a settlement, and on January 21, 2004, the Bankruptcy Court entered its Order Granting Debtors' Motion Pursuant To 11 U.S.C.
                                    Section 105(a) and Fed. R. Bankr. P. 9019
                                    For Approval Of Compromise With Westchester
                                    Fire Insurance Company. This adversary
                                    proceeding was dismissed with prejudice on February 17, 2004.

                              (e) Fleming Companies, Inc. v. Zurich American Insurance Company, 03-60189. This Adversary Proceeding was commenced on December 23, 2003 to recover alleged preferences in the sum of $7,500,000 from Zurich American Insurance Company ("Zurich"). On January 20, 2004, Zurich filed Defendant's Motion To Dismiss For Failure To State A Claim Upon Which Relief Can Be Granted. Fleming filed its opposition to the motion on February 13, 2004.

                              (f)   Fleming Companies, Inc. v. Greenwich
                                    Insurance Company, AIG Europe (UK) Limited,
                                    Underwriters at Lloyd's Syndicates, Zurich
                                    Specialties London Limited, RLI Insurance
                                    Company, Twin Cities Fire Insurance Company,
                                    Starr Excess Liability International
                                    Insurance, Ltd., Underwriters at Lloyd's
                                    Syndicates, Gulf Insurance Company and
                                    Lumbermen's Mutual Casualty Company,
                                    03-59474. This Adversary Proceeding was
                                    commenced on December 9, 2003, to obtain declaratory relief with respect to various issues under primary and excess policies of directors and officers liability insurance. Defendants Greenwich Insurance Company,

                                    Underwriters at Lloyd's Syndicates, Zurich
                                    Specialties London Limited, Twin Cities Fire
                                    Insurance Company, Gulf Insurance Company and Lumbermen's Mutual Casualty Company have answered the complaint and have filed counterclaims for declaratory relief on the same issues that form the basis of the complaint. Fleming has filed a reply to each counterclaim. Defendant AIG Europe (UK) Limited was recently served with summons and complaint and has not yet responded to the complaint. Defendant Starr Excess Liability International Insurance Ltd. demanded that it be served pursuant to the provisions of the Hague Convention on Service of Process Abroad. That service has been made, but Starr has not yet responded to the complaint. The parties have agreed to hold in abeyance all issues other than coverage issues raised by the complaint and counterclaims and have propounded written discovery to each other on those issues.

                        (3) The following are other Adversary Proceedings filed in these Chapter 11 Cases

                              (a) The Kroger Co. v. Fleming Companies, Inc., 03-52915. This is a reclamation claim. The parties have stipulated to suspend proceedings pending general resolution of reclamation claims collectively.

                              (b)   Superior Dairy v. Fleming Companies Inc.
                                    et al, 03-53034. Plaintiff alleged that
                                    certain funds in Fleming's possession were Plaintiff's property. The parties stipulated to a dismissal of the action on or about February 13, 2004.

                              (c) American Greetings Corporation v. Fleming Companies, Inc., 03-53346. Plaintiff alleged that certain funds in Fleming's possession were held in constructive trust for the benefit of the vendors. The parties reached a settlement that was approved by the Bankruptcy Court by order entered February 5, 2003.

                              (d) Farris Produce, Inc., et al. v. Fleming Companies, Inc., et al. 03-54449. This proceeding is a class action brought by and on behalf of numerous vendors who delivered certain goods directly to retailers and invoiced Fleming for such deliveries. Plaintiffs contend that certain funds in

                                    Fleming's possession are held in
                                    constructive trust for the benefit of the class of vendors. Fleming denied Plaintiffs' claims. The parties reached a settlement on or about February 5, 2004. Under the terms of the proposed settlement, Fleming will pay the class $17.5 million. The parties are currently seeking court approval.

                              (e) Fleming Companies, Inc. v. Jackson Capital Management, et al. 03-54449. This proceeding is a request for an injunction under 11 U.S.C. Section 105 to prevent class actions against present and former directors. The parties have postponed the proceedings by stipulation.

                              (f)   Fleming Companies, Inc. v. Robert Ellis
                                    et al., 03-54756. This proceeding is a
                                    request for an injunction under 11 U.S.C.
                                    Section 105 to prevent the State of Georgia from criminally prosecuting a Fleming executive. The Bankruptcy Court granted a preliminary injunction against the prosecution. Discovery is ongoing in advance of an unscheduled final hearing.

                              (g)   Wayne Berry v. Hawaiian Express Service
                                    et al., USDC Hawaii No. CV 03 00385 SOM-LEK.
                                    In this proceeding, Wayne Berry has sued
                                    Fleming, C&S and other companies and
                                    individuals in the United States District
                                    Court for Hawaii alleging that the
                                    defendants continue to violate his copyright in certain freight tracking software previously used by Fleming at its facilities in Kapolei, Hawaii. Berry's software was the subject of a prepetition lawsuit, discussed in the prepetition section above, in which Berry won $98,250 and a finding of willful infringement against Fleming, but the automatic stay went into effect before the judgment was entered. In the postpetition lawsuit, originally filed on July 22, 2003 and amended on August 13, 2003 to include Fleming, C&S and various employees as individuals, Berry alleges that the defendants continue to infringe on his software copyrights notwithstanding the prepetition jury verdict. Discovery is ongoing and a trial date has been set for November 16, 2004.

                              (h) Gorman Foods, LLC v. Fleming Companies, Inc., 03-55518. This proceeding is a complaint brought by a group of store owners seeking over $445,000 in damages on the basis that Fleming is holding in trust for the benefit of the store owners certain funds remitted by certain vendors to Fleming to pay for various product advertisements run by the group of store owners. Discovery is ongoing.

                              (i) The Unofficial Committee of Unsecured Trade Creditors of Dunigan Fuels, Inc. v. Deutsche Bank Trust Company Americas, et al., 03-55715. This proceeding is a fraudulent conveyance complaint brought by a group of creditors against various banks and Fleming for $9.2 million which was allegedly owed by Dunigan Fuels, Inc. The creditors group contends that but for Fleming's causing Dunigan Fuels to guarantee unrelated debts, Dunigan Fuels would have been able to repay the group. The group therefore seeks to have this money repaid by the banks or by Fleming. The Debtors have settled this matter and are in the process of documenting the settlement.

                              (j) Cavendish Farms et al. v. Fleming Companies, Inc., et al., 03-56207. This adversary proceeding was filed on September 26, 2003, by eleven PACA claimants against Fleming Companies, Inc. and three of its officers. In their adversary complaint, plaintiffs seek to recover $3,203,608.89 (plus costs and attorneys' fees) as statutory trust assets pursuant to the PACA. In addition, plaintiffs assert common law claims of breach of contract and breach of fiduciary duties. By order entered January 29, 2004, the Bankruptcy Court granted Fleming's motion to withdraw the reference.

                              (k)   Sara Lee Bakery Group, Inc. v. Fleming
                                    Companies, Inc., et. al., 03-53027. Sara Lee
                                    Bakery Group ("SLBG") was a vendor that
                                    delivered goods directly to retailers and invoiced Fleming for such deliveries. SLBG initiated this adversary proceeding, on April 17, 2003, alleging, inter alia, that the funds paid to Fleming by the retailers were held in constructive trust for the benefit of SLBG. Fleming denied SLBG's claims. On May 12, 2003, the Bankruptcy Court entered a Temporary Restraining Order (the "TRO"). Pursuant to the TRO, Fleming paid the amount of $1,205,739.70 to SLBG and placed $948,403.56 in a segregated account pending the final resolution of the Adversary Proceeding. After the completion of discovery, the parties reached a settlement which was approved by the Bankruptcy Court on November 25, 2003. Under the terms of the settlement, SLBG paid to Fleming the sum of $205,739.70, SLBG retained the remainder of the funds paid to it by Fleming pursuant to the TRO and SLBG retained an allowed unsecured claim in the amount of $701,195. In addition, the TRO was vacated and Fleming and SLBG were relieved of their obligations under the TRO, including Fleming's obligation to segregate funds for the benefit of SLBG. Each party bore its own costs and attorneys' fees.

            7.    Claims Bar Date and Review Process

                  a.    Claims Bar Date

                  On June 25, 2003, the Bankruptcy Court entered an order (the "Bar Date Order") establishing September 15, 2003 as the bar date (the "Non-Governmental Claims Bar Date") for all non-governmental Persons and Entities to file prepetition Claims in these Chapter 11 Cases and October 1, 2003 as the bar date (the "Governmental Bar Date") for all governmental Persons and Entities to file prepetition Claims in these Chapter 11 Cases. The Bar Date Order further provides that, among other things, any Person or Entity that is required to file a Proof of Claim in these Chapter 11 Cases but fails to do so in a timely manner shall be forever barred, estopped and enjoined from (a) asserting any Claim against the Debtors that such Person or Entity has that (i) is in an amount that exceeds the amount, if any, that may be set forth in the Schedules or (ii) is of a different nature or in a different classification than what may be set forth in the Schedules (in either case any such Claim referred to as an "Unscheduled Claim") and (b) voting upon, or receiving distributions under, any plan or plan of reorganization in these Chapter 11 Cases in respect of an Unscheduled Claim.

                  b.    Administrative Claim Bar Date

                  On December 3, 2003, the Bankruptcy Court entered an order approving January 15, 2004 as the bar date for all persons or entities holding an Administrative Claim arising on or after April 1, 2003, through and including October 31, 2003 (the "First Bar Date Order") [Docket No. 4738]. For purposes of the First Administrative Bar Date, an Administrative Claim includes any Claim (as defined in 11 U.S.C. Section 101(5)) with respect to which the holder intends to seek priority of payment pursuant to sections 503 and 507(a)(1) of the Bankruptcy Code, except for the following: (i) Administrative Claims of professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code;
(ii) expenses of members of the Creditors' Committee; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) intercompany Claims between Debtors and their affiliates; (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business; (vii) Claims for reclamation asserted pursuant to section 546(c) of the Bankruptcy Code; (viii) Administrative Claims relating to executory contracts and unexpired leases that have neither been rejected nor assumed by the Debtors, as well as Administrative Claims relating to, or arising under, executory contracts or unexpired leases, regardless of whether such executory contracts or unexpired leases have been assumed or rejected, that are unknown to the claim holder; (ix) Administrative Claims that have previously been filed or for which any request for payment pursuant to section 503(a) of the Bankruptcy Code or adversary proceeding is pending; and
(x) any Claims of the Pre-Petition Lenders' agents and Pre-Petition Lenders as well as those of the Post-Petition Lenders' agents and Post-Petition Lenders arising under or in connection with the Pre-Petition Credit Agreement, DIP Credit Facility and the Final DIP Order. The Administrative Bar Date Order further provides that any person or entity that is required to file a Proof of

Administrative Claim in these Chapter 11 Cases, but fails to do so on or before the Administrative Claims Bar Date, shall not, with respect to any such Administrative Claim, be treated as a creditor of the Debtors for purposes of allowing such Claim. The court-approved Administrative Claims Bar Date Notice provides that, among other things, any Person or Entity that is required to file a Proof of Administrative Claim in these Chapter 11 Cases, but fails to do so in a timely manner, shall be forever barred, estopped and enjoined from (a) asserting any such Administrative Claim against the Debtors and (b) voting upon, or receiving distributions under, any plan or plan of reorganization in these Chapter 11 Cases in respect of such Administrative Claim.

                  c.    Claims Review Process

                  The Debtors have begun to evaluate the numerous Claims filed in these Cases to determine, among other things, whether it is necessary and appropriate to file objections seeking to disallow, reduce and/or reclassify such Claims The Debtors expect to also reconcile the Claims against their Schedules in an effort to (a) eliminate duplicative or erroneous Claims and (b) ensure that the Bankruptcy Court allows only valid Claims. If the Debtors, Core-Mark Newco, the PCT, or the RCT, as applicable, objects to a Claim, a hearing regarding such objection will be held and notice of such objection and the related hearing will be provided to affected Claim Holders as well as to other parties entitled to receive notice. To the extent necessary, the Bankruptcy Court will rule on the objection and ultimately determine whether, and in what amount and priority, to allow the applicable Claim. If the Debtors, Core-Mark Newco, the PCT, or the RCT, as applicable, do not object to a Claim by the Objection Deadline, such Claim will be deemed allowed and will receive the treatment accorded such Claim under the Plan. As appropriate, the Debtors, Core-Mark Newco, the PCT, or the RCT, as applicable, may seek to negotiate and/or settle disputes regarding a Claim or Claims as an alternative to filing objections to the allowance or treatment of such Claims.

                  The Debtors have begun to file procedural and substantive objections to secured, administrative and priority claims ("SAP Claims") in order to reconcile their estimated exposure with the value of the asserted SAP Claims. In that regard, the Debtors have filed their First through Fourteenth Omnibus Objections, which include objections to 3,640 Claims asserted in a face amount of excess of $4.6 billion. These Omnibus Objections include objections to approximately $1.1 million of SAP Claims.

                  On February 13, 2004, the Debtors filed their Motion for Waiver of Del. Bankr. Local Rule 3007-1(f) With Respect To Certain Omnibus Objections to Claims, which Motion requests authority, notwithstanding the Local Rules, to object to more than 150 claims in specific "Reclassify Only" Objections, to file more than two substantive Omnibus Objections in a month (for Reclassify Only Objections) and to object to certain claims solely on the basis of priority reserving the right to later object to such claims on other grounds. The Motion was granted on March 3, 2004. On March 18, 2004, the Debtors filed the first of their Reclassify Only Objections in the Debtors' Sixth Omnibus Objection to Claims. These Reclassify Only Objections affect approximately 363 secured, administrative and/or priority claims with an asserted value of $160 million. The hearing date on the Sixth Omnibus Objection is April 19, 2004 with an objection deadline of April 12, 2004.

VI.   SUMMARY OF THE PLAN OF REORGANIZATION

      A.    Overview of Chapter 11

      Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

      The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

      The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of, or equity holder in, the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

      A chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claims or interests in classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

      Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required under section 1122 of the Bankruptcy Code to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

      The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Committee and the OCRC (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

      THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF

CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS IN THE
PLAN).

      THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO IN THE PLAN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS.

      THE PLAN ITSELF AND THE DOCUMENTS IN THE PLAN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS, THE DEBTORS' ESTATES, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

      B.    Generally

            1.    Structure of Reorganizing Plan

            The Debtors believe that the Plan provides the best and most prompt possible recovery to Holders of Claims and Equity Interests. For purposes of this Disclosure Statement, the term Holder refers to the holder of a Claim or Equity Interest in a particular Class under the Plan. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Effective Date or as soon as practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against, and Equity Interests in, the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions to be made under the Plan are described below.

            2.    Creation of Core-Mark Newco

            The Plan provides for the reorganization of the Debtors centered around the remaining convenience store wholesale distribution business. As a result of the restructuring transactions described below in section VI.G.5. hereof, the Debtors' corporate structure will change as of the Effective Date. On the Effective Date, two newly formed, wholly-owned subsidiaries of Core-Mark Newco ("Core-Mark Holdings I" and "Core-Mark Holdings II") will each own 50% of another newly formed subsidiary ("Core-Mark Holdings III"), all of Fleming's assets related to it's convenience store business, including the Reorganized Debtors, will be transferred to Core-Mark Holdings III and the reorganized subsidiaries, Fleming's remaining assets will be transferred to the PCT and the RCT as more fully explained herein which will be liquidated and Fleming's remaining direct and indirect subsidiaries will be dissolved. As a result, Core-Mark International, Inc., Core-Mark Interrelated Companies, Inc., Core-Mark Mid-Continent, Inc., General Acceptance Inc., C/M Products, Inc., ASI Office Automation, Inc., E.A. Morris Distributors, Inc, Marquise Ventures Company, Inc., Minter-Weisman Co., and Head Distributing Co. (the "Reorganized Debtors"), will become indirect, wholly-owned subsidiaries of Core-Mark Newco. An organizational chart depicting the anticipated corporate structure of the new holding companies of the Reorganized Debtors as of the Effective Date is set forth below.

                                  [FLOW CHART]

            3. Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors

            All Cash necessary for Core-Mark Newco the PCT and the RCT, as applicable, to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' existing Cash balances, the continuing operations of Core-Mark Newco, the Exit Financing Facility, the Tranche B Loan and prosecution of Causes of Action, including collections of the Litigation Claims, unless such Cash is not sufficient to fund the Plan, in which case the Debtors, with the consent of the Committee, reserve the right to raise Cash from a sale of some or substantially all of their assets so long as such sale is not inconsistent with the Revised Term Sheet. On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility and the Tranche B Loan, if necessary. The Exit Financing Facility and the Tranche B Loan shall not be secured by the assets transferred to the PCT or to RCT. The Exit Financing Facility shall be on substantially the terms set forth in the Exit Facility Commitment Letter attached hereto as Exhibit 7.

            4.    Tranche B Loan

            The Tranche B Loan shall be a term credit facility in the amount of up to $70 million available to be borrowed from the Tranche B Lenders on the Effective Date in the form of funded borrowings or letters of credit. All obligations under the Tranche B Loan shall be secured by second priority security interests in and liens upon substantially all present and future assets of Core-Mark Newco, other than those assets transferred to the PCT and the RCT, including accounts receivable, general intangibles, inventory, equipment, fixtures and real property, and products and proceeds thereof. The Tranche B Loan shall be junior to the Exit Financing Facility.

            The Tranche B Loan shall be made by the Tranche B Lenders on substantially the terms set forth in the Tranche B Put Agreement attached hereto as Exhibit 8.

            5.    Sale of Assets

            In the event that the Debtors do not have sufficient Cash from (i) their existing Cash balances on the Effective Date, (ii) operations, (iii) the Exit Financing Facility, (iv) the Tranche B Loan or (v) pursuit of Causes of Action as available to the Debtors to make the required payments under the Plan, the Debtors, with the consent of the Committee, reserve the right to fund the Plan through a sale of some or substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code so long as such sale is not inconsistent with the Revised Term Sheet.

      C.    Classification And Treatment Of Claims And Equity Interests

            1.    Summary of Unclassified Claims

                  a.    Administrative Claims

                  Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim, including Holders of Allowed Approved Trade Creditor Lien Claims, but excluding claims for Professional Fees, will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon as practicable thereafter, or (ii) if such Administrative Claim is Allowed after the Effective Date, as soon as practicable after the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and the applicable Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims including Allowed Approved Trade Creditor Lien Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors or Reorganized Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the applicable Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

                  Except as provided in the Plan, Holders of Administrative Claims that arose on or before October 31, 2003 to which the First Administrative Bar Date did not apply and Holders of Administrative Claims that arose after October 31, 2003 that have not been paid as of the Effective Date, must file an Administrative Claim by the Second Administrative Bar Date. If an Administrative Claim is not timely filed by the First Administrative Bar Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property.(13) The foregoing requirements to file Administrative Claims by the relevant bar date shall not apply to the (i) Administrative Claims of Professionals retained pursuant to sections 327, 328 and 363 of the Bankruptcy Code; (ii) expenses of members of the Official Committee of Unsecured Creditors and the OCRC; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930;
(iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) Intercompany Claims between Debtors and their affiliates; and (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The Debtors, the PCT Representative, and the RCT Representative, as applicable, reserve the right to seek an extension of such time to object.

                  All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the
Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date. Any liability for Professional Fees above the amount in the Professional Fee Escrow Account which are awarded to a professional not retained by the Debtors, the Committee, or the OCRC

------------------------
(13) Those professionals not retained by the Debtors, the Committee or the OCRC under section 327 or 363 of the Bankruptcy Code filing a Claim for fees alleged to be beneficial or necessary towards completion of the Chapter 11 Cases as outlined in section 330 of the Bankruptcy Code, or any other party making a Claim for fees for allegedly making a substantial contribution under section 503(b) of the Bankruptcy Code, are bound by the First and Second Substantial Contribution Claims Bar Dates.

under sections 327 or 363 of the Bankruptcy Code for services alleged to be necessary or beneficial toward completion of the case as outlined under section 330 of the Bankruptcy Code or to any other party in allegedly making a substantial contribution under section 503(b) of the Bankruptcy Code or otherwise, shall be a liability of the PCT and shall be paid by the PCT as an Administrative Claim.(14)

                  Except as otherwise provided by Court order for a specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 or 363 of the Bankruptcy Code for services rendered prior to the Confirmation Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objection to the Claims of Professionals shall be filed on or before thirty (30) days after the date of the filing of the application for final compensation.

                  b.    Priority Tax Claims

                  In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim that is due and payable on or prior to the Effective Date:

                        (1) If payment of the Allowed Priority Tax Claim is not secured or guaranteed by a surety bond or other similar undertaking, commencing on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date(15), in equal quarterly deferred Cash payments over a period not to exceed six years after the date of assessment of the tax on which such Claim is based, commencing on, or as soon as practicable after, the Effective Date, unless the Debtor and Holder mutually agree to a different treatment or as otherwise ordered by the Court.

                        (2) If payment of the Allowed Priority Tax Claim is secured or guaranteed by a surety bond or other similar undertaking, the Holder of the Allowed Priority Tax Claim shall be required to seek payment of its Claim from the surety in the first instance. Only after exhausting all right to payment from its surety bond or other similar undertaking shall the Holder be permitted to seek payment from the Debtors under this Plan as a holder of an Allowed Priority Tax Claim, and the remainder, if any, owing on an Allowed Claim after deducting all payments received from the surety, shall be treated as outlined in paragraph (1) above.

                              To the extent the surety pays the Allowed Priority Tax Claim in full, the Priority Tax Claim shall be extinguished. The surety's Claim against the Debtors for reimbursement is not entitled to be paid as a Priority Tax Claim hereunder. To the extent the surety holds no

------------------------
(14) The Professional Fee Escrow shall be held and administered by Core-Mark Newco, and any excess amount remaining in the Professional Fee Escrow Account after all appropriate Professional Fee Claims have been paid shall be retained by Core-Mark Newco.

(15) The financial projections attached as Exhibit 3 assume an interest rate of 5%.

                              security for its surety obligations, it shall have a Class 6 Claim and shall be paid in accordance with section III.B.9. of the Plan. To the extent the surety holds security for its surety obligations, the surety shall have a Class 3(A) Claim under the Plan and be paid in accordance with section III.B.4. of the Plan.

                  c.    DIP Claims

                  On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed DIP Claim shall be paid in full in Cash in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed DIP Claim, unless such Holder consents to other treatment.

            2.    Classification and Treatment of Classified Claims

                  a.    Class 1(A)--Other Priority Non-Tax Claims

                        (1) Classification: Class 1(A) consists of all Allowed Other Priority Non-Tax Claims.

                        (2) Treatment: In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Non-Tax Claim that is due and payable on or prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim on any outstanding balance, unless the Holder consents to other treatment.

                        (3) Voting: Class 1(A) is not impaired and the Holders of Class 1(A) Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

                  b.    Class 1(B)--Property Tax Claims

                        (1) Classification: Class 1(B) consists of all Allowed Property Tax Claims.

                        (2) Treatment: In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Property Tax Claim that is due and payable on or prior to the Effective Date, commencing on the Effective Date or as soon as practicable thereafter, the Holder of such Allowed Property Tax Claim shall be paid the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, in quarterly deferred Cash payments over a period not to exceed six years after the date of assessment of the tax on which such Claim is based, unless the Debtor and Holder mutually agree to a different treatment.

                        (3) Voting: Class 1(B) is impaired and the Holders of Class 1(B) Claims are entitled to vote to accept or reject the Plan.

                  c.    Class 2--Pre-Petition Lenders' Secured Claims

                        (1) Classification: Class 2 consists of all Allowed Pre-Petition Lenders' Secured Claims.

                        (2) Treatment: On the Effective Date, or as soon as practicable thereafter, unless such Holder consents to other treatment, each Holder of an Allowed Pre-Petition Lenders' Secured Claim shall be paid in full and shall either (i) assign its liens in the Debtors' assets to the lender under the Exit Financing Facility or (ii) assign its liens in the Debtors' assets to Core-Mark Newco, which liens as assigned shall have the same validity and priority as such liens held by the Holders of the Class 2 Claims. The Exit Financing Facility and the Tranche B Loan shall not be secured by the assets transferred to the PCT or the RCT.

                              Any default with respect to any Class 2 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                        (3) Voting: Class 2 is not impaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

                  d. Class 3(A)--Other Secured Claims that are not Class 1(B) Claims

                        (1) Classification: Class 3(A) consists of all Allowed Other Secured Claims that are not Class 1(B) Claims.

                        (2) Treatment: On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Other Secured Claim that is not a Class 1(B) Claim (e.g. PMSI Holders, equipment financing lenders, etc.) shall receive one of the following treatments, at the Debtors' option, such that they shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code: (i) the payment of such Holder's Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the value of the Holder's interests in such property; or (iii) the surrender to the Holder of the property securing such Claim.

                        (3) Voting: Class 3(A) is unimpaired and Holders of Class 3(A) Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3(A) are not entitled to vote to accept or reject the Plan.

                  e.    Class 3(B)--TLV Reclamation Claims

                        (1) Classification: Class 3(B) consists of all Allowed TLV Reclamation Claims.

                        (2) Treatment: On the Effective Date, or as soon as practicable thereafter, the RCT, shall issue the Class 3B Preferred Interests in favor of the Holders of Allowed TLV Reclamation Claims in the estimated aggregate amount of such Allowed Claims under the terms and conditions outlined in the Revised Term Sheet (with the interests to be reissued as such Claims are Allowed by Final Order or settlement) and grant a first priority lien to such Holders on the RCT Assets entitling each Holder of an Allowed TLV Reclamation Claim to its Ratable Proportion of the RCT Assets up to the total amount of each Holders' Allowed TLV Reclamation Claim, in full satisfaction, settlement, release and discharge of each Allowed TLV Reclamation Claim against the RCT Assets. Reconciliation of Class 3(B) Claims shall be done in accordance with section III.C. of the Plan. The Class 3B Preferred Interests shall earn interest which shall begin to accrue 60 days after the Effective Date at the Wall Street Journal listed prime rate.

                              As additional security for the Class 3B Preferred Interests, Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

                        (3) Voting: Class 3(B) is impaired and the Holders of Class 3(B) Claims are entitled to vote to accept or reject the Plan.

                  f.    Class 3(C)--DSD Trust Claims

                        (1) Classification: Class 3(C) consists of all Allowed DSD Trust Claims.

                        (2) Treatment: Each Holder of an Allowed DSD Trust Claim shall be paid in full satisfaction, settlement, release and discharge of each Allowed DSD Trust Claim in Cash their Ratable Proportion of the DSD Settlement Fund as outlined in the DSD Settlement Agreement.

                        (3) Voting: Class 3(C) is impaired and Holders of Claims in Class 3(C) are entitled to vote to accept or reject the Plan.

                  g.    Class 4--PACA/PASA Claims

                        (1) Classification: Class 4 consists of all Allowed PACA/PASA Claims.

                        (2) Treatment: In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed PACA/PASA Claim that is due and payable on or prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim, unless the Holder consents to other treatment.

                        (3) Voting: Class 4 is unimpaired and Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

                  h.    Class 5--Non-TLV Reclamation Claims

                        (1) Classification: Class 5 consists of Non-TLV Reclamation Claims.

                        (2) Treatment: On the Effective Date, or as soon as practicable thereafter, the RCT, shall issue the Class 5 Preferred Interests in favor of the Holders of Allowed Non-TLV Reclamation Claims in the estimated aggregate amounts of their Allowed Claims under the terms and conditions outlined in the Revised Term Sheet (with the interests to be reissued as such Claims are Allowed by Final Order or settlement) and grant a second priority lien on the RCT Assets entitling each Holder to its Ratable Proportion of the RCT Assets after (i) all Class 3(B) Claims are paid in full; and (ii) Core-Mark Newco is reimbursed for its payment under the TLV Guaranty. Reconciliation of Class 5 Claims shall be done in accordance with
                              Section III.C. of the Plan.

                              As additional security for the Class 5 Preferred Interests Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

                        (3) Voting: Class 5 is impaired and Holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

                  i. Class 6--General Unsecured Claims other than Convenience Claims

                        (1) Classification: Class 6 consists of all Allowed General Unsecured Claims other than Convenience Claims.

                        (2) Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim other than Convenience Claims shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim other than Convenience Claims, at the Debtors' option, in one or a combination of the following manners: (i) issuance of a Ratable Proportion of New Common Stock subject to dilution from the issuance of warrants to the Tranche B Lenders and through the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of Holders in Classes 1 through 5 have been satisfied in full.

                              As additional consideration, each Holder of an Allowed General Unsecured Claim shall be entitled to a Ratable Proportion of excess proceeds, if any, available from the PCT after payment by the PCT of all Claims and obligations required to be made by the PCT under the Plan or the PCT Agreement. Pursuant to the Revised Term Sheet, the RCT shall pay any excess proceeds, if available, after payment of all Claims and obligations of the RCT, to the PCT.

                        (3) Voting: Class 6 is impaired and Holders of Claims in Class 6 are entitled to vote to accept or reject the Plan.

                  j.    Class 7 - Convenience Claims

                        (1) Classification: Class 7 consists of all General Unsecured Claims, other than the claims of Holders of Old Notes, of $5,000 or less held by a single Holder. Holders of Old Notes and General Unsecured Claims in excess of $5,000 may not opt into Class 7.

                        (2) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Claim shall receive, in full and final satisfaction of such Claim, a Cash distribution equal to 10% of the amount of its Class 7 Claim, provided however, the aggregate amount of such Allowed Class 7 Claims shall not exceed $10,000,000. If the aggregate amount of the Allowed Class 7 Claims exceeds $10,000,000, each Holder of an Allowed Class 7 Claim shall receive its Ratable Proportion of $1,000,000.

                        (3) Voting: Class 7 is impaired, and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

                  k.    Class 8--Equity Interests

                        (1) Classification: Class 8 consists of all Equity Interests.

                        (2) Treatment: Receives no distribution and are canceled as of the Effective Date.

                        (3) Voting: Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Equity Interests nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

                  l.    Class 9--Intercompany Claims

                        (1) Classification: Class 9 consists of all Intercompany Claims.

                        (2) Treatment: Receives no distribution and are canceled as of the Effective Date.

                        (3) Voting: Class 9 is impaired, but because no distributions will be made to Holders of Class 9 Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

                  m.    Class 10 - Other Securities Claims and Interests

                        (1) Classification: Class 10 consists of all Other Securities Claims and Interests of whatever kind or nature.

                        (2) Treatment: Receives no distribution and are cancelled and discharged as of the effective date.

                        (3) Voting: Class 10 is impaired, and since no distributions will be made to Holders of Class 10 Claims, such Holders are deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class 10 is not entitled to vote to accept or reject the Plan.

      D.    Additional Provisions Governing Reclamation Claims

      The total amount of Allowed Reclamation Claims to be satisfied by the RCT shall be reconciled pursuant to the methodology described in Exhibit A attached to the Revised Term Sheet, but in any event shall not exceed $150 million prior to the application of any reduction including the Prepetition Non-TLV Reclamation Claim Reduction. In the event the Allowed Reclamation Claims exceed $150 million, the Allowed Non-TLV Reclamation Claims shall be reduced pro rata.

      E.    Special Provision Governing Unimpaired Claims

      Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, such Unimpaired Claims.

      F.    Acceptance And Rejection Of The Plan

            1.    Voting Classes

            Each Holder of an Allowed Claim in Classes 1(B), 3(B), 3(C), 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

            2.    Acceptance by Impaired Classes

            An Impaired Class of Claims will have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

            3.    Presumed Acceptance of Plan

            Classes 1(A), 2, 3(A) and 4 are unimpaired under the Plan and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

            4.    Presumed Rejection of Plan

            Classes 8, 9 and 10 are impaired and shall receive no distributions and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

            5.    Non-Consensual Confirmation

            The Debtors and the Committee will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, based on the deemed rejection by classes 8, 9 and 10 and, if any Voting Class fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Debtors and the Committee reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with section XIV.D. thereof.

      G.    Plan Implementation

            1.    Substantive Consolidation

            As set forth in section V.A of the Plan, all of the Debtors seek a limited substantive consolidation of their estates solely for purposes of actions associated with the confirmation and consummation of the Plan, including, but not limited to, voting, confirmation and distribution. The Plan does not contemplate the merger or dissolution of any Debtor which is currently operating or which currently owns operating assets or the transfer or commingling of any asset of any Debtor, except that the assets of Fleming currently being used by Fleming Convenience in its operations shall be formally vested in Core-Mark Newco, or one of the Reorganized Debtors, and except to accomplish the distributions under the Plan. Such limited substantive consolidation shall not affect (other than for Plan voting, treatment and/or distribution purposes) (i) the legal and corporate structures of a Reorganized Debtor or (ii) equity interests in the Filing Subsidiaries.

                  a.    Other Effects of Substantive Consolidation

                  As set forth in Article V of the Plan, as a result of substantive consolidation, a Holder of Claims against one or more of the Debtors arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more Debtors, including, without limitation, Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims. In addition, all Claims between and among Fleming and its Filing Subsidiaries shall be eliminated as a result of substantive consolidation under the Plan.

                  b.    Benefits of Substantive Consolidation

                  The Debtors and the Committee believe that substantive consolidation is in the best interest of the Debtors' estates and will promote a more expeditious and streamlined distribution and recovery process for Creditors. Substantive consolidation of the Debtors' estates will result in (i) the deemed consolidation of the assets and liabilities of the Debtors; (ii) the deemed elimination of intercompany claims, multiple and duplicative creditor claims, joint and several liability claims and guarantees; and (iii) the payment of Allowed Claims from a common pool of assets. Substantive consolidation will relieve the Debtors' estates from having to engage in the costly and time-consuming exercise of litigating intercompany claims as those claims will be eliminated. It will also relieve the Debtors from having to litigate creditor claims against multiple Debtor entities on the same liability, as only one claim will be deemed allowed and payable from one common pool of assets. The Debtors estimate that there have been over $20 billion of duplicate proofs of claim filed against the Debtors' estates. Moreover, substantive consolidation will provide for a greater recovery overall for the vast majority of creditors of the Debtors' estates.

                  c.    Legal Analysis of Substantive Consolidation

                  Substantive consolidation is an equitable doctrine that permits the Bankruptcy Court to merge the assets and liabilities of affiliated entities so that the combined assets and liabilities are treated as though held by one entity. It is well established that section 105(a) of the Bankruptcy Code, which provides in pertinent part that the "court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title," empowers a bankruptcy court to authorize substantive consolidation. The Bankruptcy Code also contemplates consolidation in aid of reorganization. 11 U.S.C. Section 1123(a)(5).

                  There are no express criteria in the Bankruptcy Code for determining whether an order granting substantive consolidation should issue, but the Third Circuit has generally articulated a standard based on two cases, In re Auto-Train Corp., 810 F.2d 270 (D.C. Cir. 1987) and Union Savings Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515 (2d Cir.
1988). Under the Auto-Train test, the court looks at (1) whether there is substantial identity between the entities to be consolidated and (2) whether consolidation is necessary to avoid some harm or to realize some benefit. Under the Augie/Restivo test, the court will examine: (1) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit or (2) whether the affairs of the debtor companies are so entangled that consolidation will be beneficial.

                  A party may be estopped from opposing substantive consolidation where a reasonable party in a similar situation "knew or should have known of the close association between affiliate and bankrupt," or where the party could be deemed to have dealt with the debtors with full knowledge of their consolidated operations. In re Snider Bros., Inc., 18 B.R. 230, 237-38 (Bankr. Mass. 1982). The existence of cross-corporate guarantees among each of the debtor entities may also put a party on notice of substantial identity among affiliates. See In re Commercial Envelope Mfg. Co., 3 B.C.D. 647, 655 (Bankr. S.D.N.Y. 1977). Estoppel is warranted, even though a creditor may not have dealt with more than any one debtor at a time, where the knowledge that there existed an intercorporate relationship could have bolstered confidence in dealing with any individual corporation because the creditor knew s/he could rely on the credit and assets of all the entities, not just the one with which s/he was dealing. Id.

                  Substantive consolidation is ultimately a test of balancing of the equities where the court must weigh the economic prejudice of continued debtor separateness against the economic prejudice of substantive

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

consolidation. As a court-made doctrine, substantive consolidation is constantly evolving to meet the realities of the ever-changing and increasingly complex business world. There is a modern trend towards favoring substantive consolidation. This trend is driven by judicial cognizance of modern business practices, which use complex interrelated business structures, involving interconnected parents and subsidiaries, overlapping directorates, and integrated administrative, operational and cash management systems. Murray Indus., Inc., 119 B.R. 820, 832 (Bankr. M.D. Fla. 1990). Substantive consolidation should be authorized whenever it will benefit the debtors' estates without betraying legitimate expectations of the debtors and their respective creditors. Id.

                  d.    The Debtors Meet the Criteria for Substantive
                        Consolidation

                  The substantial interrelationship between and among Fleming and the Filing Subsidiaries warrants substantive consolidation in this case. For example, the Debtors currently share a joint corporate structure, joint business operations and joint liability on the most significant and largest outstanding debts in these Chapter 11 Cases.

                        (1)   Joint Corporate Structure.

                  - Fleming operates as the parent company for the Filing Subsidiaries as well as for the non-filing subsidiaries and owns 100% of the capital stock (directly or indirectly) of all of the Filing Subsidiaries.

                  - Fleming's officers and directors also serve as officers and directors of the Filing Subsidiaries'.

                  - Important decisions were generally made by the Fleming board and implemented by unanimous consent at the subsidiary level without separate board meetings.

                  - The Debtors file joint tax returns and engage in consolidated audits of their financial records.

                  - The Debtors filed consolidated financial statements and SEC filings.

                        (2)   Joint Business Operations.

                  - The Debtors use a centralized cash management system for operations conducted between themselves, their affiliates and third parties, including the Pre-Petition Lenders.

                  - The Fleming Subsidiaries have no access to capital outside of Fleming's credit facility because all funds in the Fleming Subsidiaries' accounts are swept on a daily basis into Fleming's main concentration accounts.

                  - The Filing Subsidiaries were managed as seamless divisions of Fleming. For example, after Fleming's acquisition of Core-Mark in June 2002, Core-Mark interacted with the public as part of Fleming Convenience, an existing division of Fleming. The Debtors also heavily promoted the acquisition of Core-Mark as creating a seamless national geographic network when combined with Fleming's existing convenience operations (as discussed in more detail infra).

                  - Fleming provided various insurance, SEC reporting and other administrative services including legal services for the Fleming Subsidiaries.

                  - Vendors perceived the Debtors as one integrated company based on the fact that Vendors of Fleming Convenience withdrew millions of dollars of credit from

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

                        Fleming Convenience because of fears concerning Fleming Companies, Inc.'s economic condition.

                        (3)   Joint Liability on Debt.

                  - The Filing Subsidiaries are liable to the Pre-Petition Lenders for all Pre-Petition Lenders' Claims arising under Class 2 of the Plan due to a guarantee on the Pre-Petition Lenders' secured pre-petition indebtedness executed by the Filing Subsidiaries.

                  - The Filing Subsidiaries executed the Bond Guarantees in favor of the Holders of Old Notes pre-petition and are thus liable for amounts outstanding under the Old Notes.

                  - The PBGC alleges that the Filing Subsidiaries, as members of Fleming's controlled group, are liable for the PBGC Claims.

                  - A substantial majority of the Claims filed against the Debtors by the Bar Date are against multiple Debtors for the same underlying debt.

                  Based upon the Debtors' joint corporate structure, joint business operations, and joint liability on debt, among other things, the Debtors believe that Fleming and all Filing Subsidiaries should be consolidated for Plan purposes. The Debtors have undertaken an extensive factual review of the factors in support of substantive consolidation and believe that the facts in these cases warrant substantive consolidation.

                  For example, the Debtors believe that Core-Mark International, Inc. ("Core-Mark") as well as its direct subsidiaries should be consolidated with Fleming. Fleming acquired Core-Mark on June 18, 2002. The code name for Fleming's acquisition of Core-Mark was "Project Platform." That is, Fleming acquired Core-Mark as a platform to create a national convenience store distribution business to compliment its national wholesale distribution business. Immediately upon acquiring Core-Mark, Fleming went to work on combining and promoting its new national convenience store distribution business. For example, from the outset, Fleming instructed Core-Mark to change the name under which it did business to include a reference to Fleming. Shortly thereafter, Core-Mark and Fleming settled on the name "Fleming Convenience." Fleming also gave operational control of its seven existing eastern convenience store distribution centers to Fleming Convenience.

                  Core-Mark's transformation into Fleming Convenience was accomplished both within the company and in the outside convenience distribution world at large. Internally, Core-Mark changed virtually all aspects of its identity from Core-Mark to Fleming Convenience. The company name on everything from envelopes and letterhead to human resources forms and employee benefits plans was changed from Core-Mark to Fleming Convenience. Core-Mark's intercompany forms that were changed to Fleming Convenience forms included life insurance forms, health insurance forms, job application forms, 401K plan forms, designation of beneficiary forms, employee attendance record forms and summary of benefits forms.

                  The change from Core-Mark to Fleming Convenience was just as pronounced to the outside convenience distribution world. After the acquisition, Core-Mark began answering its phones as Fleming-Convenience, Fleming-Core-Mark, and/or Core-Mark-Fleming. The company name on the materials given to the outside convenience distribution world was changed to Fleming Convenience as well. For example, the name on company e-mails, letterhead, envelopes, invoices, purchase orders, driver receipt forms, manual check stock, customer reorder tags, credit-due-us forms and credit applications was changed from Core-Mark to Fleming Convenience. In addition, shortly after the acquisition, the business cards of the sales and marketing personnel added the Fleming Convenience logo, and the business cards of the other Fleming Convenience personnel changed thereafter as well.

                  By July 2002, less than a month after its acquisition by Fleming, Core-Mark was marketing itself to the outside world as Fleming's national convenience store distribution business. To accomplish this task, Core-Mark changed the name on its Smart Stock, Smart Set, Cooler Door, Promo Power and other marketing programs to Fleming Convenience. These Fleming Convenience marketing materials were sent to its major vendors, as well as its customers and potential customers. Core-Mark also changed the name on its monthly newsletter which it sent to vendors and customers alike to Fleming Convenience.

                  In addition, at the key convenience store industry event of the year, the 2002 National Association of Convenience Stores (NACS) conference in Orlando, Florida, Fleming went to great lengths to inform the industry of the advent of Fleming Convenience, its new nationwide convenience store distribution platform. Fleming Convenience sent invitations announcing the change from Core-Mark to Fleming Convenience to all of the members of NACS, which included vendors, distributors and customers alike. Fleming Convenience also solicited its major vendors (now its creditors) to sponsor its much larger than usual booth at the 2002 NACS Conference. Fleming Conveniences' solicitations, as well as its NACS booth, heralded the change from Core-Mark to Fleming Convenience. Fleming Convenience also hosted a golf tournament and a separate gala at the NACS conference. Over 500 of its customers and vendors participated in these events where the Fleming Convenience name was prominently featured.

                  Fleming also held meetings with the industry's largest trade credit group, the National Food Manufacturers Credit Group (NFMCG), in which they discussed the acquisition of Core-Mark and its transformation to Fleming Convenience. On October 25, 2002, representatives of Fleming met with the NFMCG's Trade Relations Committee in Scottsdale, Arizona. In that meeting, they discussed, among other things, Fleming's integration of Core-Mark. On January 24, 2003, Fleming met again with the Trade Relations Committee of the NFMCG. In that meeting, they discussed the success of Fleming's acquisition of Core-Mark and presented the Trade Relations Committee with consolidated financial information that included Fleming Conveniences' financial information as well.

                  That the outside world knew full well of Fleming Convenience's interconnection with Fleming was evident when the market became aware of Fleming's financial troubles. Indeed, as early as November 2002, one or more of Fleming Conveniences' large vendors tightened their credit terms with Fleming Convenience as a result of an unfavorable article published about Fleming in the Wall Street Journal. Thereafter, in March 2003, as the market became more aware of Fleming's troubles, many of Fleming Conveniences' vendors restricted their credit terms based on the reputed troubles of Fleming.

                  e. Substantive Consolidation Will Provide A Benefit To The Estates And Result In A Higher Recovery For Creditors

                  Under the circumstances of this case, substantive consolidation is warranted because there is substantial identity between Fleming and the Filing Subsidiaries, because the benefits outweigh the harm of consolidation, because untangling intercompany accounts would be lengthy and needlessly costly, and because creditors, who may or may not be prejudiced, and who knew or should have known they were dealing with a single entity, are estopped from asserting any kind of defense against substantive consolidation, which will facilitate the expedient consummation of the Plan. In particular, the very same creditors who, prior to the bankruptcy treated Fleming Convenience as part of Fleming, cannot now be heard to complain that they did not believe that they were dealing with Fleming.

                  A denial of substantive consolidation will result in lengthy delay as intercompany liabilities and duplicate Claims are adjudicated, thereby threatening the timely consummation of the Plan and jeopardizing the patience and credit of customers and vendors willing to work with the reorganized Debtors, or Core-Mark Newco. These lengthy adjudications will necessitate large administrative costs, which will consume the assets of the Debtors' estates that would otherwise be used for distribution to creditors. Substantive consolidation will benefit the vast majority of creditors, who will not only benefit from streamlined legal proceedings and the administrative cost savings that engenders, but will realize a greater distribution than if the Debtors were forced to pursue separate liquidations or plans. Lastly, substantive consolidation will benefit the creditors of these cases because it will facilitate a speedy and cost-effective reorganization that will hasten the emergence of a viable Fleming Convenience business in which these creditors will have an interest.

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

                  f.    Objections to Substantive Consolidation

                  The Debtors have received a few objections to the Disclosure Statement which allege that the Disclosure Statement contains inadequate information about the effect of substantive consolidation on the creditors, or potentially the effect of not substantively consolidating the Debtors' estates. The Debtors believe those Objections are not well founded. The Disclosure Statement, as outlined above, outlines in great detail the grounds for substantive consolidation and the negative impact attempting to construct a plan which does not consolidate the estates would have on creditors. Section 1125(a) of the Bankruptcy Code specifically states that the adequate information required for a disclosure statement to be approved "need not include such information about any other possible or proposed plan."

                  Central States, Southeast and Southwest Areas Pension Plan Fund ("CSPF"), complained that "substantive consolidation will undoubtedly result in creditors of certain of the Debtors receiving a higher percentage distribution than they might otherwise have received without consolidation, while certain other creditors' distributions might be negatively impacted." Essentially, this is a Plan objection which is more appropriately addressed by the Court at confirmation. Further, CSPF is essentially demanding the analysis of another "possible plan," namely the no-substantive-consolidation-at-all Plan. The "need not include" language of section 1125(a) indicates that a Disclosure Statement is not required to contain information about another "possible plan." Hence, under the very statutory section to which they cite, CSPF is not empowered to demand such information. The Debtors do not believe they have to provide CSPF with a smorgasbord of sundry plans because "the disclosure statement is intended to assist the creditors in evaluating the plan on its face rather than to promote a comparison among various proposed plans." In re Brandon Mill Farms, Ltd., 37 B.R. 190, 192 (Bankr. Ga. 1984) (citing In re Civitella, 14 B.R. 151, 8 B.C.D. 12 (Bankr. E.D. Pa. 1981) (holding that the debtor's disclosure statement need not indicate the existence of an alternate plan)).

            2. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

            Each Reorganized Debtor shall continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation or partnership, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date all property of the Estate and any property acquired by the Reorganized Debtors under the Plan shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

            3.    Cancellation of Old Notes, Old Stock and Other Equity
                  Interests

            On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates and other documents evidencing
(a) the Old Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided in the Plan, any indenture relating to any of the foregoing, including, without limitation, the Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Old Notes Trustees, shall be discharged; provided that the indentures that govern the rights of the Holder of a Claim and that are administered by the Old Notes Trustees, an agent or servicer shall continue in effect solely for the purposes of (y) allowing the Old Notes Trustees, agent or servicer to make the distributions to be made on account of such Claims under the Plan and to perform such other necessary administrative functions with respect thereto and (z) permitting the Old Notes Trustees, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement. Any reasonable compensation, fees, expenses or disbursements due to any of the Old Notes Trustees, agent or servicer pursuant to the Indentures and the Plan, including, without limitation, attorneys' and agents' fees, expenses and disbursements incurred by the Old Notes Trustees and their predecessors, shall be paid directly by the Debtors and shall not be deducted from any distributions to the Holders of Claims and Equity Interests.

            4.    Issuance of New Securities; Execution of Related Documents

            On or as soon as practicable after the Effective Date, Core-Mark Newco shall issue all securities, notes, instruments, certificates and other documents of Core-Mark Newco required to be issued pursuant to the Plan, including the New Common Stock which shall be distributed as provided in the Plan. Core-Mark Newco shall execute and deliver such other agreements, documents and instruments as are necessary to effectuate the Plan.

            5.    Restructuring Transactions

            On or before the Effective Date, Fleming intends to (i) dissolve all of its direct or indirectly wholly owned Debtor subsidiaries other than (a) Core-Mark International, Inc.; (b) Core-Mark Mid Continent, Inc.; (c) General Acceptance Corporation; (d) Core-Mark Interrelated Companies, Inc.; (e) CM Products, Inc.; (f) ASI Office Automation, Inc.; (g) E.A. Morris Distributors Limited; (h) Head Distributing Company; (i) Marquise Ventures Company, Inc.; and
(j) Minter-Weisman Co. and (ii) transfer the convenience store assets that are part of its Leitchfield, Kentucky Division to either Core-Mark International, Inc. or one of the Reorganized Debtors. The specific recipient of these assets will be determined prior to the Confirmation Date.

            On or before the Effective Date, Core-Mark Newco, a Delaware corporation, shall be formed by certain of the Debtors' creditors or a nominee on their behalf. Core-Mark Newco shall then form two wholly-owned subsidiaries, Core-Mark Holdings I and Core-Mark Holdings II, both Delaware corporations, and make a capital contribution of its stock to these entities. Core-Mark Holdings I and Core-Mark Holdings II shall form another subsidiary, Core-Mark Holdings III, owned equally by Core-Mark Holdings I and Core-Mark Holdings II, and shall make a capital contribution of the stock of Core-Mark Newco to Core-Mark Holdings
III. On the Effective Date, Fleming will transfer the stock of the Reorganized Debtors to Core-Mark Holdings III and Fleming will receive, in exchange for such stock, stock of Core-Mark Newco. Fleming will then transfer to Core-Mark Holding III a portion of Core-Mark Newco's stock to satisfy Disputed Claims and Core-Mark Holdings III will hold such stock, not for its own account, but rather in trust in its role as fiduciary for the benefit of holders of Disputed Claims in Class 6. Fleming will distribute the Core-Mark Newco stock received from Core-Mark Holdings III and not transferred to Core-Mark Holdings III pursuant to the proceeding sentence to its creditors in accordance with the Plan of Reorganization. Core-Mark Holdings III, as fiduciary for holders of Disputed Claims in Class 6, will transfer stock of Core-Mark Newco to holders of Class 6 General Unsecured Claims as such claims are resolved. Once these transactions have occurred, the creditors of Fleming, participants in the Management Incentive Plan and persons acquiring Core-Mark Newco equity as a result of the exercise of warrants will be the owners of Core-Mark Newco, which will act as the holding company for the convenience store business. Core-Mark Newco will then own 100% of each of Core-Mark Holdings I and Core-Mark Holdings II, and those two entities will each own 50% of stock of Core-Mark Holdings III. Core-Mark Holdings III will own the Reorganized Debtors.

            On or after the Effective Date, the Reorganized Debtors may continue to enter into such transactions and may continue to take such actions as may be necessary or appropriate to effect a further corporate restructuring of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized corporate structure of the Reorganized Debtors. While the Debtors are presently evaluating potential restructuring transactions, the contemplated transactions may include (i) dissolving various additional unnecessary subsidiary companies, including certain of the Reorganized Debtors, (ii) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iii) any other action reasonably necessary or appropriate in connection with the contemplated transactions. In each case in which the surviving, resulting or acquiring corporation in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor.

            6.    Corporate Governance, Directors and Officers, and Corporate
                  Action

                  a.    Amended Certificate of Incorporation and By-laws

                  After the Effective Date, the Reorganized Debtors, as applicable, may, if necessary, reincorporate in their respective states of incorporation and file their Restated Certificates of Incorporation with the Secretary of State in the state in which they are incorporated. After the Effective Date, the Reorganized Debtors may, if necessary, amend and restate their Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

                  b.    Directors and Officers of the Reorganized Debtors

                  Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of the Debtors immediately prior to the Effective Date will be the officers of the Reorganized Debtors. The principal officers of Core-Mark Newco are presently anticipated to be the following: J. Michael Walsh, President and Chief Executive Officer; Henry Hautau, Vice President, Employee and Corporate Services and Assistant Secretary; Stacy Loretz-Congdon, Treasurer and Assistant Secretary; Gregory P. Antholzner, Controller and Assistant Secretary; Basil P. Prokop, President, Canada Division; Tom Barry, Vice President, National Accounts; Gerald Bolduc, Vice President, Information Technology and Chief Information Officer; David W. Dresser, Vice President, Merchandising; Thomas Small, Vice President, Operations; Chris Walsh, Vice President, Marketing; Tom Perkins, Vice President, U.S. Divisions; Scott McPherson, Vice President, U.S. Divisions; and Cyril Wan, Assistant Secretary.

                  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Core-Mark Newco and each Reorganized Debtor. The initial board of directors of Core-Mark Newco is presently contemplated to consist of five members, the Chief Executive Officer of Core-Mark Newco, two representatives selected by the Committee and two independent members to be mutually agreed upon by the Debtors and the Committee. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of such Reorganized Debtor's certificate of incorporation and other constituent documents.

                  c.    Corporate Action

                  After the Effective Date, the adoption and filing, if necessary, of any of the Reorganized Debtors' Restated Certificates of Incorporation, the approval of their Restated By-laws, the appointment of directors and officers for Core-Mark Newco, the adoption of the Management Incentive Plan, and all other actions contemplated hereby with respect to each of the Reorganized Debtors shall be authorized and approved in all respects (subject to the provisions hereof). All matters provided for in the Plan involving the corporate structure of any Debtor or any Reorganized Debtor, and any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor. On the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors of each Reorganized Debtor are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor.

            7.    Reclamation Claims

                  After months of negotiations, including virtually weekly meeting and conference calls with members of the OCRC with respect to the Reclamation Claims, their treatment under the First and Second Amended Plan and the related Reclamation Adversaries, the Debtors, the OCRC and the Committee entered into the Term Sheet to Resolve Objections to the Debtors' Chapter 11 Plan and for Treatment of Reclamation Claims on April 16, 2004. After additional negotiations, the Debtors, the OCRC and the Committee entered into the Revised Term Sheet to Resolve Objections to the Debtors Chapter 11 Plan and for Treatment of Reclamation Claims on May 3, 2004. The Plan is consistent with the terms set forth in the Revised Term Sheet.

                  Pursuant to the Final DIP Order and in exchange for the extension of post petition trade credit, the Debtors provided Approved Trade Creditors holding Reclamation Claims with a junior lien in the lesser of (a) the amount of actual trade credit provided pursuant to the agreement with the Debtors as outlined in the Debtors' Trade Credit Program (as defined in the Final DIP Order) and (b) the amount of the Allowed Reclamation Claim, as outlined in the Trade Credit Program, determined without consideration of whether the value of the inventory of the Debtors exceeded the amount of the Pre-Petition Lenders' Secured Claim as of the Petition Date.

The Debtors also agreed that to the extent that any valid Reclamation Claim held by an Approved Trade Creditor and as set forth on such Approved Trade Creditor's Trade Credit Program Letter Agreement (as defined in the Final DIP Order) is not covered fully by such Approved Trade Creditor's Trade Creditors' Lien, the balance of such valid Reclamation Claims shall constitute an Administrative Expense Claim, junior in right to the Post Petition Lender Superpriority Claim, the Pre-Petition Lender Superpriority Claims and the Carve-Out and up to an additional $6 million of professional fees and expenses approved by the Court. Holders of Claims granted this protection under the Final DIP Order, including holders of deficiency Claims as outlined in the Final DIP Order, are Holders of TLV Reclamation Claims designated as Class 3(B) Claims under the Plan. Other creditors alleging Reclamation Claims that did not participate in the Debtors' Trade Credit Program (or did not comply with the terms of such program) are Holders of Non-TLV Reclamation Claims designated as Class 5 Claims under the Plan.

                  Currently, the Holders of Class 3(B) claims have a junior security interest in the assets of the Debtors. Under the Plan, however, certain assets of the Debtors are being transferred to the PCT and the RCT while certain other assets are being retained by the Reorganized Debtors or transferred to Core-Mark Newco. The Plan replaces the lien currently held by the Class 3(B) Claim Holders with a first priority lien on the RCT Assets. In addition, Core-Mark Newco is providing a secured guarantee of the RCT's obligation to the Class 3(B) creditors under the terms outlined in the Class 3(B) Preferred Interests Term Sheet and the Revised Term Sheet in order to assure that Allowed Class 3(B) Claims are paid in full.

                  The Debtors estimate that, as of the Effective Date, assuming the treatment outlined in the Revised Term Sheet and Plan is approved by the Court, the aggregate amount of the Class 3(B) Claims is in the range of $43 to $60 million, prior to giving effect to any deductions asserted by the Debtors and transferred to the RCT. The Debtors believe that certain of the Class 3(B) Claimants owe the Debtors funds related to pre-petition transactions. Such debts due from the Class 3(B) Claimants may be subject to setoff or other deductions against liabilities owed by the Debtors to such claimants. The Debtors believe that the RCT will be able to effect application of such amounts due to the Debtors in full or in part against the Class 3(B) Claims. The treatment provided for the Holders of Class 3(B) Claims under the Plan will afford such Holders payment in full of their Allowed Claims from either the RCT, or in the event that the RCT does not have sufficient assets, from Core-Mark Newco as a result of the secured guaranty provided to such Holders.

                  On November 25, 2003, the Debtors filed their Combined Amended Reclamation Report and Motion to Determine that Reclamation Claims are Valueless (Docket No. 4596). Among other things, the Debtors sought the entry of an order that provides that Class 5 Claims are General Unsecured Claims that are not entitled to any priority under section 546(c) of the Bankruptcy Code. On December 12, 2003, the Bankruptcy Court, however, declined to hear the motion and directed the Debtors to file separate adversary proceedings against each reclamation claimant. On or about January 31, 2004, the Debtors filed approximately 576 reclamation complaints (the "Reclamation Complaints"). The Debtors also filed a motion to consolidate the Reclamation Complaints to determine common legal issues arising from the reclamation claims, namely whether the reclamation claims are entitled to any priority under section 546(c) of the Bankruptcy Code. The consolidation motion is fully briefed and currently set for hearing on May 25, 2004. The answer date for the Reclamation Complaints has been extended by agreement to June 1, 2004 for all defendants. The OCRC, with Court approval, has intervened in the Reclamation Complaints. As part of the resolution reached by the Debtors, the Committee and the OCRC as outlined in the Revised Term Sheet and reflected in the Plan, the Debtors, the Committee and the OCRC will seek a stay of the Reclamation Adversary Proceedings pending confirmation of the Plan, at which time the RCT will assume responsibility for the Reclamation Adversary Proceedings.

                  Consistent with the Revised Term Sheet, the Plan provides that on the Effective Date, or as soon as practicable thereafter, the RCT, shall issue Preferred Interests in favor of the Holders of Non-TLV Reclamation Claims (Class 5 Claims) in the estimated aggregate amounts of their Allowed Claims and grant them a second priority lien on the RCT Assets entitling each Holder of a Class 5 Claim to its Ratable Proportion of the RCT Assets after (a) all Class 3(B) Claims are paid in full and (b) Core-Mark Newco is reimbursed for any payment made toward the TLV Guaranty. As additional security for the Class 5 Preferred Interests, Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet attached to this Disclosure Statement as Exhibit 11.

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                  The Debtors estimate that, as of the Effective Date, assuming the treatment outlined in the Revised Term Sheet and Plan is approved by the Court, the aggregate amount of Class 5 Claims is in the range of $62 to $90 million prior to giving effect to any deductions asserted by the Debtors and transferred to the RCT. The Debtors believe that certain of the Class 5 Claimants owe the Debtors funds related to pre-petition transactions. Such debts due from the Class 5 Claimants may be subject to setoff or other deductions against liabilities owed by the Debtors to such claimants. The Debtors believe that the RCT will be able to effect application of such amounts due to the Debtors in full or in part against the Class 5 Claims. The treatment provided to the Holders of Class 5 Claims under the Plan, including the additional security issued by Core-Mark Newco, will assure that Class 5 Claims shall be paid as outlined in the Revised Term Sheet.

                  On February 9, 2004 Hershey Food Corporation ("Hershey") filed its Objection to the Debtors' Disclosure Statement. Thereafter, 27 other objections to the Disclosure Statement were filed that "joined" the Hershey's Objection or a similar objection filed by the ad hoc reclamation committee and related parties. On April 12, 2004 the OCRC filed an objection to the Disclosure Statement. Collectively, the 29 objections shall be referred to herein as the "Reclamation Objections" and the objectors shall be referred to as the "Reclamation Objectors.") Some Reclamation Objectors hold TLV Reclamation Claims and some do not. Pursuant to the Revised Term Sheet, the OCRC's Objection to the Disclosure Statement has been resolved. The Debtors, likewise believe the vast majority of the Reclamation Objections have been resolved. However, since the individual Reclamation Objectors were not parties to the Revised Term Sheet and have not formally withdrawn their objections at this time, the Debtors address such Reclamation Objections herein.

                  The Reclamation Objections are primarily plan objections specifically to the treatment afforded to the Reclamation Claims under the Plan. Therefore, they are not proper objections to the Disclosure Statement. Further, the Revised Term Sheet resolves such objections, However, the Reclamation Objectors will have the opportunity to vote on the Plan. The Debtors believe that the treatment afforded to Holders of Reclamation Claims under the Plan is consistent with the requirements of section 1129(a) of the Bankruptcy Code and the Plan is confirmable under section 1129(b) of the Code.

                  The Preferred Interests and guarantees provided to the Holders of Class 3(B) and Class 5 Claims address the Reclamation Objectors concerns about violating the Final DIP Order and Trade Credit Program as they essentially provide the Reclamation Claimants with the benefit of the liens given to them thereunder. In addition, the Preferred Interests and guarantees assure the feasibility of the Plan. To the extent the RCT does not have sufficient funds to pay the Class 3(B) or Class 5 Claims as required under the Plan and the Revised Term Sheet, Core-Mark Newco will assume that responsibility to the extent provided therein. Thus, the financial strength of Core-Mark Newco will also assure payment and thus, feasibility of the Plan.

                  Hershey alleges that the treatment of TLV Reclamation Claims in the Plan violates the Debtors' Trade Credit Program and that the Plan discriminates against the TLV Reclamation Claims by treating only non-reclamation Trade Lien Claims as Administrative Claims. The Debtors disagree. The treatment of the TLV Reclamation Claims is completely consistent with the Final DIP Order and the Trade Credit Program. The Trade Lien Creditors provided the debtors with post-petition credit. As a result, under the Final DIP Order and section 503 of the Bankruptcy Code, their Trade Lien Claims are entitled to administrative status to the extent they are not paid in the ordinary course of the Debtors business, which they, in fact, have been. With respect to the TLV Reclamation Claims, their treatment is completely consistent with the Final DIP Order and, by granting a lien in both the RCT Assets and in providing the Core-Mark Newco secured guarantee, the protections provided in the Final DIP Order are maintained, and in fact, enhanced.

            8.    The PCT

                  a.    Formation/Purpose

      On the Effective Date or as soon as practicable thereafter, the Debtors and the Committee will form the PCT to administer certain post-confirmation responsibilities under the Plan, including, but not necessarily limited to, those responsibilities associated with the pursuit and collection of the Litigation Claims and Causes of Action other than those which are Reclamation Assets and the reconciliation and payment of Claims, other than Reclamation

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

Claims (the reconciliation of Class 6 Claims of Reclamation Creditors, but not the payment of such Claims, shall be the responsibility of the RCT).

                  b.    Powers

      The powers, authority, responsibilities and duties of the PCT and the allocation of such powers, authority, responsibilities and duties between Core-Mark Newco and the PCT, shall be set forth and governed by the PCT Agreement to be mutually agreed upon by the Debtors and the Committee. A copy of the draft PCT Agreement is attached to the Disclosure Statement as Exhibit 9. The Debtors and the Committee shall also mutually agree upon appointment of the PCT Representative who shall have the power to administer the PCT and will be advised by the PCT Advisory Board as specified in the PCT Agreement. The PCT Advisory Board shall consist of four members plus the PCT Representative, two members designated by Core-Mark Newco, one member designated by the Committee other than trade members and the PBGC, who shall be an Old Note Holder that holds in excess of 3.5% or greater of the total outstanding equity securities of Core-Mark Newco received as a result of the distribution of such equity to Holders of Class 6 Claims under the Plan and one member to be designated mutually by the trade members of the Committee and the OCRC, which member shall be a Holder of a Class 6 Claim, other than with respect to the Old Notes, against which there is not pending (or against which the Debtors or the PCT do not reasonably contemplate bringing) a Cause of Action other than a Cause of Action which is a Reclamation Asset.

      Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and any affiliations of any Person proposed to serve on the initial PCT Advisory Board as well as the identity and affiliations of the PCT Representative. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.

                  c.    Assets of the PCT

      On the Effective Date or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer, assign and deliver to the PCT, the PCT Assets (the "PCT Assets") as outlined in the PCT Agreement. The PCT Assets do not include any RCT Assets. Subject to the preceding exclusion of all RCT Assets, the PCT Assets shall consist of all of the following assets of the Debtors:

                        (1) cash balances sufficient to pay the estimated Administrative Claims that are the responsibility of the PCT;

                        (2) trade accounts receivable including credits for post-petition deductions, other than the pre-petition and post petition trade accounts receivable and post-petition deductions of the continuing Fleming Convenience business;

                        (3) royalty payments owing to the Debtors related to the sale of the Fleming wholesale operations;

                        (4) Litigation Claims which consist primarily of vendor-related receivables, primarily for uncollected promotional allowances (e.g. rebates, discounts, price reductions), unreimbursed funds related to military receivables and funds wired in advance for inventory for which invoices were not processed and inventory not shipped, but not including vendor deductions incurred in the ordinary course of business of the Fleming Convenience business which shall remain with Core-Mark Newco;

                        (5) Avoidance Actions, especially preference actions as outlined in section 547 of the Bankruptcy Code;

                        (6) restricted cash, including the PACA account and the FSA Reserves;

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

                        (7) all other Claims and Causes of Action of the Debtors, including but not limited to those outlined in section VII hereof, Exhibit A hereto and section VI of the Plan, other than Causes of Action related to the fire loss at the Denver warehouse occurring in December, 2002 which shall be transferred to Core-Mark Newco, and other than claims and Causes of Action waived, exculpated or released in accordance with the provisions of the Plan;

                        (8) any assets of the RCT referred or assigned to the PCT whether vendor deductions, preference claims or otherwise (on terms that have been mutually agreed upon by the RCT and the PCT);

                        (9) any cash proceeds of settlements for customer accounts receivables, vendor deductions, over-wires and preferences (exclusive of those related to either Fleming Convenience or the Reclamation Assets) in excess of $9 million collected by the Debtors from April 1, 2004 to the Effective Date which are being held in an escrow account;

                        (10) $3.0 million in cash for administration of the PCT; and

                        (11) all of the remaining assets of the Debtors, other than the assets of the Reorganized Debtors and the assets of Fleming Convenience which will have been transferred to Core-Mark Newco and the Reorganized Debtors.

      The PCT Assets do not include: (1) any of the Reclamation Assets; (2) any of the assets of the continuing Fleming Convenience businesses which are to be transferred to Core-Mark Newco and the Reorganized Debtors; (3) the stock of Core-Mark Newco and the stock of the Reorganized Debtors; and (4) the Professional Fee Escrow Account.

      The PCT Assets shall be held by the PCT for the beneficiaries of the PCT subject to the terms and conditions of the Plan and the PCT Agreement. The PCT shall administer the directors and officers insurance policies maintained pursuant to section XII.D. of the Plan and all proceeds of such policies shall benefit the D&O Releasees and the prepetition directors and officers of the Debtors who are covered by the directors and officers insurance policies as well as the PCT to the extent the PCT or other Party has a valid Claim against a D&O Releasee or a prepetition director of officer of the Debtors who is covered by the director and officer insurance policies.

                  d.    Liabilities of the PCT

      The liabilities transferred to the PCT shall include, but not necessarily be limited to, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, Other Secured Claims, PACA/PASA Claims, FSA liability, General Unsecured Claims (solely for purposes of resolution), Convenience Claims and certain Administrative Claims that have not been satisfied on the Effective Date of the Plan, other than the Administrative Claims of Fleming Convenience and Professional Fees incurred prior to the Effective Date which are paid by the funds in the Professional Fee Escrow Account. Notwithstanding the foregoing, to the extent any amounts currently budgeted by the Debtors as tax payments to be paid prior to the Effective Date are not so paid by the Effective Date and the liabilities for such taxes are assumed by the PCT, the budgeted amount of such taxes not paid by the Debtors shall be contributed to the PCT to pay such taxes.

                  e.    Funding

      On the Effective Date, or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco will transfer to the PCT certain cash on hand and/or certain proceeds from the Exit Financing Facility and the Tranche B Loan necessary for the PCT to make the payments required on Allowed Claims pursuant to the Plan and the PCT Agreement. In addition, the PCT shall have available the proceeds from the prosecution of Causes of Action. Core-Mark Newco and the Reorganized Debtors shall retain the remainder of the cash and/or proceeds from the Exit Financing Facility and the Tranche B Loan to operate their businesses. The capital structure of Core-Mark Newco, the Reorganized Debtors and the PCT on the Effective Date are outlined on
Exhibit 3 to the Disclosure Statement.

                  f.    Administrative Claims Guaranty

      As set forth in the estimates included on Exhibit 3 of the Disclosure Statement, the Debtors currently estimate that, on the Effective Date, administrative claims transferred to the PCT shall total $52 million, consisting of General accounts payable of $3 million, Health and welfare benefits of $5 million, Severance and stay program of $27 million and Other administrative claims of $17 million. In the event that such administrative claims that are ultimately paid by the PCT after the Effective Date exceed the above referenced estimated amounts by $4 million, such amounts over the $4 million shall be reimbursed by Core-Mark Newco (the "Administrative Claim Guaranty"). In the event such administrative claims against the Debtors currently anticipated to be satisfied post-Effective Date through the PCT are, instead, settled through entry of an Order of the Bankruptcy Court approving such settlement pre-Effective Date at a level lower than currently budgeted in the PCT projections, then, in such event, 50% of the net savings from any such Court approved settlement below current budgeted levels (after reasonable deduction for legal fees and other resolution costs) shall be paid to the RCT on the Effective Date (the "Administrative Claims Savings"). Once the aggregate distributions from the PCT to the RCT (inclusive of any Administrative Savings paid to the RCT), have reached $10 million, then, in such event, any additional distributions to the RCT shall effect a reduction of the maximum amount of the Non-TLV Guaranty by an amount equal to 50% of any such aggregate additional distributions. Notwithstanding the forgoing, the parties recognize that the Bankruptcy Court could ultimately determine that certain of the administrative claims which are subject to the Administrative Claim Guaranty may be reclassified by the Court as priority claims and correspondingly, certain priority claims may be reclassified as administrative claims. Irrespective of such reclassification by the Bankruptcy Court, for purposes of calculating the amount which may be owed, if any, on the Administrative Claim Guaranty, the classification assigned to those claims as outlined in Exhibit 3 of the Disclosure Statement shall govern.

                  g.    PCT Beneficiaries

      The beneficiaries of the PCT, after satisfaction of all liabilities to be satisfied by the PCT as outlined in the Plan including Administrative Claims, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, PACA/PASA Claims, FSA liabilities, Convenience Claims and all PCT expenses, shall be (i) Core-Mark Newco, in the amount necessary to reimburse Core-Mark Newco for any payments made on the TLV Guaranty or Non-TLV Guaranty as outlined herein; (ii) the RCT, in the event all Reclamation Claims and interest thereon as applicable together with the Prepetition Non-TLV Reclamation Claim Reduction, have not been paid in full by the RCT,(16) (iii) Core-Mark Newco in the amount necessary to reimburse Core-Mark Newco for any payments made on the Administrative Claims Guaranty in the event the Reclamation Claims and the Prepetition Non-TLV Reclamation Claim Reduction have been paid in full by the RCT and (iv) thereafter the Class 6 General Unsecured Creditors, at which time the RCT will terminate with any remaining assets delivered to the PCT.

                  h.    Good Faith

      Each of the PCT Representative and the PCT Advisory Board shall act in good faith in carrying out its duties and responsibilities and use its best efforts to liquidate and resolve claims, disputes and maximize the value of the PCT's assets and minimize claims against the PCT.

---------------------------
(16) Holders of Class 5 Claims shall not be entitled to a double distribution on account of any Non-TLV Reclamation Claims Reduction related payments and the PCT shall establish its holdbacks or the RCT shall otherwise adjust its distributions accordingly.

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

            9.    RCT

                  a.    Formation/Purpose

      On the Plan Effective Date or as soon as practicable thereafter, the Debtors, the OCRC and the Committee will form the RCT to administer the post-confirmation responsibilities under the Plan associated with the pursuit and collection of the Reclamation Assets and payment of Reclamation Claims.

                  b.    Assets of the RCT

      On the Effective Date or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer, assign and deliver to the RCT the RCT Assets as outlined in the RCT Agreement or the Revised Term Sheet. The RCT Assets shall include assets of the Debtors (more specifically set forth in the Revised Term Sheet) as follows:

                        (1) Reclamation deductions, over-wires, preference claims, Causes of Action and other rights of the Debtors as against the holders of Reclamation Claims, other than the post-petition deductions and post-petition over-wires with respect to Fleming Convenience which shall be transferred to Core-Mark Newco;

                        (2) $3.0 million in cash for administration of the RCT; and

                        (3) Any cash proceeds which are collected by the Debtors from Reclamation Creditors for payment of preference liability, deduction liability and over-wire liability (except for post-petition vendor deductions and post-petition over-wire liability related to Fleming Convenience) from and after March 23, 2004 to the Effective Date which are being held in an escrow account.

                  c.    Liabilities of the RCT

      The Reclamation Liabilities transferred to the RCT shall include any and all claims asserted against the Debtors by the Reclamation Creditors, including Administrative Claims, (other than Administrative Claims of Fleming Convenience), Priority Claims, TLV Reclamation Claims and Non-TLV Reclamation Claims, but not including any General Unsecured Claims held by Reclamation Creditors.

                  d.    Powers

      The Powers, authority, responsibilities and duties of the RCT and the allocation of such powers, authority, responsibilities and duties shall be set forth and governed by the Revised Term Sheet and set forth more fully in the RCT Agreement which shall be consistent with the Revised Term Sheet. A copy of the draft RCT Agreement is attached to the Disclosure Statement as Exhibit 12. The RCT shall be administered by the RCT Representative, to be selected by the OCRC.

      In order to facilitate the claims reconciliation process and asset liquidation, the PCT and the RCT shall enter into a transition services agreement whereby the PCT shall provide resources to the RCT related to effecting the Claims reconciliation process. Such resources shall include, but not be limited to, access to the professional staff and employees of the PCT, computer systems, data bases and other relevant information. The RCT shall reimburse the PCT for the direct costs (e.g., professional staff and employee expense) and allocation of the indirect costs (e.g., facilities, computers, data storage facilities) with an allocation methodology to be agreed upon. Notwithstanding the foregoing, the RCT shall have no obligation to reimburse the PCT for indirect costs for the first 3 months after the Effective Date, or for
(i) direct costs for the first six months after the Effective Date and (ii) indirect costs for months 4-6 after the Effective Date, up to an aggregate cap of $1 million. On the Effective Date, the Debtors and the Committee shall, at their option, either (i) have the Debtors provide an additional $1 million to the RCT for

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

administrative expenses of the RCT or (ii) have the PCT provide the RCT with additional resources and services pursuant to the transition services agreement with a value of up to an additional $1 million. However, once the RCT has received aggregate distributions of $10 million from the PCT, inclusive of any amounts paid to the RCT with respect to the Administrative Claims Savings outlined in paragraph V.G.6. herein, the next $1 million in Cash otherwise to be distributed by the PCT to the RCT shall, instead, be paid to Core-Mark Newco.

      The RCT Representative shall be advised by an advisory board selected by the OCRC with representation by Holders of TLV Reclamation Claims (but only until TLV Reclamation Claims have been paid in full) and Holders of Non-TLV Reclamation Claims

      The TLV Reclamation Creditors shall be the primary beneficiaries of the RCT and shall be entitled to be paid in full out of the first distributions to be made by the RCT before the Non-TLV Reclamation Creditors are entitled to any payment by the RCT.

                  e.    Good Faith

      Each of the RCT Trustee and the RCT Advisory Board shall act in good faith in carrying out its duties and responsibilities and use its reasonable best efforts to liquidate and resolve claims, disputes and maximize the value of the RCT's assets and minimize claims against the RCT.

      H.    Creation of Professional Fee Escrow Account

      On or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account.

      I.    Executory Contracts

            1.    Assumption/Rejection of Executory Contracts and Unexpired
                  Leases

            As of the Effective Date, except as otherwise provided in the Plan, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (i) have been previously rejected or assumed by Order of the Bankruptcy Court, (ii) are subject to a pending motion to reject or assume or
(iii) are specifically listed on the Assumption Schedule to be filed 15 days prior to the Voting Deadline. The Debtors reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add executory contracts or leases or remove executory contracts or leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule after the Confirmation Date and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

            On the Petition Date, the Debtors were parties to certain collective bargaining agreements ("CBA's"). The Debtors are assuming the four (4) CBA's with labor organizations at facilities where the Debtors operations are on-going, which CBA's are identified on the Assumption Schedule. All other CBA's in existence on April 1, 2003 between labor organizations and the Debtors either have been assumed and assigned to facility purchasers or have lapsed or otherwise terminated in connection with facility or business closings or sales.

            2. Claims Based on Rejection of Executory Contracts or Unexpired Leases

            Except as provided in section VIII.A. of the Plan, all proofs of Claims with respect to Claims, if any, arising from the rejection of executory contracts or unexpired leases that are rejected as a result of the Plan must be filed with the Bankruptcy Court within thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time or any applicable Contract Claims Bar Date will be forever barred from asserting against any Debtor or Reorganized Debtor, their respective Estates, their property the PCT and the RCT unless otherwise ordered by the Bankruptcy Court or provided in the Plan.

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

            3. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

            Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as soon as practicable after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

            4.    Indemnification of Directors, Officers and Employees

            As further described in section XII.D of the Plan, the D&O Releasees shall be indemnified through the Debtors' directors and officers insurance policies up to a collective limit equal to the amount of the Debtors' directors and officers insurance proceeds, net of all defense costs and fees, actually payable in Cash, to pay claims against the D&O Releasees.

            5.    Compensation and Benefit Programs

            Except as otherwise expressly provided herein and other than the Remaining Pension Plans, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans (the "Company Benefit Plans") shall be terminated or shall be treated as executory contracts under the Plan and on the Effective Date any such remaining Company Benefit Plans that have not been terminated will be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for those with respect to the Reorganized Debtors' employees specifically designated on the Benefits Schedule to be filed 15 days prior to the Voting Deadline. In addition, except as set forth in the Benefits Schedule, the Debtors shall have withdrawn or shall withdraw from all "multiemployer plans" (as such term in defined in section 3(37) of ERISA) prior to the Effective Date and all claims of such multiemployer plans shall be treated as General Unsecured Claims subject to section 4225(B) of ERISA. Notwithstanding the termination of or rejection of the Company Benefit Plans hereunder, vested retiree medical benefits, if any, under applicable Company Benefit Plans shall become obligations of the Reorganized Debtors and/or Core-Mark Newco unless terminated pursuant to section 1114 of the Bankruptcy Code prior to the Effective Date. The Debtors believe that the Reorganized Debtors and/or Core-Mark Newco may decide to terminate retiree medical benefits after the Effective Date and expect that Reorganized Debtors and/or Core-Mark Newco will incur substantial litigation costs if they attempt to eliminate any retiree medical benefits that are considered vested.

            6.    Insured Claims

            The Fleming Companies, Inc. maintained a comprehensive insurance program that included insurance for: (i) workers' compensation, (ii) directors & officers liability, and (iii) other casualty events as outlined herein (collectively, the "Insurance Program"). The Debtors have maintained the Insurance Program throughout the entire course of their bankruptcy cases. The Plan will resolve all Claims covered by the Insurance Program (the "Insured Claims") and all Claims made by insurance carriers (the "Insurers") arising from the Insurance Program as outlined below.

                  a.    Directors and Officers Related Insurance Coverage

                  To encourage the hiring and retention of qualified individuals as directors and officers, the Insurance Program includes directors' and officers' liability and company reimbursement policies pursuant to which coverage is provided not only for claims made against directors but also for reimbursement obligations the Debtors may have to directors and officers and for securities claims made against the Debtors (the "D&O Policies" and, collectively, the "D&O Insurance Program"). The Debtors have continued to maintain the D&O Insurance Program throughout the entire course of these bankruptcy cases. The Debtors believe that maintaining the D&O Insurance Program during these bankruptcy cases and after the Effective Date is consistent with good business judgment. Accordingly, the Debtors will assume all of the D&O Policies, and Post-Effective Date, the Reorganized Debtors will continue to pay premiums, deductibles, and any other payments that the Debtors are obligated to make to the applicable Insurers in the normal course of their business operations. In addition, Core-Mark Newco and the Reorganized Debtors will likely obtain new D&O Insurance coverage as the existing D&O Policies will be triggered into runoff as a result of the change of control provisions within the Policies.

                  b.    Worker's Compensation

                  Under the laws of most states in which the Debtors operate, the Debtors are required to provide workers' compensation insurance for their employees, and the Debtors believe that maintaining such insurance is consistent with good business judgment. Shortly after the Petition Date, the Debtors received authorization from the Bankruptcy Court to incur any and all costs that are necessary to maintain the Debtors' workers' compensation insurance policies (the "Workers' Compensation Program"). The Debtors have maintained the Workers' Compensation Program throughout the entire course of their chapter 11 cases and have also maintained certain letters of credit to secure the Debtors' liabilities to the Insurers under the Workers' Compensation Program and Casualty Insurance Program, as herein defined (the "Insurance Security").

                  Under the Plan, the Debtors will assume all of the existing contracts for workers' compensation insurance, and with respect to all Workers' Compensation Policies except those issued by ACE American Insurance Company(17) and National Union Fire Insurance Company ("National Union"), the Reorganized Debtors will continue to pay premiums, deductibles, and any other payments that the Debtors are obligated to make to Insurers (the "Workers' Compensation Payments"). With respect to the Workers' Compensation Policies issued by ACE and National Union, the Reorganized Debtors will continue to permit ACE and National Union to use the Insurance Security to make the Workers' Compensation Payments. Any Claims that are covered by the Workers' Compensation Program shall continue to be administered and paid by the Insurers, in accordance with the Workers' Compensation Program.

                  To the extent that any of the Debtors' obligations under the Workers' Compensation Program are secured by the security, the Insurers for the respective policies shall be entitled to draw upon the appropriate letter(s) of credit to satisfy amounts due from the Debtors on account of: (i) amounts expended by the Insurers in defense of allowed Claims, (ii) administrative costs incurred by the Insurers to administer such Claims, and (iii) payments made in satisfaction of allowed Claims.

                  c.    Casualty Insurance Program

                  Under the Insurance Program, the Debtors maintain various casualty insurance policies that include, but are not limited to, automobile liability, general liability, property damage and other, similar types of insurance coverage (the "Casualty Insurance Program"). Numerous Insured Claims have been filed against the Debtors' estates. In addition, Insurers that issued these policies may have Claims against the Debtors' estates (collectively, the "Insurers Claims").

--------------------------
(17) ACE American Insurance Company (f/k/a CIGNA Insurance Company), ACE Insurance Company of Texas (f/k/a CIGNA Insurance Company of Texas), Insurance Company of North America, Pacific Employers Insurance Company, Indemnity Insurance Company of North America, Illinois Union Insurance Company, Bankers Standard Insurance Company and Atlantic Employers Insurance Company ("ACE").

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

                  To secure payment of their obligations under the Casualty Insurance Program, the Debtors provided the Insurers with the insurance security. Under the Plan, the Insurers may draw upon the Insurance Security to the extent that the Insurers properly expend monies in the administration or defense of Claims against the Debtors. The Debtors may seek recovery of any excess draws on such Insurance Security, which is not needed to reimburse an obligation owed to the Insurer.

                  Distributions to holders of Insured Claims under the Plan fall into three, distinct categories that will be resolved as follows:

                        (1) Under-Deductible Insured Claims. One type of Claim under the Casualty Insurance Program is a Claim where the sum of the amount of the Insured Claim plus the Debtors' expenses on account of such Claim equals or is less than the applicable per-occurrence deductible amount (the "Deductible Amount") payable by the applicable Debtor(s) under the relevant insurance policies (the "Under-Deductible Insured Claims").

                              An Under-Deductible Insured Claim shall be treated in the same manner as any other Unsecured Claim under the Plan and shall be either a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan. The Under-Deductible Insured Claim shall be fully-satisfied by the applicable distribution under the Plan, regardless of the amount actually distributed to the Holder of the relevant Under-Deductible Insured Claim under the Plan. The respective Insurer shall have no obligation under the Casualty Insurance Program, or the Plan, to pay any part of an Under-Deductible Insured Claim. The Insurers may not use the Insurance Security to pay any party of an Under-Deductible Insured Claim, but the Insurers may use any applicable Insurance Security to reimburse themselves for reasonable costs incurred to administer the Under-Deductible Insured Claims.

                        (2) Covered Allowed Insured Claims. The second type of Claim covered by the Casualty Insurance Program is a Claim where the sum of the amount of the Insured Claim plus the Debtors' expenses on account of such Claim exceeds the Deductible Amount (the "Covered Allowed Insured Claims") but does not exceed the aggregate or per-occurrence maximum amount of insurance coverage (the "Aggregate Limit") for that particular policy (or policies, as the case may be).

                              The Covered Allowed Insured Claims shall be satisfied as follows: (i) the Insured Claim, up to the Deductible Amount, shall be treated as a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan, and that portion of the Insured Claim shall be paid in the manner provided by the Plan and be fully-satisfied, regardless of the amount actually distributed to the Holder of the relevant Insured Claim; and (ii) the Insurer shall satisfy that portion of an Insured Claim that exceeds the Deductible Amount (the "Over-Deductible Amount"). On the Effective Date, the Debtors shall be discharged of any liability for the Covered Allowed Insured Claims.

                        (3) The Exceeded Allowed Insured Claims. The third type of Claim covered by the Casualty Insurance Program is a Claim where the sum of the Insured Claim plus the Debtor's expenses on account of such Claim exceeds the Aggregate Limit (the "Exceeded Allowed Insured Claims").

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                              The Exceeded Allowed Insured Claims shall be
                              satisfied as follows: (i) the Insured Claim, up to the Deductible Amount, shall be treated as a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan, and that portion of the Insured Claim shall be paid in the manner provided by the Plan and be fully-satisfied, regardless of the amount actually distributed to the Holder of the relevant Insured Claim; (ii) the Insurer shall satisfy the Over-Deductible Amount up to the Aggregate Limit; and (iii) that portion of the Insured Claim that exceeds the Aggregate Limit shall be treated as a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan, and the Insured Claim shall be paid in the manner provided by the Plan and shall be fully satisfied, regardless of the amount actually distributed to the Holder of the Insured Claim under the Plan. On the Effective Date, the Debtors shall be discharged of any liability for the Exceeded Allowed Insured Claims.

                  d.    The Old Republic Insurance Contracts

                        (1) The First Old Republic Stipulation, the First Order, and the Second Stipulation The Debtors and Old Republic Insurance Company ("Old Republic") entered into an agreement, dated July 1, 2002 (as amended, the "Old Republic Program Agreement"), pursuant to which Old Republic issued insurance policies (the "Original Policies") that provided insurance coverage to the Debtors from July 1, 2002 through July 1, 2003. To secure payment of their obligations under the Old Republic Program Agreement, the Debtors provided Old Republic with certain collateral including, but not limited to, a letter of credit from the Debtors' Pre-Petition Secured Lenders in the amount of $20,000,000 (the "First Letter of Credit"). In the course of discussions between Old Republic and the Debtors concerning Old Republic's issuance under the Old Republic Program Agreement of additional insurance policies for the six month period commencing July 1, 2003 (the "Additional Policies"), Old Republic informed the Debtors that it was not willing to issue the Additional Policies without: (i) the Debtors' assumption of the Old Republic Program Agreement and the Original Policies, (ii) the issuance of an additional letter of credit, and
                              (iii) clarification of certain issues with respect to the Additional Policies.

                              Prior to the expiration of the Original Policies, the Debtors and Old Republic entered into the Stipulation (I) Authorizing and Approving the Debtors' Conditional Assumption of Certain Executory Contracts, and (II) Approving Stipulation Regarding Old Republic Insurance Company (the "First Old Republic Stipulation"), and the Bankruptcy Court entered the Order Approving the Stipulation Regarding the Debtors' Conditional Assumption of Certain Executory Contracts Regarding Old Republic Insurance Company (the "First Order"). Pursuant to the First Old Republic Stipulation and the First Order, the Debtors assumed the Old Republic Program Agreement, and Old Republic Issued the Additional Policies, effective July 1, 2003 through January 1, 2004. The First Stipulation provided that Old Republic was entitled to an unliquidated Administrative Claim against the Debtors for the Debtors' failure to make any premium payments or any other payments due under the Original Policies or the Additional Policies for deductibles relating to claims covered by the Original Policies or the Additional Policies or the Debtor's failure to make payments due to the

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                              third-party administrator that is administering
                              Insured Claims. To secure payment of the Debtors' obligations under the Old Republic Program Agreement, on or about June 22, 2003, the Debtors provided Old Republic with a letter of credit from the Debtors' DIP Lenders in the amount of $18,287,500 (the "Second Letter of Credit"), which secured the Debtors' obligations under the Old Republic Program Agreement.

                              The Debtors and Old Republic conducted discussions concerning whether Old Republic would continue to provide the Debtors with workers' compensation, automobile liability and general liability insurance for the period from January 1, 2004 through January 1, 2005 (the "New Policies" and, together with the Original Policies and the Additional Policies, the "Old Republic Policies"). Old Republic was unwilling to issue the New Policies without: (i) the issuance of an additional letter of credit in the amount of $6,235,000 (the "Third Letter of Credit" and, collectively with the First Letter of Credit and the Second Letter of Credit, the "Old Republic Letters of Credit") and (ii) the Debtors obtaining clarification of the same issues with respect to the New Policies that the First Stipulation addressed in connection with the Original Policies and the Additional Policies. On December 30, 2003, Core-Mark International, Inc. (one of the Debtors) provided the Third Letter of Credit to Old Republic. Before Old Republic would issue the New Policies, Old Republic required the Debtors to enter into the Second Stipulation Between the Debtors and Old Republic Insurance Company (the "Second Stipulation"). The Second Stipulation implements a framework for the manner in which Old Republic claims, if any, related to the New Policies must be treated in the Debtors' Plan.

                        (2) Treatment of Old Republic's Claims Pursuant to the Second Stipulation and the Plan. Notwithstanding anything to the contrary outlined in Sections A, B, or C above, any Insured Claims by Old Republic shall be handled in the manner prescribed by the Second Stipulation. Pursuant to the Second Stipulation, Old Republic shall be entitled to an Administrative Claim against the Debtors, subject to any applicable defenses or counterclaims of the Debtors, for any failure by the Debtors to: (i) make premium payments pursuant to the Old Republic Program Agreement, or pay any other amount due with respect to Old Republic's issuance of the Old Republic Policies; (ii) make payments within the deductible layer of the policies for deductibles relating to or on account of occurrences giving rise to Claims covered by the Policies, or (iii) make payments due to any third-party administrator that is administering covered claims under the Old Republic Policies. Except as the parties otherwise agree, such Administrative Claim shall: (i) survive confirmation of the Plan, (ii) shall not be liquidated or adjudicated by the Court, and
                              (iii) shall not be payable upon the Effective Date of the Plan. The Debtors will not seek to recover from Old Republic before January 1, 2008 for any excess draw on the Old Republic Letters of Credits, if drawn by Old Republic, unless otherwise agreed to by the parties.

                  e.    Defense Costs

                  Some of the policies in the Debtors' Insurance Program require the Debtors to reimburse the respective Insurers for certain costs incurred by the respective Insurer in the defense and/or liquidation of the

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Insured Claims (the "Allowed Defense Costs"). Notwithstanding the provisions above with respect to the payment of Allowed Under-Deductible Insured Claims, the Insurers shall have the right to seek reimbursement from the Debtors of Allowed Defense Costs with respect to Under-Deductible Insured Claims, and such reimbursement shall be obtained by deducting the Allowed Defense Costs from the Insurance Security held by the respective Insurers as security for the payment of such costs. However, if the sum of the Insured Claim and the Allowed Defense Costs exceeds the applicable deductible amount under the respective policy, the Insurer shall not be entitled to reimbursement for costs that exceed the applicable deductible amount. To the extent that an Insurer is entitled to reimbursement of Allowed Defense Costs, but the Insurer does not have Security for the obligation, the Insurer shall be entitled to a Class 6 General Unsecured Claim for the Allowed Defense Costs.

                  f.    Loss Portfolio Transfers

                  The Debtors are currently in discussions with ACE and National Union with respect to potential Loss Portfolio Transfers ("LPT"), relating to certain ACE and National Union policies. In the event such LPT's are completed, the provisions of the Plan with respect to the ACE and National Union policies addressed by the LPT's shall not apply and, instead, the terms of the LPT's shall apply to such policies and the Claims thereunder.

                  g.    ACE Objections

                  On February 12, 2004, ACE filed an Objection contending that the Debtors must disclose all payments that they expect to be made under the Plan that will be covered by insurance and disclose the material risk of lack of insurance coverage for these claims due to potential violation of ACE's insurance contacts. The Debtors do not believe that they have violated the contractual rights of ACE or any other similarly situated party; nor do they believe the treatment called for in this Plan violates such rights. The Debtors have substantially enhanced the Disclosure Statement herein to detail their insurance coverage and the treatment of insurance contracts, insured claims and insurance carriers under the Plan. Nevertheless, ACE still believes that there are certain risks inherent in the Debtors' treatment of the ACE Insurance Contracts.

                  As outlined above, ACE issued certain insurance policies to one or more Debtors (collectively, the "ACE USA Policies") which may provide workers' compensation, automobile liability and general liability coverage for certain Insured Claims. In connection with the ACE USA Policies, ACE and certain Debtors have also entered into various related agreements (together with the ACE USA Policies, collectively, the "ACE USA Agreements"). ACE has asserted that the ACE USA Agreements are executory contracts pursuant to section 365 of the Bankruptcy Code and that the ACE USA Agreements must be assumed as a condition to the ACE's continuing obligation to provide insurance coverage. Although the Plan provides for the assumption of all insurance polices under Debtors' Workers' Compensation Program, Debtors have indicated that they do not presently intend to assume any of the polices that make up their Casualty Insurance Program, including any ACE USA Agreements that may provide coverage for general or automobile liability. Because the Plan does not require Debtors to assume all of the ACE USA Agreements and require Debtors, Reorganized Debtors and/or the PCT Representative to provide adequate assurance of future performance of the insureds' obligations under the ACE USA Agreements, ACE does not believe that the Plan complies with section 365 of the Bankruptcy Code. Moreover, although the Plan purports to assume the benefits of those ACE USA Agreements that are included in Debtors' Workers' Compensation Program, the Plan purports to specifically reject the insureds' continuing reciprocal obligations under those same ACE USA Agreements. The Plan does not otherwise require that Debtors, Reorganized Debtors and/or the PCT Representative satisfy any of the insureds' continuing obligations under the ACE USA Agreements including, but not limited to the payment of all continuing financial obligations as Administrative Claims. Instead, the Plan calls for the payment of such financial obligation out of the Insurance Security. As a result, ACE contends that the Plan does not satisfy section 365 of the Bankruptcy Code with respect to the ACE USA Agreements.

                  ACE believes that the failure of the Plan to require Debtors, Reorganized Debtors and/or the PCT Representative to satisfy all of their continuing contractual obligations under the ACE USA Agreements will void any otherwise available insurance coverage under the ACE USA Agreements. ACE further believes that the Plan seeks to provide Debtors, Reorganized Debtors and/or the PCT Representative with certain injunctive relief that alters their ongoing contractual obligations under the ACE USA Agreements that would also vitiate any otherwise available insurance coverage. In particular, and not by way of limitation, ACE believes that the Plan violates their rights (i) to control the defense, investigation and/or settlement of certain Disputed Insured Claims

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including, without limitation, those Disputed Insured Claims for which liability may be determined by estimation; (ii) to require Debtors, Reorganized Debtors and/or the PCT Representative to cooperate in the defense and investigation of Disputed Insured Claims; (iii) to require Debtors', Reorganized Debtors' and/or the PCT Representative's compliance with all the terms and conditions of the ACE USA Agreements; (iv) to assert certain subrogation rights available to the ACE USA Companies under the ACE USA Agreements; (v) to assert any claims for setoff, contribution and/or recoupment; (vi) to deny coverage for certain Claims based upon the attempted assignment of the ACE USA Agreements without the ACE USA Companies' express consent; (vii) to require payment of any deductibles and/or self-insured retentions with respect to Insured Claims; (viii) to require Debtors, Reorganized Debtors and/or the PCT Representative to maintain collateral in amounts sufficient to secure their continuing financial obligation under the ACE USA Agreements; and (ix) to enforce performance of all Debtors', Reorganized Debtors' and/or the PCT Representative's other continuing contractual obligations under the ACE USA Agreements. As such, holders of Claims that may otherwise be Insured Claims covered under the ACE USA Agreements may not be able to receive any insurance proceeds in full or partial satisfaction of their Claims.

                  The ACE USA Companies have reserved all of their rights, claims and defenses under the ACE USA Agreements including, but not limited to, their rights to deny coverage if and/or when certain Insured Claims are tendered under the ACE USA Agreements because the Plan fails to require Debtors, Reorganized Debtors and/or the PCT Representative to satisfy all of the insureds' continuing obligations under the ACE USA Agreements and otherwise prejudices the ACE USA Companies' rights, claims and defenses. Based on the foregoing, the ACE USA Companies have indicated that they may object to confirmation of the Plan and/or seek declaratory relief in a court of competent jurisdiction that the alleged improper treatment of the ACE USA Agreements under the Plan relieves them of any further obligation to provide insurance coverage thereunder.

      J.    Distributions

            1.    Distributions for Claims Allowed as of the Effective Date

            Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon thereafter as practicable. Except as evidenced by an electronic entry, as a condition to receive any distribution under the Plan, each Old Note Holder must comply with sections IX.J. and IX.K. of the Plan. All distributions shall be made in accordance with any applicable Indenture agreement, loan agreement or analogous instrument or agreement.

            2.    Distributions by Core-Mark Newco, the PCT and the RCT

            Except as otherwise provided herein, Core-Mark Newco, the PCT, or the RCT, as applicable, shall make all distributions required under the Plan. Notwithstanding the provisions of Section V.C. of the Plan regarding the cancellation of the Indentures, the Indentures shall continue in effect to the extent necessary to allow the Old Notes Trustees to provide information to the Exchange Agent to permit distributions of the New Common Stock and to receive New Common Stock on behalf of the Holders of the Old Notes and make distributions pursuant to the Plan on account of the Old Notes as agent for Core-Mark Newco. The Old Notes Trustees (or any agents or servicers) providing services related to distributions to the Holders of Allowed Old Note Claims shall receive from the PCT reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services upon the presentation of invoices to the PCT. All distributions to be made under the Plan shall be made without any requirement for bond or surety with respect thereto.

            3.    Interest on Claims

            Except as otherwise specifically provided for under the Plan or in the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, other than the Pre-Petition Lenders' Secured Claims and the DIP Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

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            4.    Compliance with Tax Requirements/Allocations

            In connection with the Plan, to the extent applicable, the Reorganized Debtors, the PCT, and the RCT shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims with any excess allocated, if applicable, to unpaid interest that accrued on such Claims.

      K.    Delivery of Distributions and Undeliverable or Unclaimed
            Distributions

            1.    Delivery of Distributions in General

            Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of Debtors or upon their proofs of Claim, if any, or, if such Holder holds claims based on Old Notes, distributions with respect to such Claims will be made to the appropriate Old Notes Trustee which will make distributions to Holders of Old Notes at the address contained in the official record of the appropriate Old Note Trustee. To the extent the Old Notes Trustee makes distributions to DTC, DTC will, in turn, make appropriate book entries to reflect the distributions it makes to Holders. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Old Note Claims shall be made in accordance with the provisions of the applicable Indentures. The Debtors, the Reorganized Debtors, Core-Mark Newco, the PCT, and/or the RCT shall have no liability for any action pertaining to the distributions made by the Old Notes Trustees.

            2.    Undeliverable Distributions

            (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to Core-Mark Newco, the PCT, the RCT or an Old Notes Trustee as undeliverable, no further distributions shall be made to such Holder unless and until Core-Mark Newco, the PCT, the RCT or an Old Notes Trustee is notified in writing of such Holder's then-current address. Undeliverable distributions shall be returned to Core-Mark Newco, the PCT or the RCT and shall remain in the possession of Core-Mark Newco, the PCT or the RCT subject to Section IX.K.2(b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, Core-Mark Newco, the PCT, or the RCT, as applicable, shall make all distributions that become deliverable.

            (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no sooner than 240 days after the Effective Date, the PCT will compile a listing of unclaimed distribution Holders. This list will be maintained and updated for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim (irrespective of when a Claim became an Allowed Claim) that does not assert a Claim pursuant to the Plan for an undeliverable distribution (regardless of when not deliverable) within six months after the distribution has been attempted to be made to the Holder of the Allowed Claim shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its respective property. In such cases: (i) any Cash held for distribution on account of such Claims shall be the property of Core-Mark Newco, the PCT, or the RCT, as applicable, free of any restrictions thereon; and (ii) any New Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained in the Plan shall require Core-Mark Newco, the PCT, the RCT, or the appropriate Old Notes Trustee to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

            (c) Abandoned Property Law. The provisions of the Plan regarding undeliverable distributions will apply with equal force to distributions made pursuant to the Old Note Indentures; notwithstanding any provision in such indenture to the contrary and notwithstanding any otherwise applicable escheat, abandoned or unclaimed property law.

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            3.    Distribution Record Date

            As of the close of business on the Distribution Record Date, the transfer register for all Claims except Old Note Claims, as maintained by the Debtors or their agents, shall be closed, and there shall be no further changes in the record Holders of any such Claims. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any such Claims occurring after the Distribution Record Date and shall be entitled for all purposes in the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date. There shall be no Distribution Record Dates for Old Note Claims.

            4.    Timing and Calculation of Amounts to be Distributed

            Except as otherwise provided in the Plan, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Debtors shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class, provided however, Core-Mark Newco, the PCT, and the RCT, as applicable, shall maintain reserve accounts in trust for the payment or distribution on account of potential or Disputed Claims and shall make the appropriate adjustments in distributions to adequately take into consideration and fund such reserve accounts. Core-Mark Newco, the PCT, and the RCT, as applicable, shall be authorized to make interim distributions and any subsequent distributions necessary to distribute any Cash, New Common Stock or other consideration held in any reserve account to the appropriate Claim Holder as Claims are resolved and allowed and reserves are reduced in accordance with the Plan. If and to the extent that there are Disputed Claims, beginning on the date that is 45 calendar days after the end of the month following the Effective Date and 45 calendar days after the end of each month thereafter, distributions shall also be made, pursuant to the Plan, to Holders of formerly Disputed Claims in any Class whose Claims were Allowed during the preceding month.

            5.    Minimum Distribution

            The New Common Stock will be issued as whole shares. If a registered record Holder of an Allowed Claim is entitled to the distribution of a fractional share of New Common Stock, unless otherwise determined and approved by the Bankruptcy Court, the fractional distribution to which such Holder would be entitled shall be aggregated with all other such similar distributions by Core-Mark Newco (or its agent), and as soon as practicable after final reconciliation, Allowance or resolution of all Class 6 Claims, sold by Core-Mark Newco (or its agent) in a commercially reasonable manner. Upon the completion of such sale, the net proceeds thereof shall be distributed (without interest), pro rata in the case of New Common Stock, to the Holders of Allowed Claims, based upon the fractional share of New Common Stock each such Holder would have been entitled to receive or deemed to hold had Core-Mark Newco issued fractional shares of New Common Stock. Such distributions shall be in lieu of any other distribution.

            6.    Setoffs

            The Reorganized Debtors, the PCT or the RCT, as applicable, in accordance with the Revised Term Sheet, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors, the Reorganized Debtors, the PCT or the RCT may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Reorganized Debtors, the PCT or the RCT of any such Claims, rights and Causes of Action that the Debtors, the Reorganized Debtors, the PCT or the RCT may possess against such Holder, except as specifically provided in the Plan.

            7.    Old Notes

            Each record Holder of an Allowed Claim relating to the Old Notes not held through DTC shall either (a) tender its Old Notes relating to such Allowed Claim in accordance with written instructions to be provided to such Holders by the applicable Reorganized Debtor as promptly as practicable following the Effective Date, or (b) if the Holder's Old Note has been destroyed, lost, stolen or mutilated, comply with section IX.L. of the Plan.

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Such instructions shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with a letter of transmittal in accordance with such instructions. All surrendered Old Notes shall be marked as canceled. If any Holder of Old Notes not held through DTC submits bearer bonds without coupons or coupons only, the Debtors shall adjust the consideration exchanged therefore appropriately.

            8.    Failure to Surrender Canceled Instruments

            Any Holder of Allowed Claims relating to the Old Notes not held through DTC that fails to surrender or is deemed to have failed to surrender its Old Notes required to be tendered hereunder or that has failed to comply with section IX.L. of the Plan within one year after the Effective Date shall have its Claim for a distribution pursuant to the Plan on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective properties. In such cases, any New Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in section IX.E. of the Plan.

            9.    Lost, Stolen, Mutilated or Destroyed Debt Securities

            In addition to any requirements under the Indentures or any related agreement, any Holder of a Claim evidenced by an Old Note not held through DTC that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the applicable Reorganized Debtor: (a) an affidavit of loss reasonably satisfactory to such Reorganized Debtor setting forth the unavailability of the Old Note not held through DTC; and (b) such additional security or indemnity as may be reasonably required by such Reorganized Debtor to hold such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by an Old Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such non-DTC note.

            10.   Share Reserve

            In addition to the provisions of section X.A.3. of the Plan, Core-Mark Newco shall be required to establish and maintain an appropriate reserve of New Common Stock to ensure distribution of New Common Stock to the Holder of any Disputed Claim upon its allowance.

            11.   Settlement of Claims and Controversies

            Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or distribution to be made on account of any such Allowed Claim.

      L.    Resolution of Disputed Claims

            1.    Prosecution of Objections to Claims

            After the Effective Date, except in regard to objections to Professional fees and other fees, and in accordance with the Revised Term Sheet, the PCT Representative shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims on behalf of the Debtors and Reorganized Debtors as such actions relate to all Claims not falling under the authority of the RCT Representative pursuant to the Revised Term Sheet. The RCT Representative shall have exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to claims on behalf of the Debtors and Reorganized Debtors as such actions relate to Claims that fall under the RCT Representative's authority pursuant to the Revised Term Sheet. From and after the Effective Date, the PCT Representative may settle or compromise any Disputed Claim allocated to the PCT on behalf of the Reorganized Debtors and the RCT Representative may settle or compromise any Disputed Claim allocated to the RCT on behalf of the Reorganized Debtors without approval of the Bankruptcy Court.

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            2.    Estimation of Claims

            Core-Mark Newco, the PCT Representative, and the RCT Representative, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Core-Mark Newco, the PCT, or the RCT, as applicable, has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Core-Mark Newco, the PCT Representative, and the RCT Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

            3.    Payments and Distributions on Disputed Claims

            Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by Core-Mark Newco, the PCT, or the RCT, as applicable, Core-Mark Newco, the PCT, and the RCT, as applicable, in their sole discretion shall not make any partial payments or partial distributions with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 45 calendar days after the month in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive the appropriate payment or distribution on the Allowed Claim(s), except as otherwise agreed by Core-Mark Newco, the PCT, or the RCT, as applicable, until the Disputed Claim(s) is or are resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Core-Mark Newco, the PCT, and the RCT, as applicable, shall establish appropriate reserves for potential payment of such Claims.

            4.    Allowance of Claims

            Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Bankruptcy Code and no objection to such Claim has been filed by the Objection Deadline or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors, the PCT, and the RCT, as applicable, after confirmation will have and retain any and all rights, remedies, causes of action and defenses the Debtors had with respect to any Claim as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. All Claims of any Person or Entity that may owe money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes the Debtors in full.

            5.    Controversy Concerning Impairment

            If a controversy arises as to whether any Claims, or any Class of Claims, is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

      M.    Retention Of Jurisdiction

      Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

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            1.    allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

            2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

            3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VII in the Plan to add or strike any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

            4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

            5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors;

            6. enter such orders as may be necessary or appropriate to implement or consummate the provisions in the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or this Disclosure Statement;

            7. resolve any cases, controversies, suits or disputes that may arise in connection with the occurrence of the Effective Date, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

            8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

            9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

            10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

            11. determine any other matters that may arise in connection with or relate to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

            12. enter an order and/or final decree concluding the Chapter 11 Cases.

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      N.    Release, Injunctive And Related Provisions

            1.    Subordination

            The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

            2.    MUTUAL RELEASES BY RELEASEES

            ON AND AFTER THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICES OF THE RELEASEES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, EACH OF THE RELEASEES SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED ONE ANOTHER FROM ANY AND ALL CLAIMS (AS DEFINED IN
SECTION 101(5) OF THE BANKRUPTCY CODE), OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE RELEASEES OR THEIR SUBSIDIARIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AND PROVIDED THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE PCT REPRESENTATIVE AND THE RCT REPRESENTATIVE RESERVE THEIR RIGHTS TO BRING AVOIDANCE ACTIONS, COLLECT VENDOR DEDUCTIONS, OR ASSERT SETOFF, RECOUPMENT AND OTHER SIMILAR DEFENSES OR CLAIMS AGAINST MEMBERS OF THE COMMITTEE AND/OR THE OCRC WITH RESPECT TO DEBTORS' ORDINARY COURSE BUSINESS DEALINGS WITH SUCH COMMITTEE AND/OR OCRC MEMBERS.

            3.    RELEASES BY HOLDERS OF CLAIMS

            1. ON AND AFTER THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (W) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR, (X) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (Y) THE CHAPTER 11 CASES OR (Z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS.

            2. ON AND AFTER THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE D&O RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (W) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR, (X) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (Y) THE CHAPTER 11 CASES OR (Z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE SHALL AFFECT ONLY

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THOSE CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES IN
EXCESS OF THE AMOUNT OF THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE PROCEEDS, NET OF ALL DEFENSE COSTS AND FEES, ACTUALLY AVAILABLE IN CASH SO THE D&O RELEASEES DO NOT HAVE TO BEAR ANY COST TO PAY SUCH CLAIMS; AND PROVIDED FURTHER THAT THE PRECEDING LIMITATION ON RELEASES GIVEN TO DIRECTORS AND OFFICERS SHALL NOT APPLY TO THE CURRENT DIRECTORS AND OFFICERS OF THE DEBTORS WHO WILL SERVE AS DIRECTORS AND OFFICERS OF CORE-MARK NEWCO AFTER THE EFFECTIVE DATE.

            4.    INDEMNIFICATION

            ALL D&O RELEASEES AND THEIR RESPECTIVE AFFILIATES, AGENTS AND PROFESSIONALS SHALL BE INDEMNIFIED FOR ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSE OF ACTION OR LIABILITIES WHETHER DIRECT OR INDIRECT, DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT THROUGH THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES, UP TO A COLLECTIVE MAXIMUM EQUAL TO THE AMOUNT OF THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE PROCEEDS, NET OF ALL DEFENSE COST AND FEES, ACTUALLY PAYABLE IN CASH, TO PAY CLAIMS ASSERTED AGAINST THE D&O RELEASEES EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; AND PROVIDED, HOWEVER, THAT THE PRECEDING LIMITATION ON INDEMNIFICATION OF DIRECTORS AND OFFICERS SHALL NOT APPLY TO CURRENT DIRECTORS AND OFFICERS OF THE DEBTORS WHO WILL SERVE AS DIRECTORS AND OFFICERS OF CORE-MARK NEWCO AFTER THE EFFECTIVE DATE. THE DEBTORS WILL FUND THE PURCHASE OF TAIL LIABILITY COVERAGE UNDER THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES.

            5.    EXCULPATION

            THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE D&O RELEASEES, THE POST-PETITION LENDERS, THE PRE-PETITION LENDERS, THE AGENTS, THE PRE-PETITION AGENT, THE OLD NOTES TRUSTEES, THE COMMITTEE, THE PCT, THE PCT ADVISORY BOARD, THE PCT REPRESENTATIVE, THE RCT, THE RCT ADVISORY BOARD AND THE RCT REPRESENTATIVE, AND THEIR MEMBERS, EMPLOYEES, AND PROFESSIONALS (ACTING IN SUCH CAPACITY) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY PRE- OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION OR OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN, THE DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PRE-PETITION OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR IN CONTEMPLATION OF, RESTRUCTURING OF THE DEBTORS.

            6.    DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS

            EXCEPT AS OTHERWISE PROVIDED IN THE PLAN: (1) THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS IN THE PLAN, SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST ANY DEBTOR OR ANY OF ITS RESPECTIVE ASSETS OR PROPERTIES, (2) ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN, ANY DEBTOR SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL AND (3) ALL PERSONS AND ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST ANY REORGANIZED DEBTOR, ITS SUCCESSORS OR ITS ASSETS OR PROPERTIES ANY OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

            7.    INJUNCTION

            EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ANY SUCH CLAIM OR EQUITY INTEREST AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS UNLESS A PREVIOUS ORDER MODIFYING THE STAY PROVIDED UNDER SECTION 362 OF THE BANKRUPTCY CODE WAS ENTERED BY THE COURT; (B) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST

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THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; AND (C)
CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS.

            8.    Police and Regulatory Powers

            Notwithstanding the foregoing, the releases, exculpation and injunction outlined herein shall not preclude a governmental entity from enforcing its police and regulatory powers and shall be binding on the PBGC only as set forth in section VI.N.8.

            9.    Impact of Plan on Pending Litigation; Pension Plans

                  Pursuant to section III.B.13 of the Plan, Other Securities Claims and Interests, including, but not limited to, the securities class action entitled In re Fleming Companies Securities Litigation, Master File No. 5:03-md-1530TJW and the actions consolidated or to be consolidated with such class action (the "Securities Class Action") brought by current or former Fleming shareholders and creditors described in more detail in section V.C.6 herein, will be permanently enjoined as to the Debtors and any Claims with respect thereto discharged. Litigation involving directors and officers of the Debtors, including but not limited to, that described in section V.C.6 herein may be affected by the releases contained in section XII of the Plan. Litigation against the Debtors that is not deemed an Other Securities Claim or Interest or is not affected by the releases contained in section XII of the Plan, and is not otherwise discharged, settled or expunged in accordance with the Plan, will be permanently enjoined pursuant to section XII.G. of the Plan, and any Allowed Claims arising from such litigation will generally be treated as Class 6 Claims under the Plan. Nothing in the Plan or in any order confirming the Plan, however, shall affect, release, enjoin or impact in any way the prosecution of the claims of the class claimants in the Securities Class Action asserted, or to be asserted against the non-Debtor defendants and/or any other non-Debtor unless
(i) a Claim Holder has affirmatively voted in favor of the Plan, in which case such Claim Holder shall release the Releasees as outlined in section XII.C. of the Plan and any litigation by such Claim Holder against the Releasees of the type outlined in section XII.C. of the Plan shall be permanently enjoined and any Claims thereunder discharged as outlined herein and in Section XII.G. of the Plan, or (ii) the litigation is among Releasees, in which case it shall be released by the Mutual Releases outlined in section XII.B. of the Plan and shall be permanently enjoined and any claims thereunder discharged as outlined herein and in section XII.G of the Plan. The Plan shall forever bar any claimant, including, but not limited to, the class claimants in the Securities Class Action from pursuing claims against the Debtors which are covered by the directors and officers liability insurance policies maintained by the Debtors (the "D&O Insurance") but shall not bar such Claimants from pursuing the non-Debtor defendants who may be entitled to coverage by the D&O Insurance.

                  On February 9, 2004, Jackson Capital Management LLC, the lead plaintiff ("Lead Plaintiff") in the Securities Class Action, filed an Objection to the Disclosure Statement. The Lead Plaintiff raised essentially two objections. First, the Lead Plaintiff alleges that the provisions in the Plan and Disclosure Statement relating to Releases are ambiguous in that they are unclear as to whether such Releases shall have any impact on the rights of the Lead Plaintiff and class claimants in the Securities Class Action or the claims asserted in the Securities Class Action against any non-Debtor. This Objection has been addressed by the language inserted above suggested by the Lead Plaintiff which specifically states that "Nothing in the Plan or in any Order confirming the Plan, shall affect, release, enjoin or impact in any way the prosecution of the claims of the class claimants asserted, or to be asserted, against the non-Debtor defendants in the Securities Class Action and/or any other non-Debtor" unless the class claimants also happen to have Claims against the Debtors in addition to the Claims they have arising out of the Securities Class Action which are Class 10 Claims, which are extinguished under the Plan and the Holders of which are not entitled to vote and are deemed to have rejected the Plan.

                  The Lead Plaintiff's second Objection is really a Plan Objection. The Lead Plaintiff alleges that "the class claimants are entitled not only to look to the proceeds of D & O Insurance for payment of their claims asserted or to be asserted in the Securities Class Action, but they also may pursue their claims against the Debtor solely to the extent of such available D & O Insurance." The Lead Plaintiff goes on to state that the "Plan should not impact the class claimants' rights against the Debtor, either though injunctive relief or discharge, to pursue their claims solely against such insurance proceeds." Again, this is a Plan Objection. The Lead Plaintiff is seeking treatment under the Plan that is not presently contemplated and not agreed to by the Debtors. The Plan

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enjoins the Lead Plaintiff and the class claimants from pursuing claims against the Debtors and discharges any and all claims that the class claimants may have against the Debtors. The Debtors cannot agree to permit the Lead Plaintiffs and class claimants to proceed against the Debtors to the extent of D & O Insurance. Such treatment would provide the class claimants with treatment more favorable than that accorded creditors whose claims are of a higher priority than the class claimants who are not likely to be receiving full recovery on these Claims, such as, e.g., claimants with Class 6 and 7 Claims.

                  A fundamental element of the Plan is the implementation of a settlement and compromise among the Debtors, the Committee and the PBGC. The Debtors believe that the compromise reached is fair and equitable and in the best interest of the Debtors' estates and creditors. The compromise permits the Debtors to propose the Plan with the support of the PBGC and allows the Debtors to avoid the expense and burdens associated with litigating contested claims. The proposed settlement and compromise is the result of extensive and arm's-length negotiations and the legal evaluations made by counsel with respect to potentially contested issues. The Debtors believe that the settlement reached falls within the reasonable range of litigation possibilities.

                  The proposed compromise resolves various claims asserted by the PBGC against the Debtors estate relating to the Fleming Companies, Inc. Pension Plan and obligations under the Remaining Pension Plans.

                  As of the Petition Date, (i) Fleming Companies, Inc. sponsored the Fleming Companies, Inc. Pension Plan, the Pension Plan of S.M. Flickinger Co., Inc. (the "Flickinger Plan"), the Godfrey Company Subsidiaries Pension Plan (the "Godfrey Plan") and the ABCO Markets, Inc. Retirement Plan for Arizona Warehouse and Distribution Employees (the "AZ Warehouse Plan") and (ii) Core-Mark International, Inc, one of the Debtors, sponsored the Core-Mark International, Inc. Non-Bargaining Employees Pension Plan (the "CoreMark Plan," and, together with the Flickinger Plan, the Godfrey Plan, the AZ Warehouse Plan, the "Remaining Pension Plans").

                  On October 31, 2003, the Debtors filed distress termination applications with the PBGC to terminate the Pension Plans. To date, only the Fleming Plan has been terminated by the PBGC and the effective date of that termination was January 1, 2004.

                  The PBGC has filed seventeen (17) proofs of claim, pursuant to Title IV of the Employee Retirement Income Security Act of 1974, as amended, alleging (i) unfunded benefit liabilities on plan termination, (ii) due and unpaid minimum funding contributions and (iii) missed PBGC premium payments (the "PBGC Claims"), fifteen (15) of which were filed on September 11, 2003 (three
(3) claims with respect to the unfunded benefit liabilities, due and unpaid minimum funding contributions, and missed PBGC premium payments, of each of the five (5) pension plans), and two (2) of which were filed on March 16, 2004, and amended PBGC's previously filed unfunded benefit liabilities and due and unpaid minimum funding claims filed with respect to the Fleming Companies, Inc. Pension Plan. On April 16, 2004, and April 19, 2004, the Debtors filed objections to PBGC Claims.

                  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the PBGC Claims and any distribution to be made on account of such Claims as an Allowed Claim. If the Debtors are unable to confirm the Plan or a plan of reorganization with substantially the same terms as the Plan, the settlement with the PBGC shall be void ab initio, except that any vote by the PBGC to accept the Plan shall be designated a vote to reject the Plan unless otherwise agreed in writing by the PBGC. The terms of the compromise and settlement are set forth below:

                  - The PBGC's proof of claim number 18276 for alleged missed minimum funding contributions to the Fleming Plan shall be reduced to and reclassified as (i) an Allowed Administrative Claim in the amount of $2,000,000 and
                        (ii) an Allowed Other Priority Non-Tax Claim under
                        section 507(a)(4) of the Bankruptcy Code in an amount up to $750,000 (subject to the reductions set forth in section 507(a)(4) of the Bankruptcy Code).

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                  -     The PBGC's proof of claim number 18275 shall be reduced
                        to and treated as an Allowed General Unsecured Claim under the Plan in the amount of $200,000,000.

                  - The remaining PBGC Claims shall be deemed withdrawn, with prejudice, upon the Effective Date.

                  - The PBGC further agrees it shall vote for and otherwise support the Plan and shall not object to the Plan.

                  - For purposes of voting on the Plan, PBGC's claim number 18275 will be an Allowed General Unsecured Claim in the reduced amount of $200,000,000.

                  - All the Debtors' objections to the PBGC Claims shall be deemed withdrawn, with prejudice, upon the Plan Effective Date.

                  - The Debtors agree not to file a motion with the Bankruptcy Court seeking to terminate the Remaining Pension Plans, and on the Plan Effective Date, the sponsoring Debtor, as applicable, shall withdraw the distress termination applications to terminate the Remaining Pension Plans.

                  - The release, discharge, injunction, and exculpation provisions of the Plan shall not apply to the PBGC in respect of the Remaining Pension Plans. As to the Fleming Pension Plan, the release, discharge, injunction and exculpation provisions of the Plan shall only apply to the Debtors, the Reorganized Debtors, any entities created through the merger of the Reorganized Debtors, and any member of the Reorganized Debtors' "controlled group", as such term is defined by 29 U.S.C. Section 1301(14)(a).

                  - The Debtors shall not seek to reject the Remaining Pension Plans under section 365 of the Bankruptcy Code.

                  - The Debtors agree that the Reorganized Debtors or a member of their Controlled Group will continue to sponsor such entity's Remaining Pension Plans and that each of the Reorganized Debtors and each member of the Reorganized Debtors' Controlled Group (as defined under 29 U.S.C. Section 1301(14)(a)) will comply with its obligations with respect to the Remaining Pension Plans under ERISA, any other applicable law, and the terms of the Plans.

                  The Debtors expect to file a motion to approve this settlement and compromise for hearing as soon as the Court's calendar permits.

            10.   Consideration for Releases, Indemnification and Exculpation

                  As discussed herein, the Releases provided for in the Plan are made in exchange for the significant contributions made by the Releasees to the Debtors' reorganization efforts. Certain Releasees, like the Debtors' officers, directors, employees and Professionals, have made contributions both in the form of the time and effort they have dedicated to the reorganization process. Others, like the members of the Committee, the OCRC and their Professionals, in addition to their time and effort, have contributed significantly by striving to obtain consensus among their constituents for the joint Plan to benefit all unsecured creditors, and reclamation creditors. Without these contributions, the Debtors' reorganization certainly would have been compromised.

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      O.    Special Provisions Regarding Reclamation Claims

            1.    TLV Reclamation Claims

                  a. Allowance of TLV Reclamation Claims shall be determined solely by the RCT and the affected Creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the RCT and the PCT shall determine).

                  b. Reconciliation of the TLV Reclamation Claims shall consist of application of all postpetition vendor deductions, over-wires and preferences and pre-petition setoffs to the extent that General Unsecured Claims have first been fully setoff through application of pre-petition deductions. The reconciliation shall recognize the effect of the Trade Credit Program and the critical vendor program.

                  c. Allowed TLV Reclamation Claims shall earn interest which shall begin to accrue sixty (60) days after the Effective Date at the Wall Street Journal listed prime rate.

                  d. Allowed TLV Reclamation Claims shall be paid (i) first from the RCT; (ii) second from the PCT and (iii) third from the Core-Mark TLV Guaranty.

            2.    Non-TLV Reclamation Claims

                  a. Allowance of Non-TLV Reclamation Claims shall be determined solely by RCT and the affected Creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the PCT and RCT shall determine).

                  b. In reconciling the Non-TLV Reclamation Claims, all post-petition vendor deductions, over-wires, preferences, and pre-petition setoffs to the extent that General Unsecured Claims have been fully set off, shall be applied. In addition, Non-TLV Reclamation Claims will first be reduced by a discount of $13 million (the "Prepetition Non-TLV Reclamation Claim Reduction") to calculate the net Allowed amount of pre-petition Non-TLV Reclamation Claim ("Net Non-TLV Reclamation Claim").

                  c. Allowed Non-TLV Reclamation Claims shall be paid only after satisfaction of all Allowed TLV Reclamation Claims
                        (i) first from the RCT, (ii) second from the PCT and
                        (iii) third from the Core-Mark Non-TLV Guaranty. The timing of such distribution shall be in the discretion of the RCT.

            3.    General Unsecured Claims of Reclamation Creditors

                  a. Allowance of General Unsecured Claims held by Reclamation Creditors shall be determined by the RCT pursuant to procedures established by the Court. Such procedures shall include a mechanism for approval by the PCT Advisory Board of settlements which represent an increase of at least 20% from the General Unsecured Claims scheduled by the Debtors or the proofs of claim, whichever is less.

                  b. The prosecution of any objections with respect to the General Unsecured Claims held by Reclamation Creditors and the reconciliation of General Unsecured Claims shall be conducted by the RCT at its expense and will be subject to

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                        setoff against any pre-petition Claims of the Debtors
                        against the Reclamation Creditors.

                  c. Allowed General Unsecured Claims of Reclamation Creditors shall be entitled to the same treatment under this Plan as the Allowed Class 6 General Unsecured Claims of non-Reclamation Creditors and shall receive distributions pursuant to the Plan when Allowed.

            4.    Expected Reconciliation Rules of RCT

            The advisory board of the RCT is expected to approve a series of rules which can be applied in the reconciliation of Reclamation Claims. These rules shall be applied on a consensual basis by the RCT Representative with the Reclamation Creditors. These rules shall not be mandatory. In the event a consensual reconciliation is not achieved by the RCT Representative and a Reclamation Creditor, there may be alternative dispute resolution procedures made available on terms adopted by the advisory board of the RCT. In any event, each Reclamation Creditor reserves its rights to seek allowance of its Reclamation Claim in accordance with the Bankruptcy Code and Bankruptcy Rules process as qualified by the Plan.

            5.    Surplus Contingency from RCT

            In the event the RCT has or develops proceeds for distribution after satisfaction of all Reclamation Claims, such additional proceeds shall be applied by the RCT in an order of priority as follows:

                  a. To Core-Mark Newco for any advances under the TLV Guaranty or Non-TLV Guaranty;

                  b.    To the Prepetition Non-TLV Reclamation Claim Reduction;

                  c. To Core-Mark Newco for any advances under the Administrative Claim Guaranty;

                  d. Any amount of "ad hoc committee" professional fees which have not been reimbursed by allowance of an Administrative Claim; and

                  e.    To the PCT.

      P.    Conditions Precedent to Plan Consummation

      It shall be a condition to Confirmation of the Plan that all provisions, terms and conditions of the Plan are approved in the Confirmation Order.

      Q.    Conditions Precedent to Occurrence of the Effective Date

      It shall be a condition to occurrence of the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of section XI.C. thereof:

            1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Debtors and the Committee and shall provide that, among other things:

                  a. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

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                  b.    the provisions of the Confirmation Order are
nonseverable and mutually dependent;

                  c. Core-Mark Newco is authorized to issue the New Common Stock and Management Options; and

                  d. the New Common Stock issued under the Plan is exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

            2. The following agreements, in form and substance satisfactory to the Reorganized Debtors and the Committee, shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

                  a.    Exit Financing Facility;

                  b.    Tranche B Loan Agreement; and

                  c.    Management Incentive Plan.

            3. The Certificate of Incorporation of Core-Mark Newco shall have been filed with the Secretary of State of the State of Delaware.

            4. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

            5. The new board of directors of Core-Mark Newco shall have been appointed.

            6. The Reorganized Debtors shall have established and funded the Professional Fee Escrow Account.

            7. The appropriate Final Orders recognizing and implementing the Plan in Canada shall have been obtained from the Canadian CCAA Court.

            8. The PCT and the RCT shall be established and all actions, documents and agreements necessary to implement the PCT and the RCT shall have been effected or executed.

            9. The issuance of the New Common Stock under the Plan shall be exempt from the prospectus and registration requirements and the first trade thereof shall be exempt from the prospectus requirements of the securities laws of each of the provinces of Canada (including, to the extent necessary, pursuant to an order or orders issued by the applicable Canadian securities regulators granting relief from any such prospectus and registration requirements that would otherwise be applicable).

      R.    Waiver of Conditions

      Except as otherwise required by the terms of the Plan, the Debtors, with the consent of the Committee, may waive any of the conditions to Confirmation of the Plan and/or to occurrence of the Effective Date of the Plan set forth in
Article XI of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

      S. Effect of Non-occurrence of Conditions to Occurrence of the Effective Date

      If the occurrence of the Effective Date of the Plan does not occur by __________, 2004, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver

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or release of any Claims by or against the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

      T.    Severability Of Plan Provisions

      The provisions of the Plan shall not be severable unless such severance is agreed to by the Debtors and the Committee, if applicable, or, if after the Effective Date, by Core-Mark Newco and the PCT Advisory Board on behalf of the PCT, and such severance would constitute a permissible modification of the Plan pursuant to section 1127 of the Bankruptcy Code.

      I.    Miscellaneous Provisions

            1.    Effectuating Documents, Further Transactions and Corporation
Action

            Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant to the Plan.

            Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states where each of the Debtors is organized without any requirement of further action by the shareholders or directors of any Debtor or Reorganized Debtor.

            2.    Dissolution of Committee

            The Creditors' Committee and the OCRC shall be dissolved on the Effective Date, and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases provided that the Debtors shall pay the reasonable fees and expenses of the Committee's and the OCRC's Professionals incurred in connection with winding up the Chapter 11 Cases.

            3.    Payment of Statutory Fees

            All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first.

            4.    Modification of Plan

            Subject to the limitations contained in the Plan, and except for a modification that would adversely impact Reclamation Creditors in a manner inconsistent with the Revised Term Sheet without the consent of the OCRC, (1) the Debtors, with the consent of the Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Committee or the PCT Advisory Board, may upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

            5.    Revocation of Plan

            The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or occurrence of the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any

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settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.

            6.    Environmental Liabilities

            Nothing in the Plan discharges, releases or precludes any environmental liability that is not a Claim. Furthermore, nothing in the Plan discharges, releases or precludes any environmental claim of the United States that arises on or after the Confirmation Date or releases any Reorganized Debtor from liability under environmental law as the owner or operator of property that such Reorganized Debtors owns or operates after the Confirmation Date. In addition, nothing in the Plan releases or precludes any environmental liability to the United States as to any Person or Entity other than the Debtors or Reorganized Debtors. Nothing in the Plan enjoins the United States from asserting or enforcing outside the Bankruptcy Court any liability described in this paragraph. Other than as specifically stated in this paragraph, the Debtors and Reorganized Debtors reserve their right to assert any and all defenses to the assertion or enforcement by the United States or any other person of any liability described in this paragraph.

            7.    Successors and Assigns

            The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

            8.    Reservation of Rights

            Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

            9.    Section 1146 Exemption

            Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

            10.   Further Assurances

            The Debtors, Reorganized Debtors, Core-Mark Newco and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

            11.   Service of Documents

            Any pleading, notice or other document required by the Plan to be served on or delivered to any Reorganized Debtor, the Committee, or the OCRC shall be sent by first class U.S. mail, postage prepaid to:

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

                  Fleming Companies, Inc.
                  1945 Lakepoint Drive
                  Lewisville, Texas 75057
                  Attn: Rebecca A. Roof

                  Kirkland & Ellis LLP             Milbank Tweed Hadley & McCloy
                  200 E. Randolph Drive            LLP
                  Chicago, Illinois 60601          One Chase Manhattan Plaza
                  Attn: Geoffrey A. Richards       New York, New York 10005
                        Janet S. Baer              Attn: Dennis Dunne

                  and                              and

                  Pachulski, Stang, Ziehl,         Pepper Hamilton LLP
                  Young, Jones & Weintraub P.C.    100 Renaissance Center
                  919 North Market Street          Suite 3600
                  Sixteenth Floor                  Detroit, Michigan 48243-1157
                  P.O. Box 8705                    Attn: I. William Cohen
                  Wilmington, Delaware 19899-8705        Robert S. Hertzberg
                  Attn: Laura Davis Jones

                  and

                  Piper Rudnick LLP                Klehr Harrison Harvey
                  6225 Smith Ave.                  Branzburg & Ellers LLP
                  Baltimore, MD 21209-3600         260 Broad Street
                  Attn.: Mark J. Friedman          Philadelphia, PA 19102
                                                   Attn.: Morton R. Branzburg

            12.   Filing of Additional Documents

            On or before the Effective Date, the Debtors with the consent of the Creditors' Committee may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

            13.   Transactions on Business Days

            If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

            14.   Post-Effective Date Fees and Expenses

            From and after the Effective Date, Core-Mark Newco shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by Core-Mark Newco related to the Consummation and implementation of the Plan.

            15.   Conflicts

            To the extent any provision of this Disclosure Statement or any document executed in connection therewith or any documents executed in connection with the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of the Plan, the terms and provisions of the Plan shall govern and control.

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

            16.   Term of Injunctions or Stays

            Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and still extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

            17.   Entire Agreement

            The Plan (as amended) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

            18.   Closing of the Chapter 11 Cases

            The Post-Consummation Estate shall promptly, upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Fed. R. Bankr. P. 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

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VII.  DEBTORS' RETAINED CAUSES OF ACTION

      A.    Maintenance of Causes of Action

      Except as otherwise provided in the Plan, Core-Mark Newco, the Reorganized Debtors, the PCT, and the RCT, as applicable, shall retain all rights on behalf of the Debtors, Core-Mark Newco and the Reorganized Debtors to commence and pursue, as appropriate, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Chapter 11 Cases, any and all Causes of Action, whether such Causes of Action accrued before or after the Petition Date, including, but not limited to, the actions specified in section VI.B. of the Plan as well as those Causes of Action listed on Exhibit A filed herewith.

      Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Core-Mark Newco and the Reorganized Debtors may hold against any Person shall vest in Core-Mark Newco, the PCT, or the RCT, as applicable and such vesting shall be consistent with the Revised Term Sheet. Core-Mark Newco, the PCT, or the RCT, as applicable, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and commence, pursue and settle the Causes of Action in accordance with the Plan, provided the PCT may commence, pursue and settle non-Reclamation Causes of Action, as outlined more fully in the PCT Agreement and the RCT may commence, pursue and settle the Reclamation Causes of Action as outlined more fully in the RCT Agreement and the Revised Term Sheet. Core-Mark Newco, the PCT and the RCT, as applicable, shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court. Notwithstanding any of the preceding, retention and vesting of Causes of Action shall conform to the specifications set forth in the Revised Term Sheet.

      B.    Preservation of Causes of Action

      The Debtors are currently investigating whether to pursue potential Causes of Action against any Creditors, Entities, or other Persons, but not as against the Releasees. The investigation has not been completed to date, and under the Plan, Core-Mark Newco, the PCT, and the RCT, as applicable, retain the right on behalf of the Debtors and Reorganized Debtors to commence and pursue any and all Causes of Action. Potential Causes of Action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the Effective Date or by Core-Mark Newco, the PCT, or the RCT, as applicable, after the Effective Date include, without limitation, the following Causes of Action:

      - All actual or potential avoidance actions pursuant to any applicable section of the Bankruptcy Code including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of
            the Bankruptcy Code, arising from any transaction involving or concerning the Debtors, and among others, without limitation, those entities listed on Exhibit A-3 and A-7 to the Plan;

      - All actual or potential actions, whether legal, equitable or statutory in nature, for, or in any way involving, the collection of accounts receivable or general ledger items that are due and owing to Fleming or its subsidiaries, including without limitation trade receivables, rent and other lease and sublease charges, franchise and/or license fees, payments due under equipment leases and licenses, other miscellaneous charges, and principal and interest on promissory notes by any Person or Entity (collectively, the "Accounts Receivable"), including, but not limited to, the Accounts Receivable owed by those customers listed on Exhibit A-1 and A-2 to the Plan.

      - All actual actions or potential actions, whether legal, equitable or statutory in nature, against customers, including, but not limited to, those customers listed in Exhibit A-1 and A-2, for Accounts Receivable, improper setoff, overpayment, claims under the facility standby agreement, or any other claim arising out of the customer relationship;

      - All actual actions or potential actions, whether legal, equitable or statutory in nature, against vendors, including, but not limited to, those vendors listed on Exhibit A-4 hereto, for overpayment, improper

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

            setoff, warranty, indemnity, retention of double payments, retention of mis-directed wires, deductions owing or improper deductions taken, claims for damages arising out of a military distribution relationship, claims for overpayment of drop-ship-delivery amounts, or any other claim arising out of the vendor relationship;

      - All actual actions or potential actions against vendors for violation of the Trade Credit Program or the Trade Credit Program Letter Agreement as set forth in the Final Order Authorizing (I) Post- Petition Financing Pursuant To 11 U.S.C. Section 364 And Bankruptcy Rule 4001(c); (II) Use Of Cash Collateral Pursuant To 11 U.S.C. Section 363 And Bankruptcy Rules 4001(b) And (d); (III) Grant Of Adequate Protection Pursuant To 11 U.S.C. Sections 361 And 363; And (IV) Approving Secured Inventory Trade Credit Program And Granting Of Subordinate Liens, Pursuant To 11 U.S.C. Sections 105 And 364(c)(3) And Rule 4001(c) entered on May 7, 2003 and the Order Granting Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Terms, entered on May 6, 2003. The Debtors are still investigating which vendors they have actions against. A list of the vendors participating in the Critical Trade Lien Program is attached hereto as Exhibit A-7;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against Persons or Entities including vendors with respect to prepetition violations of applicable federal or state securities laws;

      - All actual or potential breach of contract actions against any customers, vendors or Entities who improperly exited the Debtors' system or who violated the automatic stay after the Petition Date, including, but not limited to, those customers or vendors listed on Exhibit A-1, A-2, and A-3;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, actions for unpaid rent, overcharges relating to taxes, common area maintenance and other similar charges, including, but not limited to, those claims identified on Exhibit A-10. In addition, two landlords, Massilon Food Company LLC and Tulsa Food Company, LLC, drew down on standby letters of credit under their respective leases shortly after the Debtors filed for bankruptcy. The Debtors are investigating whether these draw-downs were proper and reserve all rights to bring actions against these landlords;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against the Debtors' current or former insurance carriers to recover unpaid reimbursements and claims, overpayment of premiums and fees, claims for breach of contract, indemnity obligations or coverage or similar Causes of Action, including, but not limited to, those insurers listed on Exhibit A-12;

      - All actual or potential Causes of Actions, whether legal, equitable or statutory in nature, against purchasers of assets from the Debtors relating to breach of the purchase agreement or unpaid compensation thereunder, including, but not limited to, those purchasers listed on Exhibit A-9;

      - Any and all rights to payment against any taxing authority listed on Exhibit A-11 for any tax refunds, credits, overpayments or offsets that may be due and owing to the Debtors for taxes that the Debtors may have paid to any such taxing authority;

      - All actions or potential actions, whether legal, equitable or statutory in nature, relating to deposits or other amounts owed by any creditor, lessor utility, supplier, vendor, landlord, sub-lessee, assignee or other Person or Entity;

      - All actions or potential actions, whether legal, equitable or statutory in nature, relating to environmental and product liability matters;

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      -     All actions or potential actions, whether legal, equitable or statutory in nature, arising out of, or relating to, the Debtors' intellectual property rights;

      - Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, before the American Arbitration Association, or any other court or tribunal or initiated against the Debtors after the Petition Date for which the Debtors may have counterclaims or other rights, including, but, not limited to, those actions listed on Exhibit A-4 hereto;

      - Potential actions against any of the prepetition directors, officers, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each Debtor and their respective subsidiaries, including, but not limited to those employees on Exhibit A-5 hereto, except the D&O Releasees, for breaches of fiduciary duty, negligent mismanagement, wasting of corporate assets, and diversion of corporate opportunity;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against all Persons except the D&O Releasees arising out of, or in connection with, any of the Debtors' prepetition management, operation and/or reporting of financial or other information;

      - All actions or potential actions, whether legal, equitable or statutory in nature, against any of the Debtors' current or former professionals, except the Releasees, for breach of fiduciary duty, breach of contract, negligence or professional misconduct or malpractice, or other tortuous conduct, including, but not limited to, those former professionals listed on Exhibit A-8 hereto;

      - All rights against any shareholders or others for subordination of their Claims pursuant to section 510(b) of the Bankruptcy Code or against any Person that has agreed to subordination of their claim pursuant to section 510(a) of the Bankruptcy Code;

      - All actions or potential actions against the prepetition members of the Debtors' board of directors and/or officers except the D&O Releasees, including, without limitation, the right to equitably subordinate claims held by such directors and officers pursuant to section 510(c) of the Bankruptcy Code;

      - All actual or potential actions, whether legal, equitable or statutory in nature, to recover amounts improperly awarded to employees except the D&O Releasees under the terms of any prepetition employment or change-in-control agreement or bonus arrangement;

      - All actual or potential contract and tort actions that may exist or may subsequently arise; and

      - All actual or potential actions whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' business or operations, except actions against the D&O Releasees to the extent they are released by the Plan.

      The above categories of preservation of causes of action shall not be limited in any way by reference to Exhibit A nor are the categories intended to be mutually exclusive.

      In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein, because the facts upon which such Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be specifically referred to herein (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Causes of Action herein, or on Exhibit A to the Plan (except as to Releasees), is not intended to limit the rights of Core-Mark Newco, the PCT or the RCT to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

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      C.    Preservation of All Causes of Action Not Expressly Settled or
            Released

      Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by Core-Mark Newco, the PCT, or the RCT, as applicable (including, without limitation, Unknown Causes of Action), and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Effective Date of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors, Core-Mark Newco, the Reorganized Debtors, the PCT, the RCT and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants such lawsuits.

      Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors, the PCT or the RCT, as applicable, subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in these Bankruptcy Cases; (ii) such Creditor's proof of Claim has been objected to; (iii) such Creditor's Claim was included in the Debtors' Schedules; or (iv) such Creditor's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

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VIII. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST

      At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129 of the Bankruptcy Court have been satisfied. If so, the Bankruptcy Court will enter the Confirmation Order. Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

      -     The Plan complies with the applicable provisions of the Bankruptcy
            Code.

      - The Debtors and the Creditors' Committee, as Plan proponents, will have complied with the applicable provisions of the Bankruptcy Code.

      - The Plan has been proposed in good faith and not by any means forbidden by law.

      - Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

      - With respect to each Class of Impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

      - Each Class of Claims or Equity Interests that is entitled to vote on the Plan will either have accepted the Plan or will not be impaired under the Plan, or the Plan may be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code.

      - Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative, Allowed Priority Tax Claims and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as practicable.

      - At least one Class of Impaired Claims or Equity Interests will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

      - Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

      - All fees of the type described in 28 U.S.C. Section 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

      Debtors believe that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (b) it has complied, or will have complied, with all of the requirements of Chapter 11 and
(c) the Plan has been proposed in good faith.

      A.    Feasibility of the Plan

      To confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This requirement is imposed by section 1129(a)(11) of the Bankruptcy Code and is referred to as the "feasibility" requirement. The Debtors believe that they will be able to timely perform all obligations described in the Plan and, therefore, that the Plan is feasible.

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      To demonstrate the feasibility of the Plan, the Debtors have prepared the following financial projections: (a) the Fleming Companies Inc., et al. Pre-Reorganization Balance Sheet as projected at July 31, 2004 (Exhibit 3A); (b) adjustments to the Pre-Reorganization Balance Sheet to reflect projected payments and borrowings made as a result of consummation of the Plan and adjustments pursuant to the principles of "fresh-start accounting" as required by Statement of Position 90-7 ("SOP 90-7") issued by the AICPA (Exhibit 3A); (c) projected assets and liabilities contributed to the PCT; (Exhibit 3A); (d) the opening balance sheets for Core-Mark Newco, the PCT, and the RCT (Exhibit 3A);
(e) post-Effective Date balance sheets, income statements, and statements of cash flows for Core-Mark Newco (Exhibit 3B); (f) post- Effective Date statements of assets and liabilities and cash receipts and disbursements for the PCT (Exhibit 3C); and (g) post- Effective Date statements of assets and liabilities and cash receipts and disbursements for the RCT (Exhibit 3D). EXHIBITS 3A - 3D AND THE NOTES THERETO ARE AN INTEGRAL PART OF THIS DISCLOSURE STATEMENT AND SHOULD BE READ IN CONJUNCTION WITH THIS DISCLOSURE STATEMENT AND THE PLAN.

      In addition, the Plan has been amended to include the Class 3(B) and Class 5 Preferred Interests and guarantees from Core-Mark Newco, the terms of which are outlined in Exhibits 10 and 11 to this Disclosure Statement and the Revised Term Sheet. These Preferred Interests and guarantees address the Reclamation Objectors' concerns about the Debtors' violating the Final DIP Order and Trade Credit Program. The Preferred Interests essentially provide the Reclamation Claimants with the benefit of the liens given to the Reclamation Lien Creditors thereunder. In addition, the Preferred Interests and guarantees assure the feasibility of the Plan. To the extent the PCT does not have sufficient funds to pay the Class 3(B) or Class 5 Claims as required under the Plan and the Revised Term Sheet, Core-Mark Newco will ultimately assume certain of that responsibility. Thus, the financial strength of Core-Mark Newco will also assure payment of the Claims of the Reclamation Creditors and thus, the feasibility of the Plan.

      The projections indicate that Core-Mark Newco and the PCT should have sufficient cash flow to pay and service their debt obligations and to fund their operations. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code. As noted in the projections, however, the Debtors caution that no representations can be made as to the accuracy of the projections or as to the Reorganized Debtors' ability to achieve the projected results. Many of the assumptions upon which the projections are based are subject to uncertainties outside the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. Furthermore, Core Mark Newco, the PCT and the RCT will be created on the Effective Date, thus no historical financial information exists for these entities. To compensate for the lack of historical data in its projections, the Debtors used management profit and loss and working capital data at the division level that was consolidated and used to project the business activity for the Disclosure Statement. Further, the Debtors estimated the costs associated with being a stand alone company and certain residual costs that would be transferred from Fleming (i.e., certain workers' compensation liabilities and the pension liabilities for the three small pension plans not being terminated). As disclosed in the projections, these estimates have not been audited and may not comply with the requirements of GAAP. Fleming Convenience's management believes these estimates are reasonable and are the best estimate of the future operations of Core-Mark Newco. However, the actual results can be expected to vary from the projected results and the variations may be material and adverse.

      The values of the assets contributed to the PCT and the RCT are stated on the basis of the amount of cash the Debtors expect to be recovered from the pursuit of the collection of these assets, based on the Debtors' review of the underlying detail of the components of each asset category. The ultimate recovery takes into account a number of factors, including the length of time and amount of resources available to pursue such collections through a combination of settlements, litigation, and arbitration. Such assumptions will vary between pursuits of recoveries through the ongoing trust vehicles from the conditions expected in a liquidation environment. No amounts have been included for contingent items, such as miscellaneous causes of actions, purchase escrows, etc. where no reliable estimate of recovery could be made. The liabilities of the PCT and the RCT have been estimated at the amount that the Debtors expect the PCT and the RCT will ultimately pay, using their best business judgment at the time the estimates were made. Results between the estimated amount and the amount the PCT and the RCT ultimately pay may be expected to vary.

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      Cash transferred to the PCT and the RCT are the balances as projected in the respective accounts on the Effective Date. The amount of cash available was estimated by using current balances on hand for restricted, unrestricted, and escrowed cash adjusted for receipt and disbursement activity projected to occur prior to the Effective Date.

      For the estimated proceeds from the collection of trade accounts receivable in the amount of $15 million, the Debtors reviewed each of the over 3,000 wholesale accounts to be transferred to the PCT or the RCT with a currently outstanding balance, which exceeds $72 million. A low and high probability of collection was applied to each account, resulting in anticipated collections ranging between $17 million and $25 million. The Debtors identified the mid-range between these amounts of $21 million. The Debtors then estimated the amount of collections that will be received prior to July 31 to be $6 million, resulting in estimated collections by the PCT or the RCT of $15 million. The Debtors project that many of these accounts will be ultimately collected in a litigation or arbitration environment and that collection activities will stretch into 2006.

      As part of the asset purchase agreement with C&S, certain royalties related to the continuation of service by C&S or its follow-on buyers to previous wholesale customers of the Debtors were to be paid quarterly through 2008. The Debtors estimate, based on the retention of the Debtors' previous customers reported to the Debtors by C&S or its follow-on buyers, that approximately $3 million remains outstanding from one of the C&S follow-on buyers. The Debtors negotiated prepayment of the royalties due from C&S and all other follow-on purchasers. The projections assume that the Debtors will receive the payments scheduled in 2004 and 2005 and will be able to negotiate a similar prepayment for the remaining amount due in 2006.

      The Debtors have certain assets that are due and payable from non-reclamation and Reclamation Creditors. These assets include accounts receivables from vendors for promotional activities that were earned during the post-petition period in the normal course of operations and are due and payable. These assets also include certain excess payments made to vendors during the post petition period in excess of the value of product received in return from the vendor. The Debtors also believe that vendors are holding certain funds of the debtors that were collected by the vendors both pre-petition and post-petition for product sold from Fleming to military commissaries. Finally, the Debtors believe that certain vendors violated the Critical Trade Vendor Program and, as such, amounts received by the vendors under that program are to be repaid to the Debtors. The Debtors believe the estimated collections from the above referenced vendor receivables will generate proceeds to the PCT of approximately $15 million and proceeds to the RCT of approximately $84 million.

      During the 90 days preceding the Debtors bankruptcy filing, the Debtors made payments to non-Reclamation Creditors in a total amount of $1.8 billion and payments to Reclamation Creditors in a total amount of $2.2 billion. Such payments are subject to recovery by the PCT and the RCT. The Debtors have evaluated the potential defenses available to the creditors that received these payments, including new value provided and an assessment of whether or not payments were made in the ordinary course of business. Based on the Debtors' analysis of such defenses, the Debtors believe that net proceeds that may be recovered by the PCT will approximate $28 million and the net proceeds that may be recovered by the RCT will approximate $40 million. The preceding estimates do not include any amount for those actions for which a recovery amount cannot be currently estimated.

      The liabilities of the PCT and RCT have been estimated at the amount that the Debtors expect to ultimately to have to be paid, using their best business judgment at the time the estimates were made. Results between the estimated amount and the amount that may ultimately have to be paid may be expected to vary.

      THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR THE RULES AND REGULATIONS OF THE SEC REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY ANY INDEPENDENT ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH IN THE PAST HAVE NOT BEEN ACHIEVED AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF

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            THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS
            A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

      B.    Best Interests Test

            1.    Generally

            Even if a plan is accepted by each class of holders of claims and interests, the Bankruptcy Code requires the bankruptcy court to determine that the plan is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

            To calculate the probable distribution to members of each impaired class of holders of claims and interests if the debtor were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

            The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 case. A liquidation under Chapter 7 does not affect the priority of several holders of claims to be paid first. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its bankruptcy case (such as compensation of attorneys, financial advisors, and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the bankruptcy case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. The liquidation also would prompt the rejection of a large number of executory contracts and unexpired leases and thereby create a significantly higher number of unsecured claims. As a general matter, a liquidation under Chapter 7 will not affect the rights of letter of credit beneficiaries, including certain sureties who posted bonds that the Debtors purchased for various business, litigation and other reasons.

            Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interests of creditors and equity security holders.

            2.    Debtors' Best Interests Test

            The Debtors' liquidation analysis (the "Best Interests Analysis") is attached hereto as Exhibit 4. The Debtors believe that any Best Interests Analysis is speculative. For example, the Best Interests Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. In preparing the Best Interests Analysis, the Debtors have projected the amount of Allowed Claims based upon a review of their Scheduled and Filed proofs of Claim. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Best Interests Analysis. Although the analysis was prepared after the deadline for filing Claims against the Debtors' estates, those Claims have not been fully evaluated by the Debtors. In preparing the Best Interests Analysis, the Debtors have projected a range for the amount of Allowed Claims with the low end of the range the lowest

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reasonable amount of Claims and the high end of the range the highest reasonable amount of the Claims, thus allowing assessment of the most likely range of Chapter 7 liquidation dividends to the holders of the Allowed Claims. The estimate of the amount of Allowed Claims set forth in the Best Interests
Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. In addition, as noted above, the valuation analysis of the Reorganized Debtors also contains numerous estimates and assumptions. For example, the value of the New Common Stock cannot be determined with precision due to the absence of a public market for the New Common Stock.

            Notwithstanding the difficulties in quantifying recoveries to creditors with precision, the Debtors believe that, taking into account the Best Interests Analysis and the valuation analysis (outlined in section VIII.C. herein) of the Reorganized Debtors, the Plan meets the "best interests" test of section 1129(a)(7) of the Bankruptcy Code. The Debtors believe that the members of each Impaired Class will receive at least as much under the Plan as they would in a liquidation in a hypothetical chapter 7 case. Claim Holders will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors' assets.

            In some cases the liquidation values of certain assets contained in the Best Interests Analysis are more conservative than the values used for the PCT or the RCT because of the time pressures inherent in a Chapter 7 liquidation. The liquidation analysis does not anticipate the sale of the Debtors as a going-forward business because Chapter 7 trustees typically do not operate businesses. Nevertheless, the range of values used in the liquidation analysis are consistent with the range of values received by the Debtors as part of the sale process explored in the fall of 2003. Also, although the Best Interests Analysis was prepared after the deadline for filing Claims against the estates of the Debtors, those Claims have not been fully evaluated by the Debtors or adjudicated by the Bankruptcy Court and, accordingly, the amount of the final Allowed Claims against the Estates may differ from the Claim amounts used in this Analysis. Furthermore, the Analysis is based on the Debtors' projected balance sheet as of July 31, 2004 (except as indicated), and the actual amount of assets available to the Estates as of the date of liquidation may differ from the amount of assets used in this Analysis. Conversion of these Chapter 11 Cases to Chapter 7 would likely result in additional costs to the Estates. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset dispositions expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and Claims arising from the operations of the Debtors during the pendency of the bankruptcy cases. Lastly, in the event of liquidation, the aggregate amount of General Unsecured Claims will no doubt increase significantly (as reflected in the high range estimate), and such Claims will be subordinated to priority claims that will be created. For example, employees will file Claims for wages, pensions and other benefits, some of which will be entitled to priority. Landlords will no doubt file large Claims for both unsecured and priority amounts. The resulting increase in both general unsecured and priority Claims will decrease percentage recoveries to Holders of General Unsecured Claims of the Debtors. All of these factors lead to the conclusion that recoveries under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a Chapter 7 liquidation.

      C.    Estimated Valuation of the Reorganized Debtors

      The reorganized value for Core-Mark Newco was determined based upon two valuation methodologies, both of which are described more fully below. To determine the equity value for Core-Mark Newco, estimates for long-term debt and certain legacy liabilities at the Effective Date were subtracted from the reorganized value.

      The two primary methodologies used to determine the reorganized enterprise value of Core-Mark Newco were: (i) an analysis of transaction value as a multiple of various operating statistics for selected public merger and acquisition transactions involving companies that are similar to Core-Mark Newco, which calculated multiples were then applied to the operating metrics of Core-Mark Newco, and (ii) a calculation of the present value of the free cash flows under the Projections, including assumptions for a terminal value. Both methodologies rely upon the Projections for Core-Mark Newco, which were prepared by management with the assistance of AP Services LLC. A third methodology was considered, based on an analysis of public market value as a multiple of various operating statistics for selected public companies that are similar to Core-Mark Newco; however, the methodology was not used because it was concluded there were no appropriate publicly-traded comparable companies on which to base a

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meaningful analysis. Based upon the two methods described above, the estimated reorganized enterprise value for Core-Mark Newco at the Effective Date is approximately $265 million to $315 million, with $290 million used as the midpoint estimate. The Committee's professionals have indicated they do not agree with this valuation. The Committee's professionals indicate they believe the enterprise value is in a range of $310 to $360 million, with a mid-point of $335 million.

      Precedent Transaction Analysis. The precedent transaction analysis ("Precedent Transaction Analysis") estimates value by examining selected public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides valuation multiples for companies in similar lines of businesses to Core-Mark Newco. Multiples for selected precedent transactions were calculated based on the purchase price (including any debt assumed) paid. These multiples were then applied to Core-Mark Newco's key operating statistics to determine the reorganized value of Core-Mark Newco to a potential buyer.

      Valuation conclusions cannot be based solely upon quantitative results. The reasons for, and circumstances surrounding, each acquisition transaction are specific to such acquisition and there are inherent differences between the businesses, operations and prospects of each. Qualitative judgments must be made concerning the differences among the characteristics of these reorganizations and transactions and other factors and issues, which could affect the target's value. Therefore, each of the multiples based on precedent transactions was evaluated and judgments were made as to their relative significance in determining the reorganized value of Core-Mark Newco.

      Multiples of various financial results to the acquisition values of these companies were calculated and analyzed. Emphasis was placed on multiples based upon revenue and operational earnings before interest, taxes, depreciation and amortization ("EBITDA"). On the basis of enterprise value as a multiple of projected revenues, the precedent transactions indicated a range of 0.07x to 0.09x. On the basis of enterprise value as a multiple of projected EBITDA, the precedent transactions indicated a range of 5.0x to 6.0x. As discussed above, the determination of these multiple ranges took into account a variety of factors, both quantitative and qualitative. In addition, due to the fact that the results of a Precedent Transaction Analysis often reflect a control premium, or are impacted by a competitive dynamic due to multiple bidders, the valuation multiples indicate aspects of value not necessarily present in a reorganization.

      The ranges of multiples were applied to the Projections focusing on projected revenue for 2004 and projected EBITDA for full-year 2004, the second-half 2004 run-rate and 2005. The valuation results using the revenue and EBITDA multiples were then increased by $40 million, an estimate for the additional value from the projected near-term operating cash flow from resuming certain vendor trade terms, which is not captured in the Precedent Transaction Analysis.

      Discounted Cash Flow Analysis. The discounted cash flow analysis ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating an estimated cost of debt and equity for Core-Mark Newco based upon similar companies. The DCF analysis has two components: the present value of the projected un-levered free cash flows based upon the Projections and the present value of the terminal value (representing Core-Mark Newco's value beyond the time horizon of the Projections).

      The analyses of the results of the estimated cash flows, estimated discount rate and expected capital structure, all used to derive a potential value for Core-Mark Newco, are not purely mathematical, but instead involve considerations and judgments concerning potential variances in the projected financial and operating characteristics of Core-Mark Newco, as well as other factors that could affect the future prospects and cost of capital considerations for Core-Mark Newco.

      In calculating the un-levered free cash flows for Core-Mark Newco, the Projections (from August 1, 2004 to December 31, 2008), prepared by management, served as the primary input. Beginning with annual earnings before interest and taxes (EBIT), the analysis taxed EBIT at an assumed rate of 40% to calculate an un-levered net income figure. The analysis then added back the non-cash operating expense of depreciation and amortization. In addition, other factors affecting free cash flow were taken into account, such as changes in working capital and capital expenditures, neither of which affect the income statement and therefore require separate adjustment in the

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calculation of free cash flow. For purposes of determining reorganized value, projected payments of legacy casualty liabilities were excluded from un-levered free cash flows. The present value of these payments is later deducted from enterprise value to determine equity value.

      The un-levered cash flows and the estimate for terminal value were discounted to a present value using an estimate for Core-Mark Newco's post-restructuring weighted average cost of capital ("WACC"). The WACC was calculated based on a number of assumptions regarding, among other things, Core-Mark Newco's projected capital structure and costs of debt and equity. The estimated ratio of debt to equity for Core-Mark Newco's capital structure reflects the estimated indebtedness as of the Effective Date and during the Projection period. Core-Mark Newco's estimated cost of debt was based upon proposals received for exit financing received from external financial institutions. Core-Mark Newco's estimated cost of equity was derived using the capital asset pricing model, which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock's performance to the return of the overall market. Also included in the calculation of the cost of equity was an implementation risk premium of 10.0% to 15.0% to reflect the risks associated with the fundamental and unproven changes to the ongoing operations for Core-Mark Newco, which are currently being implemented by management.

      The DCF analysis used a WACC range of 15.0% to 20.0%, which included the calculation of a cost of equity of 20.0% to 30.0% (including the implementation risk premium of 10.0% to 15.0%), an average after-tax cost of debt of 5.6%, and a target debt to capital ratio of approximately 30% to 40%. The after-tax cost of debt is itself weighted based on the projected tranches of debt outstanding. The exit multiple used in the terminal value calculation was based upon the EBITDA multiple used in the precedent transaction analysis, which was 5.0x to 6.0x 2008 projected EBITDA.

      Calculation of Core-Mark Newco Equity Value. To determine the equity value of Core-Mark Newco, the estimated long-term indebtedness and the present value of projected payments of legacy casualty liabilities were both subtracted from the reorganized enterprise value. The long-term indebtedness of Core-Mark Newco at the Effective Date of approximately $100 million is projected to include $40 million of drawn senior secured debt and $60 million of drawings under a junior secured Tranche B Loan. The present value of the legacy casualty liability of approximately $35 million reflects the payments as forecast in the Projections for Core-Mark Newco, discounted back at the midpoint of the WACC range of 17.5%. Subtracting these amounts from reorganized value of $265 million to $315 million, with $290 million used as the midpoint, resulted in Core-Mark Newco equity value of approximately $130 million to $180 million, with $155 million used as the midpoint.

      New Common Stock equivalent to 2% of the Core-Mark Newco Equity Value will be issued under the Management Incentive Plan. Based upon the midpoint equity valuation for Core-Mark Newco of $155 million, this New Common Stock grant is valued at approximately $3 million. Also under the Management Incentive Plan, warrants will be granted that will be convertible into approximately 9% of the fully diluted New Common Stock outstanding. The warrants will have a maturity of seven years and a strike price based upon Core-Mark Newco's reorganized equity value. Using a warrant valuation model based on Black-Scholes, the Management Incentive Plan warrants are valued at approximately $7 million. In addition, under the terms of the Tranche B Loan, the Tranche B Lenders will receive warrants convertible into approximately 2% of the fully diluted New Common Stock outstanding, and will have terms substantially similar to those granted under the Management Incentive Plan. Using a warrant valuation model based on Black-Scholes, the warrants granted to the Tranche B Lenders are valued at approximately $2 million.

      Taking into consideration the value of the New Common Stock and warrants granted under the Management Incentive Plan and warrants granted to the Tranche B Lenders, the Core-Mark Newco Equity Value remaining and distributable to General Unsecured Claims other than Convenience Claims is approximately $119 million to $168 million.

      ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS NOR DO THEY NECESSARILY REFLECT THE VALUE WHICH MAY BE REALIZED IF ASSETS ARE SOLD. THE ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZED ENTERPRISE VALUES ASSUMING THE IMPLEMENTATION OF THE CORE-MARK NEWCO BUSINESS PLAN AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR

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PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING
THE PROJECTED RECOVERIES THEREUNDER.

      THE ESTIMATED ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS WHICH ARE NOT GUARANTEED.

      THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH SALABLE VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

      D. Confirmation Without Acceptance by All Impaired Classes: The 'Cramdown' Alternative

      Section 1129(b) of the Bankruptcy Code provides that a plan may be confirmed even if it has not been accepted by all impaired classes as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm the plan at the request of the debtors notwithstanding the plan's rejection (or deemed rejection) by impaired classes as long as the plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted it. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

      A plan is fair and equitable as to a class of secured claims that rejects such plan if the plan provides (1) (a) that the holders of claims included in the rejecting class retain the lien securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (b) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property; (2) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (1) or (2) of this paragraph; or (3) for the realization by such holders of the indubitable equivalent of such claims.

      A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (1) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) that the holder of any claim or interest that is junior to the claims of such rejecting class will not receive or retain on account of such junior claim or interest any property at all.

      A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (1) that each holder of an interest included in the rejecting class receives or retains on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (2) that the holder of any interest that is junior to the interest of such rejecting class will not receive or retain under the plan on account of such junior interest any property at all.

      The votes of holders of Claims and Equity Interests under Classes 8, 9 and 10 are not being solicited because such holders are not entitled to receive or retain under the Plan any interest in property on account of their Claims and Equity Interests. Such Classes therefore are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to such Classes and may seek confirmation pursuant to the Plan as to other Classes if such Classes vote to reject the Plan. Notwithstanding the deemed rejection by such Classes, the Debtors believe that Classes 8, 9 and 10 are being treated fairly and equitably under the Bankruptcy Code. The Debtors therefore believe the Plan may be confirmed despite its deemed rejection by these Classes.

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IX.   IMPORTANT CONSIDERATIONS AND RISK FACTORS

      A.    The Debtors Have No Duty To Update

      The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Court.

      B.    No Representations Outside The Disclosure Statement Are Authorized

      No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance, or rejection, of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to Debtors' counsel, Creditors' Committee counsel, and the Office of the United States Trustee.

      C. Information Presented Is Based On The Debtors' Books And Records, And No Audit Was Performed

      While the Debtors have endeavored to present information fairly in this Disclosure Statement, because of Debtors' financial difficulties, as well as the complexity of Debtors' financial matters, the Debtors' books and records upon which this Disclosure Statement is based might be incomplete or inaccurate. The financial information contained herein, unless otherwise expressly indicated, is unaudited.

      D. All Information Was Provided by Debtors And Was Relied Upon By Professionals

      Each of Kirkland & Ellis LLP and Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C. was approved by the Bankruptcy Court to represent the Debtors effective as of the Petition Date as general insolvency co-counsel. All counsel and other professionals for the Debtors have relied upon information provided by the Debtors in connection with preparation of this Disclosure Statement. Although counsel for the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, counsel have not verified independently the information contained herein.

      E. Projections And Other Forward Looking Statements Are Not Assured, And Actual Results Will Vary

      Certain of the information contained in this Disclosure Statement is, by nature, forward looking, and contains estimates and assumptions which might ultimately prove to be incorrect, and contains projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various classes that might be allowed.

            1.    Claims Could Be More Than Projected

            The allowed amount of Claims in each Class could be significantly more than projected, which in turn, could cause the value of distributions to be reduced substantially. If Administrative Claims and/or Other Priority Claims exceed projections, it may impair the value of the New Common Stock being distributed to the Holders of Class 6 Claims.

            2.    Projections

            While the Debtors believe that their projections are reasonable, there can be no assurance that they will be realized, resulting in recoveries that could be significantly less than projected.

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      F.    This Disclosure Statement Was Not Approved By The Securities And
            Exchange Commission

      Although a copy of this Disclosure Statement was served on the SEC and the SEC was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not registered under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority or Canadian Securities Administrator has passed upon the accuracy or adequacy of this Disclosure Statement or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

      G.    No Legal Or Tax Advice Is Provided To You By This Disclosure
            Statement

      The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each creditor or Holder of Equity Interest should consult his, her or its own legal counsel and accountant as to legal, tax and other matters concerning his, her, or its Claim or equity interest.

      This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

      H.    No Admissions Made

      Nothing contained herein shall constitute an admission of any fact or liability by any party (including, without limitation, the Debtors) or to be deemed evidence of the tax or other legal effects of the Plan on the Debtors or on Holders of Claims or Equity Interests.

      I. No Waiver Of Right To Object Or Right To Recover Transfers And Estate Assets

      A creditor's vote for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that creditor's Claim, or recover any preferential, fraudulent or other voidable transfer or estate assets, regardless of whether any Claims of the Debtors or their respective estates are specifically or generally identified herein.

            1.    Business Factors and Competitive Conditions

                  a.    General Economic Conditions

                  In their financial projections, the Debtors have assumed that the general economic conditions of the United States economy will improve over the next several years. An improvement of economic conditions is subject to many factors outside the Debtors' control, including interest rates, inflation, unemployment rates, consumer spending, war, terrorism and other such factors. Any one of these or other economic factors could have a significant impact on the operating performance of Core-Mark Newco. There is no guarantee that economic conditions will improve in the near term.

                  b.    Business Factors

                  The Debtors believe that they will succeed in implementing and executing their operational restructuring for the benefit of all constituencies. However, there are risks that the goals of the Debtors' going-forward business plan and operational restructuring strategy will not be achieved. In such event, the Debtors may be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated herein or become subject to further insolvency proceedings. Because the Claims of substantially all creditors will be converted into equity in Core-Mark Newco under the Plan, in the event of further restructurings or insolvency proceedings of Core-Mark Newco, the equity interests of such persons could be substantially diluted or even cancelled.

                  c.    Competitive Conditions

                  In addition to uncertain economic and business conditions, Core-Mark Newco will likely face competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors as well as new competition. Core-Mark Newco's anticipated operating performance will be impacted by these and other unpredictable activities by competitors.

                  d.    Other Factors

                  Other factors that Holders of Claims should consider are potential regulatory and legal developments that may impact Core-Mark Newco's business. Although these and other such factors are beyond the Debtors' control and cannot be determined in advance, they could have a significant impact on Core-Mark Newco's operating performance.

            2.    Access to Financing and Trade Terms

            The Debtors' operations are dependent on the availability and cost of working capital financing and trade terms provided by vendors and may be adversely affected by any shortage or increased cost of such financing and trade vendor support. The Debtors' postpetition operations have been financed from operating cash flow and borrowings pursuant to the DIP Credit Facility. The Debtors believe that substantially all of their needs for funds necessary to consummate the Plan and for post-Effective Date working capital financing will be met by projected operating cash flow, the Exit Financing Facility trade terms supplied by vendors, collection of Causes of Action and the Tranche B Loan. However, if the Reorganized Debtors or Core-Mark Newco require working capital and trade financing greater than that provided by such sources, they may be required either to (a) obtain other sources of financing or (b) curtail their operations.

            No assurance can be given, however, that any additional financing will be available, if at all, on terms that are favorable or acceptable to the Reorganized Debtors or Core-Mark Newco. The Debtors believe that it is important to their going-forward business plan that their performance meet projected results in order to ensure continued support from vendors and factors. There are risks to the Reorganized Debtors in the event such support erodes after emergence from Chapter 11 that could be alleviated by remaining in Chapter 11. Chapter 11 affords a debtor such as Fleming the opportunity to close facilities and liquidate assets relatively expeditiously, tools that will not be available to the Reorganized Debtors upon emergence. However, the Debtors believe that the benefits of emergence from Chapter 11 at this time outweigh the potential costs of remaining in Chapter 11, and that emergence at this time is in the long-term operational best interests of the Debtors and their creditors.

            3.    Market for New Securities

            There can be no assurance that an active market for the New Common Stock to be distributed pursuant to the Plan will develop, and no assurance can be given as to the prices at which such securities might be traded. Moreover, there can be no assurances that Core-Mark Newco will be able to list the New Common Stock on a national securities exchange, a foreign securities exchange or a national quotation system such as the NASDAQ National Market.

            On the Effective Date, it is highly unlikely that Core-Mark Newco will have the audited financial statements that are necessary in order to register the New Common Stock with the Securities and Exchange Commission and there can be no assurance as to when such audited financial statements for the requisite periods will be completed. Until such financial statements have been prepared and audited, Core-Mark Newco will not be filing annual or other periodic reports with the SEC and Core-Mark Newco will not be able to list its stock on a national securities exchange, a foreign securities exchange or a national quotation system such as the NASDAQ National Market nor will Core-Mark Newco be able to offer any new debt or equity securities for sale to the public. There will therefore be a limited trading market for the New Common Stock until such audit financial statements are available and Core-Mark Newco is able to register the New Common Stock.

            The ultimate value of Reorganized Debtors will not be determined until such time as an active market for the New Common Stock develops and the securities begin to trade. The valuation of Core-Mark Newco could be substantially lower than that estimated by the Debtors in the Disclosure Statement and could be adversely impacted over time if Core-Mark Newco's business plan does not meet expectations or if factors beyond Core-Mark Newco's control materialize, including war, terrorist attacks, recession or further weakening of the economy.

            4.    Impact of Interest Rates

            Changes in interest rates and foreign exchange rates may affect the fair market value of the Debtors' assets. Specifically, decreases in interest rates will positively impact the value of the Debtors' assets and the strengthening of the dollar will negatively impact the value of their net foreign assets, although the value of such foreign assets is very small in relation to the value of the Debtors' operations as a whole.

      J.    Bankruptcy Law Risks and Considerations

            1.    Confirmation of the Plan is Not Assured

            Although the Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can also be no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not necessitate resolicitation of votes.

            2. The Plan May Be Confirmed Without the Approval of All Creditors Through So-Called "Cramdown"

            If one or more Impaired Classes of Claims does not accept the Plan, the Bankruptcy Court may nonetheless confirm the Plan at the Debtors' request, if all other conditions for Confirmation have been met and at least one Impaired Class of Claims has accepted the Plan (without including the vote of any insider in that Class) and, as to each Impaired Class that has not accepted the Plan, the Bankruptcy Court determines that the Plan does not discriminate unfairly and is fair and equitable.

            The votes of holders of Claims and Equity Interests under Classes 8, 9 and 10 are not being solicited because such holders are not entitled to receive or retain under the Plan any interest in property on account of their Claims and Equity Interests. Such Classes therefore are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to such Classes and may seek confirmation pursuant to the Plan as to other Classes if such Classes vote to reject the Plan. Notwithstanding the deemed rejection by such Classes, the Debtors believe that Classes 8, 9 and 10 are being treated fairly and equitably under the Bankruptcy Code. The Debtors therefore believe the Plan may be confirmed despite its deemed rejection by these Classes.

            3.    The Effective Date Might Be Delayed or Never Occur

            There can be no assurance as to the timing of the Effective Date or that it will occur. If the conditions precedent to the Effective Date set forth in the Plan have not occurred or been waived, the Confirmation Order shall be vacated in accordance with the Plan and such Confirmation Order. In that event, no Distributions would be made, and the Holders of Claims and Equity Interests would be restored to their previous position as of the moment before Confirmation, and the Debtors' obligations for Claims and the Equity Interests would remain unchanged.

            4.    The Projected Value of Estate Assets Might Not Be Realized

            In the Best Interests Analysis, the Debtors project the value of the Estates' Assets which would be available for payment of expenses and distributions to Holders of Allowed Claims, as set forth in the Plan. The Debtors have made certain assumptions, as described in the notes to the Best Interests Analysis contained in Exhibit 4 to the Disclosure Statement, and which should be read carefully.

            5.    Allowed Claims in the Various Classes May Exceed Projections

            The Debtors have also projected the allowed amount of Claims in each Class in the Best Interests Analysis. Certain Classes, and the Classes below them in priority, could be significantly affected by the allowance of Claims in an amount that is greater than projected.

      K.    Tax Considerations

      There are significant tax consequences to Holders of Claims and Equity Interests. These are discussed below in the Sections entitled "Certain U.S. Federal Income Tax Consequences of the Plan" and "Certain Canadian Federal Income Tax Consequences of the Plan." You should consult your own tax advisor about your particular circumstances.

X.    EFFECT OF CONFIRMATION

      A.    Binding Effect of Confirmation

      Confirmation will legally bind the Debtors, all creditors, Equity Interest Holders and other parties in interest to the provisions of the Plan, whether or not the Claim or Equity Interest Holder is impaired under the Plan, and whether or not such creditor or Equity Interest Holder has accepted the Plan.

      B.    Vesting Of Assets Free And Clear Of Liens, Claims And Interests

      Except as otherwise provided in the Plan or in the Confirmation Order, upon the Effective Date, title to all assets and property of the Debtors, and all property of the Estates, including, pursuant to section 1123(b)(3)(b) of the Bankruptcy Code, each and every Claim, demand or Cause of Action which the Debtors have or have power to assert immediately prior to Confirmation, will vest in Core-Mark Newco, the PCT or the RCT as provided in the Plan, free and clear of all Liens, Claims and Interests. Thereafter, Core-Mark Newco, the PCT or the RCT will hold these assets without further jurisdiction, restriction or supervision of the Bankruptcy Court, except as may be provided in this Disclosure Statement or the Plan.

      C.    Good Faith

      Confirmation of the Plan shall constitute a finding that the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code.

      D.    Discharge of Claims

      The rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any Debtor or any of its respective assets or properties. On the Effective Date, all such Claims against, and Equity Interests in, any Debtor shall be satisfied, discharged and released in full and all Persons and Entities shall be precluded from asserting against any Reorganized Debtor, its successor or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

      E.    Judicial Determination of Discharge

      All Holders of Claims and Equity Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors;
(b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors; and (c) creating, perfecting, or enforcing any encumbrance of any kind against the property or interests in property of the Debtors, their estates, Core-Mark Newco or the Reorganized Debtors. The Confirmation Order shall be a judicial determination of discharge of all Claims against the Debtors pursuant to section 524 and 1141 of the Bankruptcy Code, and shall void any judgment obtained or entered against Debtors at any time, to the extent the judgment relates to a discharged Claim.

      With respect to the matters within the scope of Article XIII of the Plan, all Persons and Entities shall be and are permanently enjoined from commencing or continuing any action with respect thereto except in the Bankruptcy Court and the Bankruptcy Court shall retain exclusive jurisdiction over such matters.

XI.   CERTAIN SECURITIES LAW CONSIDERATIONS

      A.    Exemptions from Registration under Securities Act

      Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied:
(i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold Claims against or interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's Claims against or interests in the debtor. The Debtors believe that the offer and sale of the New Common Stock under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and the New Common Stock is, therefore, exempt from registration under the Securities Act and state securities laws.

      To the extent that the New Common Stock is issued under the Plan and is covered by section 1145(a)(1) of the Bankruptcy Code, it may be resold by the holders thereof without registration unless, as more fully described below, the holder is an "underwriter" with respect to such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who:
(i) purchases a Claim against, an interest in, or a Claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a Claim or interest; (ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is: (A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(a)(11) of the Securities Act.

      Under section 2(a)(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. To the extent that Persons who receive New Common Stock pursuant to the Plan are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would, however, be permitted to sell such New Common Stock or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met. Any person who is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of section 1145(b) of the Bankruptcy Code.

      Whether or not any particular person would be deemed to be an "underwriter" with respect to the New Common Stock to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving New Common Stock under the Plan would be an "underwriter" with respect to such New Common Stock.

      GIVEN THE COMPLEX AND SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW COMMON STOCK. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE THE NEW COMMON STOCK WITHOUT COMPLIANCE WITH THE SECURITIES ACT, THE EXCHANGE ACT OR SIMILAR STATE AND FEDERAL LAWS.

      B.    Applicability Of Certain Canadian Securities Laws

      The following trades of securities contemplated under the Plan will be subject to the securities laws of the provinces and territories of Canada in which Persons entitled to receive such securities reside:

      -     the issuance of New Common Stock by Core-Mark Newco;

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

      -     the distribution of New Common Stock by the Reorganized Debtors; and

      -     subsequent transfers made by the recipients of such securities.

      Such trades will be made pursuant to exemptions from the applicable dealer registration and prospectus requirements of Canadian securities laws or pursuant to discretionary orders from applicable Canadian provincial securities regulatory authorities. Although there can be no assurance that any required discretionary orders will be obtained, based on relief granted in similar circumstances to other public companies, the Reorganized Debtors believe that such discretionary relief or rulings are obtainable. Obtaining such discretionary orders (to the extent required) is a condition to the occurrence of the Effective Date of the Plan.

      Persons resident in Canada who are entitled to receive such securities pursuant to such exemptions or orders are advised that they will not be entitled to the statutory rights that would have been available to them had such securities been distributed pursuant to a prospectus, including rights of rescission and damages.

      If at the time of any subsequent transfer in Canada of the New Common Stock, the seller holds a sufficient number of any New Common Stock to materially affect control of Core-Mark Newco, a prospectus will be required to be delivered to the purchaser(s) unless a prospectus exemption is then available for such transfer. For these purposes, and in the absence of evidence to the contrary, any Person or combination of Persons who hold more than 20% of the voting securities of Core-Mark Newco shall be deemed to materially affect its control.

                                      110
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XII.  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

      The following is a summary of certain U.S. federal income tax consequences of the Plan to Debtors and Holders of Claims and Equity Interests. Unless otherwise indicated, this discussion addresses the treatment of Claims and Equity Interests against both the Company and the Filing Subsidiaries. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and Debtors do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.

      Unless otherwise indicated, this summary does not apply to Holders of Claims and Equity Interests that are non-U.S. Holders (as defined below) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, regulated investment companies, investors that hold the instruments as part of a straddle or hedging, constructive sale, integrated or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). The following discussion assumes that Holders of Claims and Equity Interests hold their instruments as "capital assets" within the meaning of Code Section 1221. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to Debtors and Holders of Claims and Equity Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

      For purposes of this discussion, a "U.S. Holder" means a Holder of Claims and Equity Interests that is either: (i) an individual citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States; (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust, the administration of which is subject to the primary supervision of the U.S. courts and that has one or more U.S. Persons who have the authority to control all substantial decisions of the trust. A "Non-U.S. Holder" is a holder of Claims and Equity Interests other than a "U.S. Holder."

      If a partnership holds Claims or Equity Interests, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold Claims or Equity Interests should consult their tax advisors.

      THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF CLAIMS AND EQUITY INTERESTS. ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS ANY APPLICABLE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

      A. Certain U.S. Federal Income Tax Consequences To U.S. Holders Of Claims And Equity Interests

      Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of Fleming's assets to Core-Mark Holdings III. As a consequence, Holders of Claims will be treated as exchanging such Claims for New Common Stock, a preferred interest in the Post-Confirmation Trust in favor of certain Holders of Claims and cash, if any, in a taxable exchange.

      The IRS may take the position that the exchange constitutes a tax-free reorganization. If the IRS were to succeed in asserting that the exchange qualifies as a tax-free reorganization, the tax consequences to Holders of Claims that receive New Common Stock may differ from the consequences described below.

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            1.    Consequences to Holders of Prepetition Lenders' Secured Claims

            Holders of Allowed Prepetition Lenders' Secured Claims will receive, in exchange for and in full and final satisfaction of their Prepetition Lenders' Secured Claims, payment in full in cash on account of the Allowed Pre-Petition Lenders' Secured Claims.

            Holders of Allowed Prepetition Lenders' Secured Claims should be treated as exchanging their Prepetition Lenders' Secured Claims for Cash in a taxable exchange under Section 1001 of the Code. In such case, a Holder of Prepetition Lenders' Secured Claims should recognize gain (or loss) equal to the amount by which (i) the amount of Cash received (to the extent such Cash is not allocable to accrued but untaxed interest) exceeds (or, in the case of loss, is less than) (ii) such Holder's tax basis in the existing Prepetition Lenders' Secured Claims. Any gain or loss recognized in a taxable exchange by a Holder of Prepetition Lenders' Secured Claims that constitute capital assets in the hands of the Holder should be capital in nature (subject to the market discount rules discussed below), and should be long term capital gain or loss if the Prepetition Lenders' Secured Claims were held for more than one year. To the extent that Cash received in exchange for Prepetition Lenders' Secured Claims is treated as received in satisfaction of accrued but untaxed interest on such Claims, a Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below.

            2. Consequences to Holders of Other Secured Claims that are not Class 1(B) Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims

            Holders of Allowed Other Secured Claims that are not Class 1(B) Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims will receive a distribution of Cash and/or property, and a lien on account of such Claims, as specified in the Plan. Accordingly, a Holder of Other Secured Claims that are not Class 1(B) Claims, DSD Trust Claims, PACA/PASA Claims, and Convenience Claims should recognize gain or loss equal to the difference between (a) the sum of (i) the amount of Cash, and (ii) the fair market value of other property received in exchange for such claims; and (b) the Holder's adjusted basis in such claims. Such gain or loss should be capital in nature if such Other Secured Claims, DSD Trust Claims, PACA/PASA Claims and Convenience Claims are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if such Claims were held for more than one year. To the extent that a portion of cash received in exchange for such Claims is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below.

            3.    Consequences to Holders of TLV Reclamation Claims

            Holders of TLV Reclamation Claims will receive a first preferred interest in the RCT entitling such Holders to their Ratable Proportion of the RCT Assets. Accordingly, Holders of TLV Reclamation Claims will be treated as exchanging such Claims for preferred interests in the RCT in a taxable exchange under section 1001 of the Code. Accordingly, a Holder of TLV Reclamation Claim should recognize gain or loss equal to the difference between (i) the fair market value of a preferred interest in the RCT and (ii) the Holder's adjusted basis in TLV Reclamation Claims. Such gain or loss should be capital in nature so long as TLV Reclamation Claims were held as capital assets (subject to the "market discount rates" described below) and should be long-term capital gain or loss if TLV Reclamation Claims were held for more than one year. To the extent that a portion of the preferred interest in the RCT received in exchange for the Claim is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See Accrued But Untaxed Interest below.

            4.    Consequences to Holders of Non-TLV Reclamation Claims

            Holders of Non-TLV Reclamation Claims will receive a second preferred interest in the RCT entitling such Holders to their Ratable Proportion of the RCT Assets after TLV Reclamation Claims are paid in full. Accordingly, Holders of non-TLV Reclamation Claims will be treated as exchanging such Claims for preferred interests in RCT in a taxable exchange under section 1001 of the Code. Accordingly, a Holder of Non-TLV Reclamation Claim should recognize gain or loss equal to the difference between (i) the fair market value of a preferred interest in the RCT and (ii) the Holder's adjusted basis in Non-TLV Reclamation Claims. Such gain or loss should be capital in nature so long as Non-TLV Reclamation Claims were held as capital assets (subject to the "market discount rates" described below) and should be long-term capital gain or loss if Non-TLV Reclamation

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Claims were held for more than one year. To the extent that a portion of the preferred interest in the RCT received in exchange for the Claim is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See Accrued But Untaxed Interest below.

            5. Consequences to Holders of General Unsecured Claims (Other Than Convenience Claims)

            Holders of Allowed General Unsecured Claims, other than Convenience Claims, will receive, in full and final satisfaction of their Claims, at the Debtors' option, one or a combination of the following: (i) a Ratable Proportion of the New Common Stock, subject to dilution from the issuance of warrants to the Tranche B Lenders or the shares issued pursuant to the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of Holders in Classes 1 through 5 have been satisfied in full. As described in more detail below, New Common Stock will be held by Core-Mark Holding III in a reserve for the benefit of such Holders.

            As additional consideration, each Holder of an Allowed General Unsecured Claim other than a Convenience Claim shall be entitled to a Ratable Proportion of excess proceeds, if any, available from the PCT or the RCT after payment by the PCT or the RCT of all claims and obligations required to be made by the PCT or the RCT under the Plan, the PCT Agreement, the RCT Agreement, the Plan Support Agreement or otherwise, as set forth in the PCT Agreement and the RCT Agreement.

            Holders of Allowed General Unsecured Claims other than Convenience Claims will be treated as exchanging their General Unsecured Claims for New Common Stock, PCT interests, RCT interests and/or Cash in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of an Allowed General Unsecured Claim other than a Convenience Claim should recognize gain or loss (at the time such Holder receives New Common Stock) equal to the difference between
(i) the sum of (a) the fair market value of the New Common Stock (as of the Effective Date) received in exchange for the General Unsecured Claims; (b) an amount of Cash received and (c) the fair market value of any interest in the PCT and the RCT (to the extent such New Common Stock, Cash and interests in the PCT and in the RCT are not allocable to accrued but unpaid interest) and (ii) the Holder's adjusted basis in the General Unsecured Claims. Such gain or loss should be capital in nature so long as the General Unsecured Claims other than Convenience Claims are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the General Unsecured Claims other than Convenience Claims were held for more than one year. To the extent that a portion of the New Common Stock, Post-Confirmation Trust Interests and RCT interests and Cash received in exchange for General Unsecured Claims other than Convenience Claims is allocable to accrued but untaxed interest, the Holder should recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in the New Common Stock, the PCT interests and RCT interests received in exchange for the General Unsecured Claims should equal the fair market value of the New Common Stock and the PCT interests, respectively, as of the Effective Date. A Holder's holding period for the New Common Stock and the PCT interests should begin on the day following the Effective Date.

            Pursuant to the Plan, any New Common Stock held by Core-Mark Holdings III on account of disputed claims shall be treated as held in trust by Core-Mark Holdings III as fiduciary for the benefit of holders of Disputed Claims and any PCT Assets and RCT Assets held by the PCT and the RCT on account of Disputed Claims shall be treated as held in trust by the PCT and the RCT as fiduciary for the benefit of holders of Disputed Claims (each such trust referred to as a "Disputed Claims Reserve").

            Under section 468B(g) of the Tax Code, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Although certain Treasury Regulations have been issued under this section, no Treasury Regulations have as yet been promulgated to address the tax treatment of such accounts in a bankruptcy setting. Thus, depending on the facts of a particular situation, such an account could be treated as a separately taxable trust, as a grantor trust treated as owned by the holders of disputed claims or by the Debtor (or, if applicable, any of its successors), or otherwise. On February 1, 1999, the IRS issued proposed Treasury Regulations that, if finalized in their current form, would specify the tax treatment of reserves of the type here involved that are established after the date such Treasury Regulations become final. In general, such Treasury Regulations would tax such a reserve as a "qualified settlement fund" under Treasury Regulation sections 1.468B-1 et seq. and thus subject

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

to a separate entity level tax. As to previously established escrows and the like, such Treasury Regulations would provide that the IRS would not challenge any reasonably, consistently applied method of taxation for income earned by the escrow or account, and any reasonably, consistently applied method for reporting such income.

            Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary, Core-Mark Holdings III, the PCT and the RCT shall
(i) treat each Disputed Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each disputed claim in the class of claims to which such reserve relates, in accordance with the trust provisions of Code, and (ii) to the extent permitted by applicable law, report consistently for state and local income tax purposes. In addition, pursuant to the Plan, all parties shall report consistently with such treatment.

            Accordingly, subject to issuance of definitive guidance, Core-Mark Holdings III, the PCT and the RCT, in each case as fiduciary for Holders of Disputed Claims, will report as subject to a separate entity level tax any amounts earned by their respective Disputed Claims Reserves, except to the extent such earnings are distributed by such fiduciary during the same taxable year. In such event, any amount earned by a Disputed Claims Reserve that is distributed to a holder during the same taxable year will be includible in such holder's gross income.

            Distributions from a Disputed Claims Reserve will be made to Holders of Disputed Claims when such claims are subsequently Allowed and to Holders of previously Allowed claims when any Disputed Claims are subsequently disallowed. Such distributions (other than amounts attributable to earnings) should be taxable to the recipient in accordance with the principles discussed above.

            ACCORDINGLY, EACH HOLDER OF A DISPUTED /CLAIM IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE POTENTIAL TAX TREATMENT OF THE DISPUTED CLAIM RESERVE, DISTRIBUTIONS THEREFROM, AND ANY TAX CONSEQUENCES TO SUCH HOLDER RELATING THERETO.

            6.    Consequences to Holders of Equity Interests

            Holders of Equity Interests that are cancelled under the Plan will be allowed a "worthless stock deduction" (unless such Holder had previously claimed a worthless stock deduction with respect to the Equity Interest) in the tax year in which such Equity Interest becomes worthless (which could be a tax year prior to the year the Plan becomes effective) in an amount equal to the Holder's adjusted basis in its Equity Interest. If the Holder held an Equity Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset.

            7.    Receipt of Interests in PCT and in the RCT

            On the Effective Date, the PCT and the RCT shall be settled and are currently anticipated to exist as either a grantor trusts or partnerships, in each case, for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the PCT Representative or the RCT Trustee), pursuant to Treasury Regulation
Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the PCT Representative and the RCT Trustee may designate and file returns for each of the PCT and the RCT as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the PCT's and RCT's taxable income (or loss) should be allocated pro rata to its beneficiaries.

            Subject to the discussion below, holders of claims that receive a beneficial interest (including a preferred interest) in the PCT and in the RCT will be required to report on their U.S. federal income tax returns their share of the PCT's and the RCT's items of income, gain, loss, deduction and credit in the year recognized by the PCT and the RCT, respectively, whether or not each of the PCT and the RCT is taxed as a partnership or a grantor trust. This requirement may result in Holders being subject to tax on their allocable share of the PCT's and the RCT's taxable income prior to receiving any cash distributions from the PCT and the RCT. In general, holders of interest in the PCT and in the RCT will not be subject to tax on their receipt of distributions from the trust.

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

            It is conceivable that the IRS would attempt to treat the preferred interests in the PCT and/or in the RCT as debt (and not equity) and/or recharacterize the PCT and the RCT as a grantor trust with respect to Core-Mark Newco because of the guarantee by Core-Mark Newco of the preferred interests issued by the PCT and by the RCT. If the IRS asserts and ultimately prevails in either of these positions with respect to either the PCT or the RCT, the preferred interests issued by the PCT and/or the RCT would be viewed as debt issued directly by Core-Mark Newco to such Holders. In that case, Core-Mark Newco will be required to report on its U.S. federal income tax return its share of the PCT's and/or RCT's items of income, gain, loss, deduction and credit in the year recognized by the trust. The PCT Representative and the RCT Trustee intend to take a position on PCT's and RCT's tax return that the PCT and the RCT, respectively, should each be treated as a grantor trust set up for the benefit of creditors.

            Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the PCT and/or the RCT.

            8.    Treatment of Subsequent Distributions on New Common Stock

                  a.    Distributions--In General

            The amount of distributions, if any, by Core-Mark Newco in respect of New Common Stock will be equal to the amount of cash and the fair market value as of the date of distribution of any property distributed. Distributions generally will be treated for federal income tax purposes first as a taxable dividend to the extent of Core-Mark Newco's current and accumulated earnings and profits (as determined for federal income tax purposes) and then as a tax-free return of capital to the extent of the Holder's tax basis in its stock, with any excess treated as capital gain from the sale or exchange of the stock.

                  b. Subsequent Sale, Redemption, or other disposition of New Common Stock

            The federal income tax treatment to a Holder of New Common Stock upon sale, redemption, or other disposition of such stock will depend on the particular facts relating to such Holder at the time of such sale, redemption, or other disposition. Generally, any gain recognized by a Holder may be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to such Holder's Claim and any ordinary loss deductions incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the Holder upon satisfaction of its Claim, and (ii) any amounts received by a cash-basis Holder which would have been included in its gross income if the Holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

            The rules applicable to the treatment of the receipt of constructive distributions, and the sale, redemption, or other disposition of New Common Stock are complex and in some cases uncertain. Thus, Holders of New Common Stock are urged to consult their own tax advisors regarding the application of the rules to their particular situations.

            9.    Accrued Interest, Market Discount and Capital Losses

                  a.    Accrued But Untaxed Interest.

            To the extent that any amount received by a Holder of Claims under the Plan is attributable to accrued but untaxed interest, such amount should be taxable to the Holder as interest income, if such accrued interest has not been previously included in the Holder's gross income for U.S. federal income tax purposes. Conversely, a Holder of Claims may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) for such purposes to the extent that any accrued interest was previously included in the Holder's gross income but was not paid in full by the Debtors.

            The extent to which any consideration received by a Holder of Claims under the Plan will be attributable to accrued but untaxed interest is unclear. Under the Plan, the Debtors will treat the aggregate consideration to be distributed to Holders of Allowed Claims in each Class as first satisfying the stated principal

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amount of the Claims with any excess allocated to accrued, but unpaid, interest, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for federal income tax purposes. However, the IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

                  b.    Market Discount.

            Holders of Claims who realize gain as a result of receipt of consideration under the Plan may be affected by the "market discount" provisions of Code Sections 1276 through 1278. Under these rules, some or all of the gain realized by Holders of Claims may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on such Claims.

            In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with "market discount" as to that holder if the debt obligation's stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation's stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of remaining whole years to maturity).

            Any gain recognized by a Holder on the taxable disposition of Claims (determined as described above) that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Claims were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that any Claims that had been acquired with market discount are exchanged in a tax-free transaction for other property, any market discount that accrued on such Claims but was not recognized by the Holder is carried over to the property received therefore and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

                  c.    Limitation on Use of Capital Losses.

            Holders of Claims and Equity Interests who recognize capital losses as a result of the exchange under the Plan will be subject to limits on their use of such losses. For noncorporate Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus the lesser of
(1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. For corporate Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. Noncorporate Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income (see described immediately above) for an unlimited number of years. Corporate Holders may generally only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

      B. Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Claims

      Except as provided below or in the following paragraph, Non-U.S. Holders of Claims exchanging such Claims for New Common Stock, Cash (if any), and PCT and/or the RCT interests should not be subject to U.S. federal income or withholding tax on gain realized on the exchange of their Claims for New Common Stock, and Cash (if any), and PCT and/or the RCT interests unless (a) that Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and certain other requirements are met, (b) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, or (c) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain U.S. expatriates. Gain that is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. Persons generally (as described above) and, for corporate holders and under certain circumstances, also the

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branch profits tax, but will generally not be subject to withholding. Non-U.S.
Holders should consult any applicable income tax treaties that may provide for different rules.

      In addition, Non-U.S. Holders should not be subject to U.S. federal income or withholding tax on any amounts of New Common Stock, or Cash (if any), PCT and/or the RCT interests that are treated as received in satisfaction of accrued but untaxed interest with respect to their Claims, provided that (a) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Debtors' stock entitled to vote, (b) the Non-U.S. Holder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (ii) a controlled foreign corporation that is related to the Debtors through the stock ownership, (c) the interest payments are not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, and (d) the beneficial owner of the Claim certifies (generally on an IRS Form W-8BEN or a permissible substitute or successor form) to the Person otherwise required to withhold U.S. federal income tax from such interest, under penalties of perjury, that it is not a United States Person and provides its name and address and such other information as the form may require.

            Non-U.S. Holders of Claims that receive a beneficial interest in the PCT and/or the RCT should not be treated as engaged in a U.S. trade or business as a result of holding interests in the PCT and/or the RCT. Such Non-U.S. Holders should not be required to file U.S. federal income tax returns with respect to their share of the PCT's and/or the RCT's items of income, gain, loss, deduction and credit, but may be subject to withholding with respect to certain items of income allocated to them, whether or not each of the PCT and/or the RCT is taxed as a partnership or a grantor trust. In general, Non-U.S. Holders of interests, in the PCT and/or the RCT will not be subject to tax on their receipt of distributions from each trust.

            Non-U.S. Holders of Claims that receive New Common Stock should be subject to withholding with respect to any distributions on the New Common Stock at the 30% rate, unless reduced by an applicable treaty between the United States and the country of residence of a Non-U.S. Holder. Any gain with respect to the disposition of the New Common Stock should not be subject to withholding in the United States.

            NON-U.S. HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE RULES TO THEIR PARTICULAR SITUATIONS.

      C.    Certain U.S. Federal Income Tax Consequences To Reorganized Debtors

            1.    Transfer of Business Assets

            As described above, Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of the Fleming Convenience assets to Core-Mark Holdings III. As a consequence, Core-Mark Holdings III should obtain a tax basis in the assets received from Fleming equal to their cost to Core-Mark Holdings III, which generally should equal the fair market value of Core-Mark Newco's stock transferred to Fleming plus the amount of liabilities assumed by Core-Mark Holdings III.

            Provided the reorganization undertaken pursuant to the Plan constitutes a taxable transfer, Fleming would recognize gain or loss upon the transfer of assets to Core-Mark Holdings III in an amount equal to the difference between the fair market value of its assets and its tax basis in such assets. Fleming believes that no significant federal, state, or local tax liability, if any, should be incurred upon the transfer.

            There is no assurance, however, that the exchange will be treated by the IRS as a taxable sale of assets by Fleming to Core-Mark Holdings III. Instead, the IRS may take the position that the exchange constitutes a tax-free reorganization. If the IRS were to succeed in asserting that the exchange qualifies as a tax-free reorganization, Fleming would not recognize any gain or loss on the exchange. Instead, Core-Mark Holdings III would succeed to certain tax attributes of Fleming, including Fleming's tax basis in the assets transferred to Core-Mark Holdings III, but only after taking into account the reduction in such tax attributes and tax basis on account of the discharge of indebtedness pursuant to the Plan. Thus, Core-Mark Holdings III would generally have no NOL carryforwards (as described below) and would have a significantly diminished tax basis in the assets received from

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Fleming, with the result that future tax depreciation and amortization with respect to Core-Mark Holdings III's real and personal property would be substantially reduced.

            2.    Cancellation of Indebtedness and Reduction of Tax Attributes

            As a result of the transactions undertaken pursuant to the Plan, the amount of Debtors' aggregate outstanding indebtedness will be substantially reduced or eliminated. In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income ("COD Income") upon satisfaction of its outstanding indebtedness for an amount less than its adjusted issue price. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any new consideration (including stock of debtor, PCT and the RCT interests) given in satisfaction of such indebtedness at the time of the exchange.

            A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a bankruptcy case and the discharge of debt occurs pursuant to that case. Instead, a debtor must (as of the first day of the next taxable year) reduce its tax attributes by the amount of COD Income which it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) tax credits and capital loss carryovers, and (c) tax basis in assets.

            Because, under the Plan, Holders of certain Claims may receive New Common Stock, PCT and RCT interests, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of New Common Stock and of PCT and the RCT interests. This value cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted.

            The IRS recently released temporary regulations (the "New Regulations") governing the reduction of tax attributes when a member of a consolidated group realizes cancellation of debt income that is excluded from gross income ("Excluded COD Income"). The New Regulations apply to discharges of indebtedness that occur after August 29, 2003. In general, the New Regulations require a member of a consolidated group that realizes Excluded COD Income to reduce the tax attributes that are attributable to that member (and its direct and indirect subsidiaries under various look-through rules when the tax basis of stock of such subsidiaries is reduced as a result of the member realizing Excluded COD Income). To the extent that Excluded COD Income is not applied to reduce the tax attributes attributable to the member actually realizing Excluded COD Income, after applying the look-through rules described in the paragraph below, the remaining consolidated tax attributes attributable to the consolidated group (but not basis in assets) are required to be reduced by such amount. The Debtors anticipate that the amount of Excluded COD Income will likely eliminate or substantially reduce the NOL carryforwards of Debtors' consolidated group and may eliminate or substantially reduce the tax basis in assets (including depreciable assets) of Debtors' consolidated group. Because
(i) any COD Income should be realized by Fleming prior to the transfer of assets to Core-Mark Holdings III and (ii) Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable transfer of Fleming's assets to Core-Mark Holdings III, Core-Mark Holdings III should not suffer any attribute reduction as a result of COD Income.

            3. Limitation of Net Operating Loss Carryovers and Other Tax Attributes

            Code Section 382 generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Code Section 382 in the case of an "ownership change" as the "Section 382 Limitation". The Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change and the long term tax-exempt rate (which is published monthly by the Treasury Department and was approximately 4.31% for ownership changes occurring in April 2004) in effect for the month in which the ownership change occurs. Code Section 383 applies a similar limitation to capital loss carryforward and tax credits.

            In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally, the shorter of (a) the three-year period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that has consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

            Because (i) substantially all of the Debtors' NOLs will likely be eliminated or substantially reduced and (ii) Debtors intend to take the position that the reorganization undertaken pursuant to the Plan constitutes a taxable sale of Fleming's assets to Core-Mark Holdings III, Core-Mark Holdings III should not succeed to any of the NOLs of Fleming and hence the Section 382 Limitation will not be relevant to the NOLs of Fleming.

            The restructuring pursuant to the Plan will cause an ownership change to occur with respect to subsidiaries of Fleming, if any, transferred to Core-Mark Holdings III. As a result, such subsidiaries may be affected by the
Section 382 Limitation with respect to their NOLs and built-in losses (if any) following the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding Section resulting from the exclusion of COD Income. Similarly, the ability to use any remaining capital loss carryforwards and tax credits by such subsidiaries will also be limited. Special rules may apply in determining the Section 382 Limitation with respect to a corporation that experiences an ownership change as the result of a bankruptcy case. However, the Debtors believe that such subsidiaries have a limited amount of NOLs and built-in losses, which may be eliminated in whole or in part as a result of the attribute reduction described above and thus the
Section 382 Limitation will not materially affect the business of Core-Mark Newco going forward.

      D.    Backup Withholding

      Under the backup withholding rules, a Holder of Claims may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or
(b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.

      Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. Debtors will comply with all applicable reporting requirements of the Code.

      THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIII. CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE
      PLAN

      A.    General

      A DESCRIPTION OF CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE CONSUMMATION OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE PROVISIONS OF THE INCOME TAX ACT (CANADA) AND THE REGULATIONS THERETO (THE "ACT"), THE PUBLISHED ADMINISTRATIVE AND INTERPRETIVE POSITIONS OF THE CANADA REVENUE AGENCY, PROPOSED AMENDMENTS TO THE ACT AND CASE LAW PUBLISHED OR REPORTED AS AT THE DATE OF THIS DISCLOSURE STATEMENT. CHANGES IN ANY OF THESE AUTHORITIES OR CHANGES IN THE INTERPRETATIONS OF ANY OF THESE AUTHORITIES, THAT MAY HAVE RETROACTIVE EFFECT, MAY CAUSE THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. MOREOVER, NO ADVANCE INCOME TAX RULING HAS BEEN REQUESTED FROM CANADA REVENUE AGENCY, NO LEGAL OPINION HAS BEEN REQUESTED FROM COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

      THIS DESCRIPTION DOES NOT COVER ALL ASPECTS OF CANADIAN FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

      FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE CANADIAN FEDERAL, PROVINCIAL AND NON-CANADIAN CONSEQUENCES OF THE PLAN.

      B.    Settlement of Debt

      The settlement of Core-Mark International's commercial debt obligations (as defined in the Act) for an amount (the "Settlement Amount") that may be less than the full amount owed (the "Outstanding Indebtedness") by Core-Mark International (the difference between the Settlement Amount and the Outstanding Indebtedness being hereinafter referred to as the "Forgiven Amount") will result in the application of the Canadian debt forgiveness rules or the inclusion of an amount in the taxable income earned in Canada of Core-Mark International. Under the debt forgiveness rules, the Forgiven Amount will reduce certain tax attributes of Core-Mark International in the order prescribed by the Act, and may result in an amount being included in Core-Mark International's taxable income earned in Canada if the Forgiven Amount exceeds Core-Mark International's tax attributes.

      Core-Mark International believes that the Forgiven Amount will exceed its tax attributes and that, accordingly, Core-Mark International will be required to include an amount (the "Excess Amount") in its taxable income earned in Canada as a result of the settlement of its commercial debt obligations. It is expected that Core-Mark International will be entitled to claim reserves so that the Excess Amount will generally be included in its income over five taxation years.

      C.    Resident Holders

      The following is a summary of certain Canadian federal income tax considerations generally applicable to a holder of indebtedness of a Debtor who, at all relevant times, for purposes of the Act and any applicable tax treaty or convention:

            1.    is or is deemed to be a resident of Canada; and

            2. deals at arm's length and is not affiliated with the Debtors (a "Resident Holder").

      This summary does not address the considerations applicable to Resident Holders that are "financial institutions" (as defined in the Act) and assumes that no amount on account of interest is received by a Resident Holder of indebtedness.

      A Resident Holder of indebtedness who receives a promissory note, New Common Stock, cash, an interest in the PCT and the RCT (the "Trusts"), or a combination of the foregoing (the "Consideration"), in full or partial satisfaction of the outstanding principal amount of such holder's indebtedness will be treated as having disposed of its indebtedness for proceeds of disposition equal to the fair market value of the Consideration so received. If such indebtedness is held by a holder as capital property, the disposition will give rise to a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition related thereto, exceed (or are less than) the adjusted cost base to the Resident Holder, immediately before the disposition of the indebtedness. If the indebtedness represents trade debts of the holder, the holder will be required to include in its income (or deduct in computing its income) the amount by which the fair market value of the Consideration exceeds (or is less than) the amount of the indebtedness and any reasonable costs of disposition.

      D.    Non-Resident Holders

      The following is a summary of certain Canadian federal income tax considerations generally applicable to a holder of indebtedness of a Debtor who, at all relevant times, for purposes of the Act and any applicable income tax treaty or convention:

            1.    is not and is not deemed to be a resident of Canada;

            2.    deals at arm's length and is not affiliated with the Debtors;
                  and

            3. does not use or hold and is not deemed to use or hold the indebtedness in carrying on a business in Canada (a "Non-Resident Holder").

      This summary does not address the considerations relevant to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or a Non-Resident Holder to whom the indebtedness of a Debtor is taxable Canadian property (as defined in the Act). This summary assumes that no amount on account of interest is received by a Non-Resident Holder of indebtedness.

      A Non-Resident Holder of indebtedness of a Debtor will not realize any Canadian federal income tax consequences as a result of the Plan.

      E.    Interests in PCT and the RCT

            1.    Resident Holders

      The following is a summary of certain Canadian federal income tax considerations generally applicable to a Resident Holder who holds an interest in the Trusts as capital property (a "Resident Beneficiary"). This summary does not address the considerations applicable to Resident Holders that are "financial institutions" (as defined in the Act).

      A Resident Beneficiary will generally be required to include in computing its income for a particular taxation year the portion of the income of the Trusts for the Trusts' taxation year that ended in the particular taxation year of the Resident Beneficiary that is paid or payable to the Resident Beneficiary in the particular taxation year. SUBJECT TO THE LIMITATIONS IN THE ACT, ANY U.S. WITHHOLDING TAX PAID BY THE RESIDENT BENEFICIARY ON SUCH AMOUNTS PAID OR PAYABLE TO THE RESIDENT BENEFICIARY MAY BE CREDITED AGAINST THE RESIDENT BENEFICIARY'S CANADIAN INCOME TAX PAYABLE OR, TO THE EXTENT A FOREIGN TAX CREDIT IS NOT AVAILABLE, MAY BE DEDUCTED IN COMPUTING THE RESIDENT BENEFICIARY'S INCOME.

      On October 30, 2003, the Minister of Finance released revised draft legislation (the "proposed rules") relating to the income tax treatment of investments by Canadian residents in foreign investment entities ("FIEs"). The proposed rules apply, in very general terms, to a participating interest in an FIE. BASED ON COUNSEL'S UNDERSTANDING OF THE PROPOSED ACTIVITIES OF THE TRUSTS AND OF THE PROPERTY PROPOSED TO BE HELD BY THE TRUSTS RECEIVED FROM THE PCT, it is expected that the Trusts will each be an FIE and that an interest therein will be a participating interest in an FIE. If either of the Trusts is treated as an FIE, a Resident Beneficiary will be required under the proposed rules to take into account in computing its income, on an annual basis, an amount based on a prescribed rate of return on the "designated cost" of its interest in such Trust, unless the Resident Beneficiary makes a valid election to recognize a share of such Trust's underlying income in accordance with the proposed rules. RESIDENT BENEFICIARIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES UNDER THE PROPOSED RULES OF HOLDING INTERESTS IN THE TRUSTS.

      On a disposition or deemed disposition of an interest in the Trusts, a Resident Beneficiary will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the aggregate of the Resident Beneficiary's adjusted cost base of the interest in the Trusts and any reasonable costs of disposition.

            2.    Non-Resident Holders

      Based on counsel's understanding of the proposed activities of the Trusts and of the property proposed to be held by the Trusts received from the PCT Representative, a Non-Resident Holder who is not an insurer carrying on business in Canada and elsewhere will not realize any Canadian federal income tax consequences as a result of acquiring, holding or disposing of an interest in the Trusts.

XIV.  ALTERNATIVES TO PLAN

      The Debtors believe that if the Plan is not confirmed, or is not confirmable, the alternatives to the Plan include: (a) the conversion to a chapter 7 case and concomitant liquidation of the Debtors' assets on a "forced sale" basis; (b) dismissal of the case(s); or (c) an alternative plan of reorganization.

      A.    Liquidation Under Chapter 7

      If no plan can be confirmed, the Chapter 11 Cases may be converted to Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. For the reasons previously discussed above, the Debtors believe that Confirmation of the Plan will provide each Holder of an Unsecured Claim entitled to receive a distribution under the Plan with a recovery that is expected to be substantially more than it would receive in a liquidation under Chapter 7 of the Bankruptcy Code.

      B.    Dismissal

      Dismissal of the Chapter 11 Case(s) would leave the secured creditors in a position to exercise their state law rights under their existing securities interest, including foreclosure of such liens. The Debtors believe that in a dismissal scenario the unsecured creditors would not receive any Distribution.

      C.    Alternative Plan

      The Debtors believe that any alternative plan would not result in as favorable of treatment of Claims as proposed under the Debtors' Plan.

XV.   CONCLUSION

      The Debtors, the Creditors' Committee, and the OCRC believe that the Plan maximizes recoveries to all creditors and, thus, is in their best interests. The Plan as structured, among other things, allows creditors to participate in distributions in excess of those that would be available if the Debtors were liquidated under chapter 7 of the Bankruptcy Code and minimizes delays in recoveries to all creditors.

      THE DEBTORS, THE CREDITORS' COMMITTEE, AND THE OCRC URGE CREDITORS TO ACCEPT THE PLAN AND TO EVIDENCE SUCH ACCEPTANCE BY RETURNING THEIR PROPERLY COMPLETED BALLOT(S) SO THAT THEY WILL BE ACTUALLY RECEIVED, AS INSTRUCTED ABOVE, BY THE SOLICITATION AGENT IDENTIFIED HEREIN AT 5:00 P.M., PREVAILING EASTERN TIME, ON ___________ __ 2004.

                                                 /s/ Rebecca A. Roof
                                      ------------------------------------------
                                      Rebecca A. Roof, Interim Chief Financial
                                      Officer of FLEMING COMPANIES, INC., et.
                                      al., Debtors and Debtors in Possession

KIRKLAND & ELLIS LLP
Richard L. Wynne, Esq. (CA Bar No. 120349)
Shirley S. Cho, Esq. (CA Bar No. 192616)
777 South Figueroa Street
Los Angeles, California 90017
Telephone: (213) 680-8400
Facsimile: (213) 680-8500

      And

KIRKLAND & ELLIS LLP
James H. M. Sprayregen, P.C. (ARDC No. 6190206)
Janet S. Baer (ARDC No. 6182994)
Geoffrey A. Richards, Esq. (ARDC No. 6230120)
200 East Randolph Drive
Chicago, Illinois 60601-6636
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

         And

PACHULSKI, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB P.C.
Laura Davis Jones, Esq. (Bar No. 2436)
Ira D. Kharasch, Esq. (CA Bar No. 109084)
919 North Market Street, Sixteenth Floor
Post Office Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
Counsel to Debtors and Debtors in Possession

                                    EXHIBITS

Exhibit 1 Plan

Exhibit 2 Solicitation Order

Exhibit 3 Financial Information and Projections

      3A -- Chapter 11 Emergence Balance Sheet
      3B -- Core Mark Newco Financial Projections
      3C -- PCT Financial Projections
      3D -- RCT Financial Projections

Exhibit 4 Best Interests Analysis

Exhibit 5 None

Exhibit 6 CUSIP Numbers of Old Notes

Exhibit 7 Exit Facility Commitment Letter

Exhibit 8 Tranche B Put Agreement

Exhibit 9 Draft PCT Agreement

Exhibit 10 None

Exhibit 11 None

Exhibit 12 Draft RCT Agreement

Exhibit 13 Revised Term Sheet

                                                                       Exhibit 1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                     )    CHAPTER 11
                                           )
FLEMING COMPANIES, INC., ET AL.,(1)        )    CASE NO. 03-10945 (MFW)
                                           )    JOINTLY ADMINISTERED)
                                           )
                           DEBTORS.        )

--------------------------------------------------------------------------------
      DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING
       SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
--------------------------------------------------------------------------------

------------------
(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

     KIRKLAND & ELLIS LLP                  MILBANK TWEED HADLEY & MCCLOY LLP
     James H. M. Sprayregen, P.C.          Paul
     Richard L. Wynne                      Aronzon
     Janet S. Baer                         Dennis
     Geoffrey A. Richards                  Dunne
     200 East Randolph Drive               One Chase Manhattan Plaza
     Chicago, IL 60601-6436                New York, NY 10005
     Telephone: (312) 861-2000             (212) 530-5000
     Facsimile: (312) 861-2200
                                           and

     and                                   PEPPER HAMILTON LLP
                                           I. William Cohen
     PACHULSKI, STANG, ZIEHL, YOUNG,       Robert S. Hertzberg
     JONES & WEINTRAUB P.C.                Dennis S. Kayes
     Laura Davis Jones                     100 Renaissance Center
     Ira D. Kharasch                       Suite 3600
     919 North Market Street, Sixteenth    Detroit, MI  48243-1157
     Floor, P.O. Box 8705                  (313) 259-7110
     Wilmington, Delaware  19899-8705
     (Courier No. 19801)                   Co-Counsel for the Official Committee
     Telephone: (302) 652-4100             of Unsecured Creditors
     Facsimile: (302) 652-4400

     Co-Counsel for the Debtors and
     Debtors in Possession

Dated: May 11, 2004

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND
         DEFINED TERMS....................................................................................     1
         A.       Rules of Interpretation, Computation of Time and Governing Law..........................     1
         B.       Defined Terms...........................................................................     1

ARTICLE II. UNCLASSIFIED CLAIMS...........................................................................    13
         A.       Administrative Claims...................................................................    13
         B.       Priority Tax Claims.....................................................................    14
         C.       DIP Claims..............................................................................    15

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS.......................    15
         A.       Summary.................................................................................    15
         B.       Classification and Treatment............................................................    16
         C.       Additional Provisions Governing Reclamation Claims......................................    20
         D.       Special Provision Governing Unimpaired Claims...........................................    20

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN...........................................................    20
         A.       Voting Classes..........................................................................    20
         B.       Acceptance by Impaired Classes..........................................................    20
         C.       Presumed Acceptance of Plan.............................................................    21
         D.       Presumed Rejection of Plan..............................................................    21
         E.       Non-Consensual Confirmation.............................................................    21

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN...........................................................    21
         A.       Substantive Consolidation...............................................................    21
         B.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors..........    21
         C.       Cancellation of Old Notes, Old Stock and Other Equity Interests.........................    22
         D.       Issuance of New Securities; Execution of Related Documents..............................    22
         E.       Restructuring Transactions..............................................................    22
         F.       Corporate Governance, Directors and Officers, and Corporate Action......................    23
         G.       PCT.....................................................................................    24
         H.       RCT.....................................................................................    26
         I.       Creation of Professional Fee Escrow Account.............................................    28

ARTICLE VI. DEBTORS' RETAINED CAUSES OF ACTION............................................................    28
         A.       Maintenance of Causes of Action.........................................................    28
         B.       Preservation of Causes of Action........................................................    28
         C.       Preservation of All Causes of Action Not Expressly Settled or Released..................    31

ARTICLE VII. FUNDING OF THE PLAN..........................................................................    31
         A.       Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds
                  Among the Debtors and the Reorganized Debtors...........................................    31
         B.       Tranche B Loan..........................................................................    32
         C.       Sale of Assets..........................................................................    32

ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................    32
         A.       Assumption/Rejection of Executory Contracts and Unexpired Leases........................    32
         B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases....................    32
         C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed...................    32
         D.       Indemnification of Directors, Officers and Employees....................................    33
         E.       Compensation and Benefit Programs.......................................................    33

                                                                                                             PAGE
                                                                                                             ----
         F.       Insured Claims..........................................................................    33

ARTICLE IX. PROVISIONS GOVERNING DISTRIBUTIONS............................................................    35
         A.       Distributions for Claims Allowed as of the Effective Date...............................    35
         B.       Distributions by Core-Mark Newco, the PCT and the RCT...................................    35
         C.       Interest on Claims......................................................................    35
         D.       Compliance with Tax Requirements/Allocations............................................    35
         E.       Delivery of Distributions and Undeliverable or Unclaimed Distributions..................    35
         F.       Distribution Record Date................................................................    36
         G.       Timing and Calculation of Amounts to be Distributed.....................................    36
         H.       Minimum Distribution....................................................................    37
         I.       Allowance or Resolution Setoffs.........................................................    37
         J.       Old Notes...............................................................................    37
         K.       Failure to Surrender Canceled Instruments...............................................    37
         L.       Lost, Stolen, Mutilated or Destroyed Debt Securities....................................    37
         M.       Share Reserve...........................................................................    38
         N.       Settlement of Claims and Controversies..................................................    38

ARTICLE X. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS......................    38
         A.       Resolution of Disputed Claims...........................................................    38
         B.       Allowance of Claims.....................................................................    39
         C.       Controversy Concerning Impairment.......................................................    39
         D.       Impact on Pending Litigation; Pension Plans.............................................    39
         E.       Settlement of Claims and Controversies..................................................    40
         F.       Special Provisions Regarding Reclamation Claims.........................................    41

ARTICLE XI. CONDITIONS PRECEDENT TO CONFIRMATION AND OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN.........    42
         A.       Conditions Precedent to Confirmation....................................................    42
         B.       Conditions Precedent to Occurrence of the Effective Date................................    42
         C.       Waiver of Conditions....................................................................    43
         D.       Effect of Non-occurrence of Conditions to Occurrence of the Effective Date..............    43

ARTICLE XII. DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS........................................    44
         A.       Subordination...........................................................................    44
         B.       MUTUAL RELEASES BY RELEASEES............................................................    44
         C.       RELEASES BY HOLDERS OF CLAIMS...........................................................    44
         D.       INDEMNIFICATION.........................................................................    45
         E.       EXCULPATION.............................................................................    45
         F.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS.................................    45
         G.       INJUNCTION..............................................................................    45
         H.       POLICE AND REGULATORY POWERS............................................................    46

ARTICLE XIII. RETENTION OF JURISDICTION...................................................................    46

ARTICLE XIV. MISCELLANEOUS PROVISIONS.....................................................................    47
         A.       Effectuating Documents, Further Transactions and Corporation Action.....................    47
         B.       Dissolution of Committee................................................................    47
         C.       Payment of Statutory Fees...............................................................    47
         D.       Modification of Plan....................................................................    47
         E.       Revocation of Plan......................................................................    47
         F.       Environmental Liabilities...............................................................    48
         G.       Successors and Assigns..................................................................    48
         H.       Reservation of Rights...................................................................    48
         I.       Section 1146 Exemption..................................................................    48

                                                                                                             PAGE
                                                                                                             ----
         J.       Further Assurances......................................................................    48
         K.       Entire Agreement........................................................................    48
         L.       Service of Documents....................................................................    48
         M.       Filing of Additional Documents..........................................................    50

                   TABLE OF EXHIBITS TO BE FILED WITH THE PLAN

EXHIBIT A         SCHEDULE OF RETAINED CAUSES OF ACTION

EXHIBIT B         EXCLUDED RELEASEES

   DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' THIRD AMENDED JOINT
            PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS
    FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

      Pursuant to Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., Fleming Companies, Inc. and its Filing Subsidiaries, debtors and debtors-in-possession in the above-captioned and numbered case, and their Official Committee of Unsecured Creditors hereby respectfully propose the following Third Amended Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy
Code:

                                   ARTICLE I

                            RULES OF INTERPRETATION,
   COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND DEFINED TERMS

A.    Rules of Interpretation, Computation of Time and Governing Law

      1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

      2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

      3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.    Defined Terms

      Unless the context requires otherwise, the following terms shall have the following meanings when used in capitalized form herein:

      1. "5 1/4% Convertible Senior Subordinated Notes" means the 5 1/4% Convertible Senior Subordinated Notes, CUSIP numbers 339130AQ9 and 339130AR7, due 2009 issued by Fleming pursuant to the 5 1/4 Convertible Senior Subordinated Notes Indenture in the original principal amount of $150 million and guaranteed by all of the Filing Subsidiaries.

      2. "5 1/4% Convertible Senior Subordinated Notes Indenture" means that certain indenture dated March 15, 2001, between Bank One, N.A. and any predecessor or successor in interest, as indenture trustee, and Fleming, as amended or supplemented.

      3. "9 1/4% Senior Notes" means the 9 1/4% Senior Notes, CUSIP number 339130AX4, due 2010 issued by Fleming pursuant to the 9 1/4 Senior Notes Indenture in the original principal amount of $200 million and guaranteed by all of the Filing Subsidiaries.

      4. "9 1/4% Senior Notes Indenture" mean that certain indenture dated June 18, 2002, between The Bank of New York., as successor trustee to Manufactures and Traders Trust Company, and Fleming, as amended or supplemented.

      5. "9 7/8% Senior Subordinated Notes" means the 9 7/8% Senior Subordinated Notes, CUSIP number 339130AW6, due 2012 issued by Fleming pursuant to the 9 7/8% Senior Notes Indenture in the original principal amount of $260 million and guaranteed by all of the Filing Subsidiaries.

      6. "9 7/8% Senior Subordinated Notes Indenture" means that certain indenture dated April 15, 2002, between Bank One, N.A. and any predecessor or successor in interest, as indenture trustee, and Fleming, as amended or supplemented.

      7. "10 1/8% Senior Notes" means the 10 1/8% Senior Notes, CUSIP number 339130AP1, due 2008 issued by Fleming pursuant to the 10 1/8% Senior Notes Indenture in the original principal amount of $355 million and guaranteed by all of the Filing Subsidiaries.

      8. "10 5/4% Senior Notes Indenture" means that certain indenture dated March 15, 2001, between The Bank of New York, as successor indenture trustee to Bankers Trust Company, and Fleming, as amended or supplemented.

      9. "10 5/8% Senior Subordinated Notes" means the Series A and B 10 5/8% Senior Notes, CUSIP numbers 339130AL0 and 339130AT3, due in 2007 issued by Fleming pursuant to the 10 5/8% Senior Subordinated Notes Indenture in the original principal amount of $400 million and guaranteed by all of the Filing Subsidiaries.

      10. "10 5/8% Senior Subordinated Notes Indenture" means that certain indenture dated July 25, 1997, between Bank One, N.A. and any predecessor or successor in interest as indenture trustee, and Fleming as amended or supplemented.

      11. "Additional Carve-Out" means that additional carve-out provided for Professional Fees and expenses of $6.0 million, which are entitled to payout prior to the payment of Administrative Claims to Allowed Approved Trade Creditor Lien Claim Holders, as outlined in the Final DIP Order.

      12. "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (including Approved Trade Creditor Lien Claims as well as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; and (c) all fees and charges assessed against the Estates under chapter 123 of Title 28 United States Code, 28 U.S.C. Sections 1911-1930.

      13. "Administrative Claims Guarantee" has the meaning ascribed to it in the Revised Term Sheet.

      14. "Agents" mean Deutsche Bank Trust Company Americas, acting in its capacity as administrative agent for the Post-Petition Lenders, and JPMorgan Chase Bank, acting in its capacity as collateral agent for the Post-Petition Lenders.

      15. "Aggregate Limit" means the aggregate or per-occurrence maximum amount of insurance for a particular insurance policy (or policies, as the case may be) owned by the Debtors.

      16. "Allowed" means, with respect to any Claim except as otherwise provided herein: (a) a Claim that has been scheduled by a Debtor in its schedule of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or any other party in interest has not Filed an objection by the Objection Deadline; (b) a Claim that either is not a Disputed Claim or has been allowed by a Final Order; (c) a Claim that is determined by the

Debtors, the PCT or the RCT as applicable, to be allowed; (d) a Claim that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Effective Date; (ii) in any stipulation with the PCT or RCT of amount and nature of Claim executed on or after the Effective Date; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (e) a Claim relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a proof of Claim has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law; or (f) a Claim as to which a proof of Claim has been timely filed and as to which the Debtors, the PCT, the RCT or any party in interest has not filed an objection by the Objection Deadline; and with respect to all Claims only after reduction for unpaid pre-petition and post-petition deductions, preference payments and other applicable setoff rights, subject to, and as consistent with, the treatment provided in Class 3(B) and Class 5 for the Holders of Reclamation Claims.

      17. "Allowed Claim" means an Allowed Claim in the particular Class described.

      18. "Allowed Defense Costs" means certain costs incurred by an Insurer in the defense and/or liquidation of an Insured Claim, for which the Debtors are obligated to reimburse the respective Insurers.

      19. "Approved Trade Creditor" means a trade creditor who elected to participate in the Trade Credit Program established under the Final DIP Order and provided post-petition trade credit thereunder.

      20. "Approved Trade Creditor Lien" means the junior lien of an Approved Trade Creditor in the amount of actual trade credit provided pursuant to the agreement with the Debtors and as outlined in the Trade Credit Program.

      21. "Approved Trade Creditor Lien Claim" means the Claim of an Approved Trade Creditor in the amount of actual unpaid trade credit provided pursuant to the agreement with the Debtors and as outlined in the Trade Credit Program.

      22. "Assumption Schedule" means the schedule to be filed 15 days prior to the Voting Deadline, of executory contracts and unexpired leases that are to be assumed by the Reorganized Debtors on the Effective Date.

      23. "Avoidance Actions" means those avoidance actions available pursuant to Chapter 5 of the Bankruptcy Code.

      24. "Ballots" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

      25. "Bank Guarantees" means those guarantees issued by the Filing Subsidiaries in favor of the Pre-Petition Lenders, guaranteeing the obligations of Fleming on the Pre-Petition Credit Agreement.

      26. "Bankruptcy Code" means Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

      27. "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

      28. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

      29. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

      30.   "Bondholders" mean the Beneficial Holders of the Old Notes.

      31. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)) in Wilmington, Delaware.

      32. "Canadian CCAA Court" means the Supreme Court of British Columbia or such other court in Canada having jurisdiction over Core-Mark International Inc.'s proceedings under the CCAA from time to time.

      33. "Carve-Out" means the carve-out provided for in the Final DIP Order or any Court Order or credit agreement executed with respect to a refinancing of the DIP Credit Facility or Pre-Petition Credit Agreement which includes but is not necessarily limited to (i) in the event of the occurrence and during the continuation of a Termination Event (as defined in the Final DIP Order), the payment of allowed and unpaid professional fees and disbursements incurred by the Debtors, the Committee or the OCRC in an aggregate amount not in excess of $4.0 million (plus all unpaid professional fees and disbursements incurred prior to the occurrence of such Termination Event strictly in accordance with the budget described in the Final DIP Order and to the extent allowed by the Bankruptcy Court), and (ii) the payment of all fees required to be paid pursuant to 28 U.S.C. Section 1930(c)(6) and all unpaid fees payable to the Clerk of this Court or the United States Trustee.

      34.   "Cash" means cash and cash equivalents.

      35. "Casualty Insurance Program" means the certain insurance policies maintained by the Debtors pursuant to the Insurance Program, including, but not limited to: automobile liability, general liability, property damage and other, similar types of insurance coverage.

      36. "Cause of Action" means, including but is not limited to, all Claims, actions, choses in action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims and cross claims (including, but not limited to, all claims in any avoidance, recovery, subordination or other actions against Insiders and/or any other Persons under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553) of the
Debtors, the Debtors in Possession and/or the Estates (including, but not limited to, those actions listed in this Plan, Exhibit A filed herewith and the Disclosure Statement that are or may be pending on the Effective Date or instituted by Core-Mark Newco, the Reorganized Debtors, the PCT or the RCT as applicable, after the Effective Date against any Person based on law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, known or unknown.

      37.   "CCAA" means the Companies' Creditors Arrangement Act (Canada).

      38. "Chapter 11 Cases" means the chapter 11 bankruptcy cases filed by the Debtors on April 1, 2003, in the Bankruptcy Court.

      39. "Claim" means (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, as defined in section 101(5) of the Bankruptcy Code.

      40.   "Claim Holder" means the Holder of a Claim.

      41.   "Claims Bar Date" means September 15, 2003.

      42. "Class" means a category of Claims or Equity Interests as set forth in Article III herein.

      43. "Class 3B Preferred Interests" means those certain secured preferred interests to be issued by the RCT in favor of the Holders of Allowed Class 3B Claims pursuant to the terms of the Revised Term Sheet.

      44. "Class 5 Preferred Interests" means those certain junior secured preferred interests to be issued by the RCT in favor of the Holders of Allowed Class 5 Claims pursuant to the terms of the Revised Term Sheet.

      45. "COBRA Claims" means those Claims for continuation of health plan coverage as required in section 4980B of the Internal Revenue Code of 1986, as amended.

      46.   "Confirmation" means the entry of the Confirmation Order.

      47. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rule 5003.

      48. "Confirmation Hearing" means that hearing before the Bankruptcy Court wherein the Debtors seek confirmation of the Plan as provided for in section 1128 of the Bankruptcy Code.

      49. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

      50. "Convenience Claims" means those General Unsecured Claims in Class 7 herein, as described in section III.B.9 herein.

      51. "Core-Mark Newco" means the Delaware corporation to be formed on the Effective Date, as well as Core-Mark Holdings I, Core-Mark Holdings II and Core-Mark Holdings III, as further described in section V.E. herein. However, for purposes of distribution of the New Common Stock, "Core-Mark Newco" shall not include Core-Mark Holdings I, Core-Mark Holdings II and Core-Mark Holdings III.

      52. "Covered Allowed Insured Claims" means a Claim covered by the Casualty Insurance Program where the sum of the amount of the Insured Claim plus the Debtors' expenses on account of such Claim, exceeds the Deductible Amount but does not exceed the Aggregate Limit for that particular policy (or policies, as the case may be).

      53. "Creditors Committee" or "Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the United States Trustee on April 14, 2003.

      54. "D&O Policies" means the insurance policies purchased by the Debtors to provide coverage for certain amounts owed by directors and officers to third parties on account of actions taken by directors and officers during the course of their roles as officers and/or directors of the Debtors.

      55. "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each Debtor and their respective subsidiaries, in each case in their capacity as such as of the Petition Date or thereafter, whose identities shall be mutually agreed upon by the Debtors and the Committee, but excluding the Excluded Releasees.

      56. "Debtors" means Fleming and its Filing Subsidiaries, as debtors in the Chapter 11 Cases.

      57. "Deductible Amount" means the per-occurrence deductible amount payable by the applicable Debtor(s) under a respective insurance policy.

      58. "DIP Claim" means a Claim arising under or as a result of the DIP Credit Facility, including letters of credit issued thereunder.

      59. "DIP Credit Facility" means the commitment secured by the Debtors for debtor-in-possession financing from the post-petition lenders authorized in the Final DIP Order or any refinancing thereof, including but not limited to a refinancing whereby the refinancing lender takes an assignment of the DIP Credit Facility or the Claims of the Post-Petition Lenders thereunder.

      60. "Disclosure Statement" means the Third Amended Disclosure Statement in Support of Debtors' and Official Committee of Unsecured Creditors' Third Amended Joint Plan of Reorganization of Fleming Companies, Inc., and its Filing Subsidiaries under Chapter 11 of the Bankruptcy Code dated May __, 2004, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with the Bankruptcy Code.

      61. "Disputed" means, for purposes of this Plan, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent and for which a timely Objection has been filed; or (b) as to which any Debtor, the PCT, the RCT or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules which has not been withdrawn or determined by a Final Order.

      62. "Distribution Record Date" means the Effective Date unless a different date is ordered by the Bankruptcy Court.

      63. "DSD Settlement Agreement" means that Statement of Settlement Agreement between Debtors and DSD Class Plaintiffs dated February 5, 2004.

      64. "DSD Settlement Fund" means the fund established under the DSD Settlement Agreement in the amount of $17.5 million.

      65. "DSD Trust Claims" means those claims of certain vendors that arose from the direct shipment of goods to retailers, and which Claims were settled in the DSD Settlement Agreement.

      66.   "DTC" means The Depository Trust Company.

      67. "Effective Date" means the date selected by the Debtors and the Committee on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article XI herein have been (i) satisfied or (ii) waived pursuant to Section XI.C. The Effective Date is anticipated to be seven days after the Confirmation Date.

      68. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

      69. "Equity Interest" means (a) any equity interest in Fleming, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Old Stock) and (b) any interest, including but not limited to, any warrant, options, conversion privileges or contract rights to purchase or acquire any equity security of Fleming at any time.

      70. "Estate" means the estate of each Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

      71. "Exceeded Allowed Insured Claims" means a Claim covered by the Casualty Insurance Program where the sum of the Insured Claim plus the Debtor's expenses on account of such Claim exceeds the Aggregate Limit.

      72. "Exchange Agent" means the institution engaged by the Debtors to conduct the exchange of certain securities as provided for herein.

      73. "Excluded Releasees" means those parties listed on Exhibit B filed herewith, which Exhibit shall be mutually agreed upon by the Debtors and the Committee.

      74. "Exit Financing Facility" means the senior secured term and revolving credit facilities in the anticipated aggregate amount of [$250 MILLION], that will be entered into by Core Mark Newco on the Effective Date on substantively the terms set forth on Exhibit 7 to the Disclosure Statement.

      75. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

      76. "Filing Subsidiaries" means Core-Mark International, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.;

Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

      77.   "Final Decree" means the decree contemplated under Bankruptcy Rule
3022.

      78. "Final DIP Order" means that Final Order entered by the Bankruptcy Court on May 6, 2003, providing final authorization for the Debtors to utilize the DIP Credit Facility.

      79. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

      80.   "First Administrative Bar Date" means January 15, 2004.

      81. "First Substantial Contribution Claims Bar Date" means _____________ , 2004, which shall be the last date by which (i) a professional not retained by the Debtors, the Committee or the OCRC under section 327 or 363 of the Bankruptcy Code may file a Claim for fees incurred on or before June 1, 2004, alleged to be beneficial or necessary towards completion of the Chapter 11 Cases as outlined in section 330 of the Bankruptcy Code and/or (ii) any other party may file a Claim for fees incurred on or before June 1, 2004, alleged to be for a substantial contribution under section 503(b) of the Bankruptcy Code.

      82. "First Administrative Bar Date Order" means the Order Establishing Deadline for Filing Requests for Allowance of Certain Administrative Expense Claims, Approving Form and Manner of Notice thereof and Approving Proof of Administrative Claim Form dated December 3, 2003.

      83.   "Fleming" means Fleming Companies, Inc.

      84. "Fleming Convenience" means Core-Mark International Inc., Core-Mark Interrelated Companies, Inc., Core-Mark Mid Continent Inc., Minter-Weisman Co., Head Distributing Company and the Debtors' other related convenience store operations.

      85. "FSA Participants" means those creditors who are entitled to assert "Offset Rights" against the FSA as specifically set forth under paragraph 6 of the Bankruptcy Court's Order entered on August 15, 2003 (Docket No. 3142) approving the sale of the Debtors' Wholesale Distribution Business to C&S.

      86. "FSA Reserve" means the $75 million reserve established under paragraph 6 of the Bankruptcy Court's Order entered on August 15, 2003 (Docket No. 3142) approving the sale of the Debtors' Wholesale Distribution Business to C&S, which reserve has been reduced pursuant to the Bankruptcy Court's Order entered on December 23, 2003 (Docket No. 5224).

      87. "General Unsecured Claim" means any Claim against any Debtor that is not a Claim within Classes 1, 2, 3(A), 3(B), 3(C), 4, 5, 8 and 9 and is not an Administrative Claim, Priority Tax Claim or DIP Claim.

      88. "Holder" and, collectively, "Holders" mean a Person or Entity holding an Equity Interest or Claim, including a Holder of the Old Notes or the Old Stock, and with respect to a vote on the Plan, means the Beneficial Holder as of the Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

      89. "Impaired" means with respect to any Class of Claims or Equity Interests, that such Claims or Equity Interests will not be paid in full upon the effectiveness of this Plan, will not be reinstated or will be changed by the reorganization effectuated hereby.

      90. "Impaired Claim" means a Claim classified in an Impaired Class of Claims.

      91. "Impaired Class" means each of the Classes that is not an Unimpaired Class.

      92. "Indentures" means, collectively, the 5 1/4% Convertible Senior Subordinated Notes Indenture, the 9 1/4% Senior Notes Indenture, the 9 7/8 % Senior Subordinated Notes Indenture, the 101/8 % Senior Notes Indenture and the 10 5/8 % Senior Subordinated Notes Indenture.

      93. "Insurance Program" means the comprehensive collection of insurance policies maintained by the Debtors, which includes, but is not limited to, policies for (i) workers' compensation, (ii) directors & officers liability, and
(iii) casualty events.

      94. "Insurance Security" means the certain letters of credit issued by third-parties to secure the Debtors' liabilities to the Insurers under the Insurance Program.

      95. "Insurers" means the insurance carriers that provide insurance policies to the Debtors pursuant to the Insurance Program.

      96. "Intercompany Claims" means any Claim held by any Debtor against any other Debtor or any Claim held by a Debtor subsidiary that is not a Filing Subsidiary against any Debtor.

      97. "Inventory" means products and supplies of the Debtors, on hand or in transit on the Petition Date, specifically excluding Cash, property, plant and equipment, capital leases or similar items.

      98.   "Litigation Claims" means all Avoidance Actions and Vendor
Deductions.

      99. "Management Incentive Plan" means that certain equity incentive program (the terms of which shall be outlined in a term sheet to be filed 15 days prior to the Voting Deadline) pursuant to which certain key employees of the Reorganized Debtors or its subsidiaries will receive or have the right to receive up to [__%] of the New Common Stock to be issued pursuant hereto.

      100. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Nominee Holders of Old Notes shall indicate Holders of Old Notes' acceptance or rejection of the Plan in accordance with the Voting Instructions.

      101. "Net Non-TLV Reclamation Claims" means total Allowed Non-TLV Reclamation Claims reduced by $13 million.

      102. "New Common Stock" means the shares of Core-Mark Newco common stock, par value $.01 per share, to be authorized pursuant to its Certificate of Incorporation which shall be issued pursuant to this Plan.

      103. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, financial institution or other nominee in whose name securities are registered or held of record on behalf of a Beneficial Holder.

      104. "Non-TLV Guaranty" means that certain secured junior guaranty provided by Core-Mark Newco to the Holders of Allowed Non-TLV Reclamation Claims, the terms and conditions of which are outlined in the Revised Term Sheet.

      105. "Non-TLV Reclamation Claim" means a Claim the Holder of which (i) did not participate in the Trade Credit Program and (ii) asserts that all, or any portion, of such Claim is entitled to be granted priority and/or to be secured by a lien in accordance with 546(c)(2) of the Bankruptcy Code.

      106. "Objection Deadline" means that date which is one year after the Effective Date or such later date as the Court may allow upon request by the Reorganized Debtors, the PCT Representative or the RCT Representative, as applicable, by which the Debtors, the PCT Representative, the RCT Representative or any party in interest has to file an objection to any Claim not previously allowed.

      107.  "OCRC" means the Official Committee of Reclamation Creditors.

      108. "Old Notes" means the 5 1/4% Convertible Senior Subordinated Notes, the 9 1/4% Senior Notes, the 9 7/8% Senior Subordinated Notes, the 10 1/8% Senior Notes and the 10 5/8% Senior Subordinated Notes.

      109. "Old Notes Trustees" means Manufacturers and Traders Trust Company, Bank One, N.A, The Bank of New York, Bankers Trust Company and any of their predecessors or successors in interest.

      110. "Old Republic Letters of Credit" means the letters of credit obtained by the Debtors, for the benefit of Old Republic Insurance Company, to secured any obligations owed by the Debtors to Old Republic Insurance Company pursuant to the Old Republic Program agreement and the Old Republic Policies that were issued thereunder.

      111. "Old Republic Policies" means the insurance policies issued to the Debtors by Old Republic Insurance Company pursuant to the Old Republic Program Agreement, as amended.

      112. "Old Republic Program Agreement" means the agreement, as amended, between the Debtors and Old Republic Insurance Company, dated July 1, 2002, pursuant to which Old Republic issued insurance policies that provided insurance coverage to the Debtors from July 1, 2002 through January 1, 2005.

      113. "Old Senior Notes" means the 9 1/4% Senior Notes and the 10 1/8% Senior Notes.

      114. "Old Senior Subordinated Notes" means the 5 1/4% Convertible Senior Subordinated Notes, the 9 7/8% Senior Subordinated Notes and the 10 5/8% Senior Subordinated Notes.

      115. "Old Stock" means all of the issued and outstanding shares of Fleming common stock, $.01 par value per share.

      116. "Other Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

      117. "Other Secured Claims" means secured claims not in Classes 1(B), 2, 3(B) or 3(C).

      118. "Other Securities Claims and Interests" means (a) any Equity Interest (other than Old Stock), including, but not limited to, any warrants, options, conversion privileges or contract rights to purchase or acquire any equity securities of Fleming at any time, and (b) any Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law, equity or otherwise arising from the purchase or sale of a security of Fleming or the rescission of a purchase or sale of a security of Fleming (including the Old Notes and Old Stock) or the purchase or sale of a security of any affiliate of Fleming or the rescission of a purchase or sale of a security of any affiliate of Fleming, for damages arising from the purchase, sale or holding of such securities or the exercise of an option, warrant, conversion privilege or contractual right to such purchase or sale, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

      119. "Over-Deductible Amount" means that portion of an Insured Claim that exceeds the Deductible Amount.

      120. "PACA/PASA Claims" means Claims asserted pursuant to the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a et seq., the Packers and Stockyard Act, 7 U.S.C. Section 181 et seq., or state statutes of similar import.

      121. "PCT Advisory Board" means that board created to advise the PCT, as outlined in section V.G.2 herein.

      122. "PCT Agreement" means that agreement, a draft of which is attached to the Disclosure Statement as Exhibit 9, that shall be entered into by the Debtors, the Committee and the PCT Representative on or before the Effective Date, and which shall govern the PCT.

      123.  "PCT Representative" means the trustee under the PCT Agreement.

      124. "PCT" means that trust that shall be created pursuant to the Plan and the PCT Agreement for the purposes of carrying out certain provisions of the Plan.

      125. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

      126. "Petition Date" means April 1, 2003, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

      127. "Plan" means this Chapter 11 Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

      128. "Post-Petition Lenders" means the lenders under the DIP Credit Facility or any lender participating in the refinancing of the DIP Credit Facility, including but not limited to a refinancing lender which takes an assignment of the DIP Credit Facility or the Claims of the Post-Petition Lenders thereunder.

      129.  "Preference Actions" means those avoidance actions provided for in section 547 of the Bankruptcy Code.

      130. "Pre-Petition Agent" means each agent under, and as defined in, the Pre-Petition Credit Agreement, including, each Joint Book Manager and each Joint Lead Arranger, in each case under, and as defined in, the Pre-Petition Credit Agreement.

      131. "Pre-Petition Credit Agreement" means the Credit Agreement dated June 18, 2002, as amended, among the Debtors and the lenders party thereto providing for secured credit borrowing term loans and letters of credit in an aggregate amount of $755,000,000 or any refinancing thereof, including but not limited to a refinancing whereby the refinancing lender takes an assignment of the Pre-Petition Credit Agreement or the Claims of the Pre-Petition Lenders thereunder.

      132. "Pre-Petition Lenders" means the lenders pursuant to the Pre-Petition Credit Agreement or any lender to a refinancing of the Pre-Petition Credit Agreement, including, but not limited to, a lender which takes an assignment of the Pre-Petition Credit Agreement or the Claims of the Pre-Petition Lenders thereunder.

      133. "Pre-Petition Lenders' Secured Claims" means the Claims arising under the Pre-Petition Credit Agreement.

      134. "Pre-Petition Non-TLV Reclamation Claim Reduction" means $13 million.

      135. "Priority Tax Claim" means a Claim of a governmental unit (including any Canadian taxing authority) of the kind specified in section 507(a)(8) of the Bankruptcy Code, including Claims of a governmental unit for which a surety bond may be posted, but excluding Property Tax Claims.

      136. "Professional," or, collectively, "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 or 363 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 or 363 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

      137. "Professional Fee Escrow Account" means the account established by the Reorganized Debtors on the Effective Date, solely for the purpose of paying all accrued and anticipated Professional Fees through the Effective Date.

      138. "Professional Fees" means all fees and expenses (including, but not limited to, success fees, if any) for services rendered by all Professionals in the Chapter 11 Cases through the Effective Date that the Bankruptcy Court has not denied by Final Order, regardless of whether a fee application has been filed for such fees.

      139. "Property Tax Claims" means a claim of a governmental unit for taxes owing with respect to real or personal property owned by the Debtors, including ad valorem taxes, which claim may be but is not necessarily secured by the real or personal property on which the tax is owing.

      140.  "PMSI" means a purchase money security interest as defined in
Section 9-312 of the Uniform Commercial Code.

      141. "Ratable Proportion" means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the Class.

      142. "RCT" means that trust that shall be created pursuant to the Plan and the RCT Agreement for the purposes of carrying out certain provisions of the Plan.

      143. "RCT Agreement" means that agreement, a draft of which is attached to the Disclosure Statement as Exhibit 12, that shall be entered into by the Debtors, the OCRC and the RCT Representative on or before the Effective Date and which shall govern the RCT.

      144. "RCT Representative" means the representative selected to administer the RCT.

      145. "Reclamation Assets" means deductions, over-wires, preference claims, Causes of Action and other rights of the Debtors as against the Holders of Reclamation Claims, other than the post-petition deductions and post-petition overwires with respect to the Fleming Convenience business which shall be transferred to Core-Mark Newco.

      146. "Reclamation Claims" means TLV Reclamation Claims and Non-TLV Reclamation Claims.

      147. "Reclamation Creditor" means any Claim Holder that asserts that all, or any portion, of its Claim is entitled to be granted priority and/or to be secured by a lien in accordance with 546(c)(2) of the Bankruptcy Code.

      148. "Reclamation Liabilities" means any and all claims asserted against the Debtors by the Reclamation Creditors, including Administrative Claims (other than Administrative Claims of Fleming Convenience), Priority Claims, TLV Reclamation Claims and Non-TLV Reclamation Claims, but not including any General Unsecured Claims held by Reclamation Creditors.

      149.  "Record Date" means [_______], 2004.

      150. "Releasees" means each of the Debtors, the Reorganized Debtors, Core-Mark Newco, each of the Pre-Petition Lenders, the Agents, the Pre-Petition Agents, the Old Notes Trustees, the Post-Petition Lenders, the Tranche B Lenders, the Committee, the OCRC, each member of the Committee and the OCRC, the PCT, the PCT Representative, the PCT Advisory Board, the RCT, the RCT Representative and the RCT Advisory Board, and the affiliates, agents and professionals of each of the foregoing, including, without limitation, professionals acting as officers of the Debtors, each in their capacity as such; provided however that Excluded Releasees shall not be Releasees.

      151. "Remaining Pension Plans" means, collectively, the Pension Plan of S.M. Flickinger Co., Inc., the Godfrey Company subsidiaries Pension Plan, the ABComarkets, Inc. Retirement Plan for Arizona Warehouse and Distribution Employees and Core-Mark International, Inc. Non-Bargaining Employees Pension Plan.

      152. "Reorganized Debtors" means collectively Core-Mark Newco, and Core-Mark International, Inc., Core-Mark Mid-Continent, Inc., General Acceptance Inc., C/M Products, Inc., ASI Office Automation, Inc., E.A. Morris Distributors, Inc., Head Distributing Company, Marquise Ventures Company, Inc. and Minter-Weisman Co. or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

      153. "Restated By-laws" means the restated by-laws of the Reorganized Debtors, if necessary, the form of which shall be Filed 20 days prior to the Confirmation Hearing.

      154. "Restated Certificate of Incorporation" means those certain Restated Certificates of Incorporation of the Reorganized Debtors which, pursuant hereto, are to be filed with the Secretary of State of the State of Delaware, the form of which shall be filed 20 days prior to the Confirmation Hearing.

      155. "Revised Term Sheet" means the Revised Term Sheet to Resolve Objections to the Debtors' Chapter 11 Plan and for Treatment of Reclamation Claims entered into on May 3, 2004 and attached as Exhibit 13 to the Disclosure Statement.

      156. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they have been and may be amended and supplemented from time to time.

      157.  "Second Administrative Bar Date" means that date that is forty-five
(45) days after the Effective Date.

      158. "Second Substantial Contribution Claims Bar Date" means the date 45 days after the Effective Date, which shall be the last date by which (i) a professional not retained by the Debtors, the Committee or the OCRC under section 327 or 363 of the Bankruptcy Code may file a Claim for fees incurred on or before June 1, 2004, alleged to be beneficial or necessary towards completing of the Chapter 11 Cases as outlined in section 330 of the Bankruptcy Code and/or
(ii) any other party may file a Claim for fees incurred on or before June 1, 2004 alleged to be for a substantial contribution under section 503(b) of the Bankruptcy Code.

      159. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

      160. "Senior Note Claims" means those Claims derived from or based upon the Old Senior Notes.

      161. "Senior Notes Indentures" means the 9 1/4% Senior Notes Indenture and the 10 1/8 Senior Notes Indenture.

      162.  "Senior Notes Indenture Trustee" means The Bank of New York.

      163. "Senior Subordinated Note Claims" means those Claims derived from or based upon 5 1/4% Convertible Senior Subordinated Notes, the 9 7/8 % Senior Subordinated Notes and the 10 5/8 % Senior Subordinated Notes.

      164. "TLV Guaranty" means that certain secured guaranty provided by Core-Mark Newco to the Holders of Allowed TLV Reclamation Claims, the terms and conditions of which are outlined in the Revised Term Sheet.

      165. "TLV Reclamation Claim" means a Claim the Holder of which (i) participated in the Trade Credit Program as outlined in the Final DIP order and
(ii) asserts that all, or any portion, of such Claim is entitled to be granted priority and/or to be secured by a lien in accordance with 546(c)(2) of the Bankruptcy Code.

      166. "Trade Credit Program" means that program established under the Final DIP Order providing a junior lien to Approved Trade Creditors and Holders of TLV Reclamation Claims who made post-petition credit available to the Debtors.

      167. "Tranche B Lenders" means those lenders who are participants in the Tranche B Loan.

      168. "Tranche B Loan" means the loan of up to $70,000,000 of term credit extensions to be made by the Tranche B Lenders to Core-Mark Newco on the Effective Date on substantially the terms set forth on Exhibit 8 to the Disclosure Statement.

      169. "Unclassified Claims" means those Administrative and Priority Claims described in Article II herein.

      170. "Under-Deductible Insured Claims" means a Claim under the Casualty Insurance Program, where the sum of the amount of the Insured Claim plus the Debtors' expenses on account of such Claim, equals or is less than the applicable per-occurrence deductible amount payable by the applicable Debtor(s) under the relevant insurance policies.

      171.  "Unimpaired Claims" means Claims in an Unimpaired Class.

      172.  "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

      173. "Unsecured Claim" means any Claim against any Debtor that is not a Secured Claim, Administrative Claim, DIP Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim or a Class 3B or Class 5 Claim consistent with the Revised Term Sheet.

      174. "Vendor Deductions" means the amounts owed by vendors to the Debtors, relating to the provision of pre-petition and post-petition goods and services that remain unpaid as of the Effective Date.

      175. "Voting Class" means any class of Claims entitled to vote on the Plan.

      176. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

      177. "Voting Instructions" mean the instructions for voting on the Plan contained in section III of the Disclosure Statement entitled "Voting and Confirmation of the Plan" and in the Ballots and the Master Ballots.

      178. "Wholesale Distribution Business" means that business segment of the Debtors sold under section 363 of the Bankruptcy Code pursuant to the Bankruptcy Court's Order dated August 15, 2003.

      179. "Workers' Compensation Program" means the workers' compensation insurance maintained by the Debtors to insure against injuries to their employees that were incurred while certain employees were performing in their respective employment positions with the Debtors.

                                   ARTICLE II

                               UNCLASSIFIED CLAIMS

A.    Administrative Claims

      Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim, including Holders of Allowed Approved Trade Creditor Lien Claims, but excluding claims for Professional Fees, will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon as practicable thereafter, or (ii) if such Administrative Claim is Allowed after the Effective Date, as soon as practicable after the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and the applicable Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims including Allowed Approved Trade Creditor Lien Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors or Reorganized Debtors pursuant hereto will be assumed on the Effective Date and paid or performed by the applicable Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

      Except as provided herein, Holders of Administrative Claims that arose on or before October 31, 2003 to which the First Administrative Bar Date did not apply and Holders of Administrative Claims that arose after October 31, 2003 that have not been paid as of the Effective Date, must file an Administrative Claim by the Second Administrative Bar Date. If an Administrative Claim is not timely filed by the First Administrative Bar Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property(2).

----------------------------
(2) Those professionals not retained by the Debtors, the Committee or the OCRC under section 327 or 363 of the Bankruptcy Code filing a Claim for fees alleged to be necessary or beneficial towards completion of the Chapter 11 Cases as outlined in section 330 of the Bankruptcy Code, or any other party making a Claim for fees

The foregoing requirements to file Administrative Claims by the relevant bar date shall not apply to the (i) Administrative Claims of Professionals retained pursuant to sections 327, 328, and 363 of the Bankruptcy Code; (ii) expenses of members of the Official Committee of Unsecured Creditors and the OCRC; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) Intercompany Claims between Debtors and their affiliates; and (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The Debtors, the PCT Representative and the RCT Representative, as applicable, reserve the right to seek an extension of such time to object.

      All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date. Any liability for Professional Fees above the amount in the Professional Fee Escrow Account which are awarded to a professional not retained by the Debtors, the Committee, or the OCRC under section 327 or 363 of the Bankruptcy Code for fees alleged to be necessary or beneficial toward completion of this case as outlined in section 330 of the Bankruptcy Code or otherwise to any other party for allegedly making a substantial contribution under section 503(b) of the Bankruptcy Code, shall be a liability of the PCT and shall be paid by the PCT as an Administrative Claim.(3)

      Except as otherwise provided by Court order for a specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 or 363 of the Bankruptcy Code for services rendered prior to the Confirmation Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objection to the Claims of Professionals shall be filed on or before thirty (30) days after the date of the filing of the application for final compensation.

      Allowed Administrative Claims, which shall be paid in full under the Plan, are currently estimated to be in the range of $96 to $125 million as of the Effective Date.(4)

B.    Priority Tax Claims

      In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim that is due and payable on or prior to the Effective Date: (i) if payment of the Allowed Priority Tax Claim is not secured or guaranteed by a surety bond or other similar undertaking, commencing on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety

----------------
for allegedly making a substantial contribution under section 503(b) of the Bankruptcy Code are bound by the First and Second Substantial Contribution Claims Bar Dates.

(3) The Professional Fee Escrow Account shall be held and administered by Core-Mark Newco and any excess amount remaining in the Professional Fee Escrow Account after all Professional Fee Claims have been paid shall be retained by Core-Mark Newco.

(4) This estimate does not include accounts payable and accrued liabilities incurred in the ordinary course of business and carried through the Effective Date by Core-Mark Newco.

(90) day United States Treasuries on the Effective Date(5), in equal quarterly deferred Cash payments over a period not to exceed six years after the date of assessment of the tax on which such Claim is based, commencing on, or as soon as practicable after, the Effective Date unless the Debtor and Holder mutually agree to a different treatment or as otherwise ordered by the Court; (ii) if payment of the Allowed Priority Tax Claim is secured or guaranteed by a surety bond or other similar undertaking, the Holder of the Allowed Priority Tax Claim shall be required to seek payment of its Claim from the surety in the first instance and only after exhausting all right to payment from its surety bond or other similar undertaking shall the Holder be permitted to seek payment from the Debtors under this Plan as a holder of an Allowed Priority Tax Claim and the remainder owing on an Allowed Claim after deducting all payments received from the surety, shall be treated as outlined in clause (i) above.

      Allowed Priority Tax Claims, which shall be paid in full under the Plan, are currently estimated to be in the range of $11 to 13 million as of the Effective Date.

C.    DIP Claims

      On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed DIP Claim shall be paid in full in Cash in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed DIP Claim, unless such Holder consents to other treatment.

      Allowed DIP Claims, which are comprised of letters of credit outstanding and which shall be paid in full under the Plan, are currently estimated to be in the range of $25 to 30 million as of the Effective Date.

                                  ARTICLE III

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.    Summary

                                Class                          Status               Voting Rights
Class 1(A)       --  Other Priority Non-Tax Claims            Unimpaired     --  not entitled to vote

Class 1(B)       --  Property Tax Claims                      Impaired       --  entitled to vote

Class 2          --  Pre-Petition Lenders' Secured Claims     Unimpaired     --  not entitled to vote

Class 3(A)       --  Other Secured Claims that are not        Unimpaired     --  not entitled to vote
                     Class 1(B) Claims

Class 3(B)       --  TLV Reclamation Claims                   Impaired       --  entitled to vote

Class 3(C)       --  DSD Trust Claims                         Impaired       --  entitled to vote

Class 4          --  PACA/PASA Claims                         Unimpaired     --  not entitled to vote

Class 5          --  Non-TLV Reclamation Claims               Impaired       --  entitled to vote

Class 6          --  General Unsecured Claims                 Impaired       --  entitled to vote

Class 7          --  Convenience Claims                       Impaired       --  entitled to vote

Class 8          --  Equity Interests                         Impaired       --  not entitled to vote

------------------
(5) The financial projections attached as Exhibit 3 to the Disclosure Statement assume an interest rate of 5%.

                                Class                          Status               Voting Rights
Class 9          --  Intercompany Claims                      Impaired       --  not entitled to vote

Class 10         --  Other Securities Claims and Interests    Impaired       --  not entitled to vote

B.    Classification and Treatment

      1.    Class 1(A)--Other Priority Non-Tax Claims

            (a) Classification: Class 1(A) consists of all Allowed Other Priority Non-Tax Claims.

            (b) Treatment: In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Other Priority Non-Tax Claim that is due and payable on or prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim, unless the Holder consents to other treatment.

            (c) Voting: Class 1(A) is not impaired and the Holders of Class 1(A) Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1(A) are not entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Allowed Class 1(A) Claims are currently estimated to be in the range of $6 to 15 million as of the Effective Date.

      2.    Class 1(B)--Property Tax Claims

            (a) Classification: Class 1(B) consists of all Allowed Property Tax Claims.

            (b) Treatment: In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Property Tax Claim that is due and payable on or prior to the Effective Date, commencing on the Effective Date or as soon as practicable thereafter, the Holder of such Allowed Property Tax Claim shall be paid the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, in quarterly deferred Cash payments over a period not to exceed six years after the date of assessment of the tax on which such Claim is based, unless the Debtor and Holder mutually agree to a different treatment.

            (c) Voting: Class 1(B) is impaired and the Holders of Class 1(B) Claims are entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Allowed Class 1(B) Claims are currently estimated to be in the range of $5-6 million as of the Effective Date.

      3.    Class 2--Pre-Petition Lenders' Secured Claims

            (a) Classification: Class 2 consists of all Allowed Pre-Petition Lenders' Secured Claims.

            (b) Treatment: On the Effective Date, or as soon as practicable thereafter, unless such Holder consents to other treatment, each Holder of an Allowed Pre-Petition Lenders' Secured Claim shall be paid in full in Cash and shall either (i) assign its liens in the Debtors' assets to the lender under the Exit Financing Facility or (ii) assign its liens in the Debtors' assets to Core-Mark Newco, which liens as assigned shall have the same validity and priority as such liens held by the Holders of the Class 2 Claims. The Exit Financing Facility and the Tranche B Loan shall not be secured by the assets transferred to the PCT or the RCT.

      Any default with respect to any Class 2 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (c) Voting: Class 2 is not impaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Allowed Class 2 Claims which shall be paid in full under the Plan are currently estimated to be approximately $200-220 million as of the Effective Date.

      4.    Class 3(A)-- Other Secured Claims that are not Class 1(B) Claims

            (a) Classification: Class 3(A) consists of all Allowed Other Secured Claims that are not Class 1(B) Claims.

            (b) Treatment: On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Other Secured Claim that is not a Class 1(B) Claim (e.g. PMSI Holders, equipment financing lenders, etc.) shall receive one of the following treatments, at the Debtors' option, such that they shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code: (i) the payment of such Holder's Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the value of the Holder's interests in such property; or (iii) the surrender to the Holder of the property securing such Claim.

            (c) Voting: Class 3(A) is unimpaired and Holders of Class 3(A) Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3(A) are not entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Allowed Class 3(A) Claims are currently estimated to be in the range of $750,000 to $2 million as of the Effective Date.

      5.    Class 3(B)--TLV Reclamation Claims

            (a) Classification: Class 3(B) consists of all Allowed TLV Reclamation Claims.

            (b) Treatment: On the Effective Date, or as soon as practicable thereafter, the RCT, shall issue the Class 3B Preferred Interests in favor of the Holders of Allowed TLV Reclamation Claims in the estimated aggregate amount of such Allowed Claims under the terms and conditions outlined in the Revised Term Sheet (with the interests to be reissued as such Claims are Allowed by Final Order or settlement) and grant a first priority lien to such Holders on the RCT Assets entitling each Holder of an Allowed TLV Reclamation Claim to its Ratable Proportion of the RCT Assets up to the total amount of each Holders' Allowed TLV Reclamation Claim, in full satisfaction, settlement, release and discharge of each Allowed TLV Reclamation Claim against the RCT Assets. Reconciliation of Class 3(B) Claims shall be done in accordance with section III.C. herein. The Class 3B Preferred Interests shall earn interest which shall begin to accrue 60 days after the Effective Date at the Wall Street Journal listed prime rate.

            As additional security for the Class 3B Preferred Interests, Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

            (c) Voting: Class 3(B) is impaired and Holders of Class 3(B) Claims are entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Assuming the treatment outlined in the Revised Term Sheet and herein is approved by the Court, Allowed Class 3(B) Claims are currently estimated to be in the range of $43-$60 million as of the effective date prior to giving effect to any of the deductions asserted by the Debtors as of the Effective Date which shall be transferred to the RCT and will be paid in full under the Plan by the RCT or Core-Mark Newco as outlined in the Disclosure Statement and the Revised Term Sheet filed therewith.

      6.    Class 3 (C)--DSD Trust Claims

            (a) Classification: Class 3(C) consists of all Allowed DSD Trust Claims.

            (b) Treatment: Each Holder of an Allowed DSD Trust Claim shall be paid in full satisfaction, settlement, release and discharge of each Allowed DSD Trust Claim in Cash their Ratable Proportion of the DSD Settlement Fund as outlined in the DSD Settlement Agreement.

            (c) Voting: Class 3(C) is impaired and Holders of Claims in Class 3(C) are entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: The DSD Settlement Fund pursuant to the DSD Settlement Agreement shall be in the amount of $17.5 million.

      7.    Class 4--PACA/PASA Claims

            (a)   Classification: Class 4 consists of all Allowed PACA/PASA
      Claims.

            (b) Treatment: In full satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed PACA/PASA Claim that is due and payable on or prior to the Effective Date, on the Effective Date or as soon as practicable thereafter, the Holder of such Claim shall be paid the principal amount of such Claim, unless the Holder consents to other treatment.

            (c) Voting: Class 4 is unimpaired and Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Allowed Class 4 Claims which shall be paid in full under the Plan are currently estimated to be in the range of $8-$14 million as of the Effective Date.

      8.    Class 5--Non-TLV Reclamation Claims

            (a)   Classification: Class 5 consists of Non-TLV Reclamation
      Claims.

            (b) Treatment: On the Effective Date, or as soon as practicable thereafter, the RCT, shall issue the Class 5 Preferred Interests in favor of the Holders of Allowed Non-TLV Reclamation Claims in the estimated aggregate amounts of their Allowed Claims under the terms and conditions outlined in the Revised Term Sheet (with the interests to be reissued as such Claims are Allowed by Final Order or settlement) and grant a second priority lien on the RCT Assets entitling each Holder to its Ratable Proportion of the RCT Assets after (i) all Class 3(B) Claims are paid in full; and (ii) Core-Mark Newco is reimbursed for any payment under the TLV Guaranty. Reconciliation of Class 5 Claims shall be done in accordance with section III.C herein.

            As additional security for the Class 5 Preferred Interests Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

            (c) Voting: Class 5 is impaired and Holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Assuming the treatment outlined in the Revised Term Sheet and herein is approved by the Court, Allowed Class 5 Claims are currently estimated to be in the range of $62-$90 million as of the Effective Date prior to giving effect to any of the deductions asserted by the Debtors. Holders of Class 5 claims will be paid a Ratable Proportion of their Allowed Non-TLV Reclamation Claim, up to the full amount of their Allowed Net Non-TLV Reclamation Claim by the RCT or Core-Mark Newco as outlined in the Disclosure Statement and the Revised Term Sheet. Further, in the event the RCT has proceeds for distribution after satisfaction of all Allowed TLV Reclamation Claims and Net Non-TLV Reclamation Claims and repayment to Core-Mark Newco of advances under the TLV or Non-TLV Guarantees, the Holders of Allowed Class 5 Claims shall be entitled to be paid their pro rata share of the remaining RCT Assets up to the full amount of their Allowed Non-TLV Reclamation Claim.

      9.    Class 6--General Unsecured Claims other than Convenience Claims

            (a) Classification: Class 6 consists of all Allowed General Unsecured Claims other than Convenience Claims.

            (b) Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim other than Convenience Claims shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim other than Convenience Claims, at the Debtors' option, in one or a combination of the following manners: (i) issuance of a Ratable Proportion of New Common Stock subject to dilution from the issuance of warrants to the Tranche B Lenders and through the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of Holders in Classes 1 through 5 have been satisfied in full.

            (c) As additional consideration, each Holder of an Allowed General Unsecured Claim shall be entitled to a Ratable Proportion of excess proceeds, if any, available from the PCT after payment by the PCT of all Claims and obligations required to be made by the PCT under the Plan or the PCT Agreement. Pursuant to the Revised Term Sheet, the RCT shall pay any excess proceeds, if available, after payment of all Claims and obligations of the RCT, to the PCT.

            (d) Voting: Class 6 is impaired and Holders of Claims in Class 6 are entitled to vote to accept or reject the Plan.

            (e) Claims Estimate: Allowed Class 6 Claims are currently estimated to be in the range of $2.6-$3.2 billion as of the Effective Date. Based on this estimated range of Allowed Claims and the estimated value of New Common Stock, the Holders of Class 6 Claims shall be receiving stock on the Effective Date in Core-Mark Newco with a value equal to approximately 4% to 7% of the Allowed Amount of each such Holders' Claim(6).

      10.   Class 7 - Convenience Claims

            (a) Classification: Class 7 consists of all General Unsecured Claims, other than the Claims of Holders of Old Notes, of $5,000 or less held by a single Holder. Holders of Old Notes and General Unsecured Claims in excess of $5,000 may not opt into Class 7.

            (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Claim shall receive, in full and final satisfaction of such Claim, a Cash distribution equal to 10% of the amount of its Class 7 Claim, provided however, the aggregate amount of such Allowed Class 7 Claims shall not exceed $10,000,000. If the aggregate amount of the Allowed Class 7 Claims exceeds $10,000,000, each Holder of an Allowed Class 7 Claim shall receive its Ratable Proportion of $1,000,000.

            (c) Voting: Class 7 is impaired, and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

            (d) Claims Estimate: Allowed Class 7 Claims are currently estimated to be in the range of $5-$10 million as of the Effective Date.

      11.   Class 8 - Equity Interests

            (a)   Classification: Class 8 consists of all Equity Interests.

---------------------------------
(6) Holders of Senior Notes shall receive a higher recovery due to their contractual seniority to the Holders of Senior Subordinated Notes. Holders of Senior Notes shall receive stock in Core-Mark Newco with a value equal to approximately 11.5% of the Allowed amount of such Holder's Claim.

            (b) Treatment: Receives no distribution and are canceled as of the Effective Date.

            (c) Voting: Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Equity Interests nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

      12.   Class 9 - Intercompany Claims

            (a)   Classification: Class 9 consists of all Intercompany Claims.

            (b) Treatment: Receives no distribution and are canceled as of the Effective Date.

            (c) Voting: Class 9 is impaired, but because no distributions will be made to Holders of Class 9 Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

      13.   Class 10 - Other Securities Claims and Interests

            (a) Classification: Class 10 consists of all Other Securities Claims and Interests of whatever kind or nature.

            (b) Treatment: Receives no distribution and are cancelled and discharged as of the Effective Date.

            (c) Voting: Class 10 is impaired, but because no distributions will be made to Holders of Class 10 Claims, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 10 is not entitled to vote to accept or reject the Plan.

C.    Additional Provisions Governing Reclamation Claims

      The total amount of Allowed Reclamation Claims to be satisfied by the RCT shall be reconciled pursuant to the methodology described in Exhibit A attached to the Revised Term Sheet, but in any event shall not exceed $150 million prior to the application of any reduction including the Prepetition Non-TLV Reclamation Claim Reduction. In the event the Allowed Reclamation Claims exceed $150 million, the Allowed Non-TLV Reclamation Claims shall be reduced pro rata.

D.    Special Provision Governing Unimpaired Claims

      Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, such Unimpaired Claims.

                                  ARTICLE IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.    Voting Classes

      Each Holder of an Allowed Claim in Classes 1(B), 3(B), 3(C), 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

B.    Acceptance by Impaired Classes

      An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.    Presumed Acceptance of Plan

      Classes 1(A), 2, 3(A) and 4 are unimpaired under the Plan and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.    Presumed Rejection of Plan

      Classes 8, 9 and 10 are impaired and shall receive no distributions and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.    Non-Consensual Confirmation

      The Debtors and the Committee will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable based on the deemed rejection by Classes 8, 9 and 10 and if any Voting Class fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Debtors and the Committee reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with section XIV.D. hereof.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.    Substantive Consolidation

      This Plan is premised upon the limited substantive consolidation of the Debtors solely for purposes of actions associated with the Confirmation of this Plan and occurrence of the Effective Date, including, but not limited to, voting, confirmation and distribution. As a result of this limited substantive consolidation, a Holder of Claims against one or more of the Debtors arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more Debtors, including, without limitation, Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims. This Plan does not contemplate the merger or dissolution of any Debtor which is currently operating or which currently owns operating assets or the transfer or further commingling of any asset of any Debtor, except that the assets of Fleming and certain Filing Subsidiaries already being used by Fleming Convenience in its operations shall be formally vested in Core-Mark Newco, or one of the Reorganized Debtors and except to accomplish the distributions under this Plan. Such limited substantive consolidation shall not affect (other than for Plan voting, treatment, and/or distribution purposes) (i) the legal and corporate structures of the Reorganized Debtors or (ii) Equity Interests in the Filing Subsidiaries.

      This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described herein. Unless an objection to substantive consolidation is made in writing by any creditor affected by this Plan as herein provided on or before 10 days prior to the date that is fixed by the Bankruptcy Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

B.    Continued Corporate Existence and Vesting of Assets in the Reorganized
Debtors

      Each Reorganized Debtor shall continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation or partnership, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the

Effective Date all property of the Estate and any property acquired by the Reorganized Debtors under the Plan shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

C.    Cancellation of Old Notes, Old Stock and Other Equity Interests

      On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including, without limitation, the Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Old Notes Trustees, shall be discharged; provided that the indentures that govern the rights of the Holder of a Claim and that are administered by the Old Notes Trustees, an agent or servicer shall continue in effect solely for the purposes of (y) allowing the Old Notes Trustees, agent or servicer to make the distributions to be made on account of such Claims under the Plan and to perform such other necessary administrative functions with respect thereto and (z) permitting the Old Notes Trustees, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such Indenture or other agreement. Any reasonable compensation, fees, expenses or disbursements due to any of the Old Notes Trustees, agent or servicer pursuant to the Indentures and the Plan, including, without limitation, attorneys' and agents' fees, expenses and disbursements incurred by the Old Notes Trustees and their predecessors, shall be paid directly to the Old Note Trustees by the Debtors and shall not be deducted from any distributions to the Holders of Claims and Equity Interests.

D.    Issuance of New Securities; Execution of Related Documents

      On or as soon as practicable after the Effective Date, Core-Mark Newco shall issue all securities, notes, instruments, certificates and other documents of Core-Mark Newco required to be issued pursuant hereto, including, without limitation, the New Common Stock, which shall be distributed as provided herein. Core-Mark Newco shall execute and deliver such other agreements, documents and instruments, as is necessary to effectuate the Plan.

E.    Restructuring Transactions

      On or before the Effective Date, Fleming intends to (i) dissolve all other of its direct or indirectly wholly owned Debtor subsidiaries other than (a) Core-Mark International, Inc.; (b) Core-Mark Mid Continent, Inc.; (c) General Acceptance Corporation; (d) Core-Mark Interrelated Companies, Inc.; (e) CM Products, Inc.; (f) ASI Office Automation, Inc.; (g) E.A. Morris Distributors Limited; (h) Head Distributing Company; (i) Marquise Ventures Company, Inc.; and
(j) Minter-Weisman Co. and (ii) transfer the convenience store assets that are part of its Leitchfield, Kentucky Division to either Core-Mark International, Inc. or one of the Reorganized Debtors. The specific recipient of these assets will be determined prior to the Confirmation Date.

      On or before the Effective Date, Core-Mark Newco, a Delaware corporation, shall be formed by certain of the Debtors' creditors or a nominee on their behalf. Core-Mark Newco shall then form two wholly-owned subsidiaries, Core-Mark Holdings I and Core-Mark Holdings II, both Delaware corporations, and make a capital contribution of its stock to these entities. Core-Mark Holdings I and Core-Mark Holdings II shall form another subsidiary, Core-Mark Holdings III, owned equally by Core-Mark Holdings I and Core-Mark Holdings II, and shall make a capital contribution of the stock of Core-Mark Newco to Core-Mark Holdings
III. On the Effective Date, Fleming will transfer the stock of the Reorganized Debtors to Core-Mark Holdings III and Fleming will receive, in exchange for such stock, stock of Core-Mark Newco. Fleming will then transfer to Core-Mark Holding III a portion of Core-Mark Newco's stock to satisfy Disputed Claims and Core-Mark Holdings III will hold such stock, not for its own account, but rather in trust in its role as fiduciary for the benefit of holders of Disputed Claims in Class 6. Fleming will distribute the Core-Mark Newco stock received from Core-Mark Holdings III, and not transferred to Core-Mark Holdings III pursuant to the preceding sentence, to its creditors in accordance with the Plan of Reorganization. Core-Mark Holdings III, as fiduciary for holders of Disputed Claims in Class 6, will transfer stock of Core-Mark Newco to holders of Class 6 General Unsecured Claims as such claims are resolved. Once these transactions have occurred, the creditors of Fleming, participants in the Management Incentive Plan and persons acquiring Core-Mark Newco equity as a result of the exercise of warrants will be the owners of Core-Mark Newco, which will act as the holding company for the convenience store business. Core-Mark Newco will then own 100% of each of Core-Mark Holdings I and Core-Mark Holdings II, and those two entities will each own 50% of stock of Core-Mark Holdings III. Core-Mark Holdings III will own the Reorganized Debtors.

      On or after the Effective Date, the Reorganized Debtors may continue to enter into such transactions and may continue to take such actions as may be necessary or appropriate to effect a further corporate restructuring of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized corporate structure of the Reorganized Debtors. While the Debtors are presently evaluating potential restructuring transactions, the contemplated transactions may include (i) dissolving various additional unnecessary subsidiary companies, including certain of the Reorganized Debtors, (ii) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iii) any other action reasonably necessary or appropriate in connection with the contemplated transactions. In each case in which the surviving, resulting or acquiring corporation in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor.

F.    Corporate Governance, Directors and Officers, and Corporate Action

      1.    Amended Certificate of Incorporation and By-laws

      After the Effective Date, the Reorganized Debtors, as applicable, may, if necessary, reincorporate in their respective states of incorporation and file their Restated Certificates of Incorporation with the Secretary of State in the state in which they are incorporated. After the Effective Date, the Reorganized Debtors may, if necessary, amend and restate their Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

      2.    Directors and Officers of the Reorganized Debtors

      Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of the Debtors immediately prior to the Effective Date will be the officers of the Reorganized Debtors. The principal officers of Core-Mark Newco are presently anticipated to be the following: J. Michael Walsh, President and Chief Executive Officer; Henry Hautau, Vice President, Employee and Corporate Services and Assistant Secretary; Stacy Loretz-Congdon, Treasurer and Assistant Secretary; Gregory P. Antholzner, Controller and Assistant Secretary; Basil P. Prokop, President, Canada Division; Tom Barry, Vice President, National Accounts; Gerald Bolduc, Vice President, Information Technology and Chief Information Officer; David W. Dresser, Vice President, Merchandising; Thomas Small, Vice President, Operations; Chris Walsh, Vice President, Marketing; Tom Perkins, Vice President, U.S. Divisions; Scott McPherson, Vice President, U.S. Divisions; and Cyril Wan, Assistant Secretary.

      Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Core-Mark Newco and each Reorganized Debtor. The initial board of directors of Core-Mark Newco is presently contemplated to consist of five members, the Chief Executive Officer of Core-Mark Newco, two representatives selected by the Committee and two independent directors to be mutually agreed upon by the Debtors and the Committee. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of such Reorganized Debtor's certificate of incorporation and other constituent documents.

      3.    Corporate Action

      After the Effective Date, the adoption and filing, if necessary, of any of the Reorganized Debtors' Restated Certificates of Incorporation, the approval of their Restated By-laws, the appointment of directors and officers for Core-Mark Newco, the adoption of the Management Incentive Plan, and all other actions contemplated hereby with respect to each of the Reorganized Debtors shall be authorized and approved in all respects (subject to the provisions hereof). All matters provided for herein involving the corporate structure of any Debtor or any Reorganized Debtor, and any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor. On the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors of each Reorganized Debtor are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor.

G.    PCT

      1.    Formation/Purpose

      On the Effective Date or as soon as practicable thereafter, the Debtors and the Committee will form the PCT to administer certain post-confirmation responsibilities under the Plan, including, but not necessarily limited to, those responsibilities associated with the pursuit and collection of the Litigation Claims and Causes of Action other than those which are Reclamation Assets and the reconciliation and payment of Claims, other than Reclamation Claims (except that reconciliation of Class 6 Claims of Reclamation Creditors, but not the payment of such Claims, shall be the responsibility of the RCT).

      2.    Powers

      The powers, authority, responsibilities and duties of the PCT and the allocation of such powers, authority, responsibilities and duties between Core-Mark Newco and the PCT, shall be set forth and governed by the PCT Agreement to be mutually agreed upon by the Debtors and the Committee. A copy of the draft PCT Agreement is attached to the Disclosure Statement as Exhibit 9. The Debtors and the Committee shall also mutually agree upon appointment of the PCT Representative who shall have the power to administer the PCT and will be advised by the PCT Advisory Board as specified in the PCT Agreement. The PCT Advisory Board shall consist of four members plus the PCT Representative, two members designated by Core-Mark Newco, one member designated by the Committee other than trade members and the PBGC, who shall be an Old Note Holder that holds in excess of 3.5% or greater of the total outstanding equity securities of Core-Mark Newco received as a result of the distribution of such equity to Holders of Class 6 Claims under the Plan and one member to be designated mutually by the trade members of the Committee and the OCRC, which member shall be a Holder of a Class 6 Claim, other than with respect to the Old Notes, against which there is not pending (or against which the Debtors or the PCT do not reasonably contemplate bringing) a Cause of Action other than a Cause of Action which is a Reclamation Asset.

      Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and any affiliations of any Person proposed to serve on the initial PCT Advisory Board as well as the identity and affiliations of the PCT Representative. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.

      3.    Assets of the PCT

      On the Effective Date or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer, assign and deliver to the PCT, the PCT Assets (the "PCT Assets") as outlined in the PCT Agreement. The PCT Assets do not include any RCT Assets. Subject to the preceding exclusion of all RCT Assets, the PCT Assets shall consist of all of the following assets of the Debtors:

            (a) cash balances sufficient to pay the estimated Administrative Claims that are the responsibility of the PCT;

            (b) non-reclamation trade accounts receivable including credits for post-petition deductions, other than the pre-petition and post petition trade accounts receivable and post-petition deductions of the continuing Fleming Convenience business;

            (c) royalty payments owing to the Debtors related to the sale of the Fleming wholesale operations;

            (d) Litigation Claims which consist primarily of vendor-related receivables, primarily for uncollected promotional allowances (e.g. rebates, discounts, price reductions), unreimbursed funds related to military receivables and funds wired in advance for inventory for which invoices were not processed and inventory not shipped, but not including vendor deductions incurred in the ordinary course of business of the Fleming Convenience business which shall remain with Core-Mark Newco;

            (e) Avoidance Actions, especially preference actions as outlined in section 547 of the Bankruptcy Code;

            (f)   restricted cash, including the PACA account and the FSA
      Reserves;

            (g) any and all other Claims and Causes of Action of the Debtors, including but not limited to those outlined in section VI hereof, Exhibit A hereto and section VII of the Disclosure Statement, other than Causes of Action related to the fire loss at the Denver warehouse occurring in December, 2002 which shall be transferred to Core-Mark Newco, and other than claims and Causes of Action waived, exculpated or released in accordance with the provisions of the Plan;

            (h) any assets of the RCT referred or assigned to the PCT whether vendor deductions, preference claims or otherwise (on terms that have been mutually agreed upon by the RCT and the PCT);

            (i) any cash proceeds of settlements for customer accounts receivables, vendor deductions, over-wires and preferences (exclusive of those related to either Fleming Convenience or the Reclamation Assets) in excess of $9 million collected by the Debtors from April 1, 2004 to the Effective Date which are being held in an escrow account;

            (j)   $3.0 million in cash for administration of the PCT; and

            (k) all of the remaining assets of the Debtors, other than the assets of the Reorganized Debtors and the assets of Fleming Convenience which will have been transferred to Core-Mark Newco and the Reorganized Debtors.

      The PCT Assets do not include: (1) any of the Reclamation Assets; (2) any of the assets of the continuing Fleming Convenience businesses which are to be transferred to Core-Mark Newco and the Reorganized Debtors; (3) the stock of Core-Mark Newco and the stock of the Reorganized Debtors; and (4) the Professional Fee Escrow Account.

      The PCT Assets shall be held by the PCT for the beneficiaries of the PCT subject to the terms and conditions of the Plan and the PCT Agreement. The PCT shall administer the directors and officers insurance policies maintained pursuant to section XII.D. and all proceeds of such policies shall benefit the D&O Releasees and the prepetition directors and officers of the Debtors who are covered by the directors and officers insurance policies as well as the PCT to the extent the PCT or other Party has a valid Claim against a D&O Releasee or a prepetition director of officer of the Debtors who is covered by the director and officer insurance policies.

      4.    Liabilities of the PCT

      The liabilities transferred to the PCT shall include, but not necessarily be limited to, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, Other Secured Claims, PACA/PASA Claims, FSA liability, General Unsecured Claims (solely for purposes of resolution), Convenience Claims and certain Administrative Claims that have not been satisfied on the Effective Date of the Plan, other than the Administrative Claims of Fleming Convenience and Professional Fees incurred prior to the Effective Date which are paid by the funds in the Professional Fee Escrow Account.

      5.    Funding

      On the Effective Date, or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco will transfer to the PCT certain cash on hand and/or certain proceeds from the Exit Financing Facility and the Tranche B Loan necessary for the PCT to make the payments required on Allowed Claims pursuant to the Plan and the PCT Agreement. In addition, the PCT shall have available the proceeds from the prosecution of Causes of Action. Core-Mark Newco and the Reorganized Debtors shall retain the remainder of the cash and/or proceeds from the Exit Financing Facility and the Tranche B Loan to operate their businesses. The capital structure of Core-

Mark Newco, the Reorganized Debtors and the PCT on the Effective Date are outlined on Exhibit 3 to the Disclosure Statement.

      6.    Administrative Claims Guaranty

      As set forth in the estimates included on Exhibit 3 of the Disclosure Statement, the Debtors currently estimate that, on the Effective Date, administrative claims transferred to the PCT shall total $52 million, consisting of General accounts payable of $3 million, health and welfare benefits of $5 million, severance and stay program of $27 million and other administrative claims of $17 million. In the event that such administrative claims that are ultimately paid by the PCT after the Effective Date exceed the above referenced estimated amounts by $4 million, such amounts over the $4 million shall be reimbursed by Core-Mark Newco. In the event such administrative claims against the Debtors currently anticipated to be satisfied post-Effective Date through the PCT are, instead, settled through entry of an Order of the Bankruptcy Court approving such settlement pre-Effective Date at a level lower than currently budgeted in the PCT projections then, in such event, 50% of the net savings from any such Court approved settlement below current budgeted levels (after reasonable deduction for legal fees and other resolution costs) shall be paid to the RCT on the Effective Date (the "Administrative Claims Savings"). Once the aggregate distributions from the PCT to the RCT (inclusive of any Administrative Claims Savings paid to the RCT), have reached $10 million then, in such event, any additional distributions to the RCT shall effect a reduction of the maximum amount of the Non-TLV Guaranty by an amount equal to 50% of any such aggregate additional distributions. Notwithstanding the forgoing, the parties recognize that the Bankruptcy Court could ultimately determine that certain of the Administrative Claims which are subject to the Administrative Claim Guaranty may be reclassified by the Court as priority claims and correspondingly, certain priority claims may be reclassified as Administrative Claims. Irrespective of such reclassification by the Bankruptcy Court, for purposes of calculating the amount which may be owed, if any, on the Administrative Claim Guaranty, the classification assigned to those claims as outlined in Exhibit 3 of the Disclosure Statement shall govern.

      7.    PCT Beneficiaries

      The beneficiaries of the PCT, after satisfaction of all liabilities to be satisfied by the PCT as outlined in the Plan including Administrative Claims, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, PACA/PASA Claims, FSA liabilities, Convenience Claims and all PCT expenses, shall be (i) Core-Mark Newco, in the amount necessary to reimburse Core-Mark Newco for any payments made on the TLV Guaranty or Non-TLV Guaranty as outlined herein; (ii) the RCT, in the event all Reclamation Claims and interest thereon as applicable together with the Prepetition Non-TLV Reclamation Claim Reduction, have not been paid in full by the RCT,(7) (iii) Core-Mark Newco in the amount necessary to reimburse Core-Mark Newco for any payments made on the Administrative Claims Guaranty in the event the Reclamation Claims and the Prepetition Non-TLV Reclamation Claim Reduction have been paid in full by the RCT and (iv) thereafter the Class 6 General Unsecured Creditors, at which time the RCT will terminate with any remaining assets delivered to the PCT.

      8.    Good Faith

      Each of the PCT Representative and the PCT Advisory Board shall act in good faith in carrying out its duties and responsibilities and use its best efforts to liquidate and resolve Claims, disputes and maximize the value of the PCT's assets and minimize claims against the PCT.

H.    RCT

      1.    Formation/Purpose

      On the Plan Effective Date or as soon as practicable thereafter, the Debtors, the OCRC and the Committee will form the RCT to administer certain post-confirmation responsibilities under the Plan, including but not

-------------------------
(7) Holders of Class 5 Claims shall not be entitled to a double distribution on account of any Non-TLV Reclamation Claims Reduction related payments and the PCT shall establish its holdbacks or the RCT shall otherwise adjust its distributions accordingly.

necessarily limited to those responsibilities associated with the pursuit and collection of the Reclamation Assets and payment of Reclamation Claims.

      2.    Assets of the RCT

      On the Effective Date or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer, assign and deliver to the RCT the RCT Assets as outlined in the RCT Agreement or the Revised Term Sheet. The RCT Assets shall include assets of the Debtors (more specifically set forth in the Revised Term Sheet) as follows:

            (a) Reclamation deductions, over-wires, preference claims, Causes of Action and other rights of the Debtors as against the holders of Reclamation Claims, other than the post-petition deductions and post-petition over-wires with respect to Fleming Convenience which shall be transferred to Core-Mark Newco;

            (b)   $3.0 million in cash for administration of the RCT; and

            (c) Any cash proceeds which are collected by the Debtors from Reclamation Creditors for payment of preference liability, deduction liability and over-wire liability (except for post-petition vendor deductions and post-petition over-wire liability related to Fleming Convenience) from and after March 23, 2004 to the Effective Date which are being held in an escrow account.

      3.    Liabilities of the RCT

      The Reclamation Liabilities transferred to the RCT shall include any and all claims asserted against the Debtors by the Reclamation Creditors, including Administrative Claims (other than Administrative Claims of Fleming Convenience), Priority Claims, TLV Reclamation Claims and Non-TLV Reclamation Claims, but not including any General Unsecured Claims held by Reclamation Creditors.

      4.    Powers

      The Powers, authority, responsibilities and duties of the RCT and the allocation of such powers, authority, responsibilities and duties shall be set forth and governed by the Revised Term Sheet and set forth more fully in the RCT Agreement which shall be consistent with the Revised Term Sheet. A copy of the draft RCT Agreement is attached to the Disclosure Statement as Exhibit 12. The RCT shall be administered by the RCT Representative, to be selected by the OCRC.

      In order to facilitate the claims reconciliation process and asset liquidation, the PCT and the RCT shall enter into a transition services agreement whereby the PCT shall provide resources to the RCT related to effecting the Claims reconciliation process. Such resources shall include, but not be limited to, access to the professional staff and employees of the PCT, computer systems, data bases and other relevant information. The RCT shall reimburse the PCT for the direct costs (e.g., professional staff and employee expense) and allocation of the indirect costs (e.g., facilities, computers, data storage facilities) with an allocation methodology to be agreed upon. Notwithstanding the foregoing, the RCT shall have no obligation to reimburse the PCT for indirect costs for the first 3 months after the Effective Date, or for
(i) direct costs for the first six months after the Effective Date and (ii) indirect costs for months 4-6 after the Effective Date, up to an aggregate cap of $1 million. On the Effective Date, the Debtors and the Committee shall, at their option, either (i) have the Debtors provide an additional $1 million to the RCT for administrative expenses of the RCT or (ii) have the PCT provide the RCT with additional resources and services pursuant to the transition services agreement with a value of up to an additional $1 million. However, once the RCT has received aggregate distributions of $10 million from the PCT, inclusive of any amounts paid to the RCT with respect to the Administrative Claims Savings outlined in paragraph V.G.6. herein, the next $1 million in Cash otherwise to be distributed by the PCT to the RCT shall, instead, be paid to Core-Mark Newco.

      The RCT Representative shall be advised by an advisory board selected by the OCRC with representation by Holders of TLV Reclamation Claims (but only until TLV Reclamation Claims have been paid in full) and Holders of Non-TLV Reclamation Claims. The TLV Reclamation Creditors shall be the primary beneficiaries of the RCT and shall be entitled to be paid in full out of the first distributions to be made by the RCT before the Non-TLV Reclamation Creditors are entitled to any payment by the RCT.

      5.    Good Faith

      Each of the RCT Representative and the RCT Advisory Board shall act in good faith in carrying out its duties and responsibilities and use its reasonable best efforts to liquidate and resolve Claims, disputes and maximize the value of the RCT's assets and minimize claims against the RCT.

I.    Creation of Professional Fee Escrow Account

      On or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account.

                                  ARTICLE VI.

                       DEBTORS' RETAINED CAUSES OF ACTION

A.    Maintenance of Causes of Action

      Except as otherwise provided in the Plan, Core-Mark Newco, the Reorganized Debtors, the PCT, and the RCT, as applicable, shall retain all rights on behalf of the Debtors, Core-Mark Newco and the Reorganized Debtors to commence and pursue, as appropriate, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Chapter 11 Cases, any and all Causes of Action, whether such Causes of Action accrued before or after the Petition Date, including, but not limited to, the actions specified in section VI.B. herein as well as those Causes of Action listed on Exhibit A filed herewith.

      Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Core-Mark Newco and the Reorganized Debtors may hold against any Person shall vest in Core-Mark Newco, the PCT, or the RCT, as applicable and such vesting shall be consistent with the Revised Term Sheet. Core-Mark Newco, the PCT, or the RCT, as applicable, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and commence, pursue and settle the Causes of Action in accordance with the Plan, provided the PCT may commence, pursue and settle Causes of Action, as outlined more fully in the PCT Agreement and the RCT may commence, pursue and settle the Reclamation Causes of Action as outlined more fully in the RCT Agreement and the Revised Term Sheet. Core-Mark Newco, the PCT and the RCT, as applicable, shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court. Notwithstanding any of the preceding, the retention and vesting of Causes of Action shall conform to the specifications set forth in the Revised Term Sheet.

B.    Preservation of Causes of Action

      The Debtors are currently investigating whether to pursue potential Causes of Action against any Creditors, Entities, or other Persons, but not as against the Releasees. The investigation has not been completed to date, and under the Plan, Core-Mark Newco, the PCT, and the RCT, as applicable, retain the right on behalf of the Debtors and Reorganized Debtors to commence and pursue any and all Causes of Action. Potential Causes of Action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the Effective Date or by Core-Mark Newco, the PCT, or the RCT, as applicable, after the Effective Date include, without limitation, the following Causes of Action:

      - All actual or potential avoidance actions pursuant to any applicable section of the Bankruptcy Code including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of
            the Bankruptcy Code, arising from any transaction involving or concerning the Debtors, and among others, without limitation, those entities listed on Exhibit A-3 and A-7;

      - All actual or potential actions, whether legal, equitable or statutory in nature, for, or in any way involving, the collection of accounts receivable or general ledger items that are due and owing to Fleming or its subsidiaries, including without limitation trade receivables, rent and other lease and sublease charges, franchise and/or license fees, payments due under equipment leases and licenses, other miscellaneous charges, and principal and interest on promissory notes by any Person or Entity

            (collectively, the "Accounts Receivable"), including, but not limited to, the Accounts Receivable owed by those customers listed on Exhibit A-1 and A-2 hereto;

      - All actual actions or potential actions, whether legal, equitable or statutory in nature, against customers, including, but not limited to, those customers listed in Exhibit A-1 and A-2, for Accounts Receivable, improper setoff, overpayment, claims under the facility standby agreement, or any other claim arising out of the customer relationship;

      - All actual actions or potential actions, whether legal, equitable or statutory in nature, against vendors, including, but not limited to, those vendors listed on Exhibit A-4 hereto, for overpayment, improper setoff, warranty, indemnity, retention of double payments, retention of mis-directed wires, deductions owing or improper deductions taken, claims for damages arising out of a military distribution relationship, claims for overpayment of drop-ship-delivery amounts, or any other claim arising out of the vendor relationship;

      - All actual actions or potential actions against vendors for violation of the Trade Credit Program or the Trade Credit Program Letter Agreement as set forth in the Final Order Authorizing (I) Post- Petition Financing Pursuant To 11 U.S.C. Section 364 And Bankruptcy Rule 4001(c); (II) Use Of Cash Collateral Pursuant To 11 U.S.C.Section 363 And Bankruptcy Rules 4001(b) And (d); (III) Grant Of Adequate Protection Pursuant To 11 U.S.C.Sections 361 And 363; And (IV) Approving Secured Inventory Trade Credit Program And Granting Of Subordinate Liens, Pursuant To 11 U.S.C.Sections 105 And 364(c)(3) And Rule 4001(c) entered on May 7, 2003 and the Order Granting Motion for Order Authorizing the Payment of Critical Trade Vendors in Exchange for Continuing Relationship Pursuant to Customary Trade Terms, entered on May 6, 2003. The Debtors are still investigating which vendors they have actions against. A list of the vendors participating in the Critical Trade Lien Program is attached hereto as Exhibit A-7;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against Persons or Entities including vendors with respect to prepetition violations of applicable federal or state securities laws;

      - All actual or potential breach of contract actions against any customers, vendors or Entities who improperly exited the Debtors' system or who violated the automatic stay after the Petition Date, including, but not limited to, those customers or vendors listed on Exhibit A-1, A-2, and A-3;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, actions for unpaid rent, overcharges relating to taxes, common area maintenance and other similar charges, including, but not limited to, those claims identified on Exhibit A-10. In addition, two landlords, Massilon Food Company LLC and Tulsa Food Company, LLC, drew down on standby letters of credit under their respective leases shortly after the Debtors filed for bankruptcy. The Debtors are investigating whether these draw-downs were proper and reserve all rights to bring actions against these landlords;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against the Debtors' current or former insurance carriers to recover unpaid reimbursements and claims, overpayment of premiums and fees, claims for breach of contract, indemnity obligations or coverage or similar Causes of Action, including, but not limited to, those insurers listed on Exhibit A-12;

      - All actual or potential Causes of Actions, whether legal, equitable or statutory in nature, against purchasers of assets from the Debtors relating to breach of the purchase agreement or unpaid compensation thereunder, including, but not limited to, those purchasers listed on Exhibit A-9;

      - Any and all rights to payment against any taxing authority listed on Exhibit A-11 for any tax refunds, credits, overpayments or offsets that may be due and owing to the Debtors for taxes that the Debtors may have paid to any such taxing authority;

      - All actions or potential actions, whether legal, equitable or statutory in nature, relating to deposits or other amounts owed by any creditor, lessor utility, supplier, vendor, landlord, sub-lessee, assignee or other Person or Entity;

      - All actions or potential actions, whether legal, equitable or statutory in nature, relating to environmental and product liability matters;

      - All actions or potential actions, whether legal, equitable or statutory in nature, arising out of, or relating to, the Debtors' intellectual property rights;

      - Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, before the American Arbitration Association, or any other court or tribunal or initiated against the Debtors after the Petition Date for which the Debtors may have counterclaims or other rights, including, but, not limited to, those actions listed on Exhibit A-4 hereto;

      - Potential actions against any of the prepetition directors, officers, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each Debtor and their respective subsidiaries, including, but not limited to those employees on Exhibit A-5 hereto, except the D&O Releasees, for breaches of fiduciary duty, negligent mismanagement, wasting of corporate assets, and diversion of corporate opportunity;

      - All actual or potential actions, whether legal, equitable or statutory in nature, against all Persons except the D&O Releasees arising out of, or in connection with, any of the Debtors' prepetition management, operation and/or reporting of financial or other information;

      - All actions or potential actions, whether legal, equitable or statutory in nature, against any of the Debtors' current or former professionals, except the Releasees, for breach of fiduciary duty, breach of contract, negligence or professional misconduct or malpractice, or other tortuous conduct, including, but not limited to, those former professionals listed on Exhibit A-8 hereto;

      - All rights against any shareholders or others for subordination of their Claims pursuant to section 510(b) of the Bankruptcy Code or against any Person that has agreed to subordination of their claim pursuant to section 510(a) of the Bankruptcy Code;

      - All actions or potential actions against the prepetition members of the Debtors' board of directors and/or officers except the D&O Releasees, including, without limitation, the right to equitably subordinate claims held by such directors and officers pursuant to section 510(c) of the Bankruptcy Code;

      - All actual or potential actions, whether legal, equitable or statutory in nature, to recover amounts improperly awarded to employees except the D&O Releasees under the terms of any prepetition employment or change-in-control agreement or bonus arrangement;

      - All actual or potential contract and tort actions that may exist or may subsequently arise; and

      - All actual or potential actions whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' business or operations, except actions against the D&O Releasees to the extent they are released by the Plan.

      The above categories of preservation of causes of action shall not be limited in any way by reference to Exhibit A nor are the categories intended to be mutually exclusive.

      In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein, because the facts upon which such Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be specifically referred to herein (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Causes of Action herein, or on Exhibit A filed herewith (except as to Releasees), is not intended to limit the rights of Core-Mark Newco, the PCT, or the RCT, as applicable, to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

C.    Preservation of All Causes of Action Not Expressly Settled or Released

      Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by Core-Mark Newco, the PCT, or the RCT, as applicable (including, without limitation, Unknown Causes of Action), and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Effective Date of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors, Core-Mark Newco, the Reorganized Debtors, the PCT, the RCT and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants such lawsuits.

      Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors, the PCT or the RCT, as applicable, subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in these Bankruptcy Cases; (ii) such Creditor's proof of Claim has been objected to; (iii) such Creditor's Claim was included in the Debtors' Schedules; or (iv) such Creditor's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

                                  ARTICLE VII.

                               FUNDING OF THE PLAN

      All Cash necessary for Core-Mark Newco, the PCT and the RCT to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' existing Cash balances, operations, the Exit Financing Facility, the Tranche B Loan and prosecution of Causes of Action, including collections of the Litigation Claims, unless such Cash is not sufficient to fund the Plan, in which case the Debtors, with the consent of the Committee, reserve the right to raise Cash from a sale of some or substantially all of their assets, so long as such sale is not inconsistent with the Revised Term Sheet.

A. Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors

      Cash payments to be made pursuant to the Plan will be made by Core-Mark Newco, the PCT, and the RCT, as applicable, provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Core-Mark Newco, the PCT, and the RCT, as applicable, to satisfy their respective obligations under the Plan. On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility and the Tranche B Loan. The Exit Financing Facility and the Tranche B Loan shall not be secured by the assets transferred to the PCT or the RCT. The Exit Financing Facility shall be on substantially the terms set forth in the Exit Facility Commitment Letter attached to the Disclosure Statement as Exhibit 7.

B.    Tranche B Loan

      The Tranche B Loan shall be a term credit facility in the amount of up to $70 million available to be borrowed from the Tranche B Lenders on the Effective Date in the form of funded borrowings or letters of credit. All obligations under the Tranche B Loan shall be secured by second priority security interests in and liens upon substantially all present and future assets of Core-Mark Newco other than those assets transferred to the PCT, or the RCT, including accounts receivable, general intangibles, inventory, equipment, fixtures and real property, and products and proceeds thereof. The Tranche B Loan shall be junior to the Exit Financing Facility.

      The terms of the Tranche B Loan are set forth in more detail in the Tranche B Put Agreement filed with the Disclosure Statement as Exhibit 8.

C.    Sale of Assets

      In the event that the Debtors do not have sufficient Cash from their existing Cash balances on the Effective Date, operations, the Exit Financing Facility, the Tranche B Loan and pursuit of the Causes of Action, available to the Debtors to make the required payments under the Plan, the Debtors, with the consent of the Committee, reserve the right to fund the Plan through a sale of some or substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code, so long as such sale is not inconsistent with the Revised Term Sheet.

                                 ARTICLE VIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.    Assumption/Rejection of Executory Contracts and Unexpired Leases

      As of the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that
(i) have been previously rejected or assumed by Order of the Bankruptcy Court,
(ii) are subject to a pending motion to reject or assume or (iii) are specifically listed on the Assumption Schedule to be filed 15 days prior to the Voting Deadline. The Debtors reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add executory contracts or leases or remove executory contracts or leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule, and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

      On the Petition Date, the Debtors were parties to certain collective bargaining agreements ("CBA's"). The Debtors are assuming the four (4) CBA's with labor organizations at facilities where the Debtors operations are on-going, which CBA's are identified on the Assumption Schedule. All other CBA's in existence on April 1, 2003 between labor organizations and the Debtors either have been assumed and assigned to various purchasers or have lapsed or otherwise terminated in connection with facility or business closings or sales.

B.    Claims Based on Rejection of Executory Contracts or Unexpired Leases

      Except as provided in section VIII.A., all proofs of Claim with respect to Claims, if any, arising from the rejection of executory contracts or unexpired leases that are rejected as a result of the Plan must be filed with the Bankruptcy Court within thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time or any applicable Contract Claims Bar Date, will be forever barred from asserting against any Debtor or Reorganized Debtor, their respective Estates, their property, and the PCT and the RCT unless otherwise ordered by the Bankruptcy Court or provided herein.

C.    Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

      Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the

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

default amount in Cash as soon as practicable after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.    Indemnification of Directors, Officers and Employees

      As further described in section XII.D., the D&O Releasees shall be indemnified through the Debtors' directors and officers insurance policies up to a collective limit equal to the amount of the Debtors' directors and officers insurance proceeds, net of all defense costs and fees, actually payable in Cash, to pay claims against the D&O Releasees.

E.    Compensation and Benefit Programs

      Except as otherwise expressly provided herein and excluding the Remaining Pension Plans, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans (the "Company Benefit Plans") shall be terminated, or shall be treated as executory contracts under the Plan, and on the Effective Date any such remaining Company Benefit Plans that have not been terminated will be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for those with respect to the Reorganized Debtors' employees specifically designated on the Benefits Schedule to be filed 15 days prior to the Voting Deadline. In addition, except as set forth on the Benefits Schedule, the Debtors shall have withdrawn or shall withdraw from all "multiemployer plans" (as such term in defined in section 3(37) of ERISA) prior to the Effective Date, and all claims of such multiemployer plans shall be treated as General Unsecured Claims subject to section 4225(B) of ERISA. Notwithstanding the termination or rejection of the Company Benefit Plans hereunder, vested retiree medical benefits, if any, under applicable Company Benefit Plans shall be obligations of the Reorganized Debtors and/or Core-Mark Newco unless terminated pursuant to section 1114 of the Bankruptcy Code prior to the Effective Date. The Debtors believe that the Reorganized Debtors and/or Core-Mark Newco may decide to terminate retiree medical benefits after the Effective Date and expect that the Reorganized Debtors and/or Core-Mark Newco will incur substantial litigation costs if they attempt to eliminate any retiree medical benefits that are considered vested.

F.    Insured Claims

      1.    Directors and Officers Related Insurance Coverage

            The Debtors will assume all of the D&O Policies, and the Reorganized Debtors will continue to pay premiums, deductibles, and any other payments that they are obligated to make to the applicable Insurers in the normal course of their business operations.

      2.    Worker's Compensation

            Under the Plan, the Debtors will assume all of the existing contracts for workers' compensation insurance, and with respect to all Workers Compensation Policies except those issued by Ace American Insurance Company ("Ace") and National Union Fire Insurance Company ("National Union") the Reorganized Debtors will continue to pay premiums, deductibles, and any other payments that the Debtors are obligated to make to Insurers (the "Workers' Compensation Payments"). With respect to the Workers Compensation Policies issued by Ace and National Union, Core-Mark Newco will continue to permit Ace and National Union to use the Debtors' Insurance Security to make the Workers' Compensation Payments. Any Claims that are covered by the Workers' Compensation Program shall continue to be administered and paid by the Insurers, in accordance with the Workers' Compensation Program.

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

            To the extent that any of the Debtors' obligations under the Workers' Compensation Program are secured by the Insurance Security, the Insurers for the respective policies shall be entitled to draw upon the appropriate letter(s) of credit to satisfy amounts due from the Debtors on account of: (i) amounts expended by the Insurers in defense of allowed Claims,
(ii) administrative costs incurred by the Insurers to administer such Claims, and (iii) payments made in satisfaction of allowed Claims.

      3.    Casualty Insurance Program

            (a) Under-Deductible Insured Claims. An Under-Deductible Insured Claim shall be treated in the same manner as any other Unsecured Claim under the Plan and shall be either a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan. The Under-Deductible Insured Claim shall be fully-satisfied by the applicable distribution under the Plan, regardless of the amount actually distributed to the Holder of the relevant Under-Deductible Insured Claim under the Plan. The respective Insurer shall have no obligation under the Casualty Insurance Program, or the Plan, to pay any part of an Under-Deductible Insured Claim. The Insurers may not use the Insurance Security to pay any party of an Under-Deductible Insured Claim, but the Insurers may use any applicable Insurance Security to reimburse themselves for reasonable costs incurred to administer the Under-Deductible Insured Claims.

            (b) Covered Allowed Insured Claims. The Covered Allowed Insured Claims shall be satisfied as follows: (i) the Insured Claim, up to the Deductible Amount, shall be treated as a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan, and that portion of the Insured Claim shall be paid in the manner provided by the Plan and be fully-satisfied, regardless of the amount actually distributed to the Holder of the relevant Insured Claim; and (ii) the Insurer shall satisfy that portion of an Insured Claim that exceeds the Deductible Amount (the "Over-Deductible Amount"). On the Effective Date, the Debtors shall be discharged of any liability for the Covered Allowed Insured Claims.

            (c) The Exceeded Allowed Insured Claims. The Exceeded Allowed Insured Claims shall be satisfied as follows: (i) the Insured Claim, up to the Deductible Amount, shall be treated as a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan, and that portion of the Insured Claim shall be paid in the manner provided by the Plan and be fully-satisfied, regardless of the amount actually distributed to the Holder of the relevant Insured Claim; (ii) the Insurer shall satisfy the Over-Deductible Amount up to the Aggregate Limit; and
      (iii) that portion of the Insured Claim that exceeds the Aggregate Limit shall be treated as a Class 6 General Unsecured Claim or Class 7 Convenience Claim, as appropriate, under the Plan, and the Insured Claim shall be paid in the manner provided by the Plan and shall be fully satisfied, regardless of the amount actually distributed to the Holder of the Insured Claim under the Plan. On the Effective Date, the Debtors shall be discharged of any liability for the Exceeded Allowed Insured Claims.

      4.    The Old Republic Claims

            Old Republic Insurance Company shall be entitled to an Administrative Claim against the Debtors, subject to any applicable defenses or counterclaims of the Debtors, for any failure by the Debtors to: (i) make premium payments pursuant to the Old Republic Program Agreement, or pay any other amount due with respect to Old Republic's issuance of the Old Republic Policies; (ii) the Debtors' failure to make payments within the deductible layer of the policies for deductibles relating to or on account of occurrences giving rise to Claims covered by the Policies, or (iii) make payments due to any third-party administrator that is administering covered claims under the Old Republic Policies. Except as the parties otherwise agree, such Administrative Claim shall: (i) survive confirmation of the Plan, (ii) shall not be liquidated or adjudicated by the Court, and (iii) shall not be payable upon the Effective Date of the Plan. Core-Mark Newco will not seek to recover from Old Republic before January 1, 2008 for any excess draw on the Old Republic Letters of Credits, if drawn by Old Republic, unless otherwise agreed to by the parties.

      5.    Defense Costs

            Notwithstanding the provisions above with respect to the payment of Allowed Under-Deductible Insured Claims, the Insurers shall have the right to seek reimbursement from the Debtors of Allowed Defense Costs with respect to Under-Deductible Insured Claims, and such reimbursement shall be obtained by deducting the

Allowed Defense Costs from the Insurance Security held by the respective Insurers as security for the payment of such costs. However, if the sum of the Insured Claim and the Allowed Defense Costs exceeds the applicable Deductible Amount under the respective policy, the Insurer shall not be entitled to reimbursement for costs that exceed the applicable Deductible Amount. To the extent that an Insurer is entitled to reimbursement of Allowed Defense Costs, but the Insurer does not have Insurance Security for the obligation, the Insurer shall be entitled to a Class 6 General Unsecured Claim for the Allowed Defense Costs.

                                  ARTICLE IX.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.    Distributions for Claims Allowed as of the Effective Date

      Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon thereafter as practicable. Except as evidenced by an electronic entry, as a condition to receive any distribution under the Plan, each Old Note Holder must comply with section IX.J and IX.K below. All distributions shall be made in accordance with any applicable Indenture agreement, loan agreement or analogous instrument or agreement.

B.    Distributions by Core-Mark Newco, the PCT and the RCT

      Except as otherwise provided herein, Core-Mark Newco, the PCT, or the RCT, as applicable, shall make all distributions required under the Plan. Notwithstanding the provisions of Section V.C. herein regarding the cancellation of the Indentures, the Indentures shall continue in effect to the extent necessary to allow the Old Notes Trustees to provide information to the Exchange Agent to permit distributions of the New Common Stock and to receive New Common Stock on behalf of the Holders of the Old Notes and make distributions pursuant to the Plan on account of the Old Notes as agent for Core-Mark Newco. The Old Notes Trustees (or any agents or servicers) providing services related to distributions to the Holders of Allowed Old Note Claims shall receive from the PCT reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services upon the presentation of invoices to the PCT. All distributions to be made herein shall be made without any requirement for bond or surety with respect thereto.

C.    Interest on Claims

      Except as otherwise specifically provided for herein or in the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, other than the Pre-Petition Lenders' Secured Claims and the DIP Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

D.    Compliance with Tax Requirements/Allocations

      In connection with the Plan, to the extent applicable, the Reorganized Debtors, the PCT, and the RCT shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims with any excess allocated, if applicable, to unpaid interest that accrued on such Claims.

E.    Delivery of Distributions and Undeliverable or Unclaimed Distributions

      1.    Delivery of Distributions in General

            Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of Debtors or upon their proofs of Claim, if any, or, if such Holder holds claims based on Old Notes, distributions with respect to such Claims will be made to the appropriate Old Notes Trustee which will make distributions to Holders of Old Notes at the address contained in the official record of the appropriate Old Note Trustee. To the extent the Old Notes Trustee makes distributions to DTC, DTC will, in turn, make appropriate book entries to reflect the distributions it makes to Holders. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Old Note Claims shall be made in accordance with the provisions of the applicable Indentures. The Debtors, the Reorganized Debtors, Core-Mark Newco, the PCT, and/or the RCT shall have no liability for any action pertaining to the distributions made by the Old Notes Trustees.

      2.    Undeliverable Distributions

            (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to Core-Mark Newco, the PCT, the RCT or an Old Notes Trustee as undeliverable, no further distributions shall be made to such Holder unless and until Core-Mark Newco, the PCT, the RCT or an Old Notes Trustee is notified in writing of such Holder's then-current address. Undeliverable distributions shall be returned to Core-Mark Newco, the PCT or the RCT and shall remain in the possession of Core-Mark Newco, the PCT or the RCT subject to Section IX.E.2(b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, Core-Mark Newco, the PCT, or the RCT, as applicable, shall make all distributions that become deliverable.

            (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no sooner than 240 days after the Effective Date, the PCT will compile a listing of unclaimed distribution Holders. This list will be maintained and updated for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim (irrespective of when a Claim became an Allowed Claim) that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within six months after the distribution has been attempted to be made to the Holder of the Allowed Claim shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its respective property. In such cases: (i) any Cash held for distribution on account of such Claims shall be the property of Core-Mark Newco, the PCT, or the RCT, as applicable, free of any restrictions thereon; and (ii) any New Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained herein shall require Core-Mark Newco, the PCT, the RCT, or the appropriate Old Notes Trustee to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

            (c) Abandoned Property Law. The provisions of the Plan regarding undeliverable distributions will apply with equal force to distributions made pursuant to the Old Note Indentures; notwithstanding any provision in such indenture to the contrary and notwithstanding any otherwise applicable escheat, abandoned or unclaimed property law.

F.    Distribution Record Date

      As of the close of business on the Distribution Record Date, the transfer register for all Claims except Old Note Claim maintained by the Debtors or their agents, shall be closed, and there shall be no further changes in the record Holders of any such Claims. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any such Claims occurring after the Distribution Record Date and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date. There shall be no Distribution Record Date for Old Note Claims.

G.    Timing and Calculation of Amounts to be Distributed

      Except as otherwise provided herein, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Debtors shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class, provided however, Core-Mark Newco, the PCT, and the RCT, as applicable, shall maintain reserve accounts in trust for the payment or distribution on account of potential or Disputed Claims and shall make the appropriate adjustments in distributions to adequately take into consideration and fund such reserve accounts. Core-Mark Newco, the PCT, and the RCT, as applicable, shall be authorized to make interim distributions and any subsequent distributions necessary to distribute any Cash, New Common Stock or other consideration held in any reserve account to the appropriate Claim Holder as Claims are resolved and allowed and reserves are reduced in accordance with the Plan. If and to the extent that there are Disputed Claims, beginning on the date that is 45 calendar days after the end of the month following the Effective Date and 45 calendar days after the end of each month thereafter, distributions shall also be made, pursuant hereto, to Holders of formerly Disputed Claims in any Class whose Claims were Allowed during the preceding month.

H.    Minimum Distribution

      The New Common Stock will be issued as whole shares. If a registered record Holder of an Allowed Claim is entitled to the distribution of a fractional share of New Common Stock, unless otherwise determined and approved by the Bankruptcy Court, the fractional distribution to which such Holder would be entitled shall be aggregated with all other such similar distributions by Core-Mark Newco (or its agent), and as soon as practicable after final reconciliation, allowance or resolution of all Class 6 Claims, sold by Core-Mark Newco (or its agent) in a commercially reasonable manner. Upon the completion of such sale, the net proceeds thereof shall be distributed (without interest), pro rata in the case of New Common Stock, to the Holders of Allowed Claims, based upon the fractional share of New Common Stock each such Holder would have been entitled to receive or deemed to hold had Core-Mark Newco issued fractional shares of New Common Stock. Such distributions shall be in lieu of any other distribution.

I.    Allowance or Resolution Setoffs

      The Reorganized Debtors, the PCT or the RCT, as applicable, in accordance with the Revised Term Sheet, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors the PCT or the RCT may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Reorganized Debtors the PCT or the RCT of any such Claims, rights and Causes of Action that the Debtors, the Reorganized Debtors the PCT or the RCT may possess against such Holder, except as specifically provided herein.

J.    Old Notes

      Each record Holder of an Allowed Claim relating to the Old Notes not held through DTC shall either (a) tender its Old Notes relating to such Allowed Claim in accordance with written instructions to be provided to such Holders by the applicable Reorganized Debtor as promptly as practicable following the Effective Date, or (b) if the Holder's Old Note has been destroyed, lost, stolen or mutilated, comply with section IX.L. below. Such instructions shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with a letter of transmittal in accordance with such instructions. All surrendered Old Notes shall be marked as canceled. If any Holder of Old Notes not held through DTC submits bearer bonds without coupons or coupons only, the Debtors shall adjust the consideration exchanged therefore appropriately.

K.    Failure to Surrender Canceled Instruments

      Any Holder of Allowed Claims relating to the Old Notes not held through DTC that fails to surrender or is deemed to have failed to surrender its Old Notes required to be tendered hereunder or that has failed to comply with section IX.L. below within one year after the Effective Date shall have its Claim for a distribution pursuant hereto on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective properties. In such cases, any New Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in section IX.E. above.

L.    Lost, Stolen, Mutilated or Destroyed Debt Securities

      In addition to any requirements under the Indentures or any related agreement, any Holder of a Claim evidenced by an Old Note not held through DTC that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the applicable Reorganized Debtor: (a) an affidavit of loss reasonably satisfactory to such Reorganized Debtor setting forth the unavailability of the Old Note not held through DTC; and (b) such additional security or indemnity as may be reasonably required by such Reorganized Debtor to hold such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by an Old Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such non-DTC note.

M.    Share Reserve

      In addition to the provisions of section X.A.3. herein, Core-Mark Newco shall be required to establish and maintain an appropriate reserve of New Common Stock to ensure the distribution of New Common Stock to the Holder of any Disputed Claim upon its allowance.

N.    Settlement of Claims and Controversies

      Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of any such Allowed Claim.

                                   ARTICLE X.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                             AND UNLIQUIDATED CLAIMS

A.    Resolution of Disputed Claims

      1.    Prosecution of Objections to Claims

      After the Effective Date, except in regard to objections to Professional fees and other fees, and in accordance with the Revised Term Sheet, the PCT Representative shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims on behalf of the Debtors and Reorganized Debtors as such actions relate to all Claims not falling under the authority of the RCT Representative pursuant to the Revised Term Sheet. The RCT Representative shall have exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims on behalf of the Debtors and Reorganized Debtors as such actions relate to Claims that fall under the RCT Representative's authority pursuant to the Revised Term Sheet. From and after the Effective Date, the PCT Representative may settle or compromise any Disputed Claim allocated to the PCT on behalf of the Reorganized Debtors and the RCT Representative may settle or compromise any Disputed Claim allocated to the RCT on behalf of the Reorganized Debtors without approval of the Bankruptcy Court.

      2.    Estimation of Claims

      Core-Mark Newco, the PCT Representative, and the RCT Representative, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Core-Mark Newco, the PCT, or the RCT, as applicable, has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Core-Mark Newco, the PCT Representative, and the RCT Representative, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

      3.    Payments and Distributions on Disputed Claims

      Notwithstanding any provision herein to the contrary, except as otherwise agreed by Core-Mark Newco, the PCT, or the RCT, as applicable, Core-Mark Newco, the PCT, and the RCT, as applicable, in their sole discretion shall not make any partial payments or partial distributions with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 45 calendar days after the month in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive the appropriate payment or distribution on the Allowed Claim(s), except as otherwise agreed by Core-Mark Newco, the PCT, or the RCT, as applicable, until the Disputed Claim(s) is or are resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Core-Mark Newco, the PCT, and the RCT, as applicable, shall establish appropriate reserves for potential payment of such Claims.

B.    Allowance of Claims

      Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Bankruptcy Code and no objection to such Claim has been filed by the Objection Deadline or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors, the PCT, and the RCT, as applicable, after confirmation will have and retain any and all rights, remedies, causes of action and defenses the Debtors had with respect to any Claim as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. All Claims of any Person or Entity that may owe money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes the Debtors in full.

C.    Controversy Concerning Impairment

      If a controversy arises as to whether any Claims, or any Class of Claims, is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

D.    Impact on Pending Litigation; Pension Plans

      Pursuant to section III.B.10 herein, Other Securities Claims and Interests, including, but not limited to, the securities class action entitled In re Fleming Companies Securities Litigation, Master File No. 5:03-md-1530TJW (the "Securities Class Action") brought by current or former Fleming shareholders and creditors described in more detail in section V.C.6 of the Disclosure Statement, will be permanently enjoined as to the Debtors and any claims thereunder discharged. Litigation involving directors and officers of the Debtors, including but not limited to, that described in section V.C.6 of the Disclosure Statement may be affected by the releases contained in section XII herein. Litigation against the Debtors that is not deemed an Other Securities Claim or Interest or is not affected by the releases contained in section XII herein, and is not otherwise discharged, settled or expunged in accordance with the Plan, will be permanently enjoined pursuant to section XII.G. herein, and any Allowed Claims arising from such litigation will generally be treated as Class 6 Claims under the Plan. Nothing in the Plan or in any order confirming the Plan, however, shall affect, release, enjoin or impact in any way the prosecution of the claims of the class claimants in the Securities Class Action asserted, or to be asserted, against the non-Debtor defendants in the Securities Class Action and/or any other non-Debtor unless (i) a Claim Holder has affirmatively voted in favor of the Plan, in which case such Claim Holder shall release the Releasees as outlined in section XII.C. herein and any litigation by such Claim Holder against the Releasees of the type outlined in section XII.C. shall be permanently enjoined and any Claims thereunder discharged as outlined herein and in section XII.G., or (ii) the litigation is among Releasees, in which case it shall be released by the Mutual Releases outlined in section XII.B. herein and shall be permanently enjoined and any claims thereunder discharged as outlined herein and in section XII.G. The Plan shall forever bar any claimant including, but not limited to, the class claimants in the Securities Class Action from pursuing claims against the Debtors which are covered by the directors and officers liability insurance policies maintained by the Debtors (the "D&O Insurance") but shall not bar such Claim Holders from pursuing the non-Debtor defendants who may be entitled to coverage by the D&O Insurance.

      On February 9, 2004, Jackson Capital Management LLC, the lead plaintiff ("Lead Plaintiff") in the Securities Class Action filed an Objection to the Disclosure Statement. The Lead Plaintiff raised essentially two objections. First, the Lead Plaintiff alleges that the provisions in the Plan and Disclosure Statement relating to

Releases are ambiguous in that they are unclear as to whether such Releases shall have any impact on the rights of the Lead Plaintiff and class claimants in the Securities Class Action or the claims asserted in the Securities Class Action against any non-Debtor. This Objection has been addressed by the language inserted above suggested by the Lead Plaintiff which specifically states that "Nothing in the Plan or in any Order confirming the Plan, shall affect, release, enjoin or impact in any way the prosecution of the claims of the class claimants asserted, or to be asserted, against the non-Debtor defendants in the Securities Class Action and/or any other non-Debtor" unless the class claimants also happen to have Claims against the Debtors in addition to the Claims they have arising out of the Securities Class Action which are Class 10 Claims, which are extinguished under the Plan and the Holders of which are not entitled to vote and are deemed to have rejected the Plan.

      The Lead Plaintiff's second Objection is really a Plan Objection. The Lead Plaintiff alleges that "the class claimants are entitled not only to look to the proceeds of D & O Insurance for payment of their claims asserted or to be asserted in the Securities Class Action, but they also may pursue their claims against the Debtor solely to the extent of such available D & O Insurance." The Lead Plaintiff goes on to state that the "Plan should not impact the class claimants' rights against the Debtor, either though injunctive relief or discharge, to pursue their claims solely against such insurance proceeds." Again, this is a Plan Objection. The Lead Plaintiff is seeking treatment under the Plan that is not presently contemplated and not agreed to by the Debtors. The Plan enjoins the Lead Plaintiff and the class claimants from pursuing claims against the Debtors and discharges any and all claims that the class claimants may have against the Debtors. The Debtors cannot agree to permit the Lead Plaintiffs and class claimants to proceed against the Debtors to the extent of D & O Insurance. Such treatment would provide the class claimants with treatment more favorable than that accorded creditors whose claims are of a higher priority than the class claimants, especially with respect to claimants with Class 6 and 7 Claims who are not likely to be receiving full recovery on their Claims.

E.    Settlement of Claims and Controversies.

      The Plan incorporates a proposed compromise and settlement among the Debtors, the Committee and the PBGC which is an integral part of the Plan. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the PBGC's Claims and any distribution to be made on account of such Claims as an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and their respective estates and holders of Claims and is fair, equitable and reasonable. The provisions of the Plan regarding distributions with respect thereto apply to all of the PBGC's contractual, legal and other rights. The treatment of Claims in Class 6 reflects this compromise and settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Claim Holders and all Entities receiving any payments or other distributions under the Plan.

      As more fully described in the Disclosure Statement, the primary terms of the compromise and settlement are set forth below:

            - The PBGC's proof of claim number 18276 for alleged missed minimum funding contributions to the Fleming Plan shall be reduced to and reclassified as (i) an Allowed Administrative Claim in the amount of $2,000,000 and (ii) an Allowed Other Priority Non-Tax Claim under section 507(a)(4) of the Bankruptcy Code in an amount up to $750,000 (subject to the reductions set forth in section 507(a)(4) of the Bankruptcy
                  Code).

            - The PBGC's proof of claim number 18275 shall be reduced to and treated as an Allowed General Unsecured Claim under the Plan in the amount of $200,000,000.

            - The remaining PBGC Claims shall be deemed withdrawn, with prejudice, upon the Effective Date.

            - The PBGC further agrees it shall vote for and otherwise support the Plan and shall not object to the Plan.

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

            - For purposes of voting on the Plan, PBGC's claim number 18275 will be an Allowed General Unsecured Claim in the reduced amount of $200,000,000.

            - All the Debtors' objections to the PBGC Claims shall be deemed withdrawn, with prejudice, upon the Plan Effective Date.

            - The Debtors agree not to file a motion with the Bankruptcy Court seeking to terminate the Remaining Pension Plans, and on the Plan Effective Date, the sponsoring Debtor, as applicable, shall withdraw the distress termination applications to terminate the Remaining Pension Plans.

            - The release, discharge, injunction, and exculpation provisions of the Plan shall not apply to the PBGC in respect of the Remaining Pension Plans. As to the Fleming Companies, Inc. Pension Plan, the release, discharge, injunction and exculpation provisions of the Plan shall only apply to the Debtors, the Reorganized Debtors, any entities created through the merger of the Reorganized Debtors, and any member of the Reorganized Debtors' "controlled group", as such term is defined by 29 U.S.C. Section 1301(14)(a).

F.    Special Provisions Regarding Reclamation Claims

      1.    TLV Reclamation Claims

            (a) Allowance of TLV Reclamation Claims shall be determined solely by the RCT and the affected Creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the RCT and the PCT shall determine).

            (b) Reconciliation of the TLV Reclamation Claims shall consist of application of all postpetition vendor deductions, over-wires and preferences and pre-petition setoffs to the extent that General Unsecured Claims have first been fully setoff through application of pre-petition deductions. The reconciliation shall recognize the effect of the Trade Credit Program and the critical vendor program.

            (c) Allowed TLV Reclamation Claims shall earn interest which shall begin to accrue sixty (60) days after the Effective Date at the Wall Street Journal listed prime rate.

            (d) Allowed TLV Reclamation Claims shall be paid (i) first from the RCT; (ii) second from the PCT and (iii) third from the Core-Mark TLV Guaranty.

      2.    Non-TLV Reclamation Claims

            (a) Allowance of Non-TLV Reclamation Claims shall be determined solely by RCT and the affected Creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the PCT and RCT shall determine).

            (b) In reconciling the Non-TLV Reclamation Claims, all post-petition vendor deductions, over-wires, preferences, and pre-petition setoffs to the extent that General Unsecured Claims have been fully set off, shall be applied. In addition, the total amount of Allowed Non TLV-Reclamation Claims will first be reduced by a discount of $13 million to calculate the net Allowed amount of the Non-TLV Reclamation Claim.

            (c) Allowed Non-TLV Reclamation Claims shall be paid only after satisfaction of all Allowed TLV Reclamation Claims (i) first from the RCT,
      (ii) second from the PCT and (iii) third from the Core-Mark Non-TLV Guaranty. The timing of such distribution shall be in the discretion of the RCT.

      3.    General Unsecured Claims of Reclamation Creditors

            (a) Allowance of General Unsecured Claims held by Reclamation Creditors shall be determined by the RCT pursuant to procedures established by the Bankruptcy Court. Such procedures shall include a mechanism for approval by the PCT Advisory Board of settlements which represent an increase of at least 20% from the general unsecured claims scheduled by the Debtors or the proofs of Claim, whichever is less.

            (b) The prosecution of any objections with respect to the General Unsecured Claims held by Reclamation Creditors and the reconciliation of such General Unsecured Claims shall be conducted by the RCT at its expense and will be subject to setoff against any pre-petition Claims of the Debtors against the Reclamation Creditors.

            (c) Allowed General Unsecured Claims of Reclamation Creditors shall be entitled to the same treatment under this Plan as the Allowed Class 6 General Unsecured Claims of non-Reclamation Creditors and shall receive distributions pursuant to the Plan when Allowed.

      4.    Expected Reconciliation Rules of RCT

      The advisory board of the RCT is expected to approve a series of rules which can be applied in the reconciliation of Reclamation Claims. These rules shall be applied on a consensual basis by the RCT Representative with the Reclamation Creditors. These rules shall not be mandatory. In the event a consensual reconciliation is not achieved by the RCT Representative and a Reclamation Creditor, there may be alternative dispute resolution procedures made available on terms adopted by the advisory board of the RCT. In any event, each Reclamation Creditor reserves its rights to seek allowance of its Reclamation Claim in accordance with the Bankruptcy Code and Bankruptcy Rules process as qualified by the Plan.

      5.    Surplus Contingency from RCT

      In the event the RCT has or develops proceeds for distribution after satisfaction of all Reclamation Claims, such additional proceeds shall be applied by the RCT in an order of priority as follows:

            (a) To Core-Mark Newco for any advances under the TLV Guaranty or Non-TLV Guaranty;

            (b) To the Prepetition Non-TLV Reclamation Claim Reduction;

            (c) To Core-Mark Newco for any advances under the Administrative Claim Guaranty;

            (d) Any amount of "ad hoc committee" professional fees which have not been reimbursed by allowance of an Administrative Claim; and

            (e) To the PCT.

                                  ARTICLE XI.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                AND OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN

A.    Conditions Precedent to Confirmation

      It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order.

B.    Conditions Precedent to Occurrence of the Effective Date

      It shall be a condition to occurrence of the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section XI.C. herein:

      1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Debtors and the Committee and shall provide that, among other things:

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

                  (i) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

                  (ii) the provisions of the Confirmation Order are nonseverable and mutually dependent;

                  (iii) Core-Mark Newco is authorized to issue the New Common
            Stock and Management Options; and

                  (iv) the New Common Stock issued under the Plan is exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

      2. The following agreements, in form and substance satisfactory to the Reorganized Debtors and the Committee, shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

            (a) Exit Financing Facility;

            (b) Tranche B Loan Agreement; and

            (c) Management Incentive Plan.

      3. The Certificate of Incorporation of Core-Mark Newco shall have been filed with the Secretary of State of the State of Delaware.

      4. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

      5. The new board of directors of Core-Mark Newco shall have been appointed.

      6. The Reorganized Debtors shall have established and funded the Professional Fee Escrow Account.

      7. The appropriate Final Orders recognizing and implementing the Plan in Canada shall have been obtained from the Canadian CCAA Court.

      8. The PCT and the RCT shall be established and all actions, documents and agreements necessary to implement the PCT and the RCT shall have been effected or executed.

      9. The issuance of the New Common Stock under the Plan shall be exempt from the prospectus and registration requirements and the first trade thereof shall be exempt from the prospectus requirements of the securities laws of each of the provinces of Canada (including, to the extent necessary, pursuant to an order or orders issued by the applicable Canadian securities regulators granting relief from any such prospectus and registration requirements that would otherwise be applicable).

C.    Waiver of Conditions

      Except as otherwise required by the terms of the Plan, the Debtors, with the consent of the Committee, may waive any of the conditions to Confirmation of the Plan and/or to occurrence of the Effective Date of the Plan set forth in this Article XI at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

D.    Effect of Non-occurrence of Conditions to Occurrence of the Effective Date

      If the occurrence of the Effective Date of the Plan does not occur by __, 2004, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                  ARTICLE XII.

              DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.    Subordination

      The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

B.    MUTUAL RELEASES BY RELEASEES

      ON AND AFTER THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICES OF THE RELEASEES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, EACH OF THE RELEASEES SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED ONE ANOTHER FROM ANY AND ALL CLAIMS (AS DEFINED IN
SECTION 101(5) OF THE BANKRUPTCY CODE), OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE RELEASEES OR THEIR SUBSIDIARIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AND PROVIDED THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE PCT REPRESENTATIVE AND THE RCT REPRESENTATIVE RESERVE THEIR RIGHTS TO BRING AVOIDANCE ACTIONS, COLLECT VENDOR DEDUCTIONS, OR ASSERT SETOFF, RECOUPMENT AND OTHER SIMILAR DEFENSES OR CLAIMS AGAINST MEMBERS OF THE COMMITTEE AND/OR THE OCRC WITH RESPECT TO DEBTORS' ORDINARY COURSE BUSINESS DEALINGS WITH SUCH COMMITTEE AND/OR OCRC MEMBERS.

C.    RELEASES BY HOLDERS OF CLAIMS

      1. ON AND AFTER THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (w) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR, (x) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (y) THE CHAPTER 11 CASES OR (z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS.

      2. ON AND AFTER THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE D&O RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE

THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (w) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR, (x) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (y) THE CHAPTER 11 CASES OR (z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE SHALL AFFECT ONLY THOSE CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES IN EXCESS OF THE AMOUNT OF THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE PROCEEDS, NET OF ALL DEFENSE COSTS AND FEES, ACTUALLY AVAILABLE IN CASH SO THE D&O RELEASEES DO NOT HAVE TO BEAR ANY COST TO PAY SUCH CLAIMS; AND PROVIDED FURTHER THAT THE PRECEDING LIMITATION ON RELEASES GIVEN TO DIRECTORS AND OFFICERS SHALL NOT APPLY TO THE CURRENT DIRECTORS AND OFFICERS OF THE DEBTORS WHO WILL SERVE AS DIRECTORS AND/OR OFFICERS OF CORE-MARK NEWCO AFTER THE EFFECTIVE DATE.

D.    INDEMNIFICATION

      ALL D&O RELEASEES AND THEIR RESPECTIVE AFFILIATES, AGENTS AND PROFESSIONALS SHALL BE INDEMNIFIED FOR ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSE OF ACTION OR LIABILITIES WHETHER DIRECT OR INDIRECT, DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT THROUGH THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES, UP TO A COLLECTIVE MAXIMUM EQUAL TO THE AMOUNT OF THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE PROCEEDS, NET OF ALL DEFENSE COST AND FEES, ACTUALLY PAYABLE IN CASH, TO PAY CLAIMS ASSERTED AGAINST THE D&O RELEASEES EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; AND PROVIDED, HOWEVER, THAT THE PRECEDING LIMITATION ON INDEMNIFICATION OF DIRECTORS AND OFFICERS SHALL NOT APPLY TO CURRENT DIRECTORS AND OFFICERS OF THE DEBTORS WHO WILL SERVE AS DIRECTORS AND/OR OFFICERS OF CORE-MARK NEWCO AFTER THE EFFECTIVE DATE. THE DEBTORS WILL FUND THE PURCHASE OF TAIL LIABILITY COVERAGE UNDER THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES.

E.    EXCULPATION

      THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE D&O RELEASEES, THE POST-PETITION LENDERS, THE PRE-PETITION LENDERS, THE AGENTS, THE PRE-PETITION AGENT, THE OLD NOTES TRUSTEES, THE COMMITTEE, THE PCT, THE POST CONFIRMATION ADVISORY BOARD, THE PCT REPRESENTATIVE, THE RCT, THE RCT ADVISORY BOARD AND THE RCT REPRESENTATIVE, AND THEIR MEMBERS, EMPLOYEES, AND PROFESSIONALS (ACTING IN SUCH CAPACITY) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY PRE- OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION OR OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN, THE DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PRE-PETITION OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR IN CONTEMPLATION OF, RESTRUCTURING OF THE DEBTORS.

F.    DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS

      EXCEPT AS OTHERWISE PROVIDED HEREIN: (1) THE RIGHTS AFFORDED HEREIN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST ANY DEBTOR OR ANY OF ITS RESPECTIVE ASSETS OR PROPERTIES, (2) ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN, ANY DEBTOR SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL AND (3) ALL PERSONS AND ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST ANY REORGANIZED DEBTOR, ITS SUCCESSORS OR ITS ASSETS OR PROPERTIES ANY OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

G.    INJUNCTION

      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ANY SUCH CLAIM OR EQUITY INTEREST AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS UNLESS A PREVIOUS ORDER MODIFYING THE STAY PROVIDED

UNDER SECTION 362 OF THE BANKRUPTCY CODE WAS ENTERED BY THE COURT; (b) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; AND (c) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS.

H.    POLICE AND REGULATORY POWERS

      NOTWITHSTANDING THE FOREGOING, THE RELEASES, EXCULPATION AND INJUNCTION OUTLINED HEREIN SHALL NOT PRECLUDE A GOVERNMENTAL ENTITY FROM ENFORCING ITS POLICE AND REGULATORY POWERS AND SHALL BE BINDING ON THE PBGC ON THE TERMS IDENTIFIED IN SECTION X.E.

                                 ARTICLE XIII.

                            RETENTION OF JURISDICTION

      Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

      1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

      2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

      3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VII herein to add or strike any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

      4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

      5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors;

      6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

      7. resolve any cases, controversies, suits or disputes that may arise in connection with the occurrence of the Effective Date, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

      8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

      9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

      10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

      11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

      12.   enter an order and/or final decree concluding the Chapter 11 Cases.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

A.    Effectuating Documents, Further Transactions and Corporation Action

      Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

      Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states where each of the Debtors is organized without any requirement of further action by the shareholders or directors of any Debtor or Reorganized Debtor.

B.    Dissolution of Committee

      The Creditors' Committee and the OCRC shall be dissolved on the Effective Date, and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases provided that the Debtors shall pay the reasonable fees and expenses of the Committee's and OCRC's Professionals incurred in connection with winding up the Chapter 11 Cases.

C.    Payment of Statutory Fees

      All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first.

D.    Modification of Plan

      Subject to the limitations contained in the Plan, and except for a modification that would adversely impact Reclamation Creditors in a manner inconsistent with the Revised Term Sheet without the consent of the OCRC, (1) the Debtors, with the consent of the Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Committee or the PCT Advisory Board, may upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

E.    Revocation of Plan

      The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or occurrence of the Effective Date does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

F.    Environmental Liabilities

      Nothing in the Plan discharges, releases or precludes any environmental liability that is not a Claim. Furthermore, nothing in the Plan discharges, releases or precludes any environmental claim of the United States that arises on or after the Confirmation Date or releases any Reorganized Debtor from liability under environmental law as the owner or operator of property that such Reorganized Debtor owns or operates after the Confirmation Date. In addition, nothing in the Plan releases or precludes any environmental liability to the United States as to any Person or Entity other than the Debtors or Reorganized Debtors. Nothing in the Plan enjoins the United States from asserting or enforcing outside the Bankruptcy Court any liability described in this paragraph. Other than as specifically stated in this paragraph, the Debtors and Reorganized Debtors reserve their right to assert any and all defenses to the assertion or enforcement by the United States or any other person of any liability described in this paragraph.

G.    Successors and Assigns

      The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.    Reservation of Rights

      Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.    Section 1146 Exemption

      Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.    Further Assurances

      The Debtors, Reorganized Debtors, Core-Mark Newco and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.    Entire Agreement

            The Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

L.    Service of Documents

            Any pleading, notice or other document required by the Plan to be served on or delivered to any Reorganized Debtor, the Committee or the OCRC shall be sent by first class U.S. mail, postage prepaid to:

    Fleming Companies, Inc.                   Milbank Tweed Hadley & McCloy LLP
    1945 Lakepoint Drive                      One Chase Manhattan Plaza
    Lewisville, Texas 75057                   New York, New York 10005
    Attn: Rebecca A. Roof                     Attn: Dennis Dunne

    And

    Kirkland & Ellis LLP                      Pepper Hamilton LLP
    200 E. Randolph Drive                     100 Renaissance Center
    Chicago, Illinois 60601                   Suite 3600
    Attn: Geoffrey A. Richards                Detroit, Michigan 48243-1157
          Janet S. Baer                       Attn:  I. William Cohen
                                                     Robert S. Hertzberg
    And

    Pachulski, Stang, Ziehl, Young, Jones &
    Weintraub PC
    919 North Market Street
    Sixteenth Floor
    P.O. Box 8705
    Wilmington, Delaware 19899-8705
    Attn: Laura Davis Jones

    And

    Piper Rudnick LLP
    6225 Smith Avenue
    Baltimore, MD 21209-3600
    Attn: Mark J. Friedman

M.    Filing of Additional Documents

      On or before the Effective Date, the Debtors with the consent of the Creditors' Committee may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

                                   Respectfully Submitted,

                                   FLEMING COMPANIES, INC.

                                   By: _________________________________________
                                       Name: Rebecca A. Roof
                                       Title: Interim Chief Financial Officer

                                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                       Exhibit 2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                  )                CHAPTER 11
                                        )
FLEMING COMPANIES, INC., ET AL.,(1)     )                CASE NO. 03-10945 (MFW)
                                        )                (JOINTLY ADMINISTERED)
                            DEBTORS.    )
                                        )
                                        )

          [DEBTORS' PROPOSED] ORDER (A) SCHEDULING A HEARING TO CONFIRM
          THIRD AMENDED JOINT PLAN OF REORGANIZATION; (B) ESTABLISHING
           VOTING DEADLINE AND DEADLINE FOR OBJECTING TO THE PLAN; (C)
         APPROVING FORM OF BALLOTS AND MASTER BALLOTS; AND (D) APPROVING
             SOLICITATION PROCEDURES AND FORM AND MANNER OF NOTICES

                  Upon the motion (the "Motion")(2) of the Debtors seeking entry of an order (a) scheduling a hearing to confirm their third amended joint plan of reorganization; (b) establishing voting deadline and deadline for objecting to the plan; (c) approving form of ballots and master ballots; and (d) approving solicitation procedures and form and manner of notices, and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; and it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); and it appearing that venue of this proceeding and the Motion are proper in this District pursuant to 28 U.S.C. Sections 1408 and 1409; and adequate notice of the Motion having been given; and it appearing that no other notice need be given; and after due deliberation and sufficient cause appearing therefor, it is hereby ORDERED that:

(1) The Debtors are the following entities: Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark International, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; FAVAR Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

(2) Capitalized terms not defined herein shall have the same meaning as in the Motion.

         1.       The Motion is granted.

         2. The Disclosure Statement is hereby approved as containing adequate information within the meaning of section 1125(a) and (b) of the Bankruptcy Code.

         3. All earlier versions and interim forms of the Disclosure Statement and the Plan are of no force or effect.

         4. The Debtors and the Committee are authorized to make non-substantive conforming changes to the Plan and Disclosure Statement prior to solicitation.

         5. A hearing to confirm the Plan (the "Confirmation Hearing") will commence on July 9, 2004 at 9:30 a.m. Eastern Time, before the Honorable Mary F. Walrath, Chief United States Bankruptcy Judge, at 824 Market Street, 5th Floor, Wilmington, Delaware 19801.

         6. The Confirmation Hearing may be continued from time to time by announcing such continuance in open court or by posting such continuance on the Court's docket without further notice to parties-in-interest.

         7. The deadline to file and serve objections to the confirmation of the Plan (the "Plan Objection Deadline") is 4:00 p.m. Eastern Time on June 28, 2004.

         8. All objections to the confirmation of the Plan must be filed with the Court and served in a manner so that they are actually received on or before 4:00 p.m. Eastern Time on the Plan Objection Deadline by the Notice Parties (each as listed below):

Counsel to the Debtors                     Counsel to the Debtors
Kirkland & Ellis LLP                       Pachulski Stang Ziehl Young Jones &
200 East Randolph Drive                    Weintraub PC
Chicago, IL 60601                          919 N. Market Street
312-861-2000                               16th Floor
Fax: 312-861-2200                          Wilmington, DE 19899
Attn: Janet S. Baer                        Attn: Laura Davis Jones
      Evan R. Gartenlaub                         Christopher J. Lhulier


Office of the United States Trustee        Co-Counsel to the Creditors Committee
844 King Street, Room 2207                 Pepper Hamilton LLP
Lockbox #35                                100 Renaissance Center, Suite 3600
Wilmington, DE 19801                       Detroit, MI 48243-1157
302-573-6491                               Fax: (313) 259-7926
Attn: Joseph J. McMahon                    Attn: I. William Cohen
                                                 Robert S. Hertzberg

Counsel to the Prepetition Lenders         Co-Counsel to the Creditors Committee
White & Case                               Milbank, Tweed, Hadley & McCloy LLP
1155 Avenue of the Americas                One Chase Manhattan Plaza
New York, NY 10036-2787                    New York, NY 10005
Fax: (212) 354-8113                        Fax: (212) 530-5219
Attn: Andrew P. DeNatale                   Attn: Dennis F. Dunne

Co-Counsel for the Official Committee      Co-Counsel for the Official Committee
of Reclamation                             of Reclamation
Creditors                                  Creditors
Piper Rudnick LLP                          Klehr Harrison Harvey Branzburg &
6225 Smith Avenue                          Eller LLP
Baltimore, MD  21209-3600                  919 Market Street
Attn: Mark J. Friedman                     Suite 1000
                                           Wilmington, DE 19809-3062
                                           Attn: Carol Ann Slocum

         9. The Debtors and any other party in interest may file a response to any timely filed Plan Objection(s) by 4:00 p.m. Eastern Time, on July 8, 2004.

         10. All objections to the Plan shall state with particularity the grounds for such objection and provide the specific text, if any, that the objecting party believes to be appropriate to insert into the Plan.

         11. The Court shall consider only written objections and responses timely filed and served by the applicable deadline.

         12. May 25, 2004 (Date of approval of the Disclosure Statement) shall be the record date for purposes of determining which Creditors are entitled to vote on the Plan (the "Voting Record Date"). The Voting Record Date shall apply to (a) all creditors who have filed timely proofs of Claim, on whose behalf timely proofs of claims have been filed, or whose Claims are listed as non-contingent, liquidated or undisputed on the Debtors' schedules of assets and liabilities, and (b) all trustees, agents and Nominees that will cast votes on behalf of the Beneficial Holders, provided, however, that all applicable procedures discussed herein regarding objections to, and estimation procedures for, Claims shall apply to such Claims.

         13. All Ballots or Master Ballots, as applicable, accepting or rejecting the Plan must be received by Bankruptcy Management Corporation (the "Solicitation Agent") by 5:00 p.m. Eastern Time on June 28, 2004 (the "Voting Deadline") at the following addresses:

IF BY U.S. MAIL:                           IF BY COURIER/HAND DELIVERY:
---------------                            ---------------------------
Bankruptcy Management Corporation          Bankruptcy Management Corporation
Attention: Fleming Solicitation Agent      Attention: Fleming Solicitation Agent
PO Box 900                                 1330 E. Franklin Avenue
El Segundo, CA 90245-900                   El Segundo, CA 90245

         14. The Debtors, in consultation with the Committee, may extend or waive the period during which votes will be accepted by the Debtors, in which case the Voting Deadline for such solicitation shall mean the last time and date to which such solicitation is extended. The Solicitation Agent shall file with the Court a voting report (containing its summary of the Ballots received as further required by this Order) within six days of the Voting Deadline.

         15. The form of the Ballots, substantially in the forms attached hereto as Exhibit A, are hereby approved.

         16. The forms of the Master Ballot, substantially in the form attached hereto as Exhibit B, is hereby approved.

         17. All votes to accept or reject the Plan must be cast by using the appropriate Ballot or Master Ballot.

         18. The voting instructions, substantially in the forms attached to the Ballots and Master Ballots on Exhibit A and Exhibit B attached hereto, are hereby approved.

         19. The Solicitation Procedures are hereby approved; provided, however, that the Debtors and the Committee reserve the right to modify, amend or supplement the Solicitation Procedures subject to Court approval.

         20. The Confirmation Hearing Notice, substantially in the form attached hereto as Exhibit C, is hereby approved.

         21. The Non-Voting Notices, substantially in the form attached hereto as Exhibit D, are hereby approved.

         22. Within seven days after the entry of this Order, the Debtors shall distribute the following solicitation materials (the "Solicitation Package"): (a) the Disclosure Statement (including exhibits, one of which is the
Plan); (b) the appropriate Ballot(s), Master Ballots and voting instructions; (c) the Confirmation Hearing Notice; (d) any supplemental solicitation materials the Debtors or the Committee may file with the Court; (e) a pre-addressed return envelope, if applicable, and (f) any other materials ordered by the Court to be included as part of the Solicitation Package, to (i) all known Holders of Claims against the Debtors as of the Voting Record Date who are entitled to vote on the Plan(3); (ii) the Office of the United States Trustee; and (iii) the Securities and Exchange Commission.

         23. Holders of Claims who have more than one Claim shall receive only one Solicitation Package and as many Ballots as their Claims entitle them to vote.

         24. Within seven days after the entry of this Order, the Debtors shall distribute the following materials: (a) the Confirmation Hearing Notice; and (b) a Non-Voting Notice, to Holders of Claims against or Equity Interests in the Debtors that are placed in a class under the Plan that is deemed to accept or reject the Plan under section 1126 of the Bankruptcy Code.

         25. As soon as practicable after entry of this Order, the Debtors shall publish the Confirmation Hearing Notice once in the publications listed on Exhibit E.

         26. The following rules shall be used to determine the Claim amount associated with a creditor's vote:

                  a. If the Debtors have not filed a written objection to a Claim, the Claim amount for voting purposes shall be the amount contained on a timely filed proof of Claim or, if no timely proof of Claim was filed, the non-contingent, liquidated and undisputed Claim amount listed in the Debtors' schedules of liabilities;

                  b. If the Debtors have filed an objection to a Claim and such objection is still pending, such Claim Holder's vote shall not be counted in accordance with Fed. R. Bankr. P. 3018(a), unless its Claim is temporarily allowed by the Court for voting purposes, after notice and a hearing, pursuant to

----------------------

(3) For purpose of this instruction, Claims shall include any and all demands being recorded by the Debtor in connection with: (i) the Order Requiring Segregation of Funds to Cover Certain PACA Claims and Authorizing Procedures for Reconciliation and Payment of Valid Claims Under the Perishable Agricultural Commodities Act and the Packers and Stockyard Act dated May 6, 2003 (as evidenced by the reports required thereunder); and
     (ii) any reclamation demands, as recorded with the preface "R" by the Debtors' Claims Agent.

                           instruction (c) below.(4) The deadline for the Debtors to file and serve written objections to Claims for purposes of this instruction (b) shall be 4:00 p.m. Eastern Time on the date that is forty-five
                           (45) days prior to the Confirmation Hearing;

                  c. In regard to instruction (b), if the Debtors object to a Claim seeking to reduce and allow such Claim, that Claim shall be counted for purposes of Fed. R. Bankr. P. 3018(a), in the amount that the Debtors seek to allow in their objection, unless such Claim is temporarily allowed in full by the Court for voting purposes, after notice and a hearing, pursuant to instruction (e) below.

                  d. Instruction (b) shall not apply when the Debtors have filed an objection to a Claim solely seeking to reclassify such Claim. In that case, the holder of such Claim will receive solicitation materials and/or Ballots reflecting their voting rights for both: (i) as if the Debtors' reclassify only objection is granted, and (ii) as if the Debtors' reclassify only objection is denied. Such Ballots will be counted as though the Debtors' reclassification objection has been denied unless the Court grants the Debtors' reclassify only objection before the Voting Deadline. Additionally, a copy of the Notice attached hereto as Exhibit F, explaining that two Ballots shall be sent to the Holder of any such Claim receiving multiple solicitation materials and/or ballots as a result of the Debtors' reclassify only objection;

                  e. If a creditor is: (i) not entitled to vote pursuant to instruction (b) above; or (ii) not entitled to vote its claim in full pursuant to instruction (c) above, and the creditor believes that it should be entitled to vote its Claim on the Plan as filed, then such creditor must serve on the Debtors and file with the Court a motion for an order pursuant to Fed. R. Bankr. P. 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed and received by the Debtors by 4:00 p.m. Eastern Time on the date that is thirty (30) days prior to the Confirmation Hearing. With regard to any timely filed Rule 3018(a) Motions, the Debtors may file a response no later than one (1) business day before the hearing on the 3018(a) Motions. The Debtors further request that the Court consider timely filed Rule 3018(a) Motions, if any, at the Confirmation Hearing; and

(4) For purposes of this instruction, the adversary actions filed by the Debtors relating to certain reclamation demands listed on Exhibit G shall constitute objections in both classification and amount to those demand claims. However, such claimants will not be required to file a 3018(a) motion to vote their claim as filed. Instead, the Debtors will solicit such claimants with Ballots reflecting their asserted claims (which are the "high amounts" on Exhibit G); provided however, the Debtors' Solicitation Agent will track the voting of such Ballots at both the high value and the Debtors' reduced value as calculated under the revised methodology proposed by the Reclamation Committee's advisors (which are the "low amount" on Exhibit G). If the final vote on the Plan is materially affected by the difference in the high and low values of these reclamation demands, the Debtors reserve the right to request the Court to estimate said claims for voting purposes. The listing of these claims in both the high and low amounts does not constitute an admission by any party for purposes of any such estimation process, or otherwise.

                  f. Ballots cast by creditors who timely file proofs of Claim for only unliquidated, contingent or unknown amounts that are not the subject of a pending objection will be counted for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will be counted in the amount of $1.00 for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code. However, Ballots cast by creditors who file timely proofs of Claim with liquidated portions in addition to unliquidated, contingent or unknown amounts that are not subject to a pending objection shall be counted in the amount asserted in the liquidated portion of such Claim for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code; and

                  g. Creditors holding claims in a class that is designated as impaired and entitled to vote under the Plan shall receive only the Ballot appropriate for that impaired class. To avoid duplication and reduce expenses, creditors who have filed duplicate claims in any given class shall be entitled to receive only one Ballot for voting their claims with respect to that class.(5)

         27. To ensure that its vote is counted, each Holder of a Claim must:

                  a.       complete a Ballot;

                  b. indicate whether it is voting to accept or reject the Plan in the boxes provided in the respective Ballot; and

                  c. sign and return the Ballot to the address set forth on the envelope enclosed therewith on or prior to the Voting Deadline, or in the case of a Beneficial Holder whose securities are held in the name of a Nominee, in sufficient time to permit the Nominee to include its vote in the applicable Master Ballot and return the Master Ballot to the Solicitation Agent on or prior to the Voting Deadline.

         28. The following general voting procedures and standard assumptions shall be used to tabulate the votes cast with respect to the Plan:

                  a. Except to the extent determined by the Debtors and the Committee, the Debtors will not accept or count any Ballots or Master Ballots received after the Voting Deadline. Such determinations will be disclosed in the voting report and any such determination by the Debtors and the Committee shall be subject to de novo review by this Court;

                  b. Creditors shall not be allowed to split their vote within a Claim; thus, each creditor that splits its vote shall be deemed to have voted the full amount of its Claim to accept the Plan;

---------------

(5) Attached hereto as Exhibit H is a list of all multi-debtor claims that will receive only one Ballot for their identical claims asserted in the same class of the Plan for purposes of this instruction.

                  c. The method of delivery of Ballots and Master Ballots to the Solicitation Agent is at the election and risk of each Holder; provided that, except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot or Master Ballot is actually received by the Solicitation Agent;

                  d. The Solicitation Agent must receive an original executed Ballot or Master Ballot; delivery of a Ballot or Master Ballot by facsimile, email or any other electronic means will not be accepted or counted;

                  e. Any Ballot or Master Ballot not sent to the Solicitation Agent, but instead, sent to (i) the Debtors, (ii) any indenture trustee or agent, or
                           (iii) the Debtors' or the Committee's financial or legal advisors shall not be accepted or counted;

                  f. The Debtors and the Committee expressly reserve the right to amend Plan terms at any time, and from time to time (subject to compliance with section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification). If the Debtors materially change any Plan terms or waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation period, in each case, to the extent directed by the Court;

                  g. If multiple Ballots or Master Ballots are received from, or on behalf of, an individual Holder for the same Claim prior to the Voting Deadline, the last Ballot or Master Ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot or Master Ballot;

                  h. All Ballots executed by a Holder of Claims which do not indicate an acceptance or rejection of the Plan or which indicate both an acceptance and rejection of the Plan shall not be counted;

                  i. Any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, who signs a Ballot or Master Ballot must
                           (i) indicate his or her capacity as such when signing and, (ii) unless otherwise determined by the Debtors, submit proper evidence of such authority to act on behalf of a beneficial interest Holder in form and content satisfactory to the Debtors and the Committee;

                  j. To the extent that conflicting votes or over-votes are submitted by a Nominee, the Solicitation Agent will attempt to reconcile discrepancies with the Nominee;

                  k. To the extent that over-votes on a Master Ballot are not reconcilable prior to the Debtors' preparation of the vote certification, the Solicitation Agent will apply the votes to accept and reject the Plan in the same proportion as the votes to accept or reject the Plan submitted on the Master Ballot that contained the over vote but only to the extent of the Nominee's position in the applicable Old Notes;

                  l. The Debtors, in consultation with the Committee, without notice, subject to contrary order of the Court, may waive any defect in any Ballot or

                           Master Ballot at any time, either before or after the close of voting, and without notice. Such determinations (including identification of Ballots not counted as a result of any defects) will be disclosed in the voting report and any such determination by the Debtors and the Committee shall be subject to de novo review by this Court;

                  m. Any Holder of a Claim who has delivered a valid Ballot may withdraw its vote solely in accordance with Fed. R. Bankr. P. 3018(a);

                  n. The Debtors' and the Committee's interpretation of the terms and conditions of the Plan pertaining to solicitation procedures shall be final and binding on all parties, unless otherwise directed by the Court;

                  o. The Debtors and the Committee reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Such determinations will be disclosed in the voting report and any such determination by the Debtors and the Committee shall be subject to de novo review by this Court; and

                  p. Neither the Debtors, the Committee, nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to the Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofor been cured or waived) will not be counted.

         29. The following procedures, in addition to the aforementioned procedures, apply to the Holders of Old Notes (collectively, the "Beneficial Holder Claims"), which under the Plan fall within Class 6-General Unsecured
Claims:

                  a. The Debtors shall distribute a Ballot to each record Holder of the Beneficial Holder Claims as of the Voting Record Date;

                  b. The Debtors shall also distribute a Master Ballot and an appropriate number of copies of Solicitation Packages (including Class 6 Ballots) to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold their Beneficial Holder Claims. Each Nominee will be requested to immediately distribute the Solicitation Packages to all Beneficial Holders for which it holds the Beneficial Holder Claims;

                  c. Each Nominee must summarize the individual votes of the Beneficial Holders on whose behalf it holds the Old Notes Claims from their individual Ballots on a Master Ballot and return such Master Ballot to the Solicitation Agent;

                  d. Each Beneficial Holder of the Beneficial Holder Claims holding as a record Holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent;

                  e. Each Beneficial Holder of the Beneficial Holder Claims who holds in "street name" through a Nominee shall vote on the Plan by promptly completing and signing a Ballot and returning it to its Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline;

                  f. Any Ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan unless and until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder;

                  g. If a Beneficial Holder holds its Beneficial Holder Claims through more than one Nominee, such Beneficial Holder must execute a separate Ballot for each block of the Beneficial Holder Claims that it holds through any one Nominee and return each such Ballot to the Nominee that holds of record the applicable Beneficial Holder Claims;

                  h. If a Beneficial Holder holds a portion of its Beneficial Holder Claims through a Nominee and another portion directly or in its own name as a record Holder, such Beneficial Holder should follow the procedures described herein with respect to voting each such portion separately; and

                  i. Nominees which are participants with The Depository Trust Company ("DTC"), shall not be permitted to cast votes on behalf of their Beneficial Holders in excess of their respective positions in the DTC as of the Voting Record Date.

         30. With respect to Solicitation Packages or Notices returned by the United States Postal Service as undeliverable, the Debtors are not required to re-mail such Solicitation Packages or Notices, as the case may be, to entities whose addresses differ from the addresses in the claims register or the Debtors' records as of the Voting Record Date.

         31. The Debtors are authorized, but not directed, to reimburse any Nominee, and any of their agents, only for their reasonable, actual and necessary out-of-pocket expenses incurred in performing the tasks described above (subject to the Court retaining jurisdiction to resolve any disputes over any request for reimbursement).

         32. The Debtors are authorized and empowered to take all actions and execute such other documents as may be necessary to implement the relief granted herein.

         33. Claims (a) of (i) professionals not retained by the Debtors, the Committee or the OCRC under section 327 or 363 of the Bankruptcy Code alleging beneficial or necessary fees towards completion of these cases as outlined in section 330 of the Bankruptcy Code and/or (ii) any other party for fees for allegedly substantial contribution under section 503(b) of the Bankruptcy Code, and (b) arising on or before June 1, 2004, shall be filed no later than 5:00 p.m. Eastern Time on June 28, 2004. Any such claims arising after June 1, 2004, shall be filed no later than 45 days after the Effective Date.

         34. This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

Dated:                      , 2004
       ---------------------
                                           ------------------------------------
                                           The Honorable Mary F. Walrath
                                           Chief United States Bankruptcy Judge

                         FLEMING COMPANIES, INC., ET AL.

                              DISCLOSURE STATEMENT

                                    EXHIBIT 3




                                  INTRODUCTION:
                      FINANCIAL INFORMATION AND PROJECTIONS

                                    EXHIBIT 3
                      FINANCIAL INFORMATION AND PROJECTIONS
                                   (UNAUDITED)

                    (All $$ in 000's Unless Otherwise Noted)

The financial projections ("Projections") contained herein reflect numerous assumptions, including the confirmation and consummation of the Third Amended Plan of Reorganization (the "Plan") for Fleming Companies, Inc.1, et al. as filed with the Bankruptcy Court. The Projections should be viewed in conjunction with a review of these assumptions including the qualifications and footnotes as set forth herein. The Projections were prepared by management in good faith based upon assumptions believed to be reasonable. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. Actual results may vary materially from those presented. The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants ("AICPA") and have not been audited.

The Projections are based on the assumption that the Debtors will emerge from Chapter 11 on July 31, 20042 ("Effective Date"), with a new parent holding company, Core-Mark Newco. Core-Mark Newco and the Reorganized Debtors (collectively referred to herein as "Core-Mark Newco") will conduct operations centered around the Debtors' former Fleming Convenience businesses still in operation. Additionally, two trusts will be formed on the Effective Date; the Post-Confirmation Trust ("PCT") and the Reclamation Creditors' Trust ("RCT").

The Projections include (a) the Fleming Companies Inc., et al. Pre-Reorganization Balance Sheet as projected at July 31, 2004 (Exhibit 3A); (b) adjustments to the Pre-Reorganization Balance Sheet to reflect projected payments and borrowings made as a result of consummation of the Plan and adjustments pursuant to the principles of "fresh-start accounting" as required by Statement of Position 90-7 ("SOP 90-7") issued by the AICPA (Exhibit 3A); (c) projected assets and liabilities contributed to the PCT; (Exhibit 3A); (d) the opening balance sheets for Core-Mark Newco, the PCT, and the RCT (Exhibit 3A);
(e) post-Effective Date balance sheets, income statements, and statements of cash flows for Core-Mark Newco (Exhibit 3B); (f) post- Effective Date statements of assets and liabilities and cash receipts and disbursements for the PCT (Exhibit 3C); and (g) post- Effective Date statements of assets and liabilities and cash receipts and disbursements for the RCT (Exhibit 3D).

The Projections are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially include, but are not limited to, Core-Mark Newco's ability to operate their business consistent with their projections, comply with the covenants of their financing agreement, attract and retain key executives and customers, and respond to adverse regulatory actions taken by the federal and state governments, the accuracy of the Debtors' estimates with regards to the timing and realization of the recoveries of assets and the payments of Claims, the amount of expenses projected to recognize such recoveries and reconcile such Claims, and the PCT's and RCT's ability to prevail in various litigation and other adversarial matters or realize the proceeds from the collections of various amounts outstanding. THE LIMITED NATURE OF THE DUE DILIGENCE WHICH THE OCRC HAS CONDUCTED TO DATE DOES NOT ENABLE THE OCRC TO CONFIRM INDEPENDENTLY THE PROJECTED RESULTS OUTLINED BY THE DEBTORS.




----------
1 Capitalized terms not defined herein shall have the meaning set forth in the Plan.

2 If the Effective Date of the Plan is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.

                         FLEMING COMPANIES, INC., ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3A





                            PRO FORMA BALANCE SHEETS

                                   EXHIBIT 3A
           FLEMING COMPANIES, INC., ET AL. - PRO FORMA BALANCE SHEETS
                               AS OF JULY 31, 2004
                                   (Unaudited)

                                                       JUL-04
                                                  FLEMING CO. INC.,         EMERGENCE &             ESCROW FUNDING
                                                  ET AL. PRE-REORG         "FRESH START"           & EXIT FINANCING
(dollars in thousands)                            BALANCE SHEET (1)       ADJUSTMENTS (2)             ADJUSTMENTS
                                                  -----------------      -----------------         -----------------
ASSETS:
Cash & equivalents                                $         108,837      $              --         $         (27,837)(9)
Restricted cash                                             114,450                     --                   (22,227)(10)
Trade accounts receivable & royalty, net                    150,216                     --                        --
Other receivables                                           266,098                (15,158)(3)                    --
Inventories, net                                            180,811                     --                        --
Other current assets                                         33,179                     --                        --

                                                  -----------------      -----------------         -----------------
   TOTAL CURRENT ASSETS                           $         853,592      $         (15,158)        $         (50,064)

Property plant & equipment, net                              48,181                (48,181)(4)                    --
Reorganization value in excess of                                --                     --
  amounts allocable to identifiable assets                       --                     --                        --
Other assets                                                 38,074                (43,038)(5)                 4,963(11)
                                                  -----------------      -----------------         -----------------
   TOTAL NON-CURRENT ASSETS                                  86,255                (91,219)                    4,963

                                                  -----------------      -----------------         -----------------
   TOTAL ASSETS                                   $         939,847      $        (106,377)        $         (45,101)
                                                  =================      =================         =================

LIABILITIES & SHAREHOLDERS' EQUITY/(DEFICIT):

Short-term debt                                   $              --                     --                    41,300(12)
Accounts payable & accrued liabilities                      390,338                     --                   (17,500)(13)
Cigarette & tobacco taxes payable                            61,345                     --                        --
Taxes payable & deferred taxes                                6,427                 (2,727)(6)                    --
Other current liabilities                                        --                     --                        --

                                                  -----------------      -----------------         -----------------
   TOTAL CURRENT LIABILITIES                      $         458,109      $          (2,727)        $          23,800

Long-term debt                                                   --                     --                    60,000(14)
Other long-term liabilities                                  45,165                     --                        --

                                                  -----------------      -----------------         -----------------
   TOTAL LIABILITIES                              $         503,274      $          (2,727)        $          83,800

   TOTAL LIABILITIES SUBJECT TO COMPROMISE        $       2,186,715             (2,057,814)(7)              (128,901)(15)

Shareholders' equity/(deficit)                           (1,750,142)             1,954,164(8)                     --
                                                  -----------------      -----------------         -----------------
   TOTAL LIABILITIES & EQUITY                     $         939,847      $        (106,377)        $         (45,101)
                                                  =================      =================         =================


                                                   ASSETS & LIABS.           ASSETS & LIABS.                JUL-04
                                                   TRANSFERRED TO            TRANSFERRED TO               CORE-MARK
                                                    POST-CONFIRM.              RECL. CRED.              NEWCO OPENING
(dollars in thousands)                                TRUST (16)               TRUST (20)              BALANCE SHEET (24)
                                                  -----------------         -----------------         ------------------
ASSETS:
Cash & equivalents                                $          55,000         $           6,000         $          20,000
Restricted cash                                              25,643                        --                    66,580
Trade accounts receivable & royalty, net                     18,000                        --                   132,216
Other receivables                                            43,000                   134,000                    73,940
Inventories, net                                                 --                        --                   180,811
Other current assets                                             --                        --                    33,179

                                                  -----------------         -----------------         -----------------
   TOTAL CURRENT ASSETS                           $         141,643         $         140,000         $         506,727

Property plant & equipment, net                                  --                        --                        --
Reorganization value in excess of
  amounts allocable to identifiable assets                       --                        --                        --
Other assets                                                     --                        --                        --
                                                  -----------------         -----------------         -----------------
   TOTAL NON-CURRENT ASSETS                                      --                        --                        --

                                                  -----------------         -----------------         -----------------
   TOTAL ASSETS                                   $         141,643(17)     $         140,000(21)     $         506,727
                                                  =================         =================         =================

LIABILITIES & SHAREHOLDERS' EQUITY/(DEFICIT):

Short-term debt                                   $              --         $              --         $          41,300
Accounts payable & accrued liabilities                      105,893                   120,000                   146,945
Cigarette & tobacco taxes payable                                --                        --                    61,345
Taxes payable & deferred taxes                                   --                        --                     3,700
Other current liabilities                                        --                        --                        --

                                                  -----------------         -----------------         -----------------
   TOTAL CURRENT LIABILITIES                      $         105,893         $         120,000         $         253,290

Long-term debt                                                   --                        --                    60,000
Other long-term liabilities                                      --                        --                    45,165

                                                  -----------------         -----------------         -----------------
   TOTAL LIABILITIES                              $         105,893(18)     $         120,000(22)     $         358,455

   TOTAL LIABILITIES SUBJECT TO COMPROMISE        $              --         $              --         $              --

Shareholders' equity/(deficit)                               35,750(19)                20,000(23)               148,272
                                                  -----------------         -----------------         -----------------
   TOTAL LIABILITIES & EQUITY                     $         141,643         $         140,000         $         506,727
                                                  =================         =================         =================

                                   EXHIBIT 3A
                            PRO FORMA BALANCE SHEETS
                                   (UNAUDITED)

                    (All $$ in 000's unless otherwise noted)


1. The Pre-Reorganization Balance Sheet for Fleming Companies, Inc., et al. is based upon the Debtors' estimates of the results of operations of the Debtors' estates through July 31, 2004, the assumed Effective Date of the Plan.

2. The pro forma balance sheet adjustments contained herein account for the reorganization and related transactions pursuant to the Plan using the principles of "fresh-start" accounting as required by SOP 90-7 issued by the AICPA. The fresh start adjustments are based on an estimated Core-Mark Newco reorganization value of $290 million and the transfer of the assets and liabilities to the PCT at their estimated realizable value and payment obligation amount. Under SOP 90-7, if reorganization value is greater than the tangible assets, reorganization value is allocated first to tangible assets, then to identifiable intangible assets, and lastly to excess reorganization value. In the case of Core-Mark Newco, the projected value of tangible assets exceeds the estimated enterprise value and the difference is booked as an extraordinary gain. In the case of the PCT and RCT, the value of estimated recoverable assets exceeds the estimated liabilities transferred to the PCT and RCT. Actual adjustments will be determined at a later date and may be materially different from those presented herein, based upon completion of asset appraisals and other factors.

3. Pursuant to SOP 90-7, certain vendor debit balances estimated to be uncollectable net of estimated collectable vendor litigation recoveries are written off.

4. Pursuant to SOP 90-7, Core-Mark Newco net property, plant & equipment is written-down because the Core-Mark Newco enterprise value is less than the value of the Core-Mark Newco current assets.

5. Pursuant to SOP 90-7, other assets including Core-Mark Newco assets are written-off as a result of the enterprise value being less than the value of the Core-Mark Newco current assets.

6. Pursuant to SOP 90-7, certain Core-Mark Newco tax-related liabilities are written off to adjust to the true value of the liabilities upon emergence.

7. Represents the elimination of certain liabilities subject to compromise based on the forgiveness of debt as provided for in the Plan.

8. The adjustment to shareholders' equity & retained earnings is the result of generating income through debt forgiveness, offset by the write-down of assets and elimination of retained earnings.

9. The net adjustment to cash reflects the net of the following receipts & disbursements at confirmation:

                RECEIPTS:
                Tranche B proceeds                                             $60,000
                Exit Financing Facility borrowing                               41,300
                Return of cash collateralized for LCs                           59,683
                                                                                ------
                Total receipts                                                                         160,983

                DISBURSEMENTS:
                Repayment of bank debt                                        $128,901
                Exit financing fee & Tranche B fees                              4,963
                Escrow for professional fees                                    38,800
                Escrow related to FSA damage reserve                            16,156
                                                                                ------
                Total disbursements                                                                    188,820
                                                                                                     ---------

                Net change in cash                                                                   ($27,837)
                                                                                                     =========

10.      The adjustment to restricted cash reflects the following:

                Return of cash collateral related to LCs                                              ($59,683)
                Transfer of cash to DSD settlement Trustee                                             (17,500)
                Escrow of cash related to FSA damage reserve                                            16,156
                Escrow for professional fees                                                            38,800
                                                                                                        ------
                Net change in restricted cash                                                          $22,227
                                                                                                       =======


11. Represents the fees paid for the Core-Mark Newco Exit Financing Facility and Tranche B Loan which are booked as deferred financing assets but subsequently written-off as a Fresh Start adjustment.

12.      Represents the borrowing at emergence on the Exit Financing Facility.

13. Represents the reduction in accounts payable for the DSD class as a result of payment from the DSD escrow to the DSD settlement fund and accrued professional fees as a result of the funding of the escrow for unpaid professional fees including holdbacks and success fees.

14.      Adjustment reflects the proceeds of Tranche B Loan.

15.      Reflects the re-payment of the pre-petition bank debt.

16. The values of the assets contributed to the PCT are stated on the basis of the amount of cash the Debtors expect to recover from the pursuit of the collection of these assets, based on the Debtors' review of the underlying detail of the components of each asset category. The ultimate recovery takes into account a number of factors, including the length of time and amount of resources available to pursue such collections through a combination of settlements, litigation, and arbitration. Such assumptions will vary between pursuits of recoveries through an ongoing trust vehicle from the conditions expected in a liquidation environment. No amounts have been included for contingent items, such as miscellaneous causes of actions, purchase escrows, etc. where no reliable estimate of recovery could be made. The liabilities of the PCT have been estimated at the amount that the Debtors expect to ultimately pay, using their best business judgment at the time the estimates were made. Results between the estimated amount and the amount the Debtors ultimately pay may be expected to vary. The limited nature of the due diligence which the OCRC has conducted to date does not enable the OCRC to confirm independently the projected results outlined by the Debtors.

17.      The estimated assets transferred to the PCT are as follows:

                Cash & equivalents                                                                     $55,000
                Restricted  cash
                   PACA                                                         $8,762
                  Other                                                            725
                   FSA Reserve (a)                                              16,156
                                                                                ------
                Total restricted  cash                                                                  25,643
                Trade accounts receivable & royalty, net
                   Accounts receivable (b)                                      15,000
                   Royalties due (c)                                             3,000
                                                                                 -----
                Total trade accounts receivable & royalty, net                                          18,000
                Litigation claims recovery
                   Vendor deduction collections (d)                             15,000
                   Preference and litigation recoveries (e)                     28,000
                                                                                ------
                Total litigation claims recovery                                                        43,000
                                                                                                        ------
                Total assets transferred                                                              $141,643
                                                                                                      ========

         (a) The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential setoff rights of parties to facility standby agreements ("FSA") whose notes have been sold in connection with the sale of the Wholesale Distribution Business to C&S Acquisition, LLC. The Debtors are authorized to reduce the amount in the reserve upon settlement of the note balance with the FSA counter party. At the Effective Date, the amount of the reserve is assumed to be $16.2 million, which is not necessarily the amount that the Debtors believe is subject to setoff by the FSA counter parties.

         (b) The Debtors reviewed each of the over 3,000 wholesale accounts to be transferred to the PCT with a currently outstanding balance, which exceeds $72 million. A low and high probability of collection was applied to each account, resulting in anticipated collections ranging between $17 million and $25 million. The Debtors identified the mid-range between these amounts of $21 million. The Debtors then estimated the amount of collections that will be received prior to July 31 to be $6 million, resulting in estimated collections by the PCT of $15 million. The Debtors project that many of these accounts will ultimately be collected in a litigation or arbitration environment and that collection activities will stretch into 2006.

         (c) As part of the asset purchase agreement with C&S, certain royalties related to the continuation of service by C&S or its follow-on buyers to previous wholesale customers of the Debtors were to be paid quarterly through 2008. The Debtors estimate, based on the retention of the Debtors' previous customers reported to the Debtors by C&S or its follow-on buyers, that approximately $3 million remains outstanding from one of the C&S follow-on buyers.

         (d) The Debtors have certain assets that are due and payable from non-reclamation creditors that the Debtors believe are not subject to setoff against pre-petition debts. These assets include accounts receivables from vendors for promotional activities that were earned during the post-petition period in the normal course of operations and are due and payable. These assets also include certain excess payments made to vendors during the post petition period in excess of the value of product received in return from the vendor. The Debtors also believe that vendors are holding certain funds of the Debtors that were collected by the vendors both pre-petition and post-petition for product sold from Fleming to military commissaries. Finally, the Debtors believe that certain vendors violated the critical trade vendor program and, as such, amount received by the vendors under that program are to be repaid to the Debtors. The Debtors believe the estimated collections from the above referenced vendor receivables will generate proceeds to the PCT of approximately $15 million.

         (e) During the 90 days preceding the Debtors bankruptcy filing, the Debtors made payments to non-reclamation creditors in a total amount of $1.8 billion. Such payments are subject to recovery and the Debtors plan to pursue such assets through the PCT. The Debtors have evaluated the potential defenses available to the creditors that received these payments, including new value provided and an assessment of whether or not payments were made in the ordinary course of business. Based on the Debtors analysis of such defenses, the Debtors believe net proceeds that will be recovered by the PCT will approximate $28 million. The preceding estimate does not include any amount for those actions for which a recovery amount cannot be currently estimated.

18. The estimated accounts payable and accrued liabilities to be transferred to the PCT are as follows:

                General accounts payable                                               $3,000
                PACA and other                                                          9,487
                Priority & property tax Claims                                         20,250
                Health & welfare benefits                                               5,000
                FSA damage Claims (a)                                                  16,156
                Severance & stay program                                               27,000
                Convenience Claims                                                      1,000
                Non-tax priority Claims                                                 6,000
                Other administrative Claims                                            17,000
                Other secured Claims                                                    1,000
                                                                                     --------

                Total liabilities transferred                                        $105,893
                                                                                     ========


19. The excess of assets over liabilities transferred to the PCT is estimated to be $35.75 million. This excess is available to pay the operating expenses of the PCT and to accrue to the benefit of the beneficiaries of the PCT as described in the Plan.

20. The values of the assets contributed to the RCT are stated on the basis of the amount of cash the Debtors expect will be recovered from the pursuit of the collection of the RCT assets, based on the Debtors' review of the underlying detail of the components of each asset category. The ultimate recovery takes into account a number of factors, including the length of time and amount of resources available to pursue such collections through a combination of settlements, litigation, and arbitration. Such assumptions will vary between pursuits of recoveries through an ongoing trust vehicle from the conditions expected in a liquidation environment. The liabilities of the RCT have been estimated at the amount that the Debtors expect will ultimately be paid, using their best business judgment at the time the estimates were made. Results between the estimated amount and the amount ultimately paid may be expected to vary. The limited nature of the due diligence which the OCRC has conducted to date does not enable the OCRC to confirm independently the projected results outlined by the Debtors.

21.      The estimated assets transferred to the RCT are as follows:

                Cash & equivalents (a)                                                                  $6,000
                Litigation claims recovery
                   Vendor deduction collections (b)                            $94,000
                   Preference and litigation recoveries (c)                     40,000
                                                                                ------
                Total litigation claims recovery                                                       134,000
                                                                                                       -------
                Total assets transferred                                                              $140,000
                                                                                                      ========


         (a) Cash & equivalents is comprised of $3.0 million in cash for the administration of the RCT and $3.0 million transferred from certain vendor collections subsequent to march 23, 2004 which, under the terms of the Plan, are to be held for the benefit of the RCT.

         (b) The Debtors have certain assets that are due and payable from reclamation creditors that the Debtors believe are not subject to setoff against pre-petition debts. These assets include accounts receivables from vendors for promotional activities that were earned during the post-petition period in the normal course of operations and are due and payable. These assets also include certain excess payments made to vendors during the post petition period in excess of the value of product received in return from the vendor. The Debtors also believe that vendors are holding certain funds of the Debtors that were collected by the vendors both pre-petition and post-petition for product sold from Fleming to military commissaries. Finally, the Debtors believe that certain vendors violated the critical trade vendor program and, as such, amount received by the vendors under that program are to be repaid to the Debtors. The Debtors believe the estimated collections from the above referenced vendor receivables will generate proceeds to the RCT of approximately $94.0 million.

         (c) During the 90 days preceding the Debtors' bankruptcy filing, the Debtors made payments to reclamation creditors in a total amount of $2.2 billion. Such payments are subject to recovery and the Debtors plan to pursue such assets through the RCT. The Debtors have evaluated the potential defenses available to the creditors that received these payments, including new value provided and an assessment of whether or not payments were made in the ordinary course of business. Based on the Debtors' analysis of such defenses, the Debtors believe net proceeds that will be recovered by the RCT will approximate $40.0 million. The preceding estimate does not include any amount for those actions for which a recovery amount cannot be currently estimated.

22. The estimated accounts payable and accrued liabilities to be transferred to the RCT are as follows:

                TLV Reclamation Claims (Class 3B) (a)                                 $50,000
                Non-TLV Reclamation Claims (Class 5) (b)                               70,000
                                                                                       ------

                Total liabilities transferred                                        $120,000
                                                                                     ========

         (a) TLV Reclamation Claims (Class 3B) consist of those claims asserted under 546(c)(2) of the Bankruptcy Code for those holders who participated in the Trade Credit Program as outlined in the Final DIP Order. Allowed TLV Reclamation Claims shall earn interest which shall begin to accrue sixty
                  (60) days after the Effective Date at the Wall Street Journal listed prime rate. The Debtors estimate that Allowed TLV Claims will total approximately $50.0 million.

         (b) Non-TLV Reclamation Claims consist of those claims asserted under 546(c)(2) of the Bankruptcy Code for those holders who did not participate in the Trade Credit Program as outlined in the Final DIP Order. The Debtors estimate that Allowed TLV Reclamation Claims will total approximately $70.0 million. The foregoing amount reflects the reduction in the amount of $13.0 million for the Prepetition Non-TLV Reclamation Claim Reduction outlined in the Revised Term Sheet.

23. The excess of assets over liabilities transferred to the RCT is estimated to be $20.0 million. This excess is available to pay the operating expenses of the RCT, estimated to approximate $8.9 million from the Effective Date through 2006. In the event that there is a surplus after satisfaction of all Reclamation Claims, such additional proceeds shall be applied as follows:

         1.       To Core-Mark Newco for any advances under the TLV or Non-TLV
                  Guaranty;

         2.       To the Prepetition Non-TLV Reclamation Claim Reduction;

         3. To Core-Mark Newco for any advances under the Administrative Claim Guaranty;

         4. Any amount of "Ad Hoc Committee" professional fees which have not been reimbursed by allowance of an Administrative Claim; and

         5.       To the PCT.

24. Opening Balance Sheet for Core-Mark Newco created pursuant to the Plan. See Exhibit 3B.

                         FLEMING COMPANIES, INC., ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3B



                      CORE-MARK NEWCO FINANCIAL PROJECTIONS

                                   EXHIBIT 3B
                                 CORE-MARK NEWCO
                       PROJECTED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                            PROJECTED
                                                                     -----------------------------------------------------------
                                                     PROJECTED                FOR THE 12 MONTHS ENDING DECEMBER 31,
                                                   5 MOS. ENDING     -----------------------------------------------------------
(dollars in thousands)                               12/31/2004         2005            2006            2007            2008
                                                   -------------     -----------     -----------     -----------     -----------
Net Sales                                            $ 1,667,279     $ 4,247,343     $ 4,575,090     $ 4,935,534     $ 5,312,870
Cost of Sales                                          1,566,647       3,995,526       4,301,530       4,640,632       4,995,228
                                                     -----------     -----------     -----------     -----------     -----------
    GROSS PROFIT                                         100,632         251,818         273,560         294,902         317,642

Selling, general & administrative expenses                84,787         208,588         219,297         228,110         241,694

                                                     -----------     -----------     -----------     -----------     -----------
    TOTAL OPERATING EXPENSES                              84,787         208,588         219,297         228,110         241,694

Operating income/(loss)                                   15,845          43,230          54,263          66,792          75,949
Interest Expense                                           5,017          10,496           9,136           7,780           5,947
                                                     -----------     -----------     -----------     -----------     -----------
    INCOME/(LOSS) BEFORE INCOME TAXES                     10,828          32,733          45,127          59,012          70,002

Provision/(benefit) from income taxes                      4,331          13,093          18,052          23,604          28,001
                                                     -----------     -----------     -----------     -----------     -----------
NET INCOME/(LOSS)                                    $     6,497     $    19,640     $    27,076     $    35,407     $    42,001
                                                     ===========     ===========     ===========     ===========     ===========

                                   EXHIBIT 3B
                                 CORE-MARK NEWCO
                            PROJECTED BALANCE SHEETS
                                   (Unaudited)

                                                                                           PROJECTED
                                                                 -----------------------------------------------------------------
                                                     PROJECTED                            DECEMBER 31,
                                                      JULY 31,   -----------------------------------------------------------------
(dollars in thousands)                                 2004         2004         2005           2006         2007          2008
                                                     ---------   ---------     ---------     ---------     ---------     ---------
ASSETS:
Cash & equivalents                                   $  20,000   $  20,000     $  20,000     $  20,000     $  20,000     $  20,000
Restricted cash                                         66,580      15,982        15,982        15,982        15,982        15,982
Trade accounts receivable                              132,216      97,197       144,841       154,755       165,288       178,503
Other receivables                                       73,940      74,707        71,867        68,899        65,659        64,928
Inventories, net                                       180,811     159,148       148,404       159,954       172,602       186,465
Other current assets                                    33,179      32,125        32,125        32,125        32,125        32,125
                                                     ---------   ---------     ---------     ---------     ---------     ---------
    TOTAL CURRENT ASSETS                               506,727     399,159       433,219       451,715       471,657       498,002

Property plant & equipment, net                             --       2,739        11,311        18,688        24,847        29,836
Other assets                                                --         261         2,248         2,673         2,673         2,673

                                                     ---------   ---------     ---------     ---------     ---------     ---------
    TOTAL NON-CURRENT ASSETS                                --       3,000        13,559        21,361        27,520        32,509

                                                     ---------   ---------     ---------     ---------     ---------     ---------
    TOTAL ASSETS                                     $ 506,727   $ 402,159     $ 446,779     $ 473,077     $ 499,177     $ 530,511
                                                     =========   =========     =========     =========     =========     =========

LIABILITIES & SHAREHOLDERS' EQUITY/(DEFICIT):
Short-term debt                                      $  41,300   $   1,179     $  12,947     $  20,820     $  24,005     $  25,131
Accounts payable & accrued liabilities                 146,945      96,595       128,478       131,926       135,685       139,653
Cigarette & tobacco taxes payable                       61,345      50,354        60,379        64,412        68,804        71,204
Taxes payable & deferred taxes                           3,700       3,700            --            --            --            --

                                                     ---------   ---------     ---------     ---------     ---------     ---------
    TOTAL CURRENT LIABILITIES                          253,290     151,828       201,804       217,158       228,494       235,988

Long-term debt - Tranche B                              60,000      50,901        35,813        27,080        12,300            --
Other long-term liabilities                             45,165      44,661        34,754        27,354        21,492        15,630

                                                     ---------   ---------     ---------     ---------     ---------     ---------
    TOTAL LIABILITIES                                  358,455     247,390       272,370       271,592       262,285       251,618

Shareholders' equity/(deficit)                         148,272     154,769       174,408       201,485       236,892       278,893
                                                     ---------   ---------     ---------     ---------     ---------     ---------
    TOTAL LIABILITIES & EQUITY                       $ 506,727   $ 402,159     $ 446,779     $ 473,077     $ 499,177     $ 530,511
                                                     =========   =========     =========     =========     =========     =========

                                   EXHIBIT 3B
                                 CORE-MARK NEWCO
                        PROJECTED STATEMENTS OF CASH FLOW
                                   (Unaudited)

                                                                                              PROJECTED
                                                                        --------------------------------------------------------
                                                        PROJECTED                FOR THE 12 MONTHS ENDING DECEMBER 31,
                                                      5 MOS. ENDING     --------------------------------------------------------
(dollars in thousands)                                 12/31/2004          2005            2006          2007            2008
                                                      -------------     -----------    -----------    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                         $     6,497      $    19,640    $    27,076    $    35,407    $    42,001
    Depreciation, amortization & other non-cash items           85            1,094          2,489          3,913          5,373
    Changes in working capital accounts                     (4,370)           4,147        (11,015)       (11,791)       (19,977)
    Changes in long-term accounts                             (764)         (11,895)        (7,825)        (5,862)        (5,862)

                                                       -----------      -----------    -----------    -----------    -----------
    CASH FLOWS FROM OPERATING ACTIVITIES                     1,447           12,986         10,725         21,668         21,535

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                                    (2,824)          (9,666)        (9,866)       (10,072)       (10,361)

                                                       -----------      -----------    -----------    -----------    -----------
    CASH FLOWS FROM INVESTING ACTIVITIES                    (2,824)          (9,666)        (9,866)       (10,072)       (10,361)

CASH FLOWS FROM FINANCING ACTIVITIES
    Other current liabilities                              (40,122)          11,768          7,873          3,185          1,126
    Long-term debt - Tranche B                              (9,099)         (15,089)        (8,732)       (14,781)       (12,300)

                                                       -----------      -----------    -----------    -----------    -----------
    CASH FLOWS FROM FINANCING ACTIVITIES                   (49,221)          (3,320)          (859)       (11,596)       (11,174)

BEGINNING CASH & CASH EQUIVALENTS BALANCE                   86,580           35,982         35,982         35,982         35,982
    Net increase/(decrease) in cash                        (50,598)               0             (0)             0              0
                                                       -----------      -----------    -----------    -----------    -----------
ENDING CASH & CASH EQUIVALENTS BALANCE                 $    35,982      $    35,982    $    35,982    $    35,982    $    35,982
                                                       ===========      ===========    ===========    ===========    ===========

                                   EXHIBIT 3B
                     CORE-MARK NEWCO PROJECTION ASSUMPTIONS
                                   (UNAUDITED)

                    (All $$ in 000's unless otherwise noted)


GENERAL ASSUMPTIONS

The Projections are aggregated from the projected opening balance sheet for Core-Mark Newco as of July 31, 2004 (see Exhibit 3A) and operating forecasts for Core-Mark Newco along with expenses and liabilities that exist as a result of the Plan. The Projections assume a generally stable economic environment with low inflation, consistent with prevailing analyst forecasts. Interest rate projections assume a stable LIBOR rate relative to rates as of the date of the Plan.

As described in the Revised Term Sheet, Core-Mark Newco will issue 3 guaranties:

         o        Core-Mark TLV Guaranty;

         o        Core-Mark Non-TLV Guaranty; and

         o        Administrative Claim Guaranty.

If the results assumed in the projections in Exhibits 3B, 3C, and 3D are realized, none of the foregoing guaranties issued by Core-Mark Newco will be called.


PROJECTED STATEMENT OF OPERATIONS

         NET SALES: Sales are projected to decline, on a year-over-year basis, by 16.2% in 2004 and increase, on a year-over-year basis, by 7.5% in 2005, 7.7% in 2006, 7.9% in 2007 and 7.6% in 2008. These growth rates assume that Core-Mark Newco is able to expand its sales to existing customers, to add additional local and regional customers and are net of the historical churn rate of approximately 4.0%. The Projections do not reflect extraordinary cigarette price increases or the addition of super-regional or national customers.

         COST OF SALES: Cost of sales is projected to be at 94.1% of sales in 2004 and 2005 and then to decrease to 94.0% from 2006 to 2008. Cost of sales is reduced by cigarette manufacturer incentive allowances and non-cigarette merchandise income, which is projected to be 2.7% of sales in 2004, then increase to 2.8% in 2005 and then remain flat at 2.9% in 2006 through 2008.

         SELLING, GENERAL & ADMINISTRATIVE EXPENSES: SG&A operating expenses are projected to improve from 5.1% of sales for the 5 months ending December 2004, to 4.9% in 2005, to 4.8% in 2006, to 4.6% in 2007 and
         4.5% in 2008. Improvements are the direct result of efficiencies gained from increased volumes, operational improvement projects and the continued integration of the Eastern divisions.

         INTEREST EXPENSE: Exit Financing Facility interest rates are based off of various spreads, which are listed in the Exit Financing Facility section below, above LIBOR based on the type of borrowing outstanding. LIBOR is assumed to remain constant throughout the projection period. The Tranche B Loan includes a LIBOR plus 9.0% cash payment interest rate, which is assumed to be paid in the month accrued, and a 3.0% PIK interest rate, which is assumed to accrue as additional funded borrowings under the Tranche B Loan.

         PROVISION / (BENEFIT) FROM INCOME TAXES: The Projections assume that income is taxed at an effective rate of 40.0% and is paid in the month accrued.

PROJECTED BALANCE SHEET AND STATEMENT OF CASH FLOW

         CASH & EQUIVALENTS: The Projections assume that systemic cash, which are payments received by Core-Mark Newco, but not yet cleared or available at the bank, remains flat at $20 million.

         RESTRICTED CASH: The Projections assume that a Canadian province will continue to require Core-Mark Newco to maintain a trust account for taxes on all cigarettes sold in the province throughout the projection period. $27.8 Million has been set-aside for this purpose. In addition, $38.8 million of restricted cash will exist at confirmation as an escrow for professional fees from the Chapter 11 cases. This amount will be paid out at the rate of $5.0 million per month in August and September with the balance of $28.8 million paid out in October of 2004.

         TRADE ACCOUNTS RECEIVABLE: Trade accounts receivable are projected to remain stable at an average of 7.9 days sales outstanding for the remainder of 2004, to increase to 8.8 in 2005, to decrease to 8.7 in 2006 and then remain flat at 8.6 for 2007 and 2008. The accounts receivable will also increase in accordance with the projected sales growth creating a use of working capital.

         INVENTORIES, NET: Net inventory is projected to fluctuate between 9.8 days of inventory on hand and 13.4 days of inventory on hand for the remainder of 2004. This is due to the steady decrease of inventory levels in the continuing Eastern divisions. The days of inventory on hand is assumed to remain flat at 9.8 for years 2005 to 2008. The inventory levels will, however, increase in accordance with the projected sales growth creating a use of working capital.

         PROPERTY, PLANT & EQUIPMENT, NET AND OTHER ASSETS: Due to SOP 90-7, Core-Mark Newco is projecting that it will emerge from Chapter 11 without any book value for its fixed assets. Accordingly, the Projections reflect the capital expenditures anticipated from August 1, 2004 forward net of applicable depreciation.

         SHORT-TERM DEBT: The Projections assume that, on the Effective Date, $107.6 million in letters of credit will be outstanding. This represents $83.8 million for casualty and workers' compensation liabilities, $19.9 million for pre-petition tax liabilities and $4.0 million for other liabilities. The Projections assume that $0.3 million will be drawn in each month of the Projections to fund casualty and workers' compensation liabilities. The Projections reflect a reduction in accrued liabilities and long-term liabilities associated with these monthly draws. It is anticipated that $9.4 million will be drawn during August 2004 for cigarette and tobacco taxes incurred prepetition. The Projections reflect the liabilities associated with these drawn letters of credit in accrued liabilities. Of the $10.4 million remaining in undrawn letter-of-credit for pre-petition tax liabilities, it is assumed that $1.2 million will remain in an outstanding letter of credit and that $9.2 million will be released. The released amount provides liquidity in the form of a reduction in the reserves for letters-of-credit netted against borrowing base availability from the Exit Financing Facility. All other letters of credit are projected to remain in place for the Projection period. The projected cash borrowings outstanding on the Effective Date will be $41.3 million with the first $10.0 million in a Term B Loan and the remaining $31.3 million in the Exit Financing Facility. The Projections assume excess cash will be used to pay down the Exit Financing Facility and cash needs will be drawn against the Exit Financing Facility.

         ACCOUNTS PAYABLE & ACCRUED LIABILITIES: The Projections assume days payable outstanding for cigarette purchases to remain at one day in advance for the US divisions and at zero for the Canadian divisions for the entire projection period. The Projections assume days payable outstanding for non-cigarette purchases will increase one day per month from August 2004 to December 2004 and then to return to normalized levels in 2005. The accounts payable levels will, however, increase in accordance with the projected sales growth creating a source of working capital.

         CIGARETTE & TOBACCO TAXES PAYABLE: The Projections assume that the days payable outstanding will remain at current levels, however the cigarette & tobacco taxes payable levels will increased in accordance with the projected sales growth creating a source of working capital.

         TAXES PAYABLE & DEFERRED TAXES: The amount reflected in this account is the amount that Core-Mark Newco believes it may owe as taxes in Canada related to cancellation of debt income.

         EXIT FINANCING FACILITY: The Projections assume an Exit Financing Facility commitment is extended to Core-Mark Newco of $250 million with the first $10 million of borrowings in a Term B Loan and the remaining borrowings in a working capital revolver. This assumption is based on an indicative term sheet received from a financial institution. The Projections allow for Core-Mark Newco to borrow up to an available amount calculated under a borrowing base formula as follows:

                  A/R advance rates of 85%
                  Blended inventory advance rates of 70%
                  A/R ineligibles of 23%
                  Gross inventory ineligibles of 10%
                  Reserves totaling $25.7 million

         Pricing assumed for the Exit Financing Facility commitment is based on an indicative term sheet received from a financial institution and include the following terms and assumptions (all interest percentages on a per annum basis):

                  Revolver - LIBOR plus 2.75%
                  Term B Loan - LIBOR plus 4.00%
                  Letters of Credit - 2.75%
                  Unused Commitment - 0.50%
                  LIBOR - 1.16%

         It is assumed that the balance outstanding is retired as cash in excess of minimum working capital becomes available.

         LONG-TERM DEBT - TRANCHE B: The Projections assume an initial borrowing of $60.0 million for working capital needs and to fund payments made on the Effective Date. The Projections assume a cash interest rate of LIBOR plus 9.0% and a PIK interest of 3.0%. The cash interest is assumed to be paid in the month accrued.

         At the end of each calendar quarter, the Projections calculate Core-Mark Newco's excess liquidity as defined in the Tranche B indicative term sheet. The Tranche B Loan is first paid down with any excess cash generated and then by borrowings against the Exit Financing Facility as borrowing base availability is generated.

         OTHER LONG-TERM LIABILITIES: This account is comprised of $41.1 million in workers' compensation liabilities (of which $3.0 million is related to Core-Mark Newco and $38.1 million are related to the discontinued Wholesale Distribution Business) and $4.0 million in pension liabilities. The Projections assume workers' compensation payments to be $8.5 million in 2005, $6.6 million in 2006 and $5.6 million in 2007 and 2008. The Projections assume no pension funding waivers for 2004 to 2006 and cash payments of $1.5 million in 2005, $0.8 million in 2006 and $0.2 million in 2007 and 2008.

         SHAREHOLDERS' EQUITY: Core-Mark Newco will emerge from Chapter 11 with a balance in this account due to the valuation of the company being lower than the market value of the current assets and the resulting accounting treatments of SOP 90-7, which result in a one-time gain to earnings.

         CAPITAL EXPENDITURES: Core-Mark Newco is projecting that capital expenditures will approximate $10 million per year for the projection period shown with the only change being a 3.0% increase for inflation. The Projections include $3.0 million per year for years 2005 to 2008 for growth capital expenditure projects with the remaining capital expenditures designated for maintenance projects.

                         FLEMING COMPANIES, INC., ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3C





                  POST-CONFIRMATION TRUST FINANCIAL PROJECTIONS

                                   EXHIBIT 3C
                             POST-CONFIRMATION TRUST
             PROJECTED STATEMENTS OF CASH RECEIPTS AND DISBURSEMENTS
                                   (Unaudited)



                                                                                         PROJECTED
                                                                                 -----------------------------
                                                                   PROJECTED     12 MONTHS ENDING DECEMBER 31,
                                                                 5 MOS. ENDING   -----------------------------
(dollars in thousands)                                            12/31/2004        2005             2006            TOTAL
                                                                 -------------   -----------      ------------    ----------
BEGINNING CASH                                                    $   55,000      $    1,156      $   23,238      $   55,000

CASH RECEIPTS
 Trade accounts receivable collections                                 4,167          10,000             833          15,000
 Royalty payment collections                                             400             800           1,800           3,000
 Litigation claims recovery                                            8,250          21,000          13,750          43,000
 Release of restricted cash                                           14,573           2,915           8,156          25,643
                                                                  ----------      ----------      ----------      ----------
 TOTAL CASH COLLECTIONS                                               27,389          34,715          24,539          86,643

DISBURSEMENTS FOR TRUST EXPENSES
 Employee & payroll                                                   (1,127)             --              --          (1,127)
 Lease & recurring                                                      (232)             --              --            (232)
 Professional fees                                                    (4,150)         (1,800)           (750)         (6,700)
 Other operating expenses                                             (2,136)         (1,140)           (600)         (3,876)
 Income from transition services provided to RCT                         557             280             120             957
 Interest income (expense)                                                12             109             364             484
                                                                  ----------      ----------      ----------      ----------
 TOTAL TRUST EXPENSES                                                 (7,077)         (2,551)           (866)        (10,494)

                                                                  ----------      ----------      ----------      ----------
 EXCESS OF CASH COLLECTIONS OVER DISBURS. FOR TRUST EXPENSES          20,312          32,163          23,673          76,149

CLAIMS & OTHER DISBURSEMENTS
 General accounts payable                                             (2,500)           (500)             --          (3,000)
 Health & welfare benefits                                            (2,083)         (2,917)             --          (5,000)
 Priority & property tax claims                                       (3,000)         (3,750)         (3,600)        (10,350)
 PACA & other claims                                                  (7,906)         (1,581)             --          (9,487)
 Severance & stay program                                            (27,000)             --              --         (27,000)
 Convenience claims                                                   (1,000)             --              --          (1,000)
 Priority non-tax claims                                              (6,000)             --              --          (6,000)
 Other administrative claims                                         (17,000)             --              --         (17,000)
 Other secured claims                                                 (1,000)             --              --          (1,000)
 FSA settlements                                                      (6,667)         (1,333)             --          (8,000)
                                                                  ----------      ----------      ----------      ----------
Subtotal claims & other disbursements                                (74,156)        (10,081)         (3,600)        (87,837)
                                                                  ----------      ----------      ----------      ----------
EXCESS (DEFICIT) OF CASH COLLECTIONS OVER TOTAL DISBURSEMENTS        (53,844)         22,082          20,073         (11,688)
                                                                  ----------      ----------      ----------      ----------

                                                                  ----------      ----------      ----------      ----------
ENDING CASH                                                       $    1,156      $   23,238      $   43,312      $   43,312
                                                                  ==========      ==========      ==========      ==========

                                   EXHIBIT 3C
                             POST-CONFIRMATION TRUST
                         PROJECTED ASSETS & LIABILITIES
                                   (Unaudited)


                                                                                PROJECTED
                                                                ------------------------------------------
                                                 PROJECTED                     DECEMBER 31,
                                                 JULY 31,       ------------------------------------------
(dollars in thousands)                             2004            2004            2005            2006
                                                ----------      ----------     -----------      ----------
ASSETS:
Cash & equivalents                              $   55,000      $    1,156      $   23,238      $   43,312
Restricted cash                                     25,643          11,071           8,156              --
Trade accounts receivable & royalty, net            18,000          13,433           2,633              --
Other receivables                                   43,000          34,750          13,750              --
                                                ----------      ----------      ----------      ----------
    Total current assets                           141,643          60,410          47,778          43,312

                                                ----------      ----------      ----------      ----------
    TOTAL ASSETS                                $  141,643      $   60,410      $   47,778      $   43,312
                                                ==========      ==========      ==========      ==========

LIABILITIES:
Accounts payable & accrued liabilities:
    General accounts payable                    $    3,000      $      500      $       --      $       --
    Health & welfare benefits                        5,000           2,917              --              --
    Priority & property tax claims                  20,250          17,250          13,500           9,900
    PACA & other claims                              9,487           1,581              --              --
    Severance & stay program                        27,000              --              --              --
    Convenience claims                               1,000              --              --              --
    Priority non-tax claims                          6,000              --              --              --
    Other administrative claims                     17,000              --              --              --
    Other secured claims                             1,000              --              --              --
    FSA reserve                                     16,156           9,489           8,156              --
                                                ----------      ----------      ----------      ----------
Total current liabilities                          105,893          31,737          21,656           9,900

                                                ----------      ----------      ----------      ----------
Excess (deficit) of assets over liabilities     $   35,750      $   28,673      $   26,122      $   33,412
                                                ==========      ==========      ==========      ==========

RESTRICTED CASH ACTIVITY
 Beginning restricted cash                                      $   25,643      $   11,071      $    8,156
 PACA & other payments                                              (7,906)         (1,581)             --
 FSA settlements                                                    (6,667)         (1,333)             --
 Release of remaining FSA reserve                                       --              --          (8,156)
                                                                ----------      ----------      ----------
 Ending restricted cash                                         $   11,071      $    8,156      $       --
                                                                ==========      ==========      ==========

                                   EXHIBIT 3C
                 POST-CONFIRMATION TRUST PROJECTION ASSUMPTIONS
                                   (UNAUDITED)

                    (All $$ in 000's Unless Otherwise Noted)


The Projections presented for the PCT are aggregated from the assets and liabilities transferred from the Debtors to the PCT (see Exhibit 3A Notes 17 &
18) and the cash receipts and disbursements for the PCT operations between August 1, 2004 and December 31, 2006. Through December 31, 2004, the Projections assume that the PCT will employ a small staff and utilize existing facilities to manage and assist in the collection of trade and vendor accounts receivable. Beginning January 1, 2005, management of the PCT will be outsourced and as such most of the related costs will be professional fee-related. In all periods presented, the PCT will provide transition services to the RCT.

The beneficiaries of the PCT, after satisfaction of all liabilities to be satisfied by the PCT as outlined in the Plan including Administrative Claims, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, PACA/PASA Claims, FSA liabilities, Convenience Claims and all PCT expenses, shall be (in order of priority):

    1. Core-Mark Newco, in the amount necessary to reimburse Core-Mark Newco for any payments made on the TLV or Non-TLV Guaranty as outlined below;

    2. the RCT, in the event all Reclamation Claims and interest thereon as applicable together with the Prepetition Non-TLV Reclamation Claim Reduction as defined below, have not been paid in full by the RCT;

    3. Core-Mark Newco in the amount necessary to reimburse Core-Mark Newco for any payments made on the Administrative Claim Guaranty in the event the Reclamation Claims and the Prepetition Non-TLV Reclamation Claim Reduction, as defined below, have been paid in full by the RCT; and

    4.   thereafter the Class 6 General Unsecured Creditors (as defined in the
         Plan).

If the results assumed in the projections in Exhibits 3B, 3C, and 3D are realized, no payments or reimbursements will be due to Core-Mark Newco or the RCT and the Class 6 General Unsecured Creditors will receive the benefits of any surplus generated by the PCT.

The Projections include cash receipts and disbursements forecasts and projected balance sheets that have been prepared on a cash basis and do not conform to the United States Generally Accepted Accounting Principles ("GAAP").

PROJECTED STATEMENTS OF CASH RECEIPTS AND DISBURSEMENTS

CASH RECEIPTS:

         TRADE ACCOUNTS RECEIVABLE COLLECTIONS: Cash collections from outstanding customer accounts receivable totaling $15.0 million are projected to be $4.2 million for the 5 months ending December 2004, $10.0 million for 2005 and $0.8 million for 2006. The Debtors reviewed each of the over 3,000 wholesale accounts to be transferred to the PCT with a currently outstanding balance, which exceeds $72 million. A low and high probability of collection was applied to each account, resulting in anticipated collections ranging between $17 million and $25 million. The Debtors identified the mid-range between these amounts of $21 million. The Debtors then estimated the amount of collections that will be received prior to July 31 to be $6 million, resulting in estimated collections by the PCT of $15 million. The Debtors project that many of these accounts will ultimately be collected in a litigation or arbitration environment and that collection activities will stretch into 2006.

         ROYALTY PAYMENTS: As part of the asset purchase agreement with C&S, certain royalties related to the continuation of service by C&S or its follow-on buyers to previous wholesale customers of the Debtors were to be paid quarterly through 2008. The Debtors estimate, based on the retention of the Debtors' previous customers reported to the Debtors by C&S or its follow-on buyers, that approximately $3 million remains outstanding from one of the C&S follow-on buyers. The Debtors negotiated prepayment of the royalties due from C&S and all other follow-on buyers. The projections assume that the Debtors will receive the payments scheduled in 2004 and 2005 and will be able to negotiate a similar prepayment for the remaining amount due in 2006.

         LITIGATION CLAIMS: The Debtors have certain assets that are due and payable from non-reclamation creditors that the Debtors believe are not subject to setoff against pre-petition debts. These assets include accounts receivables from vendors for promotional activities that were earned during the post-petition period in the normal course of operations and are due and payable. These assets also include certain excess payments made to vendors during the post petition period in excess of the value of product received in return from the vendor. The Debtors also believe that vendors are holding certain funds of the Debtors that were collected by the vendors both pre-petition and post-petition for product sold from Fleming to military commissaries. Finally, the Debtors believe that certain vendors violated the critical trade vendor program and, as such, amount received by the vendors under that program are to be repaid to the Debtors. The Debtors believe the estimated collections from the above referenced vendor receivables will generate proceeds to the PCT of approximately $15.0 million.

         Additionally, during the 90 days preceding the Debtors bankruptcy filing, the Debtors made payments to non-reclamation creditors in a total amount of $1.8 billion. Such payments are subject to recovery and the Debtors plan to pursue such assets through the PCT. The Debtors have evaluated the potential defenses available to the creditors that received these payments, including new value provided and an assessment of whether or not payments were made in the ordinary course of business. Based on the Debtors' analysis of such defenses, the Debtors believe net proceeds that will be recovered by the PCT will approximate $28 million. The preceding estimate does not include any amount for those actions for which a recovery amount cannot be currently estimated.

         Collections from total estimated Litigation Claims of $43.0 million are estimated to be $8.2 million for August 2004-December 2004, $21.0 million for 2005 and $13.8 million for 2006.

         The Debtors have not quantified the estimated proceeds recoverable from other litigation Claims and, therefore, no estimation of the amount or timing of these receipts is included.

         The limited nature of the due diligence which the OCRC has conducted to date does not enable the OCRC to confirm independently the projected results outlined by the Debtors.

         RELEASE OF RESTRICTED CASH: It is assumed that, during the life of the PCT, releases of restricted cash in the amount of $25.6 million are made to satisfy PACA and other Claims in the amount of $9.5 million and release the FSA reserves. Of the FSA reserves released, $8.0 million is paid to settle Claims and $8.2 million is released to the PCT in 2006.

         OTHER: No provision has been included in the Projections for the collection of escrows established pursuant to the sale to Roundy's of certain of the Debtors' retail operations and the sale to C&S of the Debtors' Wholesale Distribution Business.

DISBURSEMENTS FOR TRUST EXPENSES:

         EMPLOYEE & PAYROLL: It is assumed that the PCT incurs salary and benefits costs only through December 2004. The PCT employees will pursue collection of trade accounts receivables, litigation Claims, and escrow releases. For 2005 and 2006, the Projections assume that these activities are outsourced and the costs are included in the expenses for Professional Fees.

         LEASE & RECURRING: The Projections include the assumption that one existing facility is leased through December 2004 for approximately $46,000 per month. After 2004, all management and collection activities are assumed to be outsourced and the costs are included in the expenses for Professional Fees.

         PROFESSIONAL FEES: The Professional Fees forecast relate to the management and administration of the trust in addition to specific activities related to the pursuit of settlements, arbitrations and litigation Claims.

         OTHER OPERATING EXPENSES: The amounts projected for other operating expenses for the 5 months ending December 2004 include document storage, supplies, repairs and maintenance, postage, equipment rental, and other operating items. For the 2005 and 2006, Other operating expenses primarily include document storage and other miscellaneous expenses.

         INCOME FROM TRANSITION SERVICE PROVIDED TO THE RCT: As described in the Revised Term Sheet, in order to facilitate the claims reconciliation process, the PCT and the RCT shall enter into a transition services agreement whereby the PCT shall provide resources to the RCT, including but not limited to, access to the professional staff and employees of the PCT, computer systems, databases, and other relevant information, upon an allocation methodology to be agreed upon. The amounts indicated represent the Debtors' estimate of the allocation of such expenses to be reimbursed to the PCT by the RCT.

         INTEREST INCOME (EXPENSE): Reflects interest earned on cash balances.

CLAIMS AND OTHER DISBURSEMENTS:

         GENERAL ACCOUNTS PAYABLE: It is assumed that accounts payable totaling $3.0 million are outstanding as of the Effective Date and are paid in the ordinary course during August 2004 through November 2004.

         HEALTH & WELFARE BENEFITS: It is assumed that post-petition health and welfare benefits totaling $5.0 million are outstanding as of the Effective Date and are paid in the ordinary course during August 2004 through November 2004.

         PRIORITY & PROPERTY TAX PAYMENTS: The Debtors estimate that $20.2 million, including interest, in Priority Tax Claims and Class 1(B) Property Tax Claims will be allowed and assumed to be paid annually over six years with interest at an assumed annual rate equal to the rate available on ninety (90) day United States Treasuries. The Debtors estimate that interest rates will increase by 100 basis points over the term of the PCT.

         PACA & OTHER CLAIMS: The Debtors were previously required to escrow certain amounts pursuant to Court order for the benefit of PACA/PASA (Class 4) and other claimants. At the Effective Date, the amount of the escrow is estimated to be $9.5 million, which is assumed to be paid during 2004 from restricted cash funds.

         SEVERANCE & STAY PROGRAM PAYMENTS: The Debtors estimate that $27 million will be allowed and paid to former Fleming employees shortly after the emergence date and prior to December 31, 2004 for the Severance and Employee Stay Programs as approved by the Bankruptcy Court.

         CONVENIENCE CLAIMS: The Debtors estimate that a total of $1 million will be paid for Class 7 convenience Claims prior to December 31, 2004.

         NON-TAX PRIORITY CLAIMS: The Debtors estimate that $6 million will be allowed and paid prior to December 31, 2004 to holders of Class 1(A) Non-tax Priority Claims.

         OTHER ADMINISTRATIVE CLAIMS: The Debtors estimate that $17 million will be allowed and paid prior to December 31, 2004 to holders of other Administrative Claims.

         OTHER SECURED CLAIMS: The Debtors estimate that $1 million will be allowed and paid to holders of Class 3(A) Other Secured Claims prior to December 2004.

         FSA SETTLEMENTS: The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential setoff rights of parties to facility standby agreements ("FSA") whose notes have been sold in connection with the sale of the Wholesale Distribution Business to C&S Acquisition, LLC. The Debtors are authorized to reduce the amount in the reserve upon settlement of the note balance with the FSA counter party. The Debtors estimate that settlements will not exceed $8.0 million and that $8.2 million in excess funds previously escrowed will be released to the PCT in 2006.

PROJECTED ASSETS & LIABILITIES

         The Projected Assets & Liabilities included in these projections are based on the assets and liabilities transferred to the PCT at July 31, 2004 (See Exhibit 3A Notes 17 & 18) and reflect the cash receipts and disbursements projections discussed herein.

OTHER

         ASSUMED TAX STATUS OF PCT: On the Effective Date, the PCT shall be settled and is currently anticipated to exist as a grantor trust for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Post Confirmation Representative), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation
         Section 301.7701-4(d) and related regulations, the Post Confirmation Representative may designate and file returns for the PCT as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the PCT's taxable income (or loss) should be allocated pro rata to its beneficiaries. The tax consequences of the right to receive and of the receipt (if any) of property from the PCT are uncertain, and may depend, among other things, on the timing of the distribution and the nature of the property received. It is possible that the receipt of property from the PCT would be a taxable event to the Holders of Claims at the time the property is received; however, it is also possible that the IRS could seek to treat the right to receive property from the PCT as property received on the Effective Date, and tax it in the same manner as cash or other property received on the Effective Date. Alternatively, the Holders of Claims could be treated as exchanging the right to receive property from the PCT for a portion of their Claims. Finally, a portion of any amount of property received from the PCT may be treated in respect of accrued but unpaid interest to the Holders of Claims. In light of these substantial uncertainties, Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the PCT.

                         FLEMING COMPANIES, INC., ET AL.

                              DISCLOSURE STATEMENT

                                   EXHIBIT 3D

                RECLAMATION CREDITOR TRUST FINANCIAL PROJECTIONS

                                   EXHIBIT 3D
                           RECLAMATION CREDITOR TRUST
             PROJECTED STATEMENTS OF CASH RECEIPTS AND DISBURSEMENTS
                                   (Unaudited)


                                                                                      PROJECTED
                                                                            ------------------------------
                                                           PROJECTED         12 MONTHS ENDING DECEMBER 31,
                                                         5 MOS. ENDING      ------------------------------
(dollars in thousands)                                     12/31/2004           2005              2006              TOTAL
                                                         -------------      ------------      ------------      ------------
 BEGINNING CASH                                           $      6,000      $      3,000      $      3,000      $      6,000

 CASH RECEIPTS

     Litigation claims recovery                                 26,063            69,500            38,438           134,000

                                                          ------------      ------------      ------------      ------------
     TOTAL CASH COLLECTIONS                                     26,063            69,500            38,438           134,000

 Disbursements For Trust Expenses
     Professional Fees                                          (3,500)           (1,800)             (500)           (5,800)
     Cost of transition services provided by PCT                  (557)             (280)             (120)             (957)
     Interest income (expense)                                    (807)             (274)               83              (997)

                                                          ------------      ------------      ------------      ------------
     TOTAL TRUST EXPENSES                                       (4,864)           (2,354)             (537)           (7,754)

                                                          ------------      ------------      ------------      ------------
 EXCESS (DEFICIT) OF CASH COLLECTIONS
     OVER TOTAL DISBURSEMENTS                                   21,199            67,146            37,901           126,246
                                                          ------------      ------------      ------------      ------------

 Ending Cash Before Payments To Reclamation Claimants           27,199            70,146            40,901           132,246
     Minimum Operating Cash                                     (3,000)           (3,000)           (3,000)           (3,000)
                                                          ------------      ------------      ------------      ------------
 Cash available to pay reclamation claimants                    24,199            67,146            37,901           129,246

 RECLAMATION CLAIMS DISBURSEMENTS

     TLV RECLAMATION CLAIMS (CLASS 3B)                         (24,199)          (25,801)               --           (50,000)
     NON-TLV RECLAMATION CLAIMS (CLASS 5)                           --           (41,345)          (28,655)          (70,000)
                                                          ------------      ------------      ------------      ------------
 Total Reclamation Claim Disbursements                         (24,199)          (67,146)          (28,655)         (120,000)

                                                          ------------      ------------      ------------      ------------
 ENDING CASH                                              $      3,000      $      3,000      $     12,246      $     12,246
                                                          ============      ============      ============      ============

                                   EXHIBIT 3D
                           RECLAMATION CREDITOR TRUST
                         PROJECTED ASSETS & LIABILITIES
                                   (Unaudited)


                                                                             PROJECTED
                                                               ----------------------------------------
                                                PROJECTED                    DECEMBER 31,
                                                 JULY 31,      ----------------------------------------
(dollars in thousands)                             2004           2004           2005           2006
                                                ----------     ----------     ----------     ----------
ASSETS:

Cash & equivalents                              $    6,000     $    3,000     $    3,000     $   12,246
Other receivables                                  134,000        107,938         38,438             --
                                                ----------     ----------     ----------     ----------
    Total current assets                           140,000        110,938         41,438         12,246

                                                ----------     ----------     ----------     ----------
    TOTAL ASSETS                                $  140,000     $  110,938     $   41,438     $   12,246
                                                ==========     ==========     ==========     ==========

LIABILITIES:

Accounts payable & accrued liabilities:

    TLV Reclamation Claims (Class 3B)           $   50,000     $   25,801     $       --     $       --
    Non-TLV Reclamation Claims (Class 5)            70,000         70,000         28,655             --
                                                ----------     ----------     ----------     ----------
Total current liabilities                          120,000         95,801         28,655             --

                                                ----------     ----------     ----------     ----------
Excess (deficit) of assets over liabilities     $   20,000     $   15,136     $   12,782     $   12,246
                                                ==========     ==========     ==========     ==========

                                   EXHIBIT 3D
                RECLAMATION CREDITOR TRUST PROJECTION ASSUMPTIONS
                                   (UNAUDITED)

                    (All $$ in 000's Unless Otherwise Noted)

The Projections presented for the RCT are aggregated from the assets and liabilities transferred from the Debtors to the RCT (see Exhibit 3A Notes 21 &
22) and the cash receipts and disbursements for the RCT operations between August 1, 2004 and December 31, 2006.

The Projections include cash receipts and disbursements forecasts and projected balance sheets that have been prepared on a cash basis and do not conform to the United States Generally Accepted Accounting Principles ("GAAP").

PROJECTED STATEMENTS OF CASH RECEIPTS AND DISBURSEMENTS

CASH RECEIPTS:

           LITIGATION CLAIMS RECOVERY: The Debtors have certain assets that are due and payable from-reclamation creditors that the Debtors believe are not subject to setoff against pre-petition debts. These assets include accounts receivables from vendors for promotional activities that were earned during the post-petition period in the normal course of operations and are due and payable. These assets also include certain excess payments made to vendors during the post petition period in excess of the value of product received in return from the vendor. The Debtors also believe that vendors are holding certain funds of the Debtors that were collected by the vendors both pre-petition and post-petition for product sold from Fleming to military commissaries. Finally, the Debtors believe that certain vendors violated the critical trade vendor program and, as such, amount received by the vendors under that program are to be repaid to the Debtors. The Debtors believe the estimated collections from the above referenced vendor receivables will generate proceeds to the RCT of approximately $94.0 million.

           Additionally, during the 90 days preceding the Debtors bankruptcy filing, the Debtors made payments to reclamation creditors in a total amount of $2.2 billion. Such payments are subject to recovery and the Debtors plan to pursue such assets through the RCT. The Debtors have evaluated the potential defenses available to the creditors that received these payments, including new value provided and an assessment of whether or not payments were made in the ordinary course of business. Based on the Debtors' analysis of such defenses, the Debtors believe net proceeds that will be recovered by the RCT will approximate $40.0 million. The preceding estimate does not include any amount for those actions for which a recovery amount cannot be currently estimated.

           Recoveries from total estimated Litigation Claims of $134.0 million are estimated to be $26.1 million for August 2004-December 2004, $69.5 million for 2005 and $38.4 million for 2006.

           THE LIMITED NATURE OF THE DUE DILIGENCE WHICH THE OCRC HAS CONDUCTED TO DATE DOES NOT ENABLE THE OCRC TO CONFIRM INDEPENDENTLY THE PROJECTED RESULTS OUTLINED BY THE DEBTORS.

DISBURSEMENTS FOR TRUST EXPENSES:

           PROFESSIONAL FEES: The Professional Fees forecast relate to the management and administration of the trust in addition to specific activities related to the pursuit of settlements, arbitrations and litigation Claims.

           COST OF TRANSITION SERVICE PROVIDED BY THE PCT: As described in the Revised term Sheet, in order to facilitate the claims reconciliation process, the PCT and the RCT shall enter into a transition services agreement whereby the PCT shall provide resources to the RCT, including but mot limited to, access to the professional staff and employees of the PCT, computer systems, databases, and other relevant information, upon an allocation methodology to be agreed upon. The amounts indicated represent the Debtors' estimate of the allocation of such expenses to be paid to the PCT by the RCT.

           INTEREST INCOME (EXPENSE): Reflects interest paid on TLV Reclamation claims calculated at the average rate of 5.0%.

RECLAMATION CLAIMS DISBURSEMENTS:

           TLV RECLAMATION CLAIMS: Reconciliation of the TLV Reclamation Claims shall consist of application of all postpetition vendor deductions, over-wires and preferences and pre-petition setoffs to the extent that general unsecured claims have first been fully setoff through application of pre-petition deductions. The reconciliation shall recognize the effect of the Trade Credit Program and the critical vendor program. Allowed TLV Reclamation Claims shall earn interest which shall begin to accrue sixty (60) days after the Effective Date at the Wall Street Journal listed prime rate. Allowed TLV Reclamation Claims shall be paid (i) first from the RCT; (ii) second from the PCT and (iii) third from the Core-Mark TLV Guaranty (as described below).

           The Debtors estimate that TLV Reclamation Claims in the amount of $24.2 million will be reconciled and settled during 2004 and $25.8 million will be reconciled and settled during 2005, at which time all TLV Reclamation Claims will have been paid. No Non-TLV Reclamation Claims can be paid until all TLV Reclamation Claims have been satisfied.

           The TLV Reclamation Claims shall be secured by a junior security interest and lien in Core-Mark Newco subordinate to the Exit Financing Facility (and any replacement facility) and any Tranche B Loan (as described in the Plan) (the "TLV Guaranty"). The rights provided under the TLV Guaranty will include customary inter-creditor rights (to be defined). The maximum amount of the TLV Guaranty shall be the total Allowed TLV Reclamation Claims inclusive of unpaid interest.

           Pursuant to the TLV Guaranty, payment shall be made by January 30, 2006 to all holders of Allowed but unpaid TLV Reclamation Claims and unpaid interest thereon as of December 31, 2005 so long as the Tranche B Loan is paid in full. In the event, the Tranche B Loan is not paid in full by December 31, 2005, the payment due on January 30, 2006 shall be reduced by the outstanding principal amount of the Tranche B Loan with the balance of any payment on the TLV Guaranty due to be paid 30 days after the Tranche B Loan has been repaid in full (to holders of unpaid TLV Reclamation Claims as of such date), but in no event later than on January 30, 2007 to all holders of Allowed but unpaid TLV Reclamation Claims as of December 31, 2006. For purposes of calculating the amount of TLV Guaranty payment, the amount shall be reduced by any escrowed funds of the RCT in excess of reasonable expenses projected to be incurred in the administration of the RCT. Upon a payment on the TLV Guaranty, Core-Mark Newco shall be subrogated to the rights of the TLV Reclamation Creditors in the RCT. In the event the payments by Core-Mark Newco on the TLV Guaranty shall be in excess of $5 million, Core-Mark Newco shall be entitled to board representation on the RCT advisory board equal to at least 20%. In the event aggregate payments by Core-Mark Newco under the TLV Guaranty equal or exceed $10 million, Core-Mark Newco shall be entitled to representation on the RCT advisory board of at least 40%.

           The Debtors believe that the TLV Reclamation Claims will be paid from proceeds recovered by the RCT and that the Non-TLV Guaranty will not be called.

           NON-TLV CLAIMS: In reconciling the Non-TLV Reclamation Claims, all post-petition vendor deductions, over-wires, preferences, and pre-petition setoffs to the extent that general unsecured claims have been fully set off, shall be applied. In addition, the total amount of Allowed Non-TLV Reclamation Claims shall be reduced by a discount of $13 million (the "Prepetition Non-TLV Reclamation Claim Reduction") to calculate the net Allowed amount of pre-petition Non-TLV Reclamation Claims ("Net Non-TLV Reclamation Claim"). Allowed Non-TLV Reclamation Claims shall be paid only after satisfaction of all Allowed TLV Reclamation Claims (i) first from the RCT, (ii) second from the PCT and (iii) third from the Core-Mark Non-TLV Guaranty (as described below). The timing of such distribution shall be in the discretion of the RCT.

           The Debtors estimate that no Non-TLV Reclamation Claims will be paid during 2004, as there will still be TLV claims outstanding and no Non-TLV Reclamation Claims can be paid until all TLV Reclamation Claims have been satisfied. The Debtors estimate that, in 2005 and 2006, $41.3 million and $28.7 million respectively in Non-TLV Reclamation Claims will be settled and paid.

           The Net Non-TLV Reclamation Claims shall be secured by a junior security interest and lien in Core-Mark Newco subordinate to the Exit Financing Facility (and any replacement facility) any Tranche B Loan (as described in the Plan and the TLV Guaranty)( the "Non-TLV Guaranty"). The rights provided under the Non-TLV Guaranty will include customary intercreditor rights (to be defined).

           The maximum amount of the Non-TLV Guaranty shall be $15 million.

           Pursuant to the Non-TLV Guaranty, payment shall be made by January 1, 2007 to all holders of Allowed but unpaid Net Non-TLV Reclamation Claims as of December 31, 2006 so long as the Tranche B Loan is paid in full. In the event the Tranche B Loan is not paid in full, the payment due on January 30, 2007 shall be reduced by the outstanding principal amount of the Tranche B Loan plus amounts paid under the TLV Guaranty and not yet reimbursed by the PCT or RCT to Core-Mark Newco with the balance of any payment on the Non-TLV Guaranty due to be paid to the RCT (for pro rata payment on account of unpaid Net Non-TLV Reclamation Claims) 30 days after the Tranche B Loan has been repaid in full but in no event later than January 1, 2008 to all holders of Allowed but unpaid Net Non-TLV Reclamation Claims as of December 31, 2007. The amount of Non-TLV Guaranty payment, subject to the maximum amount described above, shall be reduced by any escrowed funds of the RCT in excess of reasonable expenses projected to be incurred in the administration of the RCT. In the event of a payment on the Non-TLV Guaranty, Core-Mark Newco shall be subrogated to the rights of the Non-TLV Reclamation Creditors in the RCT. In the event the payments by Core-Mark Newco on the Non-TLV Guaranty shall be in excess of $5 million, Core-Mark Newco shall be entitled to board representation on the RCT advisory board equal to 20%. In the event aggregate payments under the Non-TLV Guaranty equal to or exceed $10 million, Core-Mark Newco shall be entitled to representation on the RCT advisory board of at least 40%.

           The Debtors believe that the Non-TLV Reclamation Claims will be paid from proceeds recovered by the RCT and that the TLV Guaranty will not be called.

           In the event that there is a surplus after satisfaction of all Reclamation Claims, such additional proceeds shall be applied as follows:

           1. To Core-Mark Newco for any advances under the TLV or Non-TLV Guaranty;

           2.   To the Prepetition Non-TLV Reclamation Claim Reduction;

           3. To Core-Mark Newco for any advances under the Administrative Claim Guaranty;

           4. Any amount of "Ad Hoc Committee" professional fees which have not been reimbursed by allowance of an Administrative Claim; and

           5.   To the PCT.

PROJECTED ASSETS & LIABILITIES

           The Projected Assets & Liabilities included in these projections are based on the assets and liabilities transferred to the RCT at July 31, 2004 (See Exhibit 3A Notes 21 & 22) and reflect the cash receipts and disbursements projections discussed herein.

OTHER

           ASSUMED TAX STATUS OF RCT: On the Effective Date, the RCT shall be settled and is currently anticipated to exist as a grantor trust for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Post Confirmation Representative), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the RCT Trustee may designate and file returns for the RCT as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the RCT's taxable income (or loss) should be allocated pro rata to its beneficiaries. The tax consequences of the right to receive and of the receipt (if any) of property from the RCT are uncertain, and may depend, among other things, on the timing of the distribution and the nature of the property received. It is possible that the receipt of property from the RCT would be a taxable event to the Holders of Claims at the time the property is received; however, it is also possible that the IRS could seek to treat the right to receive property from the RCT as property received on the Effective Date, and tax it in the same manner as cash or other property received on the Effective Date. Alternatively, the Holders of Claims could be treated as exchanging the right to receive property from the RCT for a portion of their Claims. Finally, a portion of any amount of property received from the RCT may be treated in respect of accrued but unpaid interest to the Holders of Claims. In light of these substantial uncertainties, Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the RCT.

                         FLEMING COMPANIES, INC. ET AL.

                              DISCLOSURE STATEMENT

                                    EXHIBIT 4




                             BEST INTERESTS ANALYSIS

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                  INTRODUCTION

A Chapter 11 plan cannot be confirmed unless the Bankruptcy Court determines that the plan is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test requires a Bankruptcy Court to find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

The following document is the Best Interests Analysis (the "Analysis") of Fleming Companies, Inc. and its 28 subsidiaries (collectively, the "Debtors"). The Analysis assumes the Debtors' estates are substantively consolidated solely for the purposes of actions associated with the confirmation and consummation of the Plan, including, but not limited to, voting, confirmation and distribution. Although the Analysis was prepared after the deadline for filing Claims against the Debtors' Estates, those Claims have not been fully evaluated by the Debtors or adjudicated by the Bankruptcy Court and, accordingly, the amount of the final Allowed Claims against the Estates may differ from the Claim amounts used in this Analysis. Finally, the Analysis is based on the Debtors' projected balance sheet as of July 31, 2004 (except as indicated), and the actual amount of assets available to the Estates as of the date of liquidation may differ from the amount of assets used in this Analysis.

Conversion of these cases to Chapter 7 would likely result in additional costs to the Estates. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset dispositions expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and restructuring consultants) that are allowed in the Chapter 7 case, litigation costs, and Claims arising from the operations of the Debtors during the pendency of the Bankruptcy cases.

Lastly, in the event of liquidation, the aggregate amount of General Unsecured Claims will no doubt increase significantly (as reflected in the higher range estimate), and such Claims will be subordinated to priority claims that will be created. For example, employees will file Claims for wages, pensions and other benefits, some of which will be entitled to priority. Landlords will no doubt file large Claims for both unsecured and priority amounts. The resulting increase in both general unsecured and priority Claims will decrease percentage recoveries to Holders of General Unsecured Claims of the Debtors.

Management of the Debtors, with the assistance of AP Services LLC, prepared the Analysis. The Analysis presents management's estimated net value of the Debtors' assets, if the Debtors were liquidated under the provisions of Chapter 7 of the Bankruptcy Code and the net proceeds of the liquidation were applied in strict priority to satisfy Claims against the Debtors.

The purpose of the Analysis is to provide information in order that the Bankruptcy Court may determine that the Plan is in the best interests of all classes of creditors and equity interest holders impaired by the Plan. The Analysis was prepared to assist the Bankruptcy Court in making this determination and it should not be used for any other purpose.

For purposes of this Analysis, management assumes a liquidation would take place as part of an orderly liquidation sale. The underlying assumption to such a scenario is that the sale would not exceed eight weeks from the commencement of the sale. Recoveries unless explicitly stated elsewhere are net of necessary liquidation expenses. If actual results were lower than those shown, or if the assumptions used in formulating the Analysis were not realized, distribution to each member of each class of Claims could be adversely affected.

The Analysis is limited to presenting information that is the representation of management in good faith based on assumptions believed to be reasonable. The Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants. The estimates and assumptions, although considered reasonable by management, are inherently subject to significant uncertainties and contingencies beyond the control of management. Accordingly, there can be no assurance that the results shown would be realized if the Company were liquidated and actual results in such case could vary materially from those presented.



   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)

I. CALCULATION OF NET ESTIMATED PROCEEDS AVAILABLE FOR ALLOCATION

                                                                Projected        Estimated
                                                                Balances @     Recovery Rate         Estimated Recovery       See
                                                                7/31/2004           Range               on Collateral         Note
                                                                ----------  -------------------  -------------------------   ------

                                                                               Low       High        Low            High
                                                                            --------   --------  ---------        --------
      A. STATEMENT OF ASSETS
         Cash and Equivalents                                   $ 223,287      100%        100%  $ 223,287        $ 223,287
         Accounts Receivable                                      150,216       41%         61%     61,886           91,930    1
         Inventories                                              180,811       63%         72%    114,219          130,484    2
         Other Current Assets                                     299,277       22%         36%     66,525          106,771    3
         Net PP&E                                                  48,181        6%         12%      2,838            5,717    4
         Other Non-Current Assets                                  38,074        0%          0%         --               --    5
                                                                ---------   ------     -------   ---------        ---------
         Total Assets                                             939,847       50%         59%    468,754          558,189


      B. RECOVERIES FROM EXERCISE OF AVOIDING POWERS                                                50,000           90,000    6
                                                                                                 ---------        ---------
      C. GROSS PROCEEDS                                                                            518,754          648,189


      D. CREDITOR RECOVERY EXPENSES
         Corporate Expenses                                                                         (7,920)          (6,600)   7
         Employee Retention and Severance                                                             (863)            (863)   7
         Chapter 7 Trustee Fees (3% of Gross Proceeds)                                             (15,563)         (19,446)
         Other Professional Fees ($1MM per month for 12 months)                                    (12,000)         (12,000)
                                                                                                 ---------        ---------
                                                                                                   (36,345)         (38,909)
      E. ALLOWANCE FOR RESERVE CLAIMS
         PACA and other                                                                            (14,000)          (8,000)
         DSD                                                                                       (17,500)         (17,500)
         FSA Reserve  (a)                                                                          (24,000)          (8,000)
                                                                                                 ---------        ---------

      NET ESTIMATED PROCEEDS AVAILABLE FOR ALLOCATION                                            $ 426,910        $ 575,781
                                                                                                 =========        =========

--------------------------------------------------------------------------------

(a) The Debtors were required to segregate certain amounts pursuant to Court order to preserve the potential setoff rights of parties to facility standby agreements ("FSA") whose notes have been sold in connection with the sale of the Wholesale Distribution Business to C&S Acquisition, LLC. The Debtors are authorized to reduce the amount in the reserve upon settlement of the note balances with the FSA counterparties. This range of numbers represents the amounts that may be held in the FSA reserve on the Effective Date, and not necessarily the amount that the Debtors believe is subject to setoff by the FSA counterparties.




   The accompanying notes are an integral part of the Best Interests Analysis

                        FLEMING COMPANIES, INC., ET AL.
                            BEST INTERESTS ANALYSIS
                                  ($ in 000s)

II. ALLOCATION OF NET ESTIMATED PROCEEDS TO SECURED CLAIMS


                                                                                  Principal
                                                                                 and Accrued       Estimated Recovery
                                                                                  Interest         on Secured Claims
                                                                                 -----------    ------------------------
                                                                                                   Low            High
                                                                                                ---------      ---------
 NET ESTIMATED PROCEEDS AVAILABLE FOR ALLOCATION TO SECURED CLAIMS                              $ 426,910      $ 575,781

      SECURED CLAIMS:

         Pre-Petition Secured Debt                                                  128,901       128,901        128,901
         Pre-Petition Letters of Credit (a)                                          78,904        78,904         78,904
         Post-Petition Letters of Credit (a)                                         28,679        28,679         28,679
         Other Secured Claims                                                         1,000         1,000          1,000
                                                                                                ---------      ---------
          TOTAL SECURED CLAIMS                                                                    237,484        237,484

                                                                                                ---------      ---------
 NET ESTIMATED PROCEEDS AFTER SECURED CLAIMS                                                     $189,426      $ 338,297
                                                                                                ---------      ---------

          Secured Reclamation Claims of Junior Lien Trade Vendors (b)                              60,000         43,000
          Other Reclamation Claims (c) (d)                                                         90,000         62,000
          Secured Post-Petition Accounts Payable of Junior Lien Trade Vendors                      18,000         10,000
                                                                                                ---------      ---------

 NET ESTIMATED PROCEEDS AFTER JUNIOR LIENS & RECLAMATION CLAIMS                                 $  21,426      $ 223,297
                                                                                                =========      =========



--------------------------------------------------------------------------------

(a) Assumes that Letters of Credit are cash collateralized with no recovery of value.

(b) On May 3, 2004, the Debtors and the OCRC signed a term sheet which outlines an agreement in principle to resolve objections to the Plan and Disclosure Statement related to Reclamation Claims (the "Revised Term Sheet"). For purposes of this Best Interests Test, the Debtors assume that a Chapter 7 liquidation would result in a default under the Revised Term Sheet and the settlement would not be consummated. In the absence of a settlement, the Debtors believe that certain of the Class 3(B) Claimants owe the Debtors funds related to pre-petition transactions. Such debts due from the Class 3(B) Claimants may be subject to setoff against liabilities owed by the Debtors to such claimants. The Debtors believe they will be able to effect setoff of such amounts due to the Debtors in full or in part against the Class 3(B) Claims. The Class 3(B) Claimants have challenged this position of the Debtors. For purposes of this Analysis, which is a conservative, worse case scenario with respect to these claims, the Debtors have depicted the Class 3(B) claims without effect of setoffs that may be utilized by the Debtors to reduce such claims. This depiction is without prejudice to the Debtors' rights to continue to assert that such setoffs are available and will reduce the amount of the Class 3(B) Claims.

(c) On May 3, 2004, the Debtors and the OCRC signed a term sheet which outlines an agreement in principle to resolve objections to the Plan and Disclosure Statement related to Reclamation Claims (the "Revised Term Sheet"). For purposes of this Best Interests Test, the Debtors assume that a Chapter 7 liquidation would result in a default under the Revised Term Sheet and the settlement would not be consummated. In the absence of a settlement, the Debtors believe that the Class 5 Reclamation Claims are no more than General Unsecured Claims. On November 24, 2003, the Debtors filed their Combined Amended Reclamation Report and Motion to Determine that Reclamation Claims Are Valueless, whereby the Debtors sought an order finding the Class 5 Reclamation Claims to be no more than Unsecured Claims. The Bankruptcy Court, however, declined to hear that Motion and directed the Debtors to file separate Adversary Proceedings against each and every Class 5 Reclamation Claimant. The Debtors have filed such Adversary Proceedings and are seeking to move forward with the actions against the Class 5 Reclamation Claimants. For purposes of this Analysis, which is a conservative, worse case scenario with respect to these Claims, the Debtors have depicted the Class 5 Reclamation Claims as Secured Claims even though the Debtors do not believe they are or should be treated as such. This depiction is without prejudice to the Debtors' rights to continue to assert that such Class 5 Reclamation Claims are not Secured Claims and are not entitled to any priority treatment under the Plan. If the Debtors are correct in their position regarding the value of the Class 5 Reclamation Claims, the Class 5 Reclamation Claims will be no more than General Unsecured Claims and the amount outlined herein will be available to pay other Claims. Likewise, if the Debtors reach a consensual resolution with the Class 5 Reclamation Claimants, some portion of the amounts outlined herein will likely be available to pay other Claims.

(d) On May 3, 2004, the Debtors and the OCRC signed a term sheet which outlines an agreement in principle to resolve objections to the Plan and Disclosure Statement related to Reclamation Claims (the "Revised Term Sheet"). For purposes of this Best Interests Test, the Debtors assume that a Chapter 7 liquidation would result in a default under the Revised Term Sheet and the settlement would not be consummated. In the absence of a settlement, the Debtors believe that certain of the Class 5 Claimants owe the Debtors funds related to pre-petition transactions. Such debts due from the Class 5 Claimants may be subject to setoff. The Debtors believe they will be able to effect setoff of such amounts due to the Debtors in full or in part against the Class 5 Reclamation Claims. The Class 5 Reclamation Claimants have challenged this position of the Debtors. For purposes of this Analysis, which is a conservative, worse case scenario with respect to these claims, the Debtors have depicted the Class 5 Reclamation Claims without effect of setoffs that may be utilized by the Debtors to reduce such claims. This depiction is without prejudice to the Debtors' rights to continue to assert that such setoffs are available and will reduce the amount of the Class 5 Reclamation Claims.



   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)

III. ALLOCATION OF NET ESTIMATED PROCEEDS TO ADMINISTRATIVE AND PRIORITY CLAIMS

                                                                                         Estimated         Estimated Recovery
                                                                                         Allowable        on Administrative and
                                                                                          Claims             Priority Claims
                                                                                    -------------------  ----------------------

                                                                                      High        Low       Low          High
                                                                                    --------    -------  --------     ---------
NET ESTIMATED PROCEEDS AFTER SECURED CLAIMS                                                              $ 21,426     $ 223,297

       LESS PRIORITY CLAIMS:

       CHAPTER 11 ADMINISTRATIVE CLAIMS:
          Administrative Claims (Non Professional Fees)                               35,000    25,000
          Post-Petition Cigarette Taxes                                               43,000    38,000
          Accrued Liabilities                                                         15,000    10,000
          Professional Fees Residual                                                  40,000    30,000
          Severance and Stay Pay                                                      38,000    34,000
          Post-Petition Accounts Payable (Net of Secured Portion)                     18,000    13,000
          Pension Underfunding (Admin. Portion)                                        5,000     2,000
           Total administrative Claims                                                                    194,000       152,000
          Recovery on Administrative Claims                                                                    11%          100%
                                                                                                         --------     ---------
Net Estimated Proceeds After Secured and Administrative Claims                                                 --        71,297

          Employee Priority Claims                                                    15,000     6,000
          Priority & Property Tax Claims                                              21,000    10,000
           Total Priority Claims                                                                           36,000        16,000
          Recovery on Priority Claims                                                                           0%           100%
                                                                                                         --------     ---------

NET ESTIMATED PROCEEDS AFTER SECURED AND ADMINISTRATIVE AND PRIORITY TAX CLAIMS                          $     --     $   55,297
                                                                                                         ========     ==========


   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)

IV. ALLOCATION OF NET ESTIMATED PROCEEDS TO UNSECURED CLAIMS

                                                                          Estimated                                     Estimated
                                                                          Allowable           Estimated Recovery on      Recovery
                                                                            Claims               Unsecured Claims         Range
                                                                  ------------------------   -----------------------   -----------
                                                                      High         Low           Low         High       Low   High
                                                                  -----------  -----------   -----------   ---------   ----   ----
NET ESTIMATED PROCEEDS AFTER SECURED, ADMINISTRATIVE AND
  PRIORITY CLAIMS                                                                            $        --   $  55,297

  Notes (Including pre-petition interest) - Before
   Subordinated Notes Refunding
      10.125% Senior Notes due April 1, 2008                      $   373,271  $   373,271            --       8,198      0%     2%
      9.250% Senior Notes due June 15, 2010                           205,550      205,550            --       4,514      0%     2%
      10.625% Senior Subordinated Notes due July 31, 2007             407,674      407,674            --       8,954      0%     2%
      9.875% Senior Subordinated Notes due May 1, 2012                270,841      270,841            --       5,948      0%     2%
      5.250% Conv. Senior Subordinated Notes due March 15, 2009       150,380      150,380            --       3,303      0%     2%
                                                                  -----------  -----------   -----------   ---------   ----   ----
                                                                    1,407,716    1,407,716            --      30,917      0%     2%

  Notes (Including pre-petition interest) - After
   Subordinated Notes Refunding
      10.125% Senior Notes due April 1, 2008                          373,271      373,271            --      19,937      0%     5%
      9.250% Senior Notes due June 15, 2010                           205,550      205,550            --      10,979      0%     5%
      10.625% Senior Subordinated Notes due July 31, 2007             407,674      407,674            --          --      0%     0%
      9.875% Senior Subordinated Notes due May 1, 2012                270,841      270,841            --          --      0%     0%
      5.250% Conv. Senior Subordinated Notes due March 15, 2009       150,380      150,380            --          --      0%     0%
                                                                  -----------  -----------   -----------   ---------   ----   ----
                                                                    1,407,716    1,407,716            --      30,917      0%     2%

  General Unsecured Claims:
      PBGC                                                            386,000       40,000            --         879      0%     2%
      Severance                                                        10,000        8,000            --         176      0%     2%
      Pre-Petition Accounts Payable                                   675,000      600,000            --      13,177      0%     2%
      Multi-Employer Pension Withdrawal                                20,000        2,000            --          44      0%     2%
      Claims Asserted After Preference Recoveries                      90,000       50,000            --       1,098      0%     2%
      Other General Unsecured Claims                                  200,000      160,000            --       3,514      0%     2%
      Contingency                                                     100,000       50,000            --       1,098      0%     2%
      Rejection Claims                                                300,000      200,000            --       4,393      0%     2%
                                                                  -----------  -----------   -----------   ---------   ----   ----
                                                                    1,781,000    1,110,000            --      24,380      0%     2%

                                                                  -----------  -----------   -----------   ---------   ----   ----
  Total                                                           $ 3,188,716  $ 2,517,716   $        --   $  55,297      0%     2%
                                                                  ===========  ===========   ===========   =========   ====   ====


   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)


NOTE 1 - ACCOUNTS RECEIVABLE

Accounts Receivable are mainly comprised of customers from the Fleming Convenience entities. Fleming Convenience services traditional convenience stores as well as alternative outlets selling convenience store products.

Traditional convenience store customers include most of the major national and super-regional convenience store operators as well as thousands of multi and single-store customers. Alternative channel customers comprise a variety of store formats, including drug stores, mass merchandisers, grocery stores, liquor stores, cigarette and tobacco shops, hotel gift shops, state correctional facilities, military exchanges, college bookstores, casinos, video rental stores, hardware stores and airport concessions.

Wholesale Distribution Business Accounts Receivable are mainly comprised of miscellaneous trade receivables and includes a small amount of royalty receivables.

As of February 29, 2004, Fleming Convenience's top twenty customers accounted for approximately 34% of the receivables total.

                                                     Recovery Rate            Estimated Proceeds
                                       Projected         Range                        Range
                                       Balance @    ---------------        ---------------------------
  Accounts Receivable                  7/31/2004     Low      High            Low              High
---------------------------            ----------   ------   ------        ---------         ---------
 Fleming Convenience                    $ 132,216     40%      60%         $  52,887         $  79,330
 Wholesale                                 18,000     50%      70%             9,000            12,600
                                        ---------                          ---------         ---------
                                        $ 150,216                          $  61,886         $  91,930
                                                                                  41%               61%


   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)


NOTE 2 - INVENTORIES

The inventory remaining at July 31, 2004 is solely from Fleming Convenience. Inventory has been valued as if an orderly liquidation had taken place. Fleming Convenience's inventory is comprised of food products (approximately 35,125
SKUs), including candy, snacks, fast food, groceries and non-alcoholic beverages, and non-food products (approximately 17,000 SKUs), including general merchandise, equipment and HBC products. In addition, Fleming Convenience offers approximately 3,700 SKUs of cigarette and other tobacco items.

All recovery amounts are net of the required costs to liquidate such inventory.

                                             Recovery Rate               Estimated Proceeds
                           Projected              Range                        Range
                           Balance @     ------------------------      -----------------------
Inventory Commodity Type   7/31/2004        Low           High            Low          High
------------------------   ---------     ---------      ---------      ---------     ---------
 Fast Foods                $  16,896            53%            63%     $   8,955     $  10,645
 Snacks                        9,132            60%            70%         5,479         6,393
 Candy                        37,029            62%            72%        22,958        26,660
 Groceries                    10,684            59%            69%         6,303         7,372
 Retail Beverages              7,111            54%            64%         3,840         4,551
 General Merchandise          13,400            44%            54%         5,896         7,236
 HBC                           7,955            48%            58%         3,818         4,614
 Cigars & Tobacco              7,336            60%            70%         4,401         5,135
 Cigarettes                   42,388            69%            79%        29,248        33,486
 Generic Cigarettes           10,582            69%            79%         7,302         8,360
 Equipment                       132            36%            46%            48            61
 Stamps                       11,480           100%           100%        11,480        11,480
 Dry Room                      2,195             0%             0%            --            --
 Excise Taxes                  4,491           100%           100%         4,491         4,491
                           ---------     ---------      ---------      ---------     ---------
   Total Inventory         $ 180,811            63%            72%     $ 114,219     $ 130,484



   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)


NOTE 3 - OTHER CURRENT ASSETS

The recoveries under this section are mainly related to post petition Vendor Deductions at the Wholesale Distribution Business and manufacturers' incentive allowances carried as other A/R by Fleming Convenience.

The Debtors are entitled to incentive payments from vendors for attaining certain targeted sales levels of their products. The amounts that are on the balance sheet are accruals based on prior performance. Payments are typically made in arrears, approximately 60 days after the prior quarter end for which the payment is calculated.

Other Current Assets is comprised of Deposits, Prepaid Expenses, Suspense, Other & Deferred Costs, Goodwill, Investment in Subsidiary and are considered to have negligible liquidation recovery value.

                                                        Recovery Rate              Estimated Proceeds
                                        Projected           Range                        Range
                                        Balance @   ----------------------      -------------------------
 Other Current Assets                   7/31/2004    Low              High         Low           High
-----------------------------------     ----------  ------           -----      ----------     ----------
 Vendor Deductions and Other A/R        $  266,098      25%             40%     $   66,525     $  106,439
 Other Current Assets                       33,179       0%              1%             --            332
                                        ----------                              ----------     ----------
  Total                                 $  299,277                              $   66,525     $  106,771



   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ in 000s)


NOTE 4 - NET PP&E - OWNED AND LEASED

Net PP&E is comprised of buildings and improvements, autos and trucks, various equipment, furniture and fixtures and leasehold improvements. The largest line items by book value are Equipment, Leasehold Improvements and Autos & Trucks. Leasehold Improvements have been valued at a zero recovery. Autos & Trucks consists mainly of tractors and trailers.

Proceeds from the sale of these items were based upon management's best estimate from prior dispositions.

All recovery amounts are net of the required costs to liquidate such assets.

                                                         Recovery Rate               Estimated Proceeds
                                   Projected                 Range                         Range
                                   Balance @      --------------------------      -------------------------
             PP&E                  7/31/2004         Low             High            Low            High
------------------------------     ----------     ----------      ----------      ----------     ----------
 Buildings & Improvements          $    1,957             77%             87%     $    1,500     $    1,700
 Autos & Trucks                         8,921             15%             30%          1,338          2,676
 Equipment                             26,533              0%              5%             --          1,327
 Furniture & Fixtures                     277              0%              5%             --             14
 Leasehold Improvements                10,493              0%              0%             --             --
                                   ----------                                     ----------     ----------
     Total                         $   48,181                                     $    2,838     $    5,717





   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             Best Interests Analysis
                                   ($ in 000s)


NOTE 5 - OTHER NON CURRENT ASSETS

Other Non Current Assets is comprised of Goodwill and Deferred Charges and are considered to have no liquidation recovery value.


                                                                         Recovery Rate            Estimated Proceeds
                                                       Projected             Range                       Range
                                                       Balance @   ------------------------     --------------------------
 Other Non Current Assets                              7/31/2004      Low           High            Low           High
----------------------------                           ---------   ----------    ----------     ----------    ------------
 Other Non Current Assets                              $  38,074         0%              0%        $   --          $  --



   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ IN 000S)


NOTE 6 - RECOVERIES FROM AVOIDANCE ACTIONS

Debtors have identified certain pre-petition payments to third-parties. It is likely in a Chapter 7 liquidation that the trustee would seek to recover all such payments. The pre-petition payments listed below exclude vendor debit balances, which are assumed to reside in Accounts Receivable. The schedule below shows management's estimate of recoveries, net of recovery expenses, that would be received after the beginning of Chapter 7 liquidation proceedings.

The outcome of any particular preference action is subject to a number of uncertainties. Moreover, the potential value of a preference action against a particular preference defendant ultimately is dependent upon the specific payment history and other facts and circumstances pertaining to that vendor and its relationship with the Debtors. It is therefore difficult to precisely apply results from an individual vendor analysis to an entire class of preference claims. The Debtors have not undertaken an exhaustive analysis of all potential preference claims in order to arrive at the estimates contained herein. Rather, the analysis undertaken by the Debtors for purposes of these estimates is based on the analysis of a sample set of vendors. The estimates contained herein therefore may be materially different from actual results achieved.

For purposes of this Analysis, which is a conservative, worst case scenario, the Debtors have estimated the recoveries net of all potential setoffs, recoupment and other defenses and claims that are likely to be asserted by the preference defendants. This depiction is without prejudice to the Debtors' right to challenge those defenses and claims.


                                                                   Estimated
                                                                 Recovery Range
                                                         -----------------------------
                  Component                                  Low              High
    ----------------------------------------             -----------       -----------
    Total Preference Period Payments                     $ 3,000,000       $ 3,000,000

    Maximum Net Preference                                   809,000           809,000

    Estimated Recovery                                   $    50,000       $    90,000



   The accompanying notes are an integral part of the Best Interests Analysis

                         FLEMING COMPANIES, INC., ET AL.
                             BEST INTERESTS ANALYSIS
                                   ($ IN 000S)


NOTE 7 - CORPORATE EXPENSES

It is assumed that the creditor recovery process occurs over a twelve month period. For purposes of the Analysis, corporate expenses include both headquarters and distribution centers related expense. A nearly full complement of corporate expenses is assumed to be required during the first three months, with reducing amounts of corporate expenses required in the following months. It is assumed, further, that there will be an additional compensation program designed to retain key employees during the liquidation period.



                                        Fleming Convenience
                                  -------------------------------                             Retention        % of
                                    Run     Reduction      Total                             & Severance     Salaries &
                                    Rate       Rate       Expense  Wholesale       Total      Estimate         Wages
                                  --------  --------     --------  ---------     --------    -----------     ----------
 PHASE I        MONTHS 1-3
 Corporate Rent & Occupancy       $    203       100%    $    203   $    279     $    482
 Corporate Employment Expense        1,736        80%       1,388        310        1,698           509          30%
 Corporate SG&A                      2,275        80%       1,820        506        2,326
                                  --------  --------     --------   --------     --------
                                     4,214        81%       3,411      1,095        4,506

 PHASE II       MONTHS 4-12
 Corporate Rent & Occupancy            608        25%         152        419          571
 Corporate Employment Expense        5,209        10%         521        186          707           353          50%
 Corporate SG&A                      6,824        10%         682        152          834
                                  --------  --------     --------   --------     --------      --------
                                    12,641        11%       1,355        757        2,112           862



                                                    CALCULATED TOTAL CORPORATE EXPENSES         $ 6,618
                                                                                                =======

                                                      ESTIMATED CORPORATE EXPENSE RANGE
                                                                                   HIGH         $ 7,920
                                                                                    LOW         $ 6,600



   The accompanying notes are an integral part of the Best Interests Analysis

                                                                       EXHIBIT 6

                           CUSIP NUMBERS OF OLD NOTES

-        10 1/8% SENIOR NOTES, CUSIP NUMBER 339130AP1 DUE IN 2008.

                  Under an Indenture dated as of March 15, 2001, Fleming issued its 10 1/8% senior notes due in 2008 in a principal amount of $355 million.

-        9 1/4% SENIOR NOTES, CUSIP NUMBER 339130AX4 DUE IN 2010.

                  Under an Indenture dated as of June 18, 2002, Fleming issued its 9 1/4% senior notes due in 2010 in a principal amount of $200 million.

- 10 5/8% SENIOR SUBORDINATED NOTES, CUSIP NUMBERS 339130ALO AND 339130AT3 DUE IN 2007 (TWO TRANCHES, SERIES A & B).

                  Under an Indenture dated as of October 15, 2001, Fleming issued two series of 10 5/8% senior subordinated notes due in 2007 in a principal amount of $400 million.

- 5 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES, CUSIP NUMBERS 339130AQ9 AND 339130AR7 DUE IN 2009.

                  Under an Indenture dated as of March 15, 2001, Fleming issued 5 1/4% convertible senior subordinated notes due in 2009 in a principal amount of $150 million.

-        9 7/8% SENIOR SUBORDINATED NOTES, CUSIP NUMBER 339130AW6 DUE IN 2012.

                  Under an Indenture dated as of April 15, 2002, Fleming issued its 9 7/8% senior subordinated notes due in 2012 in a principal amount of $260 million.

                                                                       Exhibit 7


May 11, 2004

                                  CONFIDENTIAL

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, TX 75057

Attn: Michael K. Scott

Re: Commitment for $250 Million Plan of Reorganization Financing

Ladies and Gentlemen:

You have advised us that Core-Mark Newco, a new Delaware corporation ("Newco"), to be formed on the Effective Date of the Plan of Reorganization (as such terms are defined below) and certain of its subsidiaries who will be Reorganized Debtors (as defined in the Plan of Reorganization) under a joint plan of reorganization (together with all exhibits and schedules thereto, the "Plan of Reorganization") filed in Case No. 03-10945 (MFW), as administratively consolidated, and commenced under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Case" and the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), are seeking $250 million of financing in support of the Plan of Reorganization. General Electric Capital Corporation ("GE Capital") is pleased to offer its commitment to provide to Newco and certain of its subsidiaries as reorganized debtors (collectively, "Borrowers"), up to $250 million of financing, subject to the terms and conditions of this Commitment Letter (the "Financing"). The Financing will consist of up to a $240 million revolving credit facility (the "Revolving Loan") and up to a $10 million revolving FILO loan facility (the "FILO Loan").

                                SUMMARY OF TERMS
               FOR PLAN OF REORGANIZATION EXIT FINANCING FACILITY

BORROWERS:                          Newco and certain subsidiaries of Newco to
                                    be determined.

BORROWER
REPRESENTATIVE:                     Each Borrower will appoint one of the
                                    Borrowers as its agent for purposes of the
                                    Financing.

AGENT:                              GE Capital.

LEAD ARRANGER:                      GECC Capital Markets Group, Inc. ("GECMG").

LENDERS: GE Capital and other lenders acceptable to GE Capital and Newco (Newco's consent not to be unreasonably withheld).

CANADIAN LENDER:                    General Electric Capital Canada Inc. or
                                    another Canadian affiliate of GE Capital.

REVOLVING LOAN:                     Up to $240 million (including a Letter of
                                    Credit Subfacility in an amount to be
                                    mutually agreed by GE Capital and the
                                    Borrowers). Letters of Credit will be issued
                                    by a bank or by GE Capital and/or one of its
                                    affiliates, on terms mutually acceptable to
                                    GE Capital and the Borrowers, and will be
                                    guaranteed or otherwise backed by all
                                    Lenders. The Revolving Loan will include a
                                    sublimit for Canadian borrowings (whether
                                    such borrowings are made in U.S. dollars or
                                    Canadian dollars) in an amount equal to $80
                                    million or the Canadian equivalent thereof.
                                    The Revolving Loan will also include a
                                    swingline subfacility of up to $20 million.
                                    Borrowers shall have no access to the
                                    Revolving Loan at any time unless the FILO
                                    Loan is fully funded at such time.

TERM OF
REVOLVING LOAN:                     Thirty-six (36) months.

REVOLVING LOAN
AVAILABILITY:                       Up to (i) 85% of Borrowers' eligible
                                    accounts receivable (including Canadian
                                    receivables), (ii) up to the lesser of (x)
                                    65% of Borrowers' eligible inventory
                                    (including Canadian inventory) valued at the
                                    lower of cost (FIFO) or market and (y) 85%
                                    of net orderly liquidation value of
                                    Borrowers' eligible inventory, in each case
                                    excluding inventory constituting unaffixed
                                    stamps, and (iii) 90% of Borrowers'
                                    unaffixed tax stamps on hand which
                                    constitute eligible inventory, in each case,
                                    less reserves. Agent will retain the right
                                    from time to time to establish advance
                                    rates, standards of eligibility and reserves
                                    against Revolving Loan Availability in its
                                    reasonable discretion pursuant to the terms
                                    of the final Financing documents. The face
                                    amount of all outstanding letters of credit
                                    under the Letter of Credit Subfacility will
                                    be reserved in full against Revolving Loan
                                    Availability. Inventory to be appraised by
                                    an appraiser reasonably acceptable to Agent
                                    and Newco (Newco's consent not to be
                                    unreasonably withheld).

FILO loan:                          Up to $10 million. The FILO Loan will be a
                                    revolving credit facility available to
                                    Borrowers on a first-in, last-out basis.

TERM OF
FILO LOAN:                          Thirty-six (36) months.

FILO LOAN
AVAILABILITY:                       FILO Loan Availability will be limited to an
                                    additional amount over and above any
                                    Availability under the Revolving Loan equal
                                    to the lesser of (i) up to 10% of Borrowers'
                                    eligible inventory (including Canadian
                                    inventory) valued at the lower of cost
                                    (FIFO) or market, or (ii) 7.5% of net
                                    orderly liquidation value of eligible
                                    inventory, in each case less reserves. Agent
                                    will retain the right from time to time to
                                    establish advance rates, standards of
                                    eligibility and reserves against FILO Loan
                                    Availability in its reasonable discretion
                                    pursuant to the terms of the final Financing
                                    documents. Inventory to be appraised by an
                                    appraiser reasonably acceptable to Agent and
                                    Newco (Newco's consent not to be
                                    unreasonably withheld).

USE OF PROCEEDS:                    Loans made on the date the Financing is
                                    consummated (the "Closing Date") will be
                                    used to repay certain of Borrowers'
                                    post-petition secured indebtedness and
                                    pre-petition obligations on the effective
                                    date (the "Effective Date") of the Plan of
                                    Reorganization, to otherwise enable the
                                    Borrowers to consummate the Plan of
                                    Reorganization on the Effective Date and to
                                    fund certain fees and expenses associated
                                    with the Financing. Loans made after the
                                    Closing Date will be used for Borrowers'
                                    working capital and general corporate
                                    purposes and permitted capital expenditures.
                                    Newco will be permitted to borrow and fund
                                    upfront the Post Confirmation Trust and the
                                    Reclamation Creditors' Trust (as such terms
                                    are defined in the Plan of Reorganization)
                                    to be established on the Effective Date of
                                    the Plan of Reorganization or as soon as
                                    practicable thereafter (collectively, the
                                    "Trusts").

INTEREST:                           For all loans, at Borrower Representative's
                                    option, at either (i) absent a default, a 1,
                                    2 or 3-month reserve-adjusted LIBOR Rate
                                    plus the Applicable LIBOR Margin, or (ii) a
                                    floating rate equal to the Index Rate
                                    (higher of the prime rate as reported by The
                                    Wall Street Journal or 50 basis

                                    points over the federal funds rate) plus the Applicable Index Margin. For the avoidance of doubt, during the continuance of a default, Borrowers may neither convert Index
                                    Rate loans into LIBOR Rate Loans nor
                                    continue any LIBOR Rate loan as such
                                    following the expiration of the applicable
                                    LIBOR period, but any existing LIBOR Rate loans may continue as such until the expiration of the applicable LIBOR period.
                                    For purposes of calculating interest, good funds will be credited to the outstanding balance of the Loans one (1) business day after the receipt thereof.

                                    Interest will be payable monthly in arrears and calculated on the basis of a 365/366-day year and actual days elapsed (except LIBOR which shall be paid at the expiration of each LIBOR period and calculated on the basis of a 360-day year and actual days elapsed). LIBOR mechanics and breakage costs to be contained in the Financing documentation.

APPLICABLE MARGINS:                 The following applicable margins will apply
                                    so long as Revolving Loans and FILO Loans
                                    remain outstanding:


               If the Used Portion of Availability
               under the Revolving Loan is:         Level of Applicable Margins:
               ------------------------------------ ----------------------------
               = or < 1/3                           Level I

               > 1/3, but = or < 2/3                Level II

               > 2/3                                Level III

                                                                 Applicable Margins
                                                    ---------------------------------------------
                                                    Level I        Level II        Level III
                                                    ---------------------------------------------
              Applicable Revolver                   1.00%          1.25%           1.50%
              Index Margin

              Applicable Revolver LIBOR Margin      2.25%          2.50%           2.75%

              Applicable L/C Margin                 2.25%          2.50%           2.75%

                              Applicable FILO Index Margin                    2.75%
                              Applicable FILO LIBOR Margin                    4.00%
                              Applicable Unused Facility Fee Margin           0.50%

FEES:                               Arrangement Fee equal to $125,000 which
                                    shall be due upon execution of this
                                    Commitment Letter and payable upon
                                    Bankruptcy Court approval as provided in the fourth-to-last paragraph of this Commitment
                                    Letter.

                                    Commitment Fee equal to $1,125,000 to be paid as follows: (i) $500,000 shall be due upon execution of this Commitment Letter and payable upon Bankruptcy Court approval as provided in the fourth-to-last paragraph of this Commitment Letter and (ii) $625,000 shall be due and payable upon satisfactory completion of GE Capital's field audit and inventory appraisal (collectively, the
                                    "Commitment Fee").

                                    Closing Fee equal to $2,500,000 payable to GE Capital on the Closing Date, against which will be credited the prior payment of the Commitment Fee. For the avoidance of doubt, the undersigned Fleming Companies,
                                    Inc., on behalf of the Borrowers,
                                    acknowledges and agrees that Borrowers shall not be entitled to any additional credits toward the Commitment Fee for any fees paid to GE Capital pursuant to any prior agreement among the parties (including, without limitation, that certain letter agreement dated as of January 22, 2004 (the
                                    "DIP Letter Agreement")).

                                    Letter of Credit Fee equal to the Applicable
                                    L/C Margin (calculated on the basis of a 360-day year and actual days elapsed) on the face amount of Letters of Credit, payable monthly in arrears, plus any reasonable costs and expenses incurred by Agent in arranging for the issuance or guaranty of Letters of Credit plus any reasonable charges assessed by the issuing financial institution.

                                    Unused Facility Fee equal to the Applicable
                                    Unused Facility Fee Margin (calculated on the basis of a 360-day year and actual days elapsed) on the average unused daily balance of the Financing, payable to Agent monthly in arrears. For purposes of the calculation of the used portion of the Financing, the issued and outstanding amount of Letters of Credit shall be counted as usage.

                                    Collateral Monitoring Fee of $20,833.33 per month, payable to Agent monthly in advance beginning on the Closing Date.

DEFAULT RATES:                      Default interest and the Letter of Credit
                                    Fee increased 2% per annum above the
                                    interest rate or Letter of Credit Fee
                                    otherwise applicable.

SECURITY AND
PRIORITY:                           To secure all obligations of Borrowers to
                                    Agent and Lenders, Agent, for itself and the
                                    ratable benefit of Lenders, will receive a
                                    fully perfected first priority security
                                    interest in substantially all of the
                                    existing and after acquired real and
                                    personal, tangible and intangible assets of
                                    each Borrower including, without limitation,
                                    all cash, cash equivalents, bank accounts,
                                    accounts, other receivables, chattel paper,
                                    contract rights, inventory (wherever
                                    located), instruments, documents, securities
                                    (whether or not marketable), equipment,
                                    fixtures, real property interests, franchise
                                    rights, patents, trade names, trademarks,
                                    copyrights, intellectual property, general
                                    intangibles, investment property, supporting
                                    obligations, letter of credit rights,
                                    commercial tort claims, causes of action and
                                    all substitutions, accessions and proceeds
                                    of the foregoing (including insurance
                                    proceeds) (collectively, the "Collateral").

                                    All Collateral will be free and clear of other liens, claims and encumbrances, except liens and encumbrances permitted pursuant to the final Financing documents.

                                    In addition, Agent shall receive a pledge by each Borrower of all of the issued and outstanding capital stock of its subsidiaries (including Borrowers but excluding in excess of 65% of the stock of foreign subsidiaries). Each Borrower will cross-guarantee the obligations of the other
                                    Borrowers under the Financing documents, except to the extent any such cross-guarantee by a foreign Borrower would cause material adverse tax consequences to any Borrower.

                                    The Collateral will not include any assets of the Trusts, and the final Financing
                                    Documents shall specifically permit the
                                    transfer of any assets by the Borrowers to the Trusts as required by the Plan of Reorganization or the trust agreements.

MANDATORY
PREPAYMENTS:                        Subject to negotiated exclusions and
                                    thresholds, customary mandatory prepayments
                                    (to be negotiated) upon disposition of
                                    assets (including condemnation and insurance
                                    proceeds) and upon sale of equity, with no
                                    permanent reduction in the commitments.

FINANCIAL AND OTHER
REPORTING:                          The final Financing documents will require
                                    Borrowers, on a monthly basis, to provide to
                                    Agent internally prepared operating reports,
                                    unaudited balance sheets and statements of
                                    income and cash flows. Borrowers will
                                    provide to Agent a monthly borrowing base
                                    certificate and other information reasonably
                                    requested by Agent; provided that weekly
                                    borrowing base certificates will be required
                                    during any period in which excess
                                    availability or total liquidity falls below
                                    levels to be mutually acceptable to Agent
                                    and Borrowers. All monthly financial
                                    statements shall be prepared on a
                                    consolidated basis. In addition, copies of
                                    all pleadings, motions, applications,
                                    financial information and other documents
                                    (if any) filed by or on behalf of any
                                    Borrower with the Bankruptcy Court or the
                                    U.S. Trustee in the Chapter 11 Case, or
                                    distributed by or on behalf of any Borrower
                                    to any official committee in the Chapter 11
                                    Case, and such other reports and information
                                    respecting each Borrower's business,
                                    financial condition or prospects as Agent
                                    may, from time to time, reasonably request
                                    shall be provided to Agent.

DOCUMENTATION:                      The final Financing documents will be
                                    mutually acceptable to all parties and will
                                    contain representations and warranties;
                                    conditions precedent; affirmative, negative
                                    and financial covenants; indemnities; and
                                    events of default and remedies as reasonably
                                    required by Agent. Relevant documents, such
                                    as transaction documents, subordination
                                    agreements (if any), intercreditor
                                    agreements (if any) and other material
                                    agreements, to be reasonably acceptable to
                                    Agent. The Confirmation Order (as defined
                                    below) and all motions relating thereto,
                                    shall be in form and substance reasonably
                                    acceptable to Agent.

SYNDICATION:                        Upon acceptance of this Commitment Letter,
                                    GECMG may initiate discussions with
                                    potential lenders regarding their
                                    participation in the Financing. Borrowers
                                    will agree to a

                                    closing schedule that allows for the primary syndication of the Financing prior to closing. The success of such syndication will not be a condition precedent to the closing or funding of the Financing.

                                    GECMG may syndicate the Financing with the assistance of Borrowers and Borrowers' management. Such assistance will include, but not be limited to: (i) prompt assistance in the preparation of an information memorandum and verification of the accuracy and completeness of the information contained therein; (ii) preparation of other information, offering materials and projections by Borrowers (and their advisors, if any) taking into account the proposed financing; and (iii) participation of Borrowers' senior management in meetings and conference calls with potential lenders and rating agencies, if applicable, upon reasonable notice and at such times and places as GECMG may reasonably request.
                                    GECMG reserves the right to provide to
                                    industry trade organizations, information reasonably necessary and customary for inclusion as Lead Arranger in league table measurements.

OTHER TERMS AND CONDITIONS (ALL TO BE REASONABLY ACCEPTABLE TO AGENT AND SUBJECT TO APPROPRIATE MATERIALITY QUALIFIERS, THRESHOLDS, EXCEPTIONS AND OTHER CUSTOMARY CARVE-OUTS TO BE MUTUALLY AGREED):

                  o Agent's reasonable rights of inspection; access to facilities, management and auditors.

                  o Cash management system for Borrowers. Agent will have full cash dominion by means of lock boxes and blocked account agreements, except with respect to certain accounts to be mutually agreed by Agent and Borrowers. Proceeds shall be applied first, to the Revolving Loan and second, to the FILO Loan.

                  o Minimum liquidity at closing equal to an amount to be mutually agreed upon by Borrowers and Agent.

                  o Minimum excess availability ongoing in an amount equal to $10 million; provided that (i) if Borrowers' (or its predecessors') audited financial statements for each of the fiscal years ended December 31, 2002 and December 31, 2003, in form and substance reasonably satisfactory to Agent (the "Audited Financials"), are not delivered to Agent by September 30, 2004, minimum excess availability ongoing shall be increased to $15 million and (ii) if the Audited Financials are not delivered to Agent by December 1, 2004, minimum excess availability ongoing shall be increased to $20 million; provided further, that, upon delivery to Agent of the Audited Financials, minimum excess availability ongoing shall be reduced to $10 million.

                  o Financial covenants: minimum EBITDA and maximum capital expenditures, to be determined.

                  o Borrowers shall have engaged Burr, Pilger and Mayer LLP or another auditor reasonably acceptable to Agent.

                  o Commercially reasonable insurance protection for Borrowers' industry, size, and risk and the collateral protection (terms, underwriter, scope, and coverage to be reasonably acceptable to Agent); Agent named as loss payee (property/casualty) and additional insured (liability); and non-renewal/cancellation/amendment riders to provide 30 days advance notice to Agent.

                  o Reasonable access to all locations in support of the orderly liquidation of Borrowers and the Collateral as deemed reasonably necessary by Agent.

                  o Receipt of all necessary third party and governmental waivers and consents.

                  o General and collateral releases from prior lenders and customary corporate certificates; landlord/mortgagee/bailee waivers unless such waivers and access rights are otherwise provided for in the Confirmation Order; and, to the extent reasonably required by Agent, consignment or similar filings.

                  o Limitations on commercial transactions, management agreements, service agreements, and borrowing transactions between any Borrower and its officers, directors, employees and affiliates.

                  o Limitations on, or prohibitions of, cash dividends, other distributions to equity holders, payments in respect of subordinated debt, payment of management fees to affiliates and redemption of common or preferred stock.

                  o Limitations on, or prohibitions of, mergers, acquisitions, the sale of any Borrower, its stock or a material portion of its assets.

                  o Prohibitions of a direct or indirect change of control of any Borrower.

                  o Customary yield protection provisions, including, without limitation, provisions as to capital adequacy, illegality, changes in circumstances and withholding taxes.

                  o Satisfactory opinions of counsel from Borrowers' domestic and Canadian counsel (including additional local counsel as reasonably requested by Agent) reasonably acceptable to Agent.

                  o Customary events of default for transactions of this type, with appropriate and customary notice of default and cure periods.

                  o As of the Closing Date, there will have been (i) since November 1, 2003, no material adverse change, individually or in the aggregate, in the business, financial or other condition of the Borrowers taken as a whole, the industry in which any Borrower operates, or the Collateral or in the prospects or projections of the Borrowers taken as a whole, and
                           (ii) since November 1, 2003, no litigation commenced which has not been stayed by the Bankruptcy Court and which, if successful, will have a material adverse impact on the Borrowers taken as a whole, their business or ability to repay the loans, or which will challenge the transactions under consideration, and
                           (iii) since the date hereof, no change in loan syndication, financial or capital market conditions generally that in GECMG's reasonable judgment will materially impair syndication of the Financing.

                  o Compliance in all material respects with applicable laws, decrees, and material agreements or obtaining of applicable consents and waivers.

                  o        Lender syndication/assignment rights.

                  o        Governing law: New York.

                  o The Plan of Reorganization shall provide for the Financing, shall contain terms and provisions reasonably acceptable to Agent and shall otherwise be in form and substance reasonably acceptable to Agent.

                  o The Plan of Reorganization shall have been confirmed by an order entered by the Bankruptcy Court (the "Confirmation Order"), in form and substance reasonably acceptable to Agent, and which has not been stayed by the Bankruptcy Court or by any other court having jurisdiction to issue any such stay. Without limiting the general applicability of the immediately preceding sentence, the Confirmation Order shall specifically provide that (a) the terms and conditions of this Commitment Letter and the Financing are approved and ratified as being entered into in good faith, providing the most favorable financing terms and being critical to the success and feasibility of the Plan of Reorganization, (b) on or prior to the Effective Date of the Plan of Reorganization, the Borrowers are authorized to enter into documentation evidencing the Financing and to grant liens and security interests to Agent in substantially all of their assets (except for any assets to be transferred to the Trusts), and such documents, liens and security interests are approved,
                           (c) all fees, costs and expenses paid by Borrowers in connection with the Commitment Letter and the Financing are ratified and approved, and (d) the Commitment Letter and any or all other Financing documents signed by the Borrowers' predecessor debtors as debtors-in-possession shall be binding and enforceable against the Borrowers upon and after the Effective Date of the Plan of Reorganization as if executed and delivered by the Borrowers notwithstanding any provision in the Plan of Reorganization or the Confirmation Order to the contrary. Moreover, the time to appeal the Confirmation Order or to seek review, rehearing, or certiorari with respect to the Confirmation Order must have expired, no appeal or petition for review, rehearing, or certiorari with respect to the Confirmation Order may be pending, and the Confirmation Order must otherwise be a final, non-appealable order in full force and effect.

                  o Completion by Agent of all business and legal due diligence, including, without limitation, Agent's field audit and inventory appraisals, with results reasonably satisfactory to Agent. Without limiting the foregoing, the corporate structure, the ownership of Borrowers, the disclosure statement filed in connection with the Plan of Reorganization, capital structure, other debt and equity instruments, material contracts, and governing documents of each Borrower and its subsidiaries, and tax and legal effects resulting from the Financing, must be reasonably acceptable to Agent.

GE Capital's commitment hereunder is subject to execution and delivery of final legal documentation reasonably acceptable to GE Capital and its counsel incorporating, without limitation, the terms set forth herein. Moreover, the preceding summary of terms and conditions is not intended to be all inclusive. Any terms and conditions that are not specifically addressed above will be subject to future negotiations.

You agree that GECMG will act as the sole syndication agent for the Financing and that no additional agents, co agents or arrangers will be appointed, or other titles conferred, without GECMG's consent. You agree that no Lender will receive any compensation of any kind for its participation in the Financing, except as expressly provided in this Commitment Letter or the final Financing documents.

To ensure an orderly and effective syndication of the Financing, you agree that until the termination of the syndication, as determined by GECMG, you will not, and will not permit any of your subsidiaries to, syndicate or issue, or attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance exit debt facility or debt security (including any renewals thereof), without the prior written consent of GECMG, except for (i) the junior Tranche B Loan to be provided by Sankaty (as such terms are defined in the Plan of Reorganization), (ii) certain junior secured guaranties to be provided by Newco to the Class 3(B) and Class 5 creditors, (iii) the guaranty to be provided by Newco to the Post Confirmation Trust with respect to the payment of administrative claims, and (iv) as otherwise provided pursuant to the Plan of Reorganization or as permitted pursuant to the final Financing documents.

By signing this Commitment Letter, each party acknowledges that, except as provided herein, this Commitment Letter supersedes any and all discussions and understandings, written or oral, between or among GE Capital (and/or GE Corporate Financial Services, Inc.) and any other person as to the subject matter hereof, including, without limitation, any prior commitment letters. No amendments, waivers or modifications of this Commitment Letter or any of its contents shall be effective unless expressly set forth in writing and executed by the parties hereto.

This Commitment Letter is being provided to you on the condition that, except as required by law, the ongoing Chapter 11 Case or as provided herein, none of this Commitment Letter nor its contents will be disclosed publicly or privately except to those individuals who are your officers, employees or advisors who have a need to know as a result of being involved in the Financing and then only on the condition that such matters may not be further disclosed; provided, that this Commitment Letter may be attached as an exhibit to the Disclosure Schedule to be filed in connection with the Plan of Reorganization. No one shall, except as required by law, use the name of, or refer to, GE Capital, or any of its affiliates (including GECMG), in any correspondence, discussions, advertisement or disclosure made in connection with the Financing without the prior consent of GE Capital.

Regardless of whether the commitment herein is terminated or the Financing closes, the undersigned Fleming Companies, Inc. ("Fleming") and the Borrowers, jointly and severally, agree to pay upon demand to GE Capital and GECMG all reasonable out of pocket expenses (including all reasonable legal, environmental, and other consultant costs and fees) incurred in connection with this Commitment Letter, the Financing, and a field examination fee of $750 per person per diem plus actual reasonable out of pocket expenses in connection with the conduct of GE Capital's field audit and the evaluation and documentation of the Financing.

In addition, so that we may continue our due diligence, Fleming agrees to pay to GE Capital an expense deposit of $375,000 (the "Underwriting Deposit") upon approval of this Commitment Letter by the Bankruptcy Court as provided in the fourth-to-last paragraph hereof. At GE Capital's request from time to time prior to the Closing Date, or at any time the unused balance of the Underwriting Deposit decreases to less than $50,000, Fleming and/or the Borrowers shall immediately increase the Underwriting Deposit by an amount such that, immediately after giving effect to such increase, the unused balance thereof equals an amount to by agreed upon by GE Capital and Newco. If GE Capital should close the Financing, the remaining Underwriting Deposit (net of fees and expenses) would be applied toward any fees due on the Closing Date. If GE Capital should not close the Financing (for any reason other than the Borrowers' acceptance of financing from another lender or the Borrowers' termination of GE Capital's efforts hereunder), then the balance of the Underwriting Deposit (net of fees and expenses) shall be returned. In all other circumstances, GE Capital will retain the remaining Underwriting Deposit.

Regardless of whether the commitment herein is terminated or the Financing closes, Fleming and the Borrowers, jointly and severally, agree to indemnify and hold GE Capital, its affiliates (including GECMG), and the directors, officers, employees, and representatives of any of them (each, an "Indemnified Person"), harmless from and against all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) of any kind which may be incurred by, or asserted against, any such person in connection with, or arising out of, this Commitment Letter, the Financing, any other related financing, documentation, disputes or environmental liabilities, or any related investigation, litigation, or proceeding. Notwithstanding the preceding sentence, the indemnitors under this paragraph shall not be liable for any indemnification to any Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Indemnified Person's bad faith, gross negligence or willful misconduct. Under no circumstances shall GE Capital or any of its affiliates (including GECMG) be liable for any punitive, exemplary, consequential or indirect damages which may be alleged to result in connection with this Commitment Letter, the Financing, the documents related thereto, or any other financing, regardless of whether the commitment herein is terminated or the Financing closes.

By signing this Commitment Letter, Fleming agrees to proceed in good faith and expeditiously to obtain, as soon as reasonably possible, all necessary Bankruptcy Court approval in connection with Fleming's and Borrowers' execution hereof and its obligations hereunder, if any.

This Commitment Letter is governed by and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed in that State.

GE Capital shall have reasonable access to all of Borrowers' relevant facilities, personnel and accountants, and copies of all documents of Borrowers that GE Capital may reasonably request, including business plans, financial statements (actual and pro forma), book, records and other documents.

This Commitment Letter shall be of no force and effect unless and until (a) this Commitment Letter is executed and delivered to GE Capital on or before 5:00 p.m. (New York Time) on May 11, 2004, (b) the Bankruptcy Court shall have approved an order, in form and substance reasonably satisfactory to GE Capital, on or prior to June 2, 2004, authorizing Fleming's and Borrowers' acceptance of, and performance under, this Commitment Letter, which order shall specifically provide that GE Capital's right to receive the fees and deposits referenced herein (including, without limitation, the Commitment Fee) and reimbursement of all reasonable costs and expenses incurred in connection with consideration of the Financing as described herein shall be entitled to priority as administrative expense claims under section 503(b)(1) of the Bankruptcy Code, without further order of the Bankruptcy Court, and (c) Fleming and/or Borrowers shall have paid the Commitment Fee and any other fees or deposits due and payable to GE Capital hereunder on or prior to June 3, 2004.

Once effective, GE Capital's commitment to provide financing in accordance with the terms of this Commitment Letter shall cease if the Financing does not close, or the Financing is not funded for any reason, on or before September 30, 2004 (the "Termination Date") and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither GE Capital nor any of its affiliates shall have any liability to any person in connection with its refusal to fund the Financing or any portion thereof after such date; provided, however, in the event the Financing does not close, or the Financing is not funded for any reason, on or before the Termination Date, GE Capital agrees to extend its commitment until October 31, 2004 upon payment by Fleming and/or Borrowers to GE Capital of a non-refundable cash extension fee (the "Extension Fee") equal to 0.25% of the Commitment Fee prior to the Termination Date. If the commitment is extended pursuant to the immediately preceding sentence, the Extension Fee would be applied toward any fees due on the Closing Date.

Fleming hereby acknowledges and agrees that GE Capital satisfied the condition precedent set forth in the DIP Letter Agreement, by delivering to Fleming a POR commitment letter prior to February 18, 2004, and as a result GE Capital has the exclusive right to provide the financing of the Borrowers' Plan or Reorganization.

EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION ARISING IN CONNECTION WITH THIS COMMITMENT LETTER, THE FINANCING OR ANY OTHER RELATED FINANCING, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

Our business is helping yours. We look forward to continuing to work with you toward completing this transaction.

                                           Sincerely,

                                           GENERAL ELECTRIC CAPITAL CORPORATION

                                           /s/ Douglas A. Kelly
                                           -------------------------------------
                                           By:  Douglas A. Kelly
                                           Title:  Its Duly Authorized Signatory



Agreed and accepted this ___ day of May, 2004.



Fleming Companies, Inc., on its behalf and each of the Borrowers



By:     /s/ Michael K. Scott
   ---------------------------------------------
Its:    Treasurer
    --------------------------------------------
s
                                                                       Exhibit 8

                                                                           DRAFT

                             [Sankaty Advisors, LLC]

                              111 Huntington Avenue

                                Boston, MA 02199

                                         May __, 2004

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, TX 75057

         Attn: Michael K. Scott, Treasurer

         Re: Put Agreement for Tranche B Notes

Mr. Scott:

         Reference is made to the Chapter 11 bankruptcy cases (the "Bankruptcy Cases") currently pending before the United States Bankruptcy Court for the District of Delaware (together with any District Court or appellate court having jurisdiction over the Bankruptcy Cases, the "Bankruptcy Court"), in which Fleming Companies, Inc. and certain of its affiliates are debtors (collectively, the "Debtors" or the "Company"), as Chapter 11 case nos. 03-10945 et al. Reference is further made to the Third Amended Disclosure Statement in Support of Debtors and Official Committee of Unsecured Creditors' Third Amended Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries under Chapter 11 of the United States Bankruptcy Code to be filed with the Bankruptcy Court on May 11, 2004 (the "Disclosure Statement") and to the Debtors and Official Committee of Unsecured Creditors' Third Amended Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries under Chapter 11 of the United States Bankruptcy Code attached to the Disclosure Statement as Exhibit 1 (the "Proposed Plan"). Capitalized terms used in this letter agreement (this "Letter Agreement") and not otherwise defined shall have the meanings provided in the Proposed Plan.

         You have requested that funds advised by Sankaty Advisors, LLC (collectively, the "Sankaty Funds") grant to the Debtors the right (a "Put Right") to put to the Sankaty Funds up to Seventy Million Dollars ($70,000,000) of second lien secured notes of Core-Mark Newco ("Tranche B Notes") with the terms described on Exhibit A hereto (the "Tranche B Notes Term Sheet"), and the Sankaty Funds are pleased to grant such a Put Right on the terms set forth herein and in the Tranche B Notes Term Sheet.

Fleming Companies, Inc., et al                                      May __, 2004

         In consideration for granting the Put Right, the Company will pay to the Sankaty Funds, upon the Effective Date of the Plan, an amount in cash equal to $1,750,000 (the "Put Consideration"); provided, that in the event that Tranche B Notes are issued on the Effective Date, the Put Consideration may, at the Company's option, be paid through the issuance of additional Tranche B Notes.

         Various terms essential to the proposed financing in addition to those set forth in the Tranche B Notes Term Sheet must still be developed and agreed upon, and we specifically reserve the right to approve all terms and conditions and to propose additional terms. In particular, the Tranche B Notes Term Sheet does not purport to include all of the conditions, covenants, closing conditions, representations, warranties, defaults, definitions and other terms that would be contained in the definitive documents for the Tranche B Notes. Our acceptance of the Tranche B Notes upon exercise of the Put Right is subject to the negotiation, execution and delivery by the Sankaty Funds and Core-Mark Newco of definitive documentation of all the final terms and conditions for the proposed Tranche B Notes, all of which definitive documentation must be in customary form and reasonably satisfactory in form and substance to the Sankaty Funds, Core-Mark Newco and their respective counsel. Furthermore, all matters relating to the confirmation and consummation of the Proposed Plan, including, without limitation, the form of the Debtors' plan of reorganization as ultimately confirmed by the Bankruptcy Court and the terms of the Exit Facility and of any guarantees and intercreditor arrangements relating to other indebtedness of Core-Mark Newco must be in form and substance reasonably satisfactory to the Sankaty Funds and their counsel.

         The agreement of the Sankaty Funds to grant the Put Right hereunder is further conditioned upon: (a) by not later than May 11, 2004, the filing with the Bankruptcy Court of a motion, in form and substance reasonably satisfactory to the Sankaty Funds and their counsel (the "Approval Motion") seeking approval of this Letter Agreement, including the payment of the Put Consideration and expenses pursuant to the expense reimbursement provisions provided in this Letter Agreement; and (b) by not later than June 4, 2004, the entry of an order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Sankaty Funds and their counsel, (an "Approval Order") granting the Approval Motion, and which becomes a final order not subject to stay, appeal or modification by not later than June 15, 2004.

         The obligation of the Sankaty Funds to purchase the Tranche B Notes upon exercise of the Put Right is conditioned on the terms and conditions set forth in the Tranche B Notes Term Sheet, as well as: (a) the entry by the Bankruptcy Court of an order confirming the Proposed Plan (with such changes as are reasonably satisfactory to the Sankaty Funds) (the Proposed Plan in the form confirmed by the Bankruptcy Court, the "Confirmed Plan"), which order shall be in form and substance reasonably satisfactory to the Sankaty Funds and shall have become a final order; (b) the consummation of the Confirmed Plan on or before October 31, 2004; and (d) the closing of the Exit Facility on substantially the terms described in the Commitment Letter dated May 11,

Fleming Companies, Inc., et al                                      May __, 2004

2004 delivered by General Electric Capital Corporation to the Debtors, including, without limitation, the satisfaction or waiver of the conditions to funding set forth therein.

         The obligation of the Sankaty Funds to purchase the Tranche B Notes upon exercise of the Put Right is further conditioned upon the absence, at Closing, of: (a) any material adverse change in the business, assets, financial condition. income or prospects of the Company and its subsidiaries, taken as a whole, since December 31, 2003; (b) any material misstatements in or omissions from the materials that have previously been, or may hereafter be, furnished by the Debtors to the Sankaty Funds for their review; (c) the Sankaty Funds' reasonable satisfaction with the financial results of the Company and its subsidiaries for the period from January 1, 2004 through the Closing, including that such financial results are consistent in all material respects with the income statement projections for Core-Mark Newco and its subsidiaries that were provided to the Sankaty Funds on March 25, 2004; or (d) any material adverse change in governmental regulation or policy affecting the Sankaty Funds or any material disruption or material adverse change in financial, banking or capital markets since the date hereof which, in each case described in this clause (d), in the reasonable judgment of the Sankaty Funds makes it impracticable to proceed with the transactions contemplated hereby.

         It is contemplated that this Letter Agreement and the attached Tranche B Notes Term Sheet will be filed with the Bankruptcy Court in connection with the Approval Motion, that the Tranche B Notes Term Sheet will be filed in connection with the motions seeking approval of the Disclosure Statement and confirmation of the Proposed Plan and that the Tranche B Notes Term Sheet will form part of the package mailed to parties in interest in the Bankruptcy Cases in connection with the approval process for the Proposed Plan.

         Whether or not the transactions contemplated hereby are consummated, the Company agrees: (a) to pay the reasonable and documented fees, disbursements and charges of the Sankaty Funds' counsel incurred previously or in the future relating to the exploration and discussion of alternative financing structures to the Tranche B Notes or to the preparation and negotiation of this Letter Agreement, the Tranche B Notes Term Sheet and the proposed Tranche B Notes documentation and the transactions contemplated hereby and thereby; (b) to reimburse the Sankaty Funds (and their respective advisors) from time to time within 20 days of demand for reasonable and documented out-of-pocket expenses (including, but not limited to, reasonable expenses of our due diligence investigation, reasonable syndication expenses, reasonable travel expenses and reasonable fees, disbursements and other charges of counsel), in each case incurred in connection with the matters described in clause (a) and regardless of whether incurred prior to or following the date of this Letter Agreement; and
(c) to indemnify and hold harmless the Sankaty Funds and their respective general partners and the respective officers, employees, affiliates, advisors, agents, attorneys, accountants, consultants of each such entity and to hold the Sankaty Funds and such other persons and entities (each an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this letter, the matters referred to herein, the Tranche

Fleming Companies, Inc., et al                                      May __, 2004

B Notes Term Sheet, the proposed purchase of Tranche B Notes contemplated hereby, the use of proceeds of the Tranche B Notes thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon 20 days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such indemnified person. Notwithstanding any other provision of this letter, no Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the proposed issuance of Tranche B Notes. The terms set forth in this paragraph shall survive the termination or withdrawal of the Put Right provided hereby or the failure of a condition to the obligation of the Sankaty Funds to purchase Tranche B Notes, and shall remain in full force and effect regardless of whether the documentation for the Tranche B Notes is executed and delivered and whether or not any Tranche B Notes are put to the Sankaty Funds.

         Without limiting the foregoing paragraph, regardless of whether the Approval Order is entered, the Debtors acknowledge and agree that the Sankaty Funds' granting of the Put Right on the terms specified herein constitutes a substantial contribution in the Bankruptcy Cases within the meaning of Section 503(b) of the Bankruptcy Code, and has conferred and will confer a substantial benefit on the Debtors' bankruptcy estates. In the event that the Approval Order is not entered or is subsequently modified, reversed or vacated such that the indemnification and expense reimbursement provisions of this Letter Agreement are not approved by the Bankruptcy Court, the Debtors agree that they will use their best efforts to support, and will not object to, any motion by the Sankaty Funds or their counsel seeking reimbursement of their expenses and counsel fees for the matters described herein. The Creditors' Committee by its written acknowledgement below makes the same acknowledgements and agreements as are made by the Debtors in this paragraph.

         This letter (a) is not assignable by the Company without the prior written consent of the Sankaty Funds (and any purported assignment without such consent shall be null and void), and (b) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. Notwithstanding the foregoing, the Sankaty Funds may assign all or any portion of their obligations hereunder to one or more financial institutions reasonably acceptable to the Company. Upon such assignment, the obligations of the Sankaty Funds in respect of the portion of their obligations so assigned shall terminate, and a pro rata portion of any Put Consideration not paid as of the date of such assignment shall be payable to such assignee.

         This Letter Agreement sets forth the agreement of the Sankaty Funds to grant the Put Right on the terms described herein and shall be considered withdrawn if we have not received the enclosed copy of this Letter Agreement signed by the Company and the Creditors' Committee by 5:00 p.m. on May __, 2004.

Fleming Companies, Inc., et al                                      May __, 2004

         This Letter Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         This Letter Agreement may not be amended or waived except in writing signed by the Company and the Sankaty Funds. This Letter Agreement may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of this Letter Agreement by facsimile will be effective as delivery of a manually executed counterpart of this letter.

         This Letter Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

              [The remainder of this page is intentionally blank.]

Fleming Companies, Inc., et al                                      May __, 2004

         If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to us.

                                            Very truly yours,

                                            [SANKATY ADVISORS, LLC]

                                            By _________________________________
                                                  Title:

The foregoing is hereby
  agreed to and accepted:

FLEMING COMPANIES, INC.,
on its behalf and on behalf of each of the Debtors

By _________________________________
   Title:

Dated: May __, 2004

The undertakings set forth in the penultimate paragraph of page 4 are hereby agreed to and accepted:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By _________________________________________
   Title:

Dated: May __, 2004

                                   SCHEDULE A

                           TRANCHE B NOTES TERM SHEET

                           $70,000,000 Tranche B Notes

                    Summary of Proposed Terms and Conditions

                                  May __, 2004

         THIS TERM SHEET DOES NOT INCLUDE DESCRIPTIONS OF ALL OF THE TERMS, CONDITIONS AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTATION RELATING TO THE PROPOSED TRANCHE B NOTES AND IS NOT INTENDED TO LIMIT THE SCOPE OF DISCUSSION AND NEGOTIATION OF ANY MATTERS NOT CONSISTENT WITH THE SPECIFIC MATTERS SET FORTH HEREIN.

------------------     ---------------------------------------------------------
ISSUERS                Core-Mark Newco, as reorganized under Chapter
                       11 of the U.S. Bankruptcy Code, and such of its subsidiaries as are co-borrowers or guarantors under the Exit Facility (the
                       "Issuers"). The date as of which definitive documentation for the Tranche B Notes will be executed and delivered, which shall be the Effective Date of the Debtors' confirmed Plan of Reorganization, shall be defined as the "Closing Date".

------------------     ---------------------------------------------------------

PURCHASERS             The Sankaty Funds and their assignees (the "Purchasers")

------------------     ---------------------------------------------------------
AMOUNT                 The Issuers shall have the right, on and after
                       the Closing Date, to put to the Purchasers up to $70,000,000 in original principal amount of Tranche B Notes (excluding any Tranche B Notes issued in respect of PIK interest or in payment of the Put Consideration (as provided in the Letter Agreement) and any Additional
                       Put Consideration (as provided below)).

------------------     ---------------------------------------------------------

ISSUANCES OF           Core-Mark Newco's right to put Tranche B Notes to the
TRANCHE B              Purchasers shall terminate at  Closing, except that
NOTES                  Tranche B Notes may be put to the Purchasers following
FOLLOWING THE          the Closing to reimburse the issuers of Eligible Letters
CLOSING                of Credit for drawings under such Eligible Letters of
                       Credit.

                       An "Eligible Letter of Credit" shall mean a letter of credit of Core-Mark Newco outstanding at Closing and not otherwise collateralized and shall include any letter of credit that amends, replaces or renews an Eligible Letter of Credit and is not otherwise collateralized and which does not increase the amount that may be drawn on such prior Eligible Letter of Credit immediately prior to the issuance of the amended, replaced or renewed letter of credit.

                       The obligations of the Purchasers to purchase Tranche B Notes to reimburse draws on Eligible Letters of Credit following the Closing shall be irrevocable and unconditional, subject to the aggregate limitation of

Fleming Companies, Inc., et al          -2-                        May ___, 2004

                       $70,000,000 on the aggregate amount of Tranche B Notes that may be put to the Purchasers. Without limiting the foregoing, the pendency of an Event of Default shall not affect the Issuers' right to put Tranche B Notes to the Purchasers following the Closing.

------------------     ---------------------------------------------------------
USE OF                 The proceeds of the Tranche B Notes shall be used for
PROCEEDS               the purposes of providing cash collateral for letters of
                       credit or funding other cash requirements of Core-Mark
                       Newco at Closing, or following the Closing, for providing funds to reimburse issuers of Eligible Letters of Credit for drawings thereunder.

------------------     ---------------------------------------------------------
COLLATERAL             All obligations under the Tranche B Notes shall be

                       secured by second priority security interests in and liens upon substantially all present and future assets of Core-Mark Newco, including accounts receivable, general intangibles, inventory, equipment, furniture, fixtures and real property, and products and proceeds thereof (which collateral package shall be the same as that securing Core-Mark Newco's senior secured exit facility (the "Exit Facility ")). The collateral package will not include any assets of the Post-Confirmation Trust or the Reclamation Creditors' Trust (collectively, the "Trusts "), and the Sankaty Funds specifically consent to the transfers of assets to the Trusts that are required by the Plan to occur at or as soon as practicable after the Effective Date.

------------------     ---------------------------------------------------------
INTEREST RATE          The Tranche B Notes shall bear interest at a per annum
                       rate equal to LIBOR + 12% on all outstanding principal amounts, payable monthly in arrears. All such interest except for interest at a rate of 3% per annum will be payable in cash on each monthly payment date. The remaining 3% per annum may be paid in kind ("PIK") and, if not paid in cash on the applicable monthly payment date, shall be deemed to be added to principal of the Tranche B Notes as of such date, and shall be treated as part of principal for all purposes thereafter. Default interest shall be 2% per annum above the otherwise applicable rate, payable monthly, in cash.

------------------     ---------------------------------------------------------
ADDITIONAL PUT         In consideration of the Purchasers providing Core-Mark
CONSIDERATION          Newco with the right to put to the Purchasers Tranche B
                       Notes from time to time on and after the Closing Date, consideration shall be payable to the Purchaser (the
                       "Additional Put Consideration") equal to 12% per annum of the total principal amount of Tranche B Notes which remain put-able to the Purchasers from time to time
                       (excluding Tranche B Notes issued in respect of PIK interest or Additional Put Consideration). Core-Mark
                       Newco may, at any time and from time to time, reduce in whole or in part the total principal amount of Tranche B
                       Notes which remain put-able to the Purchasers from time to time; provided, that no such reduction in put-able
                       Tranche B Notes may be subsequently reinstated by Core-Mark Newco.

Fleming Companies, Inc., et al          -3-                        May ___, 2004

                       ---------------------------------------------------------
                       For the avoidance of doubt, for purposes of calculating the Additional Put Consideration, the amount of Tranche B Notes put-able at any given date cannot exceed the total then outstanding Eligible Letters of Credit, since Tranche B Notes are only put-able following the Closing to reimburse draws on Eligible Letters of Credit and accordingly any excess of the aggregate $70,000,000 commitment that is not either drawn at Closing or represented by Eligible Letters of Credit will have terminated at Closing.

                       The Additional Put Consideration shall be payable monthly, in arrears. A portion of the Additional Put Consideration equal to 9% per annum of the total amount of then put-able Tranche B Notes shall be payable in cash on each monthly payment date. The remaining 3% per annum of Additional Put Consideration may be paid through the issuance of Tranche B Notes or the increase of the principal amount of Tranche B Notes then outstanding, each as of such monthly payment date. The Additional Put Consideration shall be increased by 2% per annum during any period in which default rate interest is accruing on the Tranche B Notes.

------------------     ---------------------------------------------------------
WARRANTS               On the Closing Date, the Purchasers will be granted
                       warrants for 2.0% of the fully-diluted equity of Core-Mark Newco (the "Warrants"), taking into account all warrant, options, convertible securities and rights to acquire the same that have been issued, granted or as to which a commitment for the same exists as of the Closing
                       Date. The Warrants will have a strike price consistent with the valuation of the common equity in connection with the confirmation of the Plan of Reorganization.

------------------     ---------------------------------------------------------
TERM                   The Tranche B Notes will have an initial term of 5 years
                       from the Closing Date. The Tranche B Notes maturity shall be no earlier than the maturity of the Exit Facility.

------------------     ---------------------------------------------------------
REDEMPTION             The Tranche B Notes shall be subject to optional
FEATURES               redemption at par plus accrued and unpaid interest at any
                       time. Optional redemptions on the Tranche B Notes will carry call protection at 112 in the first year and 106 in the second year, except that the Issuers may redeem at par, out of excess cash flow, (A) on or before the first anniversary of the Closing, up to 25% of the Tranche B
                       Notes issued at Closing (plus any Tranche B Notes issued as PIK interest with respect to such Tranche B Notes), and (B) following the first anniversary of the Closing, up to 50% of the Tranche B Notes issued at Closing (plus any Tranche B Notes issued as PIK interest with respect to such Tranche B Notes) (taking into account any Tranche
                       B Notes redeemed at par pursuant to clause (A)). From and after the second anniversary of the Closing, optional redemptions will be at par.

                       The Tranche B Notes shall be subject to mandatory redemption out of the proceeds of extraordinary asset sales and casualty events, and other

Fleming Companies, Inc., et al          -4-                        May ___, 2004

                       customary mandatory redemption events consistent with, and subject to the prior rights of, the Exit Facility. There shall be no other required mandatory redemptions of the Tranche B Notes. All mandatory redemptions or payments on acceleration of the Tranche B Notes after default will be at the premiums applicable to optional redemptions -- that is, 112 in year one and 106 in year two.

                       Optional redemptions shall be in minimum increments of $1 million.

------------------     ---------------------------------------------------------
INTERCREDITOR          The Tranche B Notes will contain anti-layering provisions
ARRANGEMENTS           such that only the Exit Facility will be senior to them
                       in priority. The Tranche B Notes shall be junior to the Exit Facility and shall be senior to any liabilities of the Issuers pursuant to the Trade Credit Program and to any future liabilities of the Issuers pursuant to any guarantees of liabilities of, the Trusts, including any guarantees or other evidences of indebtedness issued by the Issuers in respect of Class 3(B) or Class 5 Claims pursuant to the Debtors' confirmed Plan of Reorganization
                       (collectively, the "Junior Debt").

                       The relative rights of the lenders under the Exit Facility and the holders of the Tranche B Notes shall be set forth in a mutually agreeable intercreditor agreement to be negotiated between the respective creditors and Core-Mark Newco. The Tranche B facility will contain an option to cure any Exit Facility covenant defaults if necessary through the issuance of additional Tranche B Notes.

                       The subordination of the Junior Debt, and the liens with respect to the same, to the Tranche B Notes shall be set forth in mutually acceptable subordination and intercreditor agreements; provided, that if the Approval Order contains a specific finding that the Tranche B Notes shall constitute "Senior Obligations" for purposes of the Trade Credit Program, no subordination and intercreditor agreement shall be required to evidence the subordination of the claims of Approved Trade Creditors which were granted junior liens pursuant to the Trade Credit Program.

------------------     ---------------------------------------------------------
COVENANTS              Covenant package to be reasonably satisfactory to the
                       Purchasers and the Company. The covenants benefiting the Tranche B Notes that are consistent with those benefiting the Exit Facility, including maintenance financial covenants, shall be no more restrictive in terms of baskets and levels than those contained in the Exit
                       Facility.

------------------     ---------------------------------------------------------
EXPENSE                The reasonable and documented expenses of the Tranche B
REIMBURSEMENT          Noteholders in administering the facility will be paid by
                       the Company, as well as other customary expense
                       reimbursement and indemnification.
------------------     ---------------------------------------------------------

                                                                       EXHIBIT 9

                                                                         DRAFT
                                                                       5/11/2004

                           POST CONFIRMATION TRUST AGREEMENT

         This AGREEMENT is made this ____ day of ______________, 2004, by and among Fleming Companies, Inc. and its subsidiaries and affiliates who are chapter 11 debtors (collectively, the "Debtors")(1), the Official Committee of Unsecured Creditors (the "Committee") and _____________________ or a limited liability Company of which he is a managing member ("__________________", and together with any successors, the "PCT Representative") under the Plan (as defined below).

                                    RECITALS:

         A. On April 1, 2003 each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware; and

         B.       By order, dated ________________________2004, the Bankruptcy
Court confirmed the Debtors' and the Official Committee of Unsecured Creditors' Second Amended Joint Plan of Reorganization of Fleming Companies, Inc. and Its Filing Subsidiaries Under Chapter 11 of the Bankruptcy Code (as the same may have been or may be amended, the "Plan"); and

         C. In accordance with the Plan, certain duties and responsibilities shall be borne by the PCT Representative; and

         D. The Plan provides for, among other things, the distribution to the holders of certain Allowed Claims (the "Beneficiaries") of, in the aggregate, one hundred percent (100%) of the beneficial interests of the Post-Confirmation Trust (the "PCT") created hereby; and

         E.       The PCT is created pursuant to, and to effectuate, the Plan;
and

         F. The PCT is created on behalf of, and for the sole benefit of, the Beneficiaries; and

         G. The PCT is established for the primary purpose of liquidating the assets transferred to it (the "PCT Assets") for the benefit of the Beneficiaries as a liquidating trust, in accordance with Treasury Regulation
Section 30I. 770I-4(d), with no objective to continue or

--------------

(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the PCT; and

         H. The PCT is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as the grantors and owners of the trust; and

         I. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Plan.

         J. In the event of any inconsistency between the Plan and this agreement, the terms of the Plan shall govern.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the Debtors, the Committee and the PCT Representative agree as follows:

                                   ARTICLE I

                        POST CONFIRMATION REPRESENTATIVE

         1.1 Appointment. The Debtors and the Committee hereby appoint _________________ to serve as the initial PCT Representative under the Plan, and
______________hereby accepts such appointment and agrees to serve in such capacity, in each case effective upon the Effective Date of the Plan. A successor PCT Representative shall be appointed by the PCT Board (as defined herein) in the event that the PCT Representative is removed or resigns pursuant to this Agreement or the PCT Representative otherwise vacates the position, and if not so appointed, shall be appointed by the Bankruptcy Court.

         1.2 Generally. The PCT Representative's powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of the PCT and not otherwise, except that the PCT Representative may deal with the PCT Assets for his own account as permitted by the provisions of
Section 1.4 hereof. The PCT Representative shall have the authority to bind the PCT but shall for all purposes hereunder be acting in the capacity as PCT Representative and not individually. Notwithstanding anything to the contrary contained herein or in the Plan, the PCT Representative shall not be required to take any action or omit to take any action if, after the advice of counsel, the PCT Representative believes such action or omission is not consistent with the PCT Representative's fiduciary duties to the Beneficiaries.

         1.3 Scope of Authority. Subject to the allocation of responsibilities between the PCT and the RCT contained in the Plan and the Revised Term Sheet, the responsibilities and authority of the PCT shall include
(a) facilitating the prosecution or settlement of objections to and estimations of Claims (except for those Claims allocated to the RCT), (b) calculating and implementing all distributions in accordance with the Plan, (c) filing all required tax returns and paying taxes and all-other obligations on behalf of the PCT from funds held by the PCT, (d) periodic reporting to the Bankruptcy Court and parties in interest of the status of the Claims resolution process, distributions on Allowed Claims and prosecution of Causes of Action, (e) liquidating the PCT Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan, (f) managing the wind-down of Debtors' non-

Fleming Convenience operations, and (g) such other responsibilities as may be vested in the PCT pursuant to the Plan or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan. The PCT Representative shall not take material action involving the initiation of litigation involving claims in excess of $10 million, the retention of professionals to conduct such litigation or the settlement of such litigation without first obtaining either the consent of the PCT Board or an order of the Bankruptcy Court. The PCT Representative shall use reasonable best efforts to comply with an affirmative direction from the PCT Representative Board.

         1.4      Powers.

                  (a) The powers of the PCT shall, without any further Bankruptcy Court approval in each of the following cases, include (i) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the PCT from funds held by the PCT Representative and/or the PCT in accordance with the Plan, (ii) the power to engage employees and professional persons to assist the PCT and/or the PCT Representative with respect to its or his responsibilities, (iii) the power to compromise and settle claims and Causes of Action on behalf of or against the PCT after notice to adversely affected parties in interest, and (iv) such other powers as may be vested in or assumed by the PCT or the PCT Representative pursuant to the Plan, Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan. Except as expressly set forth herein, the PCT shall have absolute discretion to pursue or not to pursue any and all claims, rights, Causes of Action, as it determines is in the best interests of the Beneficiaries and consistent with the purposes of the PCT, and shall have no liability for the outcome of its decision. The PCT may incur any reasonable and necessary expenses in liquidating and converting the PCT Assets to cash.

                  (b) In connection with the administration of the PCT, except as otherwise set forth in this Agreement or the Plan, the PCT is authorized to perform any and all acts necessary and desirable to accomplish the purposes of the PCT. Without limiting, but subject to, the foregoing, the PCT shall be expressly authorized, but shall not be required, to:

                           (i) hold legal title to the PCT Assets, any and all rights of the Beneficiaries in or arising from the PCT Assets, including, but not limited to, the right to vote any claim or interest held by the PCT Assets in a case under the Bankruptcy Code and receive any distribution therein;

                           (ii) protect and enforce the rights to the PCT Assets vested in the PCT by this Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                           (iii) compromise, adjust, arbitrate, sue on or defend, abandon, or otherwise deal with and settle, in accordance with the terms set forth in Section 4.2 hereof, claims in favor of or against the PCT as the PCT shall deem advisable;

                           (iv)     determine and satisfy any and all
                                    liabilities created, incurred or assumed by the PCT;

                           (v) file, if necessary, any and all tax and information returns with respect to the PCT and Pay taxes properly Payable by the PCT, if any;

                           (vi) Pay all expenses and make all other Payments relating to the PCT Assets;

                           (vii) obtain insurance coverage with respect to the liabilities and obligations of the PCT Representative and the PCT (in the form of an errors and omissions policy, fiduciary policy or otherwise);

                           (viii) obtain insurance coverage with respect to real and personal property which may be or may become PCT Assets, if any;

                           (ix) retain and Pay such law firms as counsel to the PCT as the PCT in its sole discretion may select to aid in the prosecution of any claims that constitute the PCT Assets, and to perform such other functions as may be appropriate in the PCT Representative's sole discretion. The PCT Representative may commit the PCT to and the PCT shall pay such law firms compensation for services rendered and expenses incurred;

                           (x) retain and pay a public accounting firm to perform such reviews and/or audits of the financial books and records of the PCT as may be appropriate in the PCT's sole discretion and to prepay and file any tax returns or informational returns for the PCT as may be required. The PCT Representative may commit the PCT to and the PCT shall pay such accounting firm reasonable compensation for services rendered and expenses incurred;

                           (xi) retain and pay such third parties as the PCT, in its sole discretion, may deem necessary or appropriate to assist the PCT in carrying out its powers and duties under this Agreement. The PCT Representative may commit the PCT to and the PCT shall pay all such persons or entities compensation for services rendered and expenses incurred, as well as commit the PCT to indemnify any such parties in connection with the performance of services;

                           (xii) invest any moneys held as part of the PCT Assets in accordance with the terms of
                                    Section 1.10 hereof.

                           (xiii) engage in any transaction material to the foregoing, including, but not limited to, opening bank accounts in the name of the PCT and entering into contracts and leases on behalf of the PCT; and

                           (xiv) assume such other powers as may be vested in or assumed by the PCT pursuant to the Plan or Bankruptcy Court order, or as may be necessary and proper to carry out the provisions of the Plan or of this agreement.

         1.5 Additional Powers. Except as otherwise set forth in this Agreement or in the Plan, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the PCT Representative may control and exercise authority over the PCT Assets and over the protection, conservation and disposition thereof. No person dealing with the PCT shall be obligated to inquire into the authority of the PCT Representative connection with the protection, conservation or disposition of PCT Assets.

         1.6 Cooperation with Post Confirmation Trust. To facilitate the claims reconciliation process and asset liquidation, the PCT and the RCT shall enter into a transition services agreement, substantially in the form attached hereto as Exhibit A, whereby the PCT shall provide resources to the RCT related to effecting the claims reconciliation process. Such resources shall include, but not be limited to, access to the professional staff and employees of the PCT, computer systems, data bases and other relevant information. The RCT shall reimburse the PCT for the direct costs (e.g., professional staff and employee expense) and allocation of the indirect costs (e.g., facilities, computers, data storage facilities) with an allocation methodology to be agreed upon. Notwithstanding the foregoing, the RCT shall have no obligation to reimburse the PCT for indirect costs for the first 3 months after the Effective Date, or for
(i) direct costs for the first six months after the Effective Date and (ii) indirect costs for months 4-6 after the Effective Date, up to an aggregate cap of $1 million. In addition, on the Effective Date, the Debtors and the OCUC may elect that either: (i) the Debtors shall provide the RCT with an additional $1 million for administrative expenses of the RCT or (ii) the PCT shall provide the RCT with additional resources and services pursuant to the transition services agreement with a value of up to an additional $1 million. However, once the RCT has received aggregate distributions of $10 million from the PCT, inclusive of any amounts paid to the RCT with respect to the Administrative Claims Savings outlined in paragraph II.B. below, the next $1 million in cash to be distributed by the PCT to the RCT shall instead be paid to Core-Mark Newco.

         1.7 Administrative Claims Guaranty. As set forth in the estimates included on Exhibit 3 of the Disclosure Statement, the Debtors currently estimate that, on the Effective Date, administrative claims transferred to the PCT shall total $52 million, consisting of General accounts payable of $3 million, health and welfare benefits of $5 million, severance and stay program of $27 million and other administrative claims of $17 million. In the event that such administrative claims that are ultimately paid by the PCT after the Effective Date exceed the above referenced estimated amounts by $4 million, such amounts over the $4 million shall be reimbursed by Core-Mark Newco (the "Administrative Claims Guaranty"). In the event such administrative claims against the Debtors currently anticipated to be satisfied post-Effective Date through the PCT are, instead, settled through entry of an Order of the Bankruptcy Court approving such settlement pre-Effective Date at a level lower than currently budgeted in the PCT projections then, in such event, 50% of the net savings from any such Court approved settlement below current budgeted levels (after reasonable deduction for legal fees and other resolution costs) shall be paid to the RCT on the Effective Date (the "Administrative Claims Savings"). Once the aggregate distributions from the PCT to the RCT (inclusive of any Administrative Claims Savings paid to the RCT), have reached $10 million then, in such event, any additional distributions to the RCT shall effect a reduction of the maximum amount of the Non-TLV Guaranty by an amount equal to 50% of any such aggregate additional distributions. Notwithstanding the forgoing, the parties recognize that the Bankruptcy Court could ultimately determine that certain of the Administrative Claims which are subject to the Administrative Claim Guaranty may be reclassified by the Court as priority claims and correspondingly, certain priority claims may be reclassified as Administrative Claims. Irrespective of such reclassification by the Bankruptcy Court, for purposes of calculating the amount which may be owed, if any, on the Administrative Claim Guaranty, the classification assigned to those claims as outlined in Exhibit 3 of the Disclosure Statement shall govern.

         1.8 Other Activities. The PCT Representative shall be entitled to perform services for and be employed by third parties; provided, however, that such performance or employment affords the PCT Representative sufficient time to carry out its responsibilities as PCT Representative. The PCT Representative may delegate the performance of services and the fulfillment of responsibilities to other persons. Such persons shall be entitled to be compensated and to be reimbursed for out-of-pocket disbursements in the same manner as the PCT Representative.

         1.9      Limitation of PCT Representative's Authority.

                  (a) The PCT Representative shall have no power or authority except as set forth in this Agreement or the Plan.

                  (b) The PCT Representative shall not and shall not be authorized to engage in any trade or business with respect to the PCT Assets or any proceeds therefrom except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the PCT and shall take such actions consistent with the prompt orderly liquidation of the PCT Assets as are required by applicable law and consistent with the treatment of the PCT as a liquidating trust under Treasury Regulation Section 301.7701-4(d), and such actions permitted herein.

         1.10 Liability of PCT Representative. In no event shall the PCT Representative, the PCT Representative's employees, the PCT's employees or any of the PCT Representative's or PCT's professionals or representatives be held personally liable for any claim asserted against the PCT, the PCT Representative, the PCT Representative's employees, the PCT's employees or any of the PCT Representative's or PCT's professionals or representatives. Specifically, the PCT Representative, the PCT Representative's employees, the PCT's employees and any of the PCT Representative's or PCT's professionals or representatives shall not be liable for any negligence or any error of judgment made in good faith, or with respect to any action taken or omitted to be taken in good faith, except to the extent that the action taken or omitted to be taken by the PCT Representative, the PCT Representative's employees, the PCT's employees or any of the PCT Representative's or PCT's professionals or representatives are determined by a Final Order to be due to their own respective gross negligence or willful misconduct.

         1.11 Reliance by PCT Representative. Except as otherwise provided in Section 1.8 hereof:

                  (a) the PCT Representative may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the PCT Representative may consult with legal counsel, financial or accounting advisors and other professionals to be selected by him, and the PCT Representative shall not be liable for any action taken or omitted to be taken by him in accordance with the advice thereof; and

                  (c) persons dealing with the PCT Representative shall look only to the PCT Assets to satisfy any liability incurred by the PCT Representative to such person in carrying out the terms of this Agreement, and the PCT Representative shall have no personal obligation to satisfy any such liability.

         1.12 Investment and Safekeeping of PCT Assets. All moneys and other assets received by the PCT shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other PCT Assets, unless and to the extent required by the Plan or by law. The PCT Representative shall be under no liability for interest or producing income on any moneys received by the PCT hereunder and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the PCT Representative. Investments of any moneys held by the PCT shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the PCT Representative to invest the PCT Assets, the proceeds thereof, or any income earned by the PCT, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 4.4 hereof) in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as Treasury bills; and, provided, further, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation section 301.770 1-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

         1.13 Authorization to Expend PCT Assets. Subject to the Post-Effective Date Administrative Expense Budget (it being understood that the PCT Representative shall be entitled to make such modifications as to timing and expense category as may be approved by the PCT Representative in his or its discretion), the PCT Representative may expend the assets of the PCT (i) as necessary to meet contingent liabilities and to maintain the value of the assets of the PCT during liquidation, (ii) to pay administrative expenses of the PCT (including, but not limited to, any taxes imposed on the PCT or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the PCT (or to which the assets are otherwise subject) in accordance with the PCT Agreement or the Plan. The PCT Representative shall expend funds in accordance with quarterly budgets that have been approved by the PCT Board and the PCT Representative or as otherwise ordered by the Bankruptcy Court. The PCT Representative may, as required, request additional funds from the PCT Board or authority to borrow additional funds if supported and necessary to exercise the duties of the PCT Representative.

         1.14     Compensation of the PCT Representative.

                  (a) The PCT shall reimburse the PCT Representative for the actual out-of-pocket expenses incurred by the PCT Representative, including, without limitation, necessary travel, lodging, postage, telephone and facsimile charges upon receipt of periodic billings. The PCT Representative and employees of the PCT and the PCT Representative who perform services for the PCT shall be entitled to receive compensation for services rendered on behalf of PCT.

                  (b) The PCT Assets shall be subject to the claims of the PCT Representative, and the PCT Representative shall be entitled to reimburse himself out of any available cash in the PCT, for his actual out-of-pocket expenses and against and from any and all loss, liability, expense, or damage which the PCT Representative may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the PCT Representative.

                  (c) All compensation and other amounts payable to the PCT Representative shall be paid from the assets of the PCT. If the cash in the PCT shall be insufficient to compensate and reimburse the PCT Representative, as the case may be, for any amounts to which they are entitled hereunder, then the PCT Representative is hereby authorized to reduce to cash that portion of the PCT Assets necessary so as to effect such compensation and reimbursement. Notwithstanding anything to the contrary contained herein, if the assets of the PCT are insufficient to fully satisfy the amounts payable to, or other obligations owing to the PCT Representative or otherwise due under this Agreement, the Beneficiaries shall be required to disgorge their pro rata share of distributions received from the PCT until all such amounts have been fully paid to the PCT Representative and all such obligations owing to the PCT Representative or otherwise due under this Agreement have been fully satisfied.

         1.15     Exculpation and Indemnification.

                  (a) Exculpation. The PCT Representative, the PCT Representative's employees and the PCT's employees and each of their professionals and representatives shall be and hereby are exculpated by all Entities, including, without limitation, holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such PCT Representative by the Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, applicable law or otherwise, except only for actions or omissions to act, only to the extent determined by a Final Order to be due to their own respective gross negligence or willful misconduct after the Effective Date.

No holder of a Claim or other party in interest will have or be permitted to pursue any claim or Cause of Action against the PCT Representative, the PCT or the employees, professionals or representatives of either the PCT Representative or the PCT for making payments in accordance with the Plan or for implementing the provisions of the Plan.

                  (b) Indemnification. The PCT shall indemnify, defend and hold harmless the PCT Representative, the PCT Representative's employees and the PCT' s employees and any of their professionals or representatives from and against any and all claims, causes of action, liabilities, obligations, losses, damages or expenses (including attorneys' fees) (other than those determined by a Final Order to be due to their own respective gross negligence or willful misconduct after the Effective Date) to the fullest extent permitted by applicable law. [The obligations contained in the Plan to indemnify and reimburse the D&O Releasees against and for any obligations pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing with respect to postpetition acts or omissions, shall be assumed by the PCT.] Any action taken or omitted to be taken with the approval of the Bankruptcy Court or the PCT Board will conclusively be deemed not to constitute gross negligence or willful misconduct.

         1.16 Termination. The duties, responsibilities and powers of the PCT Representative will terminate on the date the PCT is dissolved under applicable law in accordance with the Plan, or by an Order of the Bankruptcy Court or by entry of a final decree closing the Chapter 11 Cases; provided that Sections 1.12 and 1.13. above shall survive such termination, dissolution and entry.

         1.17     No Bond. The PCT Representative shall serve without bond.

         1.18 Confidentiality. The PCT Representative shall, during the period that he serves as PCT Representative under this Agreement hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the PCT Assets relates or of which he has become aware in his capacity as PCT Representative.

                                   ARTICLE II

                            ESTABLISHMENT OF THE PCT

         2.1 Transfer of Assets to the PCT. Pursuant to the Plan, on the Effective Date or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer, assign and deliver to the PCT, on behalf of the Beneficiaries, all right, title and interest in and to the PCT Assets. The PCT Assets do not include any RCT Assets. Subject to the preceding exclusion of RCT Assets, the PCT Assets shall consist of all of the following assets of the Debtors:

         (a) cash balances sufficient to pay the estimated Administrative Claims that are the responsibility of the PCT;

         (b) non-reclamation trade accounts receivable including credits for post-petition deductions, other than the pre-petition and post petition trade accounts receivable and post-petition deductions of the continuing Fleming Convenience business;

         (c) royalty payments owing to the Debtors related to the sale of the Fleming wholesale operations;

         (d) Litigation Claims which consist primarily of vendor-related receivables, primarily for uncollected promotional allowances (e.g. rebates, discounts, price reductions), unreimbursed funds related to military receivables and funds wired in advance for inventory for which invoices were not processed and inventory not shipped, but not including vendor deductions incurred in the ordinary course of business of the Fleming Convenience business which shall remain with Core-Mark Newco;

         (e) Avoidance Actions, especially preference actions as outlined in section 547 of the Bankruptcy Code;

         (f)      restricted cash, including the PACA account and the FSA
Reserves;

         (g) any and all other Claims and Causes of Action of the Debtors, including but not limited to those outlined in section VI hereof and Article VII of the Disclosure Statement, other than Causes of Action related to the fire loss at the Denver warehouse occurring in December, 2002 which shall be transferred to Core-Mark Newco, and other than claims and Causes of Action waived, exculpated or released in accordance with the provisions of the Plan;

         (h) any assets of the RCT referred or assigned to the PCT whether vendor deductions, preference claims or otherwise (on terms that have been mutually agreed upon by the RCT and the PCT);

         (i) any cash proceeds of settlements for customer accounts receivables, vendor deductions, over-wires and preferences (exclusive of those related to either Fleming Convenience or the Reclamation Assets) in excess of $9 million which were collected by the Debtors from April 1, 2004 to the Effective Date which are being held in an escrow account;

         (j)      $3.0 million in cash for administration of the PCT; and

         (k) all of the remaining assets of the Debtors, other than the assets of the Reorganized Debtors and the assets of Fleming Convenience which will have been transferred to Core-Mark Newco and the Reorganized Debtors.

         The PCT Assets do not include: (1) any of the Reclamation Assets; (2) any of the assets of the continuing Fleming Convenience businesses which are to be transferred to Core-Mark

Newco and the Reorganized Debtors; (3) the stock of Core-Mark Newco and the stock of the Reorganized Debtors; and (4) the Professional Fee Escrow Account.

         The PCT Assets shall be held by the PCT for the beneficiaries of the PCT subject to the terms and conditions of the Plan and the PCT Agreement. The PCT shall administer the directors and officers insurance policies maintained pursuant to section XII.D. and all proceeds of such policies shall benefit the D&O Releasees as well as the PCT to the extent the PCT or other party has a valid Claim against a D&O Releasee.

         2.2      Title to Assets.

                  (a) The transfer of the PCT Assets to the PCT shall be made for the benefit of the Holders of all Allowed Claims other than the Holders of Allowed Administrative Claims of Professionals and in accordance with the Plan. On the Effective Date, and after the Debtors' funding of the Professional Fee Escrow Account, the Debtors shall transfer title to all PCT Assets to the PCT. Upon the transfer of the PCT Assets to the PCT, the Debtors shall have no interest in or with respect to such PCT Assets or the PCT.

                  (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the PCT Representative, and the Beneficiaries) shall treat the transfer of the PCT Assets by the Debtors to the PCT, as set forth in this section 2.2, as a transfer to the Holders of Allowed Claims other than the Holders of Allowed Administrative Claims of Professionals, followed by a transfer by such Holders to the PCT. Thus, the Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

         2.3 Assignment and Assumption of Liabilities. In accordance with the provisions of Section 2.2 hereof, the Debtors hereby transfer and assign, and the PCT hereby assumes and agrees that the liabilities transferred to the PCT shall include, but not necessarily be limited to, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, Other Secured Claims, PACA/PASA Claims, FSA liability, General Unsecured Claims (solely for purposes of resolution), Convenience Claims and certain Administrative Claims that have not been satisfied on the Effective Date of the Plan, other than the Administrative Claims of Fleming Convenience and Professional Fees incurred prior to the Effective Date which are paid by the funds in the Professional Fee Escrow Account. Notwithstanding the foregoing, to the extent any amounts currently budgeted by the Debtors as tax payments to be paid prior to the Effective Date are not so paid by the Effective Date and the liabilities for such taxes are assumed by the PCT, the budgeted amount of such taxes not paid by the Debtors shall be contributed to the PCT to pay such taxes.

         2.4 PCT Distributable Assets. The PCT Distributable Assets are the PCT Assets, net of expenses, reserves and the payment of all Allowed Administrative Claims (other than Allowed Administrative Claims of Professionals), Priority Tax Claims, Class 1(A) Claims, Class 1(B) Claims, Class 3(A) Claims and Class 4 Claims.

         2.5 Funding of PCT. On the Effective Date or as soon thereafter as it practicable, the Debtors, the Reorganized Debtors and Core-Mark Newco will transfer to the PCT on behalf of the Beneficiaries all right, title and interest in and to certain cash on hand and/or certain proceeds from the Exit Financing Facility and the Tranche B Loan necessary for the PCT to make the payments required on Allowed Claims pursuant to the Plan and this Agreement. In addition, the PCT shall have available for funding the proceeds from the prosecution of Causes of Action not transferred to the RCT. Core-Mark Newco shall retain the remainder of the cash and/or proceeds from the Exit Financing Facility and the Tranche B Loan to operate its businesses.

         2.6 Valuation of Assets. As soon as practicable after the Effective Date, the PCT Representative shall apprise the Beneficiaries of the value of the PCT Assets by filing such valuation with the Bankruptcy Court in form and substance reasonably acceptable to the PCT Representative. The valuation shall be used consistently by all Parties (including the Debtors, the PCT Representative and the Beneficiaries) for all federal income tax purposes.

         2.7      Post-Confirmation Trust Advisory Board.

                  (a) Board Members. The PCT Advisory Board ("the PCT Board") shall be formed on the Effective Date of the Plan or as soon as practicable thereafter and shall consist of the following initial four members plus the PCT Representative:

                           (i) Two members to be designated by Core-Mark Newco (the "Core-Mark Members"), each of whom shall (1) be a member of the Board of Directors of Core-Mark Newco, (2) not be or have been an officer or employee of the Debtors or Core-Mark Newco, and (3) not be the Holder (or an employee, agent or representative of a Holder) of a Claim against the Debtors;

                           (ii) One member to be designated by the members of the Committee other than the trade members and the PBGC (the "Bondholder Member), who shall be a Bondholder (or representative of a Bondholder) that (i) received equity securities in Core-Mark Newco as a result of distributions of such equity securities to Holders of Class 6 Claims under the Plan, (ii) when designated, holds in excess of 3.5% or greater of the total outstanding equity securities of Core-Mark Newco, and (iii); thereafter does not hold less than 2% of the total outstanding equity securities of Core-Mark Newco; and

                           (iii) One member to be designated by the trade members of the Committee and the OCRC (the "Trade Creditor Member"), who, when designated and thereafter, shall be a Holder (or a representative of a Holder) (i) of a Class 6 Claim other than with respect to the Old Notes, (ii) against which there is not pending (or against which the Debtors or the Post-Confirmation Trust do not reasonably contemplate bringing) a Cause of Action other than a Reclamation Asset.

                  (b) PCT Board Bylaws. The PCT Board shall adopt its own bylaws, provided that such bylaws shall contain the following provisions and other provisions not inconsistent with this Agreement:

                           (i) If, for any reason, a Core-Mark Member of the PCT Board resigns from, or ceases to be qualified to be a member of, the PCT Board or dies, Core-Mark Newco shall select a successor to that Core-Mark Member meeting the requirements in (a)(i) above.

                           (ii) If for any reason the Bondholder Member resigns from, or ceases to be qualified to be a member of, the PCT Board or dies, a new Bondholder Member meeting the requirements of (a)(ii) above shall be selected by the remaining members of the PCT Board as the successor to the Bondholder Member.

                           (iii) If for any reason the Trade Creditor Member resigns from, or ceases to be qualified to be a member of, the PCT Board or dies, a new Trade Creditor Member meeting the requirements of (a)(iii) above shall be selected by the remaining members of the PCT Board as the successor to the Trade Creditor Member.

                  (c) Requisite Vote. The PCT Representative shall not be required to obtain Bankruptcy Court approval with respect to any proposed action or inaction to which the PCT Board has consented. The PCT Board shall be deemed to have consented to a proposed action or inaction by the PCT Representative if the majority of the PCT Board members provide their written consent. With respect to any litigation directly or indirectly involving any member of the PCT Board, such PCT Board member(s) shall recuse themselves from any decision affecting such litigation.

                  (d) Reporting. The PCT Representative shall submit such reports as it deems reasonable to the PCT Board, including, without limitation, reports on the commencement and prosecution of Causes of Action and the proceeds of liquidation of the PCT Assets.

                  (e) Reimbursement. The PCT shall reimburse each member of the PCT Board for the actual out-of-pocket PCT Board expenses incurred by such member, including without limitation, necessary travel, lodging, postage, telephone and facsimile charges upon receipt of periodic billings. [THE PCT SHALL ALSO REIMBURSE THE MEMBERS OF THE PCT BOARD FOR THE REASONABLE FEES AND EXPENSES OF ONE FINANCIAL ADVISOR AND ONE LEGAL ADVISORY FIRM SELECTED BY A MAJORITY OF SUCH MEMBERS.]

All amounts payable pursuant to the above paragraph (e) shall be paid from the assets of the PCT. If the cash in the PCT shall be insufficient to effect such reimbursement, then the PCT Representative is hereby authorized to reduce to cash that portion of the PCT Assets necessary so as to effect such reimbursement.

                  (f) Exculpation. From and after the Effective Date, the PCT Board members and their professionals and representatives (or their designees) (in such capacities) shall be and hereby are exculpated by all Entities, including, without limitation, holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such members by the Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except only for actions or omissions to act only to the extent determined by a Final Order to be due to their own respective gross negligence or willful misconduct after the Effective Date. No holder of a Claim or other party in interest will have or be permitted to pursue any claim or cause of action against the PCT Board members or their respective professionals or representatives (in such capacities) for making a decision or casting a vote in implementing the provisions of the Plan.

                                  ARTICLE III

                                  BENEFICIARIES

         3.1 Identification of Beneficiaries. In order to determine the actual names, addresses and tax identification numbers of the Beneficiaries, the PCT shall be entitled to conclusively rely on the names, addresses and tax identification numbers set forth in the Debtors' Schedules or filed proofs of claim. Each Beneficiary's right to distribution from the PCT, which is dependent upon such Beneficiary's classification under the Plan, shall be that accorded to such Beneficiary under the Plan. Each distribution by the PCT to the Beneficiaries shall be made in accordance with the terms set forth herein.

                                   ARTICLE IV

               PURPOSE, AUTHORITY, LIMITATIONS, AND DISTRIBUTIONS

         4.1 Purpose of the PCT. The PCT shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the PCT. Accordingly, the PCT shall, in an expeditious but orderly manner, liquidate and convert to cash the PCT Assets, make timely distributions and not unduly prolong the duration of the PCT. The liquidation of the PCT Assets may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise.

         4.2      Resolution of PCT Assets by the PCT Representative.

                  (a) The PCT Representative shall be empowered to and, in his sole discretion (subject to the provisions hereto), may take all appropriate action with respect to the prosecution, settlement or other resolution of the PCT Assets. The PCT Representative shall deal with all collections and settlements within the normal course of his duties.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, the PCT may, but is not required to, submit a proposed settlement to the Bankruptcy Court or such other court of competent jurisdiction for its approval.

         4.3 Books and Records. The PCT shall maintain, in respect of the PCT and the Beneficiaries, books and records relating to the assets and income of the PCT and the payment of expenses of, and liabilities of, claims against or assumed by, the PCT in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with Article VIII hereof and to comply with applicable provisions of law. Except as provided in Section 7.1 hereof, nothing in this Agreement requires the PCT to file any accounting or seek approval of any court with respect to the administration of the PCT, or as a condition for making any payment or distribution out of the PCT Assets. Beneficiaries shall have the right, upon thirty (30) days' prior written notice delivered to the PCT Representative, to inspect such books and records, provided that, if so requested, such Beneficiary shall have entered into a confidentiality agreement satisfactory in form and substance to the PCT Representative.

         4.4 Application of PCT Assets. The PCT shall apply all PCT Assets, and any proceeds therefrom, as follows:

                  (a) The PCT shall apply all cash constituting PCT Assets and any proceeds therefrom in the order and reflecting the priorities set forth below:

                  FIRST, to pay all the costs and expenses of the PCT including, without limitation, the compensation of the PCT Representative and reimbursement of the PCT Representative for any and all costs, expenses and liabilities incurred by him in connection with the performance of his duties under this PCT Agreement, as well as the costs of the PCT Board as set forth herein.

                  SECOND, to the holders of Allowed Administrative Claims (other than Allowed Administrative Claims of Professionals which are paid by Core-Mark Newco from the Professional Fee Escrow Account), Priority Tax Claims, Class 1(A) Claims, Class 1(B) Claims, Class 3(A) Claims and Class 4 Claims. All distributions to the holders of Allowed Claims shall be in accordance with the terms of the Plan.

                  Notwithstanding anything to the contrary in this Section 4.4(a), prior to making any distribution pursuant to the SECOND paragraph hereof, the PCT Representative may retain such amounts (i) as are necessary to meet contingent liabilities and to maintain the value of the assets of the PCT during liquidation, (ii) to pay estimated expenses of administration (including any taxes imposed on the PCT or in respect of the assets of the PCT, and (iii) to satisfy other liabilities incurred or assumed by the PCT (or to which the assets are otherwise subject), all for the term of the PCT and in accordance with this Agreement or the Plan; provided, however, that, from the net amount distributable, the PCT Representative shall reserve, in accordance with the provisions of Section 6.1 hereof, such amounts as would be distributable in respect of Disputed Claims (treating such Claims for this purpose, as if they were Allowed Claims).

                  The PCT hereby grants to the PCT Representative and the PCT Board a first-priority lien on and security interest in the PCT Assets to secure the payment of all amounts owed to, accrued or reserved on account of the PCT Representative or the PCT Board or to be retained by the PCT Representative hereunder or otherwise due hereunder. The PCT agrees to take such actions and execute such documents as the PCT Representative and the PCT Board deem appropriate to perfect the PCT Representative's and the PCT Board's liens and security interests hereunder. The PCT Representative is authorized to execute and deliver all documents on behalf of the PCT and the PCT Representative to accomplish the purposes of this Agreement and the Plan.

                  (b) Excess Proceeds. The beneficiaries of the PCT, after satisfaction of all liabilities to be satisfied by the PCT as outlined in the Plan including Administrative Claims, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, PACA/PASA Claims, FSA liabilities, Convenience Claims and all PCT expenses, shall be (i) Core-Mark Newco, in the amount necessary to reimburse Core-Mark Newco for any payments made on the TLV Guaranty or Non-TLV Guaranty as outlined herein; (ii) the RCT, in the event all Reclamation Claims and interest thereon as applicable together with the Prepetition Non-TLV Reclamation Claim Reduction as defined herein, have not been paid in full by the RCT,(2) (iii) Core-Mark Newco in the amount necessary to reimburse Core-Mark Newco for any payments made on the Administrative Claims Guaranty in the event the Reclamation Claims and the Prepetition Non-TLV Reclamation Claim Reduction have been paid in full by the RCT and (iv) thereafter the Class 6 General Unsecured Creditors, at which time the RCT will terminate with any remaining assets delivered to the PCT.

                  (c) Distribution and Withholding. Subject to the provisions of Section 4.4( a) hereof, the PCT shall distribute to the holders of Allowed Claims all net cash income plus all net cash proceeds from the liquidation of the PCT Assets (including as cash for this purpose, all cash equivalents) at such time intervals as decided by the PCT in accordance with the terms of the Plan, provided that the PCT shall make distributions no less frequently than on an annual basis, except that the PCT may retain an amount of net cash proceeds or net cash income reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including Disputed Claims).

         4.5 Compliance with Laws. Any and all distributions of PCT Assets shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

---------------

(2) Holders of Class 5 Claims shall not be entitled to a double distribution on account of any Non-TLV Reclamation Claims Reduction related payments and the PCT shall establish its holdbacks or the RCT shall otherwise adjust its distributors accordingly.

                                   ARTICLE V

                          SUCCESSOR PCT REPRESENTATIVE

         5.1 The PCT Representative may be removed by the PCT Board pursuant to an unanimous vote.

         5.2 Resignation. The PCT Representative may resign by giving not less than thirty (30) days prior written notice thereof to the Bankruptcy Court.

         5.3 Acceptance of Appointment by Successor PCT Representative. Any successor PCT Representative shall be chosen by the PCT Board or, if the PCT Board fails to timely appoint such successor, the Bankruptcy Court. Any successor PCT Representative appointed hereunder shall execute an instrument accepting such appointment and shall file such acceptance with the PCT records. Thereupon, such successor PCT Representative shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his predecessor in the PCT with like effect as if originally named herein; provided, however, that a removed or resigning PCT Representative shall, nevertheless, when requested in writing by the successor PCT Representative, execute and deliver an instrument or instruments conveying and transferring to such successor PCT Representative under the PCT all the estates, properties, rights, powers, and trusts of such predecessor PCT Representative.

                                   ARTICLE VI

                             DISPUTED CLAIM RESERVE

         6.1 Disputed Claim Reserve The PCT Representative shall maintain, in accordance with the PCT Representative's powers and responsibilities under the Plan and this Agreement, a reserve for any distributable amounts required to be set aside on account of Disputed Claims. Such amounts (net of any expenses, including any taxes, of the escrow relating thereto) shall be distributed, as provided herein and in the Plan, as such Disputed Claims are resolved by Final Order, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date. The PCT will pay taxes on the taxable net income or gain allocable to holders of Disputed Claims on behalf of such holders, if applicable, and, when such Disputed Claims are ultimately resolved, holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the PCT net of taxes which the PCT had previously paid on their behalf.

                                  ARTICLE VII

                                    REPORTING

         7.1 Tax and Other Reports. As soon as practicable following the end of each calendar year, and as soon as practicable upon termination of the PCT, the PCT Representative shall submit to the Bankruptcy Court a written report including: (i) financial statements of the PCT at the end of such calendar year or period and the receipts and disbursements of the PCT for such period; (ii) a description of any action taken by the PCT Representative in the performance of his duties which materially and adversely affects the PCT and of which notice has not previously been given to the Beneficiaries, and (iii) to the extent determinable and subject to Section 7.2(a), a separate statement for each Beneficiary setting forth the holder's share of items of income, gain, loss, deduction or credit and instructions to all such holders to report such items on their federal income tax returns. The PCT Representative shall promptly submit additional reports to the Bankruptcy Court whenever an adverse material event or change occurs which effects either the PCT or the Beneficiaries' rights, hereunder.

         7.2      Federal Income Tax.

                  (a) Grantor Trust Status. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the PCT of a private letter ruling if the PCT so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the PCT, the PCT Representative shall file returns for the PCT as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

                  (b) Allocations of PCT Taxable Income. Subject to the provisions of Section 7.2(a) hereof, allocations of PCT taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately prior to such deemed distribution, the PCT had distributed all of its other assets (valued for this purpose at their tax book value) to Beneficiaries (treating any holder of a Disputed Claim, for this purpose, as a current Beneficiary entitled to distributions), taking into account all prior and concurrent distributions from the PCT (including all distributions held in reserve pending the resolution of Disputed Claims). Similarly, taxable losses of the PCT will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining PCT Assets. The tax book value of the PCT Assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the PCT, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

         7.3 Other. The PCT Representative shall also file (or cause to be filed) any other statements, returns or disclosures relating to the PCT, that are required by any governmental unit.

                                  ARTICLE VIII

                       TRANSFER OF BENEFICIARY'S INTERESTS

         8.1 Transfer of Beneficial Interests. The interests of the Beneficiaries in the PCT, which are reflected only on the records of the PCT maintained by the PCT Representative, are not negotiable and shall be transferable after written notice to the PCT Representative only: (a) pursuant to applicable laws of descent and distribution (in the case of a deceased individual Beneficiary); or (b) by operation of law. The PCT Representative shall not be required to record any transfer in favor of any transferee which, in the sole discretion of the PCT Representative, is or might be construed to be ambiguous or to create uncertainty as to the holder of the interest in the PCT. Until a transfer is in fact recorded on the books and records maintained by the PCT Representative for the purpose of identifying Beneficiaries, the PCT Representative, whether or not in receipt of documents of transfer or other documents relating to the transfer, may nevertheless make distributions and send communications to Beneficiaries, as though it has no notice of any such transfer, and in so doing the PCT Representative shall be fully protected and incur no liability to any purported transferee or any other Entity.

                                   ARTICLE IX

                               TERMINATION OF PCT

         9.1 Termination of PCT. The PCT will terminate no later than the sixth (6th) anniversary of the Effective Date; provided, however, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the PCT for a finite period if it is necessary to the liquidating purpose thereof. Multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the PCT receives a favorable opinion of counselor ruling from the IRS stating that any further extension would not adversely affect the status of the trust as a grantor trust for federal income tax purposes. The PCT Representative shall not unduly prolong the duration of the PCT and shall at all times endeavor to resolve, settle or otherwise dispose of any claims that constitute PCT Assets and to effect the distribution of the PCT Assets to the Beneficiaries in accordance with the terms hereof and terminate the PCT as soon as practicable. Prior to and upon termination of the PCT, the PCT Assets will be distributed to the Beneficiaries in accordance with their distribution rights under the Plan, subject to the provisions set forth herein. If any distributions of the PCT are not duly claimed, such distributions will be disposed of in accordance with the Plan. Notwithstanding anything contained herein to the contrary, if the value of the PCT Assets is less than $250,000 at any given time, the PCT Representative with the consent of the PCT Board may contribute such assets to the charity of his choosing.

                                   ARTICLE X

                              AMENDMENT AND WAIVER

         10.1 Amendment and Waiver. Any substantive provision of this Agreement may be amended or waived with the approval of the Bankruptcy Court; provided, however, that no change shall be made to this Agreement that would adversely affect the federal income tax status of the PCT as a "grantor trust" (in accordance with Section 7.2 hereof), if applicable or, unless agreed to in writing by the affected PCT Representative. Technical amendments to this Agreement may be made, as necessary, to clarify this Agreement or enable the PCT to effectuate the terms of this Agreement with the consent of the PCT Representative.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Intention of Parties to Establish Grantor Trust. This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as a grantor trust.

         11.2 Preservation of Privilege. In connection with the rights, claims, and causes of action that constitute the PCT Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the PCT, shall vest in the PCT and its representatives, and the Debtors and the PCT Representative are authorized to take all necessary actions to effectuate the transfer of such privileges. For the avoidance of doubt, neither the PCT Representative nor the PCT shall be treated as a successor for any purpose to the Debtors or their estates.

         11.3 Cooperation. The Debtors shall provide the PCT Representative with copies of such of their books and records as the PCT Representative shall reasonably require for the purpose of performing his duties and exercising his powers hereunder.

         11.4 Prevailing Party. If the PCT Representative or the PCT, as the case may be, is the prevailing party in a dispute regarding the provisions of this Agreement or the enforcement thereof, the PCT Representative or the PCT, as the case may be, shall be entitled to collect any and all costs, expenses and fees, including attorneys' fees, from the non-prevailing party incurred in connection with such dispute or enforcement action.

         11.5 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of Law.

         11.6 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         11.7 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended at such address as set forth below or such other address as filed with the Bankruptcy Court:

         If to the Debtors, the PCT or the PCT Representative:

         Fleming PCT
         (insert address)
         Attention: PCT Representative
         Fax:
         Telephonic Confirmation:

         With a copy to:

         KIRKLAND & ELLIS LLP
         200 East Randolph Drive
         Chicago, IL 60601
         Attention: James H.M. Sprayregen
         Fax: (312) 861-2200
         Telephonic Confirmation: (312) 861-2000

         -and

         PACHULSKl, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB PC
         919 North Market St., 16th Floor
         P.O. Box 8705
         Wilmington, DE 19899-8705
         Attention: Laura Davis Jones
         Fax: (302) 652-4400
         Telephonic Confirmation: (302) 652-4100

         11.8 Notices to a Beneficiary. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended to the name and address set forth on the Debtors' Schedules or such Beneficiary's proof of claim, such other notice filed with the Bankruptcy Court and the PCT or such other means reasonably calculated to apprise the Beneficiary.

         11.9 Headings. The section headings contained in this PCT Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers as of the date first above written.

         Fleming Companies, Inc.

         By:_____________________________

         Official Committee of Unsecured Creditors

         By:______________________________

         Post Confirmation Representative

         By:______________________________

                                                                      Exhibit 12

                                                                         DRAFT
                                                                       5/11/2004

                     RECLAMATION CREDITORS' TRUST AGREEMENT

         This AGREEMENT is made this ____ day of ______________, 2004, by and among the Official Committee of Reclamation Creditors (the "OCRC") of Fleming Companies, Inc. and its subsidiaries and affiliates who are Chapter 11 debtors (collectively the Debtors")(1), and _____________________ or a limited liability Company of which he is a managing member ("__________________", and together with any successors, the "RCT Representative") under the Plan (as defined below).

                                    RECITALS:

         A. On April 1, 2003 each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware; and

         B. On May 3, 2004 the Debtors, the OCRC and the Official Committee of Unsecured Creditors (OCUC") entered into that certain Revised Term Sheet to Resolve Objections to Debtors' Chapter 11 Plan and For Treatment of Reclamation Claims (the "Reclamation Agreement"); and

         C.       By order, dated ________________________2004, the Bankruptcy
Court confirmed the Debtors' and the Official Committee of Unsecured Creditors' Third Amended Joint Plan of Reorganization of Fleming Companies, Inc. and Its Filing Subsidiaries Under Chapter 11 of the Bankruptcy Code (as the same may have been or may be amended, the "Plan"); and

         D. In accordance with the Plan, certain duties and responsibilities shall be borne by the RCT Representative; and

         E. The Plan provides for, among other things, the distribution to the holders of the Allowed Reclamation Claims in Class 3(B) and Class 5 pursuant to the Plan(2) (the "Beneficiaries") of, in the aggregate, one hundred percent (100%) of the beneficial interests of the Reclamation Creditors' Trust (the "RCT") created hereby; and

------------------------

(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

(2) Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

         F.       The RCT is created pursuant to, and to effectuate, the Plan;
and

         G. The RCT is created on behalf of, and for the sole benefit of, the Beneficiaries; and

         H. The RCT is established for the primary purpose of liquidating the assets transferred to it (the "RCT Assets") for the benefit of the Beneficiaries as a liquidating trust, in accordance with Treasury Regulation
Section 30i. 770i-4(d), with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the RCT; and

         I. The RCT is intended to qualify as a "grantor trust" for federal income tax purposes with the Beneficiaries treated as the grantors and owners of the trust; and

         J. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Plan.

         K. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall govern.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the OCRC and the RCT Representative agree as follows:

                                   ARTICLE I

                            POST CONFIRMATION TRUSTEE

         1.1 Appointment. The OCRC hereby appoints _________________ to serve as the initial RCT Representative under the Plan, and ______________hereby accepts such appointment and agrees to serve in such capacity, in each case effective upon the Effective Date of the Plan. A successor RCT Representative shall be appointed by the RCT Board in the event that the RCT Representative is removed or resigns pursuant to this Agreement or the RCT Representative otherwise vacates the position, and if not so appointed, shall be appointed by the Bankruptcy Court.

         1.2 Generally. The RCT Representative's powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of the RCT and not otherwise, except that the RCT Representative may deal with the RCT Assets for his own account solely as permitted by the provisions of Section 1.4 hereof. The RCT Representative shall have the authority to bind the RCT but shall for all purposes hereunder be acting in the capacity as RCT Representative and not individually. Notwithstanding anything to the contrary contained herein or in the Plan, the RCT Representative shall not be required to take any action or omit to take any action if, after the advice of counsel, the RCT Representative believes such action or omission is not consistent with the RCT Representative's fiduciary duties to the Beneficiaries.

         1.3 Scope of Authority. The responsibilities and authority of the RCT shall include (a) facilitating the prosecution or settlement of objections to and estimations of Claims of Reclamation Claim Holders, (b) calculating and implementing all distributions to Allowed

Reclamation Claim Holders in accordance with the Plan, (c) filing all required tax returns and paying taxes and all-other obligations on behalf of the RCT from funds held by the RCT, (d) periodic reporting to the Bankruptcy Court and parties in interest of the status of the Claims resolution process, distributions on Allowed Reclamation Claims, prosecution of Causes of Action,
(e) restructuring and liquidating the RCT Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan, and (f) such other responsibilities as may be vested in the RCT pursuant to the Plan or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

         1.4      Powers.

                  (a) The powers of the RCT shall, without any further Bankruptcy Court approval in each of the following cases, include (i) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the RCT from funds held by the RCT Representative and/or the RCT in accordance with the Plan, (ii) the power to engage employees and professional persons to assist the RCT and/or the RCT Representative with respect to its or his responsibilities, (iii) the power to compromise and settle claims and Causes of Action on behalf of or against the RCT after notice to adversely affected parties in interest, and (iv) such other powers as may be vested in or assumed by the RCT or the RCT Representative pursuant to the Plan, Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan. Except as expressly set forth herein, the RCT shall have absolute discretion to pursue or not to pursue any and all claims, rights, or Causes of Action, as it determines is in the best interests of the Beneficiaries and consistent with the purposes of the RCT, and shall have no liability for the outcome of its decision. The RCT may incur any reasonable and necessary expenses in liquidating and converting the RCT Assets to cash.

                  (b) In connection with the administration of the RCT, except as otherwise set forth in this Agreement or the Plan, the RCT is authorized to perform any and all acts necessary and desirable to accomplish the purposes of the RCT. Without limiting, but subject to, the foregoing, the RCT shall be expressly authorized, but shall not be required, to:

                           (i) hold legal title to the RCT Assets, any and all rights of the Beneficiaries in or arising from the RCT Assets, including, but not limited to, the right to vote any claim or interest held by the RCT Assets in a case under the Bankruptcy Code and receive any distribution therein;

                           (ii) protect and enforce the rights to the RCT Assets vested in the RCT by this Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                           (iii) compromise, adjust, arbitrate, sue on or defend, abandon, or otherwise deal with and settle, in accordance with the terms set forth in Section 4.2 hereof, claims in favor of or against the RCT as the RCT shall deem advisable;

                           (iv)     determine and satisfy any and all
                                    liabilities created, incurred or assumed by the RCT;

                           (v) file, if necessary, any and all tax and information returns with respect to the RCT and Pay taxes properly Payable by the RCT, if any;

                           (vi) Pay all expenses and make all other payments relating to the RCT Assets;

                           (vii) obtain insurance coverage with respect to the liabilities and obligations of the RCT Representative and the RCT (in the form of an errors and omissions policy, fiduciary policy or otherwise);

                           (viii) obtain insurance coverage with respect to real and personal property which may be or may become RCT Assets, if any;

                           (ix) retain and pay such law firms as counsel to the RCT as the RCT in its sole discretion may select to aid in the prosecution of any claims that constitute the RCT Assets, and to perform such other functions as may be appropriate in the RCT Representative's sole discretion. The RCT Representative may commit the RCT to and the RCT shall pay such law firms compensation for services rendered and expenses incurred;

                           (x) retain and pay a public accounting firm to perform such reviews and/or audits of the financial books and records of the RCT as may be appropriate in the RCT's sole discretion and to prepay and file any tax returns or informational returns for the RCT as may be required. The RCT Representative may commit the RCT to and the RCT shall pay such accounting firm reasonable compensation for services rendered and expenses incurred;

                           (xi) retain and pay such third parties as the RCT, in its sole discretion, may deem necessary or appropriate to assist the RCT in carrying out its powers and duties under this Agreement. The RCT Representative may commit the RCT to and the RCT shall pay all such persons or entities compensation for services rendered and expenses incurred, as well as commit the RCT to indemnify any such parties in connection with the performance of services;

                           (xii) invest any moneys held as part of the RCT Assets in accordance with the terms of
                                    Section 1.1 hereof.

                           (xiii) engage in any transaction material to the foregoing, including, but not limited to, opening bank accounts in the name of the RCT and entering into contracts and leases on behalf of the RCT; and

                           (xiv) assume such other powers as may be vested in or assumed by the RCT pursuant to the Plan or Bankruptcy Court order, or as may be necessary and proper to carry out the provisions of the Plan or of this agreement.

         1.5 Additional Powers. Except as otherwise set forth in this Agreement or in the Plan, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the RCT Representative may control and exercise authority over the RCT Assets and over the protection, conservation and disposition thereof. No person dealing with the RCT shall be obligated to inquire into the authority of the RCT Representative connection with the protection, conservation or disposition of RCT Assets.

         1.6 Cooperation with Post Confirmation Trust. To facilitate the claims reconciliation process and asset liquidation, the Post Confirmation Trust (the "PCT") and the RCT shall enter into a Transition Services Agreement, substantially in the form attached hereto as Exhibit A, whereby the PCT shall provide resources and services to the RCT related to effecting the claims reconciliation process. Such resources shall include, but not be limited to, access to the professional staff and employees of the PCT, computer systems, data bases and other relevant information. The RCT shall reimburse the PCT for the direct costs (e.g., professional staff and employee expense) and allocation of the indirect costs (e.g., facilities, computers, data storage facilities) with an allocation methodology to be agreed upon. Notwithstanding the foregoing, the RCT shall have no obligation to reimburse the PCT for indirect costs for the first 3 months after the Effective Date, or for (i) direct costs for the first six months after the Effective Date and (ii) indirect costs for months 4-6 after the Effective Date, up to an aggregate cap of $1 million. In addition, the Debtors and the OCUC, on the Effective Date, shall provide, at their option, either of the following: (i) an additional $1 million to the RCT for administrative expenses of the RCT or (ii) have the PCT provide the RCT with additional resources and services pursuant to the Transition Services Agreement with a value of up to an additional $1 million. However, once the RCT has received aggregate distributions of $10 million from the PCT as outlined in the Plan and Reclamation Agreement, inclusive of any amounts paid to the RCT with respect to the Administrative Claims Savings outlined in paragraph II.B. of the Reclamation Agreement, the next $1 million in cash to be distributed by the PCT to the RCT shall instead be paid to Core-Mark Newco.

         1.7 Other Activities. The RCT Representative shall be entitled to perform services for and be employed by third parties; provided, however, that such performance or employment affords the RCT Representative sufficient time to carry out its responsibilities as RCT Representative. The RCT Representative may delegate the performance of services and the fulfillment of responsibilities to other persons. Such persons shall be entitled to be compensated and to be reimbursed for out-of-pocket disbursements in the same manner as the RCT Representative.

         1.8      Limitation of RCT Representative's Authority.

                  (a) The RCT Representative shall have no power or authority except as set forth in this Agreement, the Plan or the Reclamation Agreement.

                  (b) The RCT Representative shall not and shall not be authorized to engage in any trade or business with respect to the RCT Assets or any proceeds therefrom except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the RCT and shall take such actions consistent with the prompt orderly liquidation of the RCT Assets as are required by applicable law and consistent with the treatment of the RCT as a liquidating trust under Treasury Regulation Section 301.7701-4(d), and such actions permitted herein.

         1.9 Liability of RCT Representative. In no event shall the RCT Representative, the RCT Representative's employees, the RCT's employees or any of the RCT Representative's or RCT's professionals or representatives be held personally liable for any claim asserted against the RCT, the RCT Representative, the RCT Representative's employees, the RCT's employees or any of the RCT Representative's or RCT's professionals or representatives. Specifically, the RCT Representative, the RCT Representative's employees, the RCT's employees and any of the RCT Representative's or RCT's professionals or representatives shall not be liable for any negligence or any error of judgment made in good faith, or with respect to any action taken or omitted to be taken in good faith, except to the extent that the action taken or omitted to be taken by the RCT Representative, the RCT Representative's employees, the RCT's employees or any of the RCT Representative's or RCT's professionals or representatives are determined by a Final Order to be due to their own respective gross negligence or willful misconduct.

         1.10 Reliance by RCT Representative. Except as otherwise provided in Section 1.8 hereof:

                  (a) the RCT Representative may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the RCT Representative may consult with legal counsel, financial or accounting advisors and other professionals to be selected by him, and the RCT Representative shall not be liable for any action taken or omitted to be taken by him in accordance with the advice thereof; and

                  (c) persons dealing with the RCT Representative shall look only to the RCT Assets to satisfy any liability incurred by the RCT Representative to such person in carrying out the terms of this Agreement, and the RCT Representative shall have no personal obligation to satisfy any such liability.

         1.11 Investment and Safekeeping of RCT Assets. All moneys and other assets received by the RCT shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other RCT Assets, unless and to the extent required by the Plan or by law. The RCT Representative shall be under no liability for interest or producing income on any moneys received by the RCT hereunder and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the RCT Representative. Investments of any moneys held by the RCT shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the RCT Representative to invest the RCT Assets, the proceeds thereof, or any income earned by the RCT, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 4.4 hereof) in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as Treasury bills; and, provided, further, that the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation section 301.770 1-4( d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

         1.12 Authorization to Expend RCT Assets. Subject to the Post-Effective Date administrative expense budget (it being understood that the RCT Representative, subject to the approval of the RCT Board, shall be entitled to make such modifications as to timing and expense category as may be approved by the RCT Representative in his or its discretion), the RCT Representative may expend the assets of the RCT (i) as necessary to meet contingent liabilities and to maintain the value of the assets of the RCT during liquidation, (ii) to pay administrative expenses of the RCT (including, but not limited to, any taxes imposed on the RCT or fees and expenses in connection with litigation), and
(iii) to satisfy other liabilities incurred or assumed by the RCT (or to which the assets are otherwise subject) in accordance with the RCT Agreement or the Plan. The RCT Representative shall expend funds in accordance with quarterly budgets that have been approved by the RCT Board and the RCT Representative or as otherwise ordered by the Bankruptcy Court. The RCT Representative may, as required, request additional funds from the RCT Board or authority to borrow additional funds if supported and necessary to exercise the duties of the RCT Representative.

         1.13     Compensation of the RCT Representative.

                  (a) The RCT shall reimburse the RCT Representative for the actual out-of-pocket expenses incurred by the RCT Representative, including, without limitation, necessary travel, lodging, postage, telephone and facsimile charges upon receipt of periodic billings. The RCT Representative and employees of the RCT and the RCT Representative who perform services for the RCT shall be entitled to receive compensation for services rendered on behalf of RCT as approved by the RCT Board.

                  (b) The RCT Assets shall be subject to the claims of the RCT Representative, and the RCT Representative shall be entitled to reimburse himself (pursuant to procedures approved by the PCT Board) out of any available cash in the RCT, for his actual out-of-pocket expenses and against and from any and all loss, liability, expense, or damage which the RCT Representative may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the RCT Representative.

                  (c) All compensation and other amounts payable to the RCT Representative shall be paid from the assets of the RCT as approved by the RCT Board. If the cash in the RCT shall be insufficient to compensate and reimburse the RCT Representative, as the case may be, for any amounts to which they are entitled hereunder, then the RCT Representative is hereby authorized to reduce to cash that portion of the RCT Assets necessary so as to effect such compensation and reimbursement.

         1.14     Exculpation and Indemnification.

                  (a) Exculpation. The RCT Representative, the RCT Representative's employees and the RCT's employees and each of their professionals and representatives shall be and hereby are exculpated by all Entities, including, without limitation, holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such RCT Representative by the Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, applicable law or otherwise, except only for actions or omissions to act, only to the extent determined by a Final Order to be due to their own respective gross negligence or willful misconduct after the Effective Date.

No holder of a Claim or other party in interest will have or be permitted to pursue any claim or cause of action against the RCT Representative, the RCT or the employees, professionals or representatives of either the RCT Representative or the RCT for making payments in accordance with the Plan or for implementing the provisions of the Plan.

                  (b) Indemnification. The RCT shall indemnify, defend and hold harmless the RCT Representative, the RCT Representative's employees and the RCT' s employees and any of their professionals or representatives from and against any and all claims, causes of action, liabilities, obligations, losses, damages or expenses (including attorneys' fees) (other than those determined by a Final Order to be due to their own respective gross negligence or willful misconduct after the Effective Date) to the fullest extent permitted by applicable law. Any action taken or omitted to be taken with the approval of the Bankruptcy Court or the RCT Board will conclusively be deemed not to constitute gross negligence or willful misconduct.

         1.15 Termination. The duties, responsibilities and powers of the RCT Representative will terminate on the date the RCT is dissolved under applicable law in accordance with the Plan, or by an Order of the Bankruptcy Court or by entry of a final decree closing the Chapter 11 Cases; provided that Sections 1.13 and 1.14. above shall survive such termination, dissolution and entry.

         1.16     No Bond. The RCT Representative shall serve without bond.

         1.17 Confidentiality. The RCT Representative shall, during the period that he serves as RCT Representative under this Agreement hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the RCT Assets relates or of which he has become aware in his capacity as RCT Representative.

                                   ARTICLE II

                            ESTABLISHMENT OF THE RCT

         2.1 Transfer of Assets to the RCT. Pursuant to the Plan, on the Effective Date or as soon as practicable thereafter, the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer, assign and deliver to the RCT, on behalf of the Beneficiaries, all right, title and interest in and to the RCT Assets. The RCT Assets shall consist of all of the following assets:

                  (a) RCT Assets are to include deductions, over-wires, preference claims, Causes of Action and other rights of the Debtors as against the holders of Reclamation Claims, other than the post-petition deductions and post-petition over-wires with respect to the Fleming Convenience business which shall be transferred to Core-Mark Newco.

                  (b)      $3.0 million in Cash for administration of the RCT.

                  (c) Any cash proceeds which are collected by the Debtors from Reclamation Creditors for payment of preference liability, deduction liability and over-wire liability (except for post-petition vendor deductions and post-petition over-wire liability related to the Fleming Convenience business) from and after March 23, 2004 to the Effective Date which are being held in an escrow account.

         2.2      Title to Assets.

                  (a) The transfer of the RCT Assets to the RCT shall be made for the benefit of the Holders of all Allowed Reclamation Claims. On the Effective Date, the Debtors shall transfer title to all RCT Assets to the RCT. Upon the transfer of the RCT Assets to the RCT, the Debtors shall have no interest in or with respect to such RCT Assets or the RCT.

                  (b) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the RCT Representative, and the Beneficiaries) shall treat the transfer of the RCT Assets by the Debtors to the RCT, as set forth in this Section 2.2, as a transfer to the Holders of Allowed Reclamation Claims, followed by a transfer by such Holders to the RCT. Thus, the Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

         2.3 Assignment and Assumption of Liabilities. The Reclamation Liabilities are any and all claims asserted against the Debtors by the Reclamation Creditors, including Administrative Claims, Priority Claims, trade creditor reclamation lien claims (including deficiency claims as outlined in the Final DIP Order ("TLV Reclamation Claims"), but not including any general unsecured claims held by Reclamation Creditors.

         2.4 Preferred Interests/Lien in Favor of Class 3(B) Claims. As further described in the Plan, on the Effective Date, or as soon as practicable thereafter, the RCT shall issue the Preferred Interests in favor of the Holders of Allowed TLV Reclamation Claims in the estimated aggregate amount of such Allowed Claims under the terms and conditions of the Revised Term

Sheet and grant a first priority lien to such Holders on the RCT Trust Distributable Assets (the "RCT Distributable Assets"), entitling each Holder of an Allowed TLV Reclamation Claim to its Ratable Proportion of RCT Distributable Assets up to the total amount of each Holder's Allowed TLV Reclamation Claim, in full satisfaction, settlement, release and discharge of each Allowed TLV Reclamation Claim against the RCT. As additional security for the Preferred Interests, Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Revised Term Sheet.

         2.5 Preferred Interests/Lien in Favor of Class 5 Claims. As further described in the Plan, on the Effective Date, or as soon as practicable thereafter, the RCT shall issue the Class 5 Preferred Interests in favor of Holders of Non-TLV Reclamation Claims in the estimated aggregate amount of their Allowed Claims under the terms and conditions of the Revised Term Sheet and grant a second priority lien on the RCT Distributable Assets entitling each Holder to its Ratable Proportion of the RCT Distributable Assets, after all Class 3(B) Claims are paid in full. As additional security for the Class 5 Preferred Interests, Core-Mark Newco shall provide a junior secured guarantee under the terms outlined in the Class 5 Revised Term Sheet.

         2.6 RCT Distributable Assets. The RCT Distributable Assets are the RCT Assets, net of expenses, reserves and the payment of any and all other liabilities incurred by the RCT pursuant to the Plan or this Agreement.

         2.7 Valuation of Assets. As soon as practicable after the Effective Date, the RCT Representative shall apprise the Beneficiaries of the value of the RCT Assets by filing such valuation with the Bankruptcy Court in form and substance reasonably acceptable to the RCT Representative. The valuation shall be used consistently by all Parties (including the Debtors, the RCT Representative and the Beneficiaries) for all federal income tax purposes.

         2.8      Reclamation Creditors' Trust Advisory Board.

                  (a) Board Members. The Reclamation Creditors' Trust Advisory Board (the "RCT Board") shall be formed on the Effective Date of the Plan or as soon as practicable thereafter and shall consist of the RCT Representative and members selected by the OCRC with representation by TLV (but only until TLV Reclamation Claims have been paid in full) and Non-TLV Members.

                  (b) RCT Board Bylaws. The RCT Board shall adopt its own bylaws, provided that such bylaws shall not be inconsistent with this Agreement.

                  (c) Reporting. The RCT Representative shall submit such reports as it deems reasonable to the RCT Board, including, without limitation, reports on the commencement and prosecution of Causes of Action and the proceeds of liquidation of the RCT Assets.

                  (d) Reimbursement. The RCT shall reimburse each member of the RCT Board for the actual out-of-pocket RCT Board expenses incurred by such member, including without limitation, necessary travel, lodging, postage, telephone and facsimile charges upon receipt of periodic billings.

All amounts payable pursuant to the above paragraph (d) shall be paid from the assets of the RCT. If the cash in the RCT shall be insufficient to effect such reimbursement, then the RCT Representative is hereby authorized to reduce to cash that portion of the RCT Assets necessary so as to effect such reimbursement.

                  (e) Exculpation. From and after the Effective Date, the RCT Board members and their professionals and representatives (or their designees) (in such capacities) shall be and hereby are exculpated by all Entities, including, without limitation, holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such members by the Plan or any Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law or otherwise, except only for actions or omissions to act only to the extent determined by a Final Order to be due to their own respective gross negligence or willful misconduct after the Effective Date. No holder of a Claim or other party in interest will have or be permitted to pursue any claim or cause of action against the RCT Board members or their respective professionals or representatives (in such capacities) for making a decision or casting a vote in implementing the provisions of the Plan.

                                  ARTICLE III

                                  BENEFICIARIES

         3.1 Identification of Beneficiaries. In order to determine the actual names, addresses and tax identification numbers of the Beneficiaries, the RCT shall be entitled to conclusively rely on the names, addresses and tax identification numbers set forth in the Debtors' Schedules or filed proofs of claim. Each Beneficiary's right to distribution from the RCT, which is dependent upon such Beneficiary's classification under the Plan, shall be that accorded to such Beneficiary under the Plan. Each distribution by the RCT to the Beneficiaries shall be made in accordance with the terms set forth herein.

                                   ARTICLE IV

               PURPOSE, AUTHORITY, LIMITATIONS, AND DISTRIBUTIONS

         4.1 Purpose of the RCT. The RCT shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the RCT. Accordingly, the RCT shall, in an expeditious but orderly manner, liquidate and convert to cash the RCT Assets, make timely distributions and not unduly prolong the duration of the RCT. The liquidation of the RCT Assets may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise.

         4.2      Resolution of RCT Assets by the RCT Representative.

                  (a) The RCT Representative shall be empowered to and, in his sole discretion (subject to the provisions hereto and subject to approval of the RCT Board), may take all appropriate action with respect to the prosecution, settlement or other resolution of the RCT Assets. The RCT Representative shall deal with all collections and settlements within the normal course of his duties.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, the RCT may, but is not required to, submit a proposed settlement to the Bankruptcy Court or such other court of competent jurisdiction for its approval.

         4.3 Books and Records. The RCT shall maintain, in respect of the Beneficiaries, books and records relating to the assets and income of the RCT and the payment of expenses of, and liabilities of, claims against or assumed by, the RCT in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with Article VIII hereof and to comply with applicable provisions of law. Except as provided in Section 7.1 hereof, nothing in this Agreement requires the RCT to file any accounting or seek approval of any court with respect to the administration of the RCT, or as a condition for making any payment or distribution out of the RCT Assets. Beneficiaries shall have the right, upon thirty (30) days' prior written notice delivered to the RCT Representative, to inspect such books and records, provided that, if so requested, such Beneficiary shall have entered into a confidentiality agreement satisfactory in form and substance to the RCT Representative.

         4.4      Claims Treatment for Reclamation Creditors

         Reclamation Claims under the Plan and this Agreement shall be defined as TLV Reclamation Claims and Non-TLV Reclamation Claims. The total amount of Reclamation Claims to be satisfied by the RCT shall be reconciled pursuant to the methodology described in Exhibit A to the Reclamation Agreement, but in any event shall not exceed $150 million prior to the application of any setoff including the Prepetition Non-TLV Reclamation Claim Reduction (as defined herein). In the event Reclamation Claims exceed $150 million, the Non-TLV Reclamation Claims shall be reduced pro rata. The pursuit and collection of any and all Causes of Action with respect to Reclamation Claims and the reconciliation and payment of all Reclamation Claims shall be solely the responsibility of the RCT and shall generally be pursuant to the following terms and conditions.

                  (a)      TLV Reclamation Claims

                           (i) Allowance shall be determined solely by the RCT and the affected creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the RCT and the PCT shall determine),

                           (ii) Reconciliation of the TLV Reclamation Claims shall consist of application of all postpetition vendor deductions, over-wires and preferences and pre-petition setoffs to the extent that general unsecured claims have first been fully setoff through application of pre-petition deductions. The reconciliation shall recognize the effect of the Trade Credit Program and the critical vendor program.

                           (iii) Allowed TLV Reclamation Claims shall earn interest which shall begin to accrue sixty
                                    (60) days after the Effective Date at the Wall Street Journal listed prime rate.

                           (iv)     Allowed TLV Reclamation Claims shall be paid
                                    (i) first from the RCT; (ii) second from the PCT and (iii) third from the Core-Mark TLV Guaranty (as described below).

                  (b)      Non-TLV Reclamation Claims

                           (i) Allowance shall be determined solely by the RCT and the affected creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the PCT and RCT shall determine).

                           (ii) Non-TLV Reclamation Claims are defined as reclamation claims held by Reclamation Creditors who did not participate in the Trade Credit Program. In reconciling the Non-TLV Reclamation Claims, all post-petition vendor deductions, over-wires, preferences, and pre-petition setoffs to the extent that general unsecured claims have been fully set off, shall be applied. In addition, the total amount of Allowed Non-TLV Reclamation Claims shall be reduced by a discount of $13 million (the "Prepetition Non-TLV Reclamation Claim Reduction") to calculate the net Allowed amount of pre-petition Non-TLV Reclamation Claims ("Net Non-TLV Reclamation Claims").

                           (iii) Allowed Non-TLV Reclamation Claims shall be paid only after satisfaction of all Allowed TLV Reclamation Claims (i) first from the RCT, (ii) second from the PCT and (iii) third from the Core-Mark Non-TLV Guaranty (as described in the Reclamation Agreement). The timing of such distribution shall be in the discretion of the RCT.

                  (c)      General Unsecured Claims of Reclamation Creditors

                           (i) Allowance of general unsecured claims held by Reclamation Creditors shall be determined by the RCT pursuant to procedures established by the Court. Such procedures shall include a mechanism for approval by the PCT Board of settlements which represent an increase of at least 20% from the general unsecured claims scheduled by the Debtors or the proofs of claim, whichever is less.

                           (ii) The prosecution of any objections with respect to the general unsecured claims held by Reclamation Creditors and the reconciliation of general unsecured claims shall be conducted by the RCT, at its expense and will be subject to setoff against any pre-petition claims of the Debtors against the vendors.

                           (iii)    Allowed general unsecured claims of
                                    Reclamation Creditors shall be entitled to the same treatment under the Plan as the Allowed General Unsecured Claims of non-reclamation creditors and shall receive distributions pursuant to the Plan upon Allowance.

         4.5 Application of RCT Assets. The RCT shall apply all RCT Assets, and any proceeds therefrom as follows:

                  (a) The RCT shall apply all RCT Assets and any proceeds in the order and reflecting the priorities set forth below:

                  FIRST, to pay all the costs and expenses of the RCT including, without limitation, the compensation of the RCT Representative and reimbursement of the RCT Representative for any and all costs, expenses and liabilities incurred by him in connection with the performance of his duties under this RCT Agreement, as well as the costs of the RCT Board as set forth herein (including the fees and expenses of professional retained by the RCT Representative and/or the RCT Board).

                  SECOND, to the holders of Allowed Reclamation Claims in Class 3(B) of the Plan. All distributions to the holders of Allowed Class 3(B) Claims shall be in accordance with the terms of the Plan.

                  THIRD, to the holders of Allowed Reclamation Claims in Class 5 of the Plan. All distributing to the holders of Allowed Class 5 Claims shall be in accordance with the terms of the Plan.

                  Notwithstanding anything to the contrary in this Section 4.5(a), prior to making any distribution pursuant to the SECOND and THIRD paragraphs hereof, the RCT Representative may retain such amounts
         (i) as are necessary to meet contingent liabilities and to maintain the value of the assets of the RCT during liquidation, (ii) to pay estimated expenses of administration (including any taxes imposed on the RCT or in respect of the assets of the RCT, and (iii) to satisfy other liabilities incurred or assumed by the RCT (or to which the assets are otherwise subject), all for the term of the RCT and in accordance with this Agreement or the Plan; provided, however, that, from the net amount distributable, the RCT Representative shall reserve, in accordance with the provisions of Section 6.1 hereof, such amounts as would be distributable in respect of Disputed Claims (treating such Claims for this purpose, as if they were Allowed Claims).

                  (b) Excess Proceeds. In the event that proceeds remain in the RCT after all of the distributions outlined in Section 4.5(a) herein have been made by the RCT from liquidation of the RCT Assets, the RCT shall distribute its remaining assets in the following order of priority:

                           (i) to Core-Mark Newco for any advances made under the TLV or Non-TLV Guarantee;

                           (ii) to the Prepetition Non-TLV Reclamation Claim Reduction;

                           (iii) to Core-Mark Newco for any advances under the Administrative Claim Guaranty;

                           (iv)     any amount of "Ad Hoc Committee"
                                    professional fees which have not been
                                    reimbursed by allowance of an Administrative
                                    Claim;

                           (v)      to the PCT.

                  (c) Distribution and Withholding. Subject to the provisions of Section 4.5(a) hereof, the RCT shall distribute to the holders of Allowed Reclamation Claims all net cash income plus all net cash proceeds from the liquidation of the RCT Assets (including as cash for this purpose, all cash equivalents) at such time intervals as decided by the RCT Board in accordance with the terms of the Plan, provided that the RCT shall make distributions no less frequently than on an annual basis, subject to the right of the RCT may retain an amount of net cash proceeds or net cash income reasonably necessary to maintain the value of its assets or to meet claims and contingent liabilities (including Disputed Claims).

         4.6 Compliance with Laws. Any and all distributions of RCT Assets shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

                                   ARTICLE V

                          SUCCESSOR RCT REPRESENTATIVE

         5.1 The RCT Representative may be removed by the RCT Board pursuant to a majority vote.

         5.2 Resignation. The RCT Representative may resign by giving not less than thirty (30) days prior written notice thereof to the Bankruptcy Court.

         5.3 Acceptance of Appointment by Successor RCT Representative. Any successor RCT Representative shall be chosen by the RCT Board or, if the RCT Board fails to timely appoint such successor, the Bankruptcy Court. Any successor RCT Representative appointed hereunder shall execute an instrument accepting such appointment and shall file such acceptance with the RCT records. Thereupon, such successor RCT Representative shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his predecessor in the RCT with like effect as if originally named herein; provided, however, that a removed or resigning RCT Representative shall, nevertheless, when requested in writing by the successor RCT Representative, execute and deliver an instrument or instruments conveying and transferring to such successor RCT Representative under the RCT all the estates, properties, rights, powers, and trusts of such predecessor RCT Representative.

                                   ARTICLE VI

                             DISPUTED CLAIM RESERVE

         6.1 Disputed Claim Reserve The RCT Representative shall maintain, in accordance with the RCT Representative's powers and responsibilities under the Plan and this Agreement, a reserve for any distributable amounts required to be set aside on account of Disputed Claims. Such amounts (net of any expenses, including any taxes, of the escrow relating thereto) shall be distributed, as provided herein and in the Plan, as such Disputed Claims are resolved, and shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date. The RCT will pay taxes on the taxable net income or gain allocable to holders of Disputed Claims on behalf of such holders, if applicable, and, when such Disputed Claims are ultimately resolved, holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the RCT net of taxes which the RCT had previously paid on their behalf.

                                  ARTICLE VII

                                    REPORTING

         7.1 Tax and Other Reports. As soon as practicable following the end of each calendar year, and as soon as practicable upon termination of the RCT, the RCT Representative shall submit to the Bankruptcy Court a written report including: (i) financial statements of the RCT at the end of such calendar year or period and the receipts and disbursements of the RCT for such period; (ii) a description of any action taken by the RCT Representative in the performance of his duties which materially and adversely affects the RCT and of which notice has not previously been given to the Beneficiaries, and (iii) to the extent determinable and subject to Section 7.2(a), a separate statement for each Beneficiary setting forth the holder's share of items of income, gain, loss, deduction or credit and instructions to all such holders to report such items on their federal income tax returns. The RCT Representative shall promptly submit additional reports to the Bankruptcy Court whenever an adverse material event or change occurs which effects either the RCT or the Beneficiaries' rights, hereunder.

         7.2      Federal Income Tax.

                  (a) Grantor Trust Status. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the RCT of a private letter ruling if the RCT so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the RCT, the RCT Representative shall file returns for the RCT as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

                  (b) Allocations of RCT Taxable Income. Subject to the provisions of Section 7.2(a) hereof, allocations of RCT taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately prior to such deemed distribution, the RCT had distributed all of its other assets (valued for this purpose at their tax book value) to Beneficiaries (treating any holder of a Disputed Claim, for this purpose, as a current Beneficiary entitled to distributions), taking into account all prior and concurrent distributions from the RCT (including all distributions held in reserve pending the resolution of Disputed Claims). Similarly, taxable losses of the RCT will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining RCT Assets. The tax book value of the RCT Assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the RCT, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

         7.3 Other. The RCT Representative shall also file (or cause to be filed) any other statements, returns or disclosures relating to the RCT, that are required by any governmental unit.

                                  ARTICLE VIII

                       TRANSFER OF BENEFICIARY'S INTERESTS

         8.1 Transfer of Beneficial Interests. The interests of the Beneficiaries in the RCT, which are reflected only on the records of the RCT maintained by the RCT Representative, are not negotiable and shall be transferable after written notice to the RCT Representative only: (a) pursuant to applicable laws of descent and distribution (in the case of a deceased individual Beneficiary); or (b) by operation of law. The RCT Representative shall not be required to record any transfer in favor of any transferee which, in the sole discretion of the RCT Representative, is or might be construed to be ambiguous or to create uncertainty as to the holder of the interest in the RCT. Until a transfer is in fact recorded on the books and records maintained by the RCT Representative for the purpose of identifying Beneficiaries, the RCT Representative, whether or not in receipt of documents of transfer or other documents relating to the transfer, may nevertheless make distributions and send communications to Beneficiaries, as though it has no notice of any such transfer, and in so doing the RCT Representative shall be fully protected and incur no liability to any purported transferee or any other Entity.

                                   ARTICLE IX

                               TERMINATION OF RCT

         9.1 Termination of RCT. The RCT will terminate no later than the sixth (6th) anniversary of the Effective Date; provided, however, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the RCT for a finite period if it is necessary to the liquidating purpose thereof. Multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the RCT receives a favorable opinion of counselor ruling from the IRS stating that any further extension would not adversely affect the status of the trust as a grantor trust for federal income tax purposes. The RCT Representative shall not unduly prolong the duration of the RCT and shall at all times endeavor to resolve, settle or otherwise dispose of any claims that constitute RCT Assets and to effect the distribution of the RCT Assets to the Beneficiaries in accordance with the terms hereof and terminate the RCT as soon as practicable. Prior to and upon termination of the RCT, the RCT Assets will be distributed to the Beneficiaries in accordance with their distribution rights under the Plan, subject to the provisions set forth herein. If any distributions of the RCT are not duly claimed, such distributions will be disposed of in accordance with the Plan.

                                   ARTICLE X

                              AMENDMENT AND WAIVER

         10.1 Amendment and Waiver. Any substantive provision of this Agreement may be amended or waived with the approval of the Bankruptcy Court; provided, however, that no change shall be made to this Agreement that would adversely affect the federal income tax status of the RCT as a "grantor trust" (in accordance with Section 7.2 hereof), if applicable or, unless agreed to in writing by the affected RCT Representative. Technical amendments to this Agreement may be made, as necessary, to clarify this Agreement or enable the RCT to effectuate the terms of this Agreement with the consent of the RCT Representative.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Intention of Parties to Establish Grantor Trust. This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as a grantor trust.

         11.2 Preservation of Privilege. In connection with the rights, claims, and causes of action that constitute the RCT Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the RCT, shall vest in the RCT and its representatives, and the Debtors and the RCT Representative are authorized to take all necessary actions to effectuate the transfer of such privileges. For the avoidance of doubt, neither the RCT Representative nor the RCT shall be treated as a successor for any purpose to the Debtors or their estates.

         11.3 Cooperation. The Debtors shall provide the RCT Representative with copies of such of their books and records as the RCT Representative shall reasonably require for the purpose of performing his duties and exercising his powers hereunder.

         11.4 Prevailing Party. If the RCT Representative or the RCT, as the case may be, is the prevailing party in a dispute regarding the provisions of this Agreement or the enforcement thereof, the RCT Representative or the RCT, as the case may be, shall be entitled to collect any and all costs, expenses and fees, including attorneys' fees, from the non-prevailing party incurred in connection with such dispute or enforcement action.

         11.5 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of Law.

         11.6 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         11.7 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended at such address as set forth below or such other address as filed with the Bankruptcy Court:

         If to the RCT or the RCT Representative:

         Reclamation Creditors' Trust
         (insert address)

         Attention: RCT Representative
         Fax:
         Telephonic Confirmation:

         If to the Debtors:

         KIRKLAND & ELLIS LLP
         200 East Randolph Drive
         Chicago, IL 60601
         Attention: James H.M. Sprayregen
         Fax: (312) 861-2200
         Telephonic Confirmation: (312) 861-2000

         -and

         PACHULSKl, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB PC
         919 North Market St., 16th Floor
         P.O. Box 8705
         Wilmington, DE 19899-8705
         Attention: Laura Davis Jones
         Fax: (302) 652-4400
         Telephonic Confirmation: (302) 652-4100

         11.8 Notices to a Beneficiary. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended to the name and address set forth on the Debtors' Schedules or such Beneficiary's proof of claim, such other notice filed with the Bankruptcy Court and the RCT or such other means reasonably calculated to apprise the Beneficiary.

         11.9 Headings. The section headings contained in this RCT Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers as of the date first above written.

         Official Committee of Reclamation Creditors

         By:______________________________

         RCT Representative

         By:______________________________

                                                                      EXHIBIT 13

                               REVISED TERM SHEET
                TO RESOLVE OBJECTIONS TO DEBTORS' CHAPTER 11 PLAN
                     AND FOR TREATMENT OF RECLAMATION CLAIMS


This Revised Term Sheet ("Agreement") is made and entered into this ____ day of May, 2004 by and among the Debtors, the Official Committee of Reclamation Creditors ("OCRC") and the Official Committee of Unsecured Creditors ("OCUC"). This Term Sheet represents an agreement to settle the outstanding issues among the parties with respect to the Debtors' and OCUC's Joint Chapter 11 Plan ("Plan") and the treatment of Reclamation Claims under the Plan (defined herein as TLV Reclamation Claims and Non-TLV Reclamation Claims). This Agreement supercedes and replaces the Term Sheet among the parties dated April 16, 2004 ("Term Sheet"). The general terms and conditions of this Agreement are as follows.

                                  I. STRUCTURE

A. Establishment of a Reclamation Creditors' Trust ("RCT")

   1. On the Plan Effective Date1 and pursuant to the Plan, the Debtors, the OCRC and the OCUC shall establish the RCT and the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall convey and deliver to the RCT the following.

         a.   All of the Debtors' Reclamation Assets and Reclamation
              Liabilities.

              Reclamation Assets are defined to include deductions, over-wires, preference claims, Causes of Action and other rights of the Debtors as against the holders of Reclamation Claims (as defined below) (the "Reclamation Creditors"), other than the post-petition deductions and post-petition over-wires with respect to the Fleming Convenience business which shall be transferred to Core-Mark Newco.

              The Reclamation Liabilities are defined as any and all claims asserted against the Debtors by the Reclamation Creditors, including Administrative Claims, Priority Claims, trade creditor reclamation lien claims (including deficiency claims as outlined in the Final DIP Order) ("TLV Reclamation Claims"), but not including any general unsecured claims held by Reclamation Creditors.

         b.   $3.0 million in cash for administration of the RCT; and

----------

(1) Capitalized terms not otherwise defined shall have the meaning set forth in the Debtors and Official Committee of Unsecured Creditors' Second Amended Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries under Chapter 11 of the United States Code, as amended.

         c. Any cash proceeds which are collected by the Debtors from Reclamation Creditors for payment of preference liability, deduction liability and over-wire liability (except for post-petition vendor deductions and post-petition over-wire liability related to the Fleming Convenience business) from and after March 23, 2004 shall be placed into an escrow account pending the Effective Date of the Plan consistent with the terms of this Agreement. Such escrowed funds shall be transferred to the RCT on the Effective Date of the Plan. From and after the date of this Agreement, the Debtors shall be prohibited from soliciting or negotiating any further settlements with reclamation creditors, except with the consent and participation of the OCRC.

B. The RCT shall be administered by a Trustee selected by the OCRC (the "RCT Trustee"). The RCT Trustee's responsibilities and authority shall include, but not be limited to, facilitating the prosecution and settlement of objections to Reclamation Claims and the general unsecured claims of Reclamation Creditors, liquidating assets, prosecuting litigation establishing appropriate reserves and escrows, and implementing distributions.

C. In order to facilitate the claims reconciliation process and asset liquidation, the PCT (as defined below) and the RCT shall enter into a transition services agreement whereby the PCT shall provide resources to the RCT related to effecting the claims reconciliation process. Such resources shall include, but not be limited to, access to the professional staff and employees of the PCT, computer systems, data bases and other relevant information. The RCT shall reimburse the PCT for the direct costs (e.g., professional staff and employee expense) and allocation of the indirect costs (e.g., facilities, computers, data storage facilities) with an allocation methodology to be agreed upon. Notwithstanding the foregoing, the RCT shall have no obligation to reimburse the PCT for indirect costs for the first 3 months after the Effective Date, or for (i) direct costs for the first six months after the Effective Date and (ii) indirect costs for months 4-6 after the Effective Date, up to an aggregate cap of $1 million. In addition, at the option of the Debtors and the OCUC, on the Effective Date, either (i) the Debtors shall provide the RCT with an additional $1 million for administrative expenses of the RCT or (ii) the PCT shall provide the RCT with additional resources and services pursuant to the transition services agreement with a value of up to an additional $1 million. However, once the RCT has received aggregate distributions of $10 million from the PCT, inclusive of any amounts paid to the RCT with respect to the Administrative Claims Savings outlined in paragraph II.B. below, the next $1 million in cash to be distributed by the PCT to the RCT shall instead be paid to Core-Mark Newco.

D. The RCT Trustee shall be advised by an advisory board selected by the OCRC with representation by TLV (but only until TLV Reclamation Claims have been paid in full) and Non-TLV Members. The TLV Reclamation Creditors shall be the primary beneficiaries of the RCT and shall be entitled to be paid in full out of the first distributions to be made by the RCT before the Non-TLV Reclamation Creditors are entitled to any payment by the RCT.

E. Each of the RCT Trustee and the RCT advisory board shall act in good faith in carrying out their duties and responsibilities and use their reasonable best efforts to liquidate and resolve claims, disputes and maximize the value of the RCT's assets and minimize claims against the RCT.

            II. ESTABLISHMENT OF THE POST CONFIRMATION TRUST ("PCT")

A. On the Plan Effective Date and as outlined in the Plan, the Debtors and the OCUC shall form the PCT and the Debtors, the Reorganized Debtors and Core-Mark Newco, as applicable, shall transfer the following to the PCT:

   1. All of the PCT assets and liabilities as outlined in the Plan that are not to be transferred to the RCT as outlined herein;

         The assets transferred to the PCT shall include, but are not necessarily limited to, cash balances sufficient to pay the estimated Administrative Claims that are the responsibility of the PCT, restricted cash balances (e.g. PACA and FSA but not including the Professional Fee Escrow Account), customer accounts receivable (other than those of the Fleming Convenience business) non-reclamation vendor assets including preference actions, vendor deductions, over-wires (other than the post-petition deductions and post-petition over-wires of the Fleming Convenience business) and other causes of action, but in any event shall not include the Reclamation Assets.

    The liabilities transferred to the PCT shall include, but not necessarily be limited to, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, Other Secured Claims, PACA/PASA Claims, FSA liability, General Unsecured Claims (solely for purposes of resolution), Convenience Claims and certain Administrative Claims that have not been satisfied on the Effective Date of the Plan, other than the Administrative Claims of the Fleming Convenience business and Professional Fees incurred prior to the Effective Date which are paid by the funds in the Professional Fee Escrow Account (all as defined in the Debtors' Second Amended Plan).

   2. Any assets and/or liabilities of the RCT referred or assigned to the PCT whether vendor deductions, preference claims or otherwise (on terms that have been mutually agreed upon by the RCT and the PCT); and

   3.    $3.0 million in cash for administration of the PCT.

B. As set forth in the estimates included on Exhibit 3 of the Disclosure Statement, the Debtors currently estimate that on the Effective Date administrative claims transferred to the PCT shall total $52 million, consisting of General accounts payable of $3 million, Health and welfare benefits of $5 million, Severance and stay program of $27 million and Other administrative claims of $17 million. In the event that such administrative claims which are ultimately paid by the PCT after the Effective Date, exceed the above referenced estimated amounts by $4 million, such amounts over the $4 million shall be reimbursed by Core-Mark Newco (the "Administrative Claim Guaranty"). In the event such administrative claims against the Debtors currently anticipated to be satisfied post-Effective Date through the PCT, are instead settled through entry of an Order of the Bankruptcy Court approving such settlement pre-Effective Date at a level lower than currently budgeted in the PCT projections then, in such event, 50% of the net savings from any such Court approved settlement below current budgeted levels (after reasonable deduction for legal fees and other resolution costs) shall be paid to the RCT on the Effective Date (the "Administrative Claims Savings"). Once the aggregate distributions from the PCT to the RCT (inclusive of any Administrative Savings paid to the RCT), have reached $10 million then, in such event, any additional distributions to the RCT shall effect a reduction of the maximum amount of the Non-TLV Guaranty by an amount equal to 50% of any such aggregate additional distributions. Notwithstanding the forgoing, the parties recognize that the Bankruptcy Court could ultimately determine that certain of the administrative claims which are subject to the Administrative Claim Guaranty may be reclassified by the Court as priority claims and correspondingly, certain priority claims may be reclassified as administrative claims. Irrespective of such reclassification by the Bankruptcy Court, for purposes of calculating the amount which may be owed, if any, on the Administrative Claim Guaranty, the classification assigned to those claims as outlined in Exhibit 3 of the Disclosure Statement shall govern.

C. From and after April 1, 2004, all proceeds of settlements for customer accounts receivables, vendor deductions, over-wires and preferences (exclusive of those related to either the Fleming Convenience business or the Reclamation Assets) in excess of $9 million shall be placed into an escrow account pending the Effective Date of the Plan and shall be transferred to the PCT on the Effective Date of the Plan.

D. The PCT shall be administered by the Post Confirmation Representative who shall be mutually agreed upon by the Debtors and the OCUC.

E. The PCT Representative shall be advised by the PCT Advisory Board which shall include: (i) the PCT Representative; (ii) two members designated by Core-Mark Newco; (iii) one member designated by the OCUC, other than trade members and the PBGC, who shall be an Old Noteholder that holds in excess of 3.5% or greater of the total outstanding equity securities of Core-Mark Newco received as a result of distribution of such equity to Holders of Class 6 Claims under the Plan; and (iv) one member to be designated mutually by the trade members of the OCUC and the OCRC.

F. The beneficiaries of the PCT, after satisfaction of all liabilities to be satisfied by the PCT as outlined in the Plan including Administrative Claims, Priority Tax Claims, Other Priority Non-Tax Claims, Property Tax Claims, PACA/PASA Claims, FSA liabilities, Convenience Claims and all PCT expenses, shall be (i) Core-Mark Newco, in the amount necessary to reimburse Core-Mark Newco for any payments made on the TLV or Non-TLV Guaranty as outlined herein; (ii) the RCT, in the event all Reclamation Claims and interest thereon as applicable together with the Prepetition Non-TLV Reclamation Claim Reduction as defined herein, have not been paid in full by the RCT, (iii) Core-Mark Newco in the amount necessary to reimburse Core-Mark Newco for any payments made on the Administrative Claim Guaranty in the event the Reclamation Claims and the Prepetition Non-TLV Reclamation Claim Reduction have been paid in full by the RCT and (iv) thereafter the Class 6 General Unsecured Creditors (as defined in the Debtors' Second Amended Plan) at which time the RCT should terminate with any remaining assets delivered to the PCT.

G. Each of the PCT Representative and the PCT Advisory Board shall act in good faith in carrying out their duties and responsibilities and use their best efforts to liquidate and resolve claims, disputes and maximize the value of the PCT's assets and minimize claims against the PCT.

                 III. CLAIMS TREATMENT FOR RECLAMATION CREDITORS

   Reclamation Claims under the Plan and this Agreement shall be defined as TLV Reclamation Claims, and Non-TLV Reclamation Claims. The total amount of Reclamation Claims to be satisfied by the RCT shall be reconciled pursuant to the methodology described in Exhibit A attached hereto, but in any event shall not exceed $150 million prior to the application of any setoff including the Prepetition Non-TLV Reclamation Claim Reduction (as defined herein). In the event Reclamation Claims exceed $150 million, the Non-TLV Reclamation Claims shall be reduced pro rata. The pursuit and collection of any and all Causes of Action with respect to Reclamation Claims and the reconciliation and payment of all Reclamation Claims shall be solely the responsibility of the RCT and shall generally be pursuant to the following terms and conditions.

                           IV. TLV RECLAMATION CLAIMS

A. Allowance shall be determined solely by the RCT and the affected creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the RCT and the PCT shall determine),

B. Reconciliation of the TLV Reclamation Claims shall consist of application of all postpetition vendor deductions, over-wires and preferences and pre-petition setoffs to the extent that general unsecured claims have first been fully setoff through application of pre-petition deductions. The reconciliation shall recognize the effect of the Trade Credit Program and the critical vendor program.

C. Allowed TLV Reclamation Claims shall earn interest which shall begin to accrue sixty (60) days after the Effective Date at the Wall Street Journal listed prime rate.

D. Allowed TLV Reclamation Claims shall be paid (i) first from the RCT; (ii) second from the PCT and (iii) third from the Core-Mark TLV Guaranty (as described below).

                         V. NON-TLV RECLAMATION CLAIMS

A. Allowance shall be determined solely by RCT and affected creditor without standing of any other party to object (unless resolution is referred to the PCT on such terms as the PCT and RCT shall determine).

B. Non-TLV Reclamation Claims are defined as reclamation claims held by Reclamation Creditors who did not participate in the Trade Credit Program. In reconciling the Non-TLV Reclamation Claims, all post-petition vendor deductions, over-wires, preferences, and pre-petition setoffs to the extent that general unsecured claims have been fully set off, shall be applied. In addition, the total amount of Allowed Non-TLV Reclamation Claims shall be reduced by a discount of $13 million (the "Prepetition Non-TLV Reclamation Claim Reduction") to calculate the net Allowed amount of pre-petition Non-TLV Reclamation Claims ("Net Non-TLV Reclamation Claims").

C. Allowed Non-TLV Reclamation Claims shall be paid only after satisfaction of all Allowed TLV Reclamation Claims (i) first from the RCT, (ii) second from the PCT and (iii) third from the Core-Mark Non-TLV Guaranty (as described below). The timing of such distribution shall be in the discretion of the RCT.

              VI. GENERAL UNSECURED CLAIMS OF RECLAMATION CREDITORS

A. Allowance of general unsecured claims held by Reclamation Creditors shall be determined by the RCT pursuant to procedures established by the Court. Such procedures shall include a mechanism for approval by the PCT Board of settlements which represent an increase of at least 20% from the general unsecured claims scheduled by the Debtors or the proofs of claim, whichever is less.

B. The prosecution of any objections with respect to the general unsecured claims held by Reclamation Creditors and the reconciliation of general unsecured claims shall be conducted by the RCT, at its expense and will be subject to setoff against any pre-petition claims of the Debtors against the vendors, including pre-petition vendor deductions if not previously applied as outlined in Section V(B) above.

C. Allowed general unsecured claims of Reclamation Creditors shall be entitled to the same treatment under the Plan as the Allowed general unsecured claims of non-reclamation creditors and shall receive distributions pursuant to the Plan upon Allowance.

                        VII. SURPLUS CONTINGENCY FROM RCT

   In the event the RCT has or develops proceeds for distribution after satisfaction of all Reclamation Claims, such additional proceeds shall be applied by the RCT in an order of priority as follows:

A. To Core-Mark Newco for any advances under the TLV or Non-TLV Guaranty;

B. To the Prepetition Non-TLV Reclamation Claim Reduction;

C. To Core-Mark Newco for any advances under the Administrative Claim Guaranty;

D. Any amount of "Ad Hoc Committee" professional fees which have not been reimbursed by allowance of an Administrative Claim;

E. To the PCT.

           VIII. CORE-MARK GUARANTY TO TLV RECLAMATION CREDITORS AND CORE-MARK GUARANTY TO NON-TLV RECLAMATION CREDITORS

A. Core-Mark TLV Guaranty

   1. The TLV Reclamation Claims shall be secured by a junior security interest and lien in Core-Mark Newco subordinate to the Exit Financing Facility (and any replacement facility) and any Tranche B Loan (as described in the Plan)(the "TLV Guaranty"). The rights provided under the TLV Guaranty will include customary inter-creditor rights (to be defined).

   2. The maximum amount of the TLV Guaranty shall be the total Allowed TLV Reclamation Claims inclusive of unpaid interest. Interest will be calculated from the Effective Date of the Plan at Prime plus 1%.

   3. Pursuant to the TLV Guaranty, payment shall be made by January 30, 2006 to all holders of Allowed but unpaid TLV Reclamation Claims and unpaid interest thereon as of December 31, 2005 so long as the Tranche B Loan is paid in full. In the event, the Tranche B Loan is not paid in full by December 31, 2005, the payment due on January 30, 2006 shall be reduced by the outstanding principal amount of the Tranche B Loan with the balance of any payment on the TLV Guaranty due to be paid 30 days after the Tranche B Loan has been repaid in full (to holders of unpaid TLV Reclamation Claims as of such date), but in no event later than on January 30, 2007 to all holders of Allowed but unpaid TLV Reclamation Claims as of December 31, 2006. For purposes of calculating the amount of TLV Guaranty payment, the amount shall be reduced by any escrowed funds of the RCT in excess of reasonable expenses projected to be incurred in the administration of the RCT. Upon a payment on the TLV Guaranty, Core-Mark Newco shall be subrogated to the rights of the TLV Reclamation Creditors in the RCT. In the event the payments by Core-Mark Newco on the TLV Guaranty shall be in excess of $5 million, Core-Mark Newco shall be entitled to board representation on the RCT advisory board equal to at least 20%. In the event aggregate payments by Core-Mark Newco under the TLV Guaranty equal or exceed $10 million, Core-Mark Newco shall be entitled to representation on the RCT advisory board of at least 40%.

B.       Core-Mark Non-TLV Guaranty

   1. The Net Non-TLV Reclamation Claims shall be secured by a junior security interest and lien in Core-Mark Newco subordinate to the Exit Financing Facility (and any replacement facility) any Tranche B Loan (as described in the Plan and the TLV Guaranty)( the "Non-TLV Guaranty"). The rights provided under the Non-TLV Guaranty will include customary intercreditor rights (to be defined).

   2.    The maximum amount of the Non-TLV Guaranty shall be $15 million.

   3. Pursuant to the Non-TLV Guaranty, payment shall be made by January 1, 2007 to all holders of Allowed but unpaid Net Non-TLV Reclamation Claims as of December 31, 2006 so long as the Tranche B Loan is paid in full. In the event the Tranche B Loan is not paid in full, the payment due on January 30, 2007 shall be reduced by the outstanding principal amount of the Tranche B Loan plus amounts paid under the TLV Guaranty and not yet reimbursed by the PCT or RCT to Core-Mark Newco with the balance of any payment on the Non-TLV Guaranty due to be paid to the RCT (for pro rata payment on account of unpaid Net Non-TLV Reclamation Claims) 30 days after the Tranche B Loan has been repaid in full but in no event later than January 1, 2008 to all holders of Allowed but unpaid Net Non-TLV Reclamation Claims as of December 31, 2007. The amount of Non-TLV Guaranty payment, subject to the maximum amount described above, shall be reduced by any escrowed funds of the RCT in excess of reasonable expenses projected to be incurred in the administration of the RCT. In the event of a payment on the Non-TLV Guaranty, Core-Mark Newco shall be subrogated to the rights of the Non-TLV Reclamation Creditors in the RCT. In the event the payments by Core-Mark Newco on the Non-TLV Guaranty shall be in excess of $5 million, Core-Mark Newco shall be entitled to board representation on the RCT advisory board equal to 20%. In the event aggregate payments under the Non-TLV Guaranty equal to or exceed $10 million, Core-Mark Newco shall be entitled to representation on the RCT advisory board of at least 40%.

C. In the event of an 80% change in ownership of Core-Mark Newco (excluding shareholders who are shareholders on the Effective Date) whereby the Core-Mark Newco shareholders are paid cash for their shares, the Core-Mark Newco Guaranties outlined above shall be immediately triggered and the obligations under the Guaranties shall be immediately due and payable.

                     IX. COORDINATION PENDING CONFIRMATION

Upon execution of this Agreement, the parties shall do the following:

   1. Agree to a continuance of the May 4, 2004 Disclosure Statement hearing, the related Exclusivity Motion, and related contested motions in the Reclamation Adversary Proceedings ("Reclamation Motions") to the May 18, 2004 Omnibus hearing.

   2. Agree to an extension of the date to file a responsive pleading to the Reclamation Count of the Reclamation Adversary Proceedings to June 1, 2004.

   3. File with the Court no later than May ___, 2004 an amended Disclosure Statement and Plan, Settlement Agreement, Motion for Approval of Settlement Agreement and related documents consistent with the terms of this Agreement ("Agreement Documents"). The Plan shall provide that the Reclamation Claims shall be satisfied as outlined in this Agreement and the RCT, as provided herein, shall be the sole source of payment for Allowed Reclamation Claims.

   4. Seek a stay of the Reclamation Adversary Proceedings, and proceed towards facilitating a consensual confirmation of the Plan of Reorganization, subject to the approval of the Bankruptcy Court


By execution of this Agreement, the OCRC specifically waives the Due Diligence Contingency contained in the Term Sheet of April 16, 2004.

The Official Committee of                   Fleming Companies, Inc., et al.
Reclamation Creditors                       Debtors and Debtors in Possession

By: /s/ F. Curtis Marshall                  By: /s/ Edward Stenger
    ----------------------------------      -----------------------------------
        F. Curtis Marshall                          Edward Stenger
        Chairperson                                 Chief Restructuring Officer


The Official Committee of
Unsecured Creditors

By: /s/ Paul S. Aronzon
    ----------------------------------
        Paul S. Aronzon, Esq.
        Co-Counsel

                                    EXHIBIT A

                 METHODOLOGY FOR ALLOWANCE OF RECLAMATION CLAIMS


1. The methodology for applying the valid reclamation window shall be consistent with the attached chart.

2. Those reclamation claims whose date of delivery has been marked "P.O. not identified" by the Debtors will be reconciled.

3. Consumption will be treated as follows:

      (a) Allowed reclamation claims for product shipped to Fleming-owned stores during the valid reclamation period shall be allowed at 100% less 50% for presumed consumption of goods;

      (b) For all valid reclamation claims (exclusive of Fleming convenience) a reduction to the valid claims shall be made in the amount equal to, allowed Fleming reclamation claims less 17% of such claim for presumed consumption of goods;

      (c) Consumption of reclamation goods for the Fleming Convenience business and Dunigan business shall be calculated using the methodology utilized by the Debtors in the November 21, 2003 reclamation report.